BEAR STEARNS ASSET BACKED SECURITIES I LLC

Depositor

WELLS FARGO BANK, NATIONAL ASSOCIATION

Master Servicer and Securities Administrator

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

____________________

POOLING AND SERVICING AGREEMENT

Dated as of October 1, 2006

________________________________________

BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2006-ST1

ASSET-BACKED CERTIFICATES, SERIES 2006-ST1

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS
Section 1.01	Defined Terms.
Section 1.02	Allocation of Certain Interest Shortfalls.

ARTICLE II	CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES
Section 2.01	Conveyance of Trust Fund.
Section 2.02	Acceptance of the Mortgage Loans.
Section 2.03	Representations, Warranties and Covenants of the Master Servicer.
Section 2.04	Representations and Warranties of the Depositor.
Section 2.05	Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.
Section 2.06	Countersignature and Delivery of Certificates.
Section 2.07	Purposes and Powers of the Trust.

ARTICLE III	ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS BY MASTER SERVICER
Section 3.01	Master Servicer.
Section 3.02	REMIC-Related Covenants.
Section 3.03	Monitoring of Servicer.
Section 3.04	Fidelity Bond.
Section 3.05	Power to Act; Procedures.
Section 3.06	Due-on-Sale Clauses; Assumption Agreements.
Section 3.07	Release of Mortgage Files.
Section 3.08	Documents, Records and Funds in Possession of Master Servicer and Servicer To Be Held for Trustee.
Section 3.09	Standard Hazard Insurance and Flood Insurance Policies.
Section 3.10	Presentment of Claims and Collection of Proceeds.
Section 3.11	Maintenance of the Primary Mortgage Insurance Policies.
Section 3.12	Trustee to Retain Possession of Certain Insurance Policies and Documents.
Section 3.13	Realization Upon Defaulted Mortgage Loans.
Section 3.14	Compensation for the Master Servicer.
Section 3.15	REO Property.
Section 3.16	Annual Statement as to Compliance.
Section 3.17	Assessments of Compliance and Attestation Reports.
Section 3.18	Reports Filed with Securities and Exchange Commission.
Section 3.19	Intention of the Parties and Interpretation.
Section 3.20	UCC.

ARTICLE IV	ACCOUNTS
Section 4.01	Collection of Mortgage Loan Payments; Protected Account.
Section 4.02	Servicer Protected Accounts.
Section 4.03	Distribution Account.
Section 4.04	Permitted Withdrawals and Transfers from the Distribution Account.

ARTICLE V	DISTRIBUTIONS AND ADVANCES
Section 5.01	Advances.
Section 5.02	Compensating Interest Payments.
Section 5.03	REMIC Distributions.
Section 5.04	Distributions.
Section 5.05	Allocation of Realized Losses.
Section 5.06	Monthly Statements to Certificateholders.
Section 5.07	REMIC Designations and REMIC Distributions.
Section 5.08	Reserve Fund.
Section 5.09	Class A-1/A-2 Net WAC Pass-Through Amount; Class A-1/A-2 Net WAC Reserve Account.

ARTICLE VI	THE CERTIFICATES
Section 6.01	The Certificates.
Section 6.02	Certificate Register; Registration of Transfer and Exchange of Certificates.
Section 6.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 6.04	Persons Deemed Owners.
Section 6.05	Access to List of Certificateholders’ Names and Addresses.
Section 6.06	Book-Entry Certificates.
Section 6.07	Notices to Depository.
Section 6.08	Definitive Certificates.
Section 6.09	Maintenance of Office or Agency.

ARTICLE VII	THE MASTER SERVICER
Section 7.01	Liabilities of the Depositor and the Master Servicer.
Section 7.02	Merger or Consolidation of the Depositor or the Master Servicer.
Section 7.03	Indemnification of the Trustee, the Master Servicer and the Securities Administrator.
Section 7.04	Limitations on Liability of the Depositor, the Master Servicer and Others.
Section 7.05	Master Servicer Not to Resign.
Section 7.06	Successor Master Servicer.
Section 7.07	Sale and Assignment of Master Servicing.

ARTICLE VIII	DEFAULT; TERMINATION OF MASTER SERVICER;
Section 8.01	Events of Default.
Section 8.02	Trustee to Act; Appointment of Successor.
Section 8.03	Notification to Certificateholders and Rating Agencies.
Section 8.04	Waiver of Defaults.

ARTICLE IX	CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR
Section 9.01	Duties of Trustee and Securities Administrator.
Section 9.02	Certain Matters Affecting the Trustee and the Securities Administrator.
Section 9.03	Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.
Section 9.04	Trustee and Securities Administrator May Own Certificates.
Section 9.05	Trustee’s and Securities Administrator’s Fees and Expenses.
Section 9.06	Eligibility Requirements for Trustee and Securities Administrator.
Section 9.07	Insurance.
Section 9.08	Resignation and Removal of Trustee and Securities Administrator.
Section 9.09	Successor Trustee or Securities Administrator.
Section 9.10	Merger or Consolidation of Trustee or Securities Administrator.
Section 9.11	Appointment of Co-Trustee or Separate Trustee.
Section 9.12	Tax Matters.

ARTICLE X	TERMINATION
Section 10.01	Termination upon Liquidation or Repurchase of all Mortgage Loans.
Section 10.02	Final Distribution on the Certificates.
Section 10.03	Additional Termination Requirements.

ARTICLE XI	MISCELLANEOUS PROVISIONS
Section 11.01	Amendment.
Section 11.02	Recordation of Agreement; Counterparts.
Section 11.03	Governing Law.
Section 11.04	Intention of Parties.
Section 11.05	Notices.
Section 11.06	Severability of Provisions.
Section 11.07	Assignment.
Section 11.08	Limitation on Rights of Certificateholders.
Section 11.09	Inspection and Audit Rights.
Section 11.10	Certificates Nonassessable and Fully Paid.

Exhibits

Exhibit A-1	Form of Class A Certificates
Exhibit A-2	Form of Class M Certificates
Exhibit A-3	Form of Class B Certificates
Exhibit A-4	Form of Class C Certificates
Exhibit A-5	Form of Class R Certificates
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Transfer Affidavit
Exhibit D	Form of Transferor Certificate
Exhibit E	Form of Investment Letter (Non-Rule 144A)
Exhibit F	Form of Rule 144A and Related Matters Certificate
Exhibit G	Form of Request for Release
Exhibit H	DTC Letter of Representations
Exhibit I	Schedule of Mortgage Loans with Lost Notes
Exhibit J	Form of Custodial Agreement
Exhibit K	Form of Back-Up Certification to Form 10-K Certificate
Exhibit L	Form of Mortgage Loan Purchase Agreement
Exhibit M	[Reserved]
Exhibit N	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit O	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit P	Additional Disclosure Notification
Exhibit Q	SunTrust Servicing Agreement
Exhibit R	SunTrust Assignment, Assumption and Recognition Agreement
Exhibit S	Form of Certification to be provided by the Securities Administrator to the Depositor
Exhibit T	Notional Balance Schedule and Cap Rate Schedule
Exhibit U	Yield Maintenance Agreement

POOLING AND SERVICING AGREEMENT, dated as of October 1, 2006, among BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the “Depositor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

REMIC I

As provided herein, the Securities Administrator on behalf of the Trustee shall elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (other than the Reserve Fund, the Yield Maintenance Agreement and the Class A-1/A-2 Net WAC Reserve Account) as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class R-1 Certificates will represent the sole class of Residual Interests (as defined herein) in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC I Pass-Through Rate	Latest Possible Maturity Date(1)
AA	$180,278,015.53	Variable(2)	October 25, 2036
A-1	$1,640,890.00	Variable(2)	October 25, 2036
M-1	$58,860.00	Variable(2)	October 25, 2036
M-2	$32,190.00	Variable(2)	October 25, 2036
M-3	$13,800.00	Variable(2)	October 25, 2036
M-4	$13,800.00	Variable(2)	October 25, 2036
B-1	$12,870.00	Variable(2)	October 25, 2036
B-2	$9,200.00	Variable(2)	October 25, 2036
B-3	$9,200.00	Variable(2)	October 25, 2036
B-4	$15,640.00	Variable(2)	October 25, 2036
ZZ	$1,872,693.17	Variable(2)	October 25, 2036
___________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2) Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.

REMIC II

As provided herein, the Securities Administrator on behalf of the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II”. The Class R-2 Certificates will represent the sole class of Residual Interests in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC II Pass-Through Rate	Latest Possible Maturity Date(1)
A-1	$164,089,000.00	(2)	October 25, 2036
M-1	$5,886,000.00	(2)	October 25, 2036
M-2	$3,219,000.00	(2)	October 25, 2036
M-3	$1,380,000.00	(2)	October 25, 2036
M-4	$1,380,000.00	(2)	October 25, 2036
B-1	$1,287,000.00	(2)	October 25, 2036
B-2	$920,000.00	(2)	October 25, 2036
B-3	$920,000.00	(2)	October 25, 2036
B-4	$1,564,000.00	(2)	October 25, 2036
C	$3,312,158.70	(2) (3)	October 25, 2036
___________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC II Pass-Through Rate” herein.
(3)
REMIC II Regular Interest C will not accrue interest on its Uncertificated Principal Balance, but will accrue interest at the related Uncertificated REMIC II Pass-Through Rate on its Uncertificated Notional Amount (as defined herein) which shall equal the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests.

REMIC III

As provided herein, the Securities Administrator on behalf of the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III”. The Class R-3 Certificates will represent the sole class of Residual Interests in REMIC III for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, Pass-Through Rate, Initial Certificate Principal Balance (or initial Uncertificated Principal Balance, in the case of the Class C Interest) and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each class of Certificates and interests that represents ownership of one or more of the Regular Interests (as defined herein) in REMIC III created hereunder.

Designation	Initial Certificate or Uncertificated Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
A-1(2)	$164,089,000.00	Class A-1 Pass-Through Rate	October 25, 2036
A-2(3)	N/A(4)	Class A-2 Pass-Through Rate	October 25, 2036
M-1	$5,886,000.00	Class M-1 Pass-Through Rate	October 25, 2036
M-2	$3,219,000.00	Class M-2 Pass-Through Rate	October 25, 2036
M-3	$1,380,000.00	Class M-3 Pass-Through Rate	October 25, 2036
M-4	$1,380,000.00	Class M-4 Pass-Through Rate	October 25, 2036
B-1	$1,287,000.00	Class B-1 Pass-Through Rate	October 25, 2036
B-2	$920,000.00	Class B-2 Pass-Through Rate	October 25, 2036
B-3	$920,000.00	Class B-3 Pass-Through Rate	October 25, 2036
B-4	$1,564,000.00	Class B-4 Pass-Through Rate	October 25, 2036
Class C Interest	$3,312,158.70	(5)	October 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Class A, Class M and Class B Certificates and the Class C Interest.

(2)
The Class A-1 Certificates represents ownership of a Regular Interest in REMIC III, as well as the obligation to make payments in respect of the Class A-1/A-2 Net WAC Pass-Through Amount to the Class A-1/A-2 Net WAC Reserve Account for distribution in respect of the Class A-2 Certificates, which obligation shall not be an interest in any REMIC but a contractual obligation of the Holders of the Class A-1 Certificates. For federal income tax purposes, the Regular Interest the ownership of which is represented by this Certificate shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate instead of the Pass-Through Rate applicable to such Certificate. Any amount accrued on each Distribution Date by Holders of this Certificate in excess of, or less than, the amount specified in the foregoing sentence for the Regular Interest the ownership of which is represented by this Certificate shall be treated in accordance with the provisions relating to Class A-1/A-2 Net WAC Pass-Through Amounts in Section 5.09.

(3)
The Class A-2 Certificates represent ownership of a Regular Interest in REMIC III, as well as the right to receive payments from the Class A-1/A-2 Net WAC Reserve Account in respect of Class A-1/A-2 Net WAC Pass-Through Amounts, which payments shall not be in respect of an interest in any REMIC. For federal income tax purposes, the Regular Interest the ownership of which is represented by the Class A-2 Certificates shall not have a principal balance but shall be entitled to interest on its Uncertificated Notional Amount at its Uncertificated REMIC III Pass-Through Rate. Any amount accrued on each Distribution Date by Holders of this Certificate in excess of, or less than, the amount specified in the foregoing sentence for the Regular Interest the ownership of which is represented by this Certificate shall be treated in accordance with the provisions relating to Class A-1/A-2 Net WAC Pass-Through Amounts in Section 5.09.

(4)
The Class A-2 Certificates do not have an initial Certificate Principal Balance. The Class A-2 Certificates have an initial Notional Amount of $164,089,000.00, and for any subsequent Distribution Date, the Class A-2 Certificates will have a Notional Amount equal to the Certificate Principal Balance of the Class A-1 Certificates as of such Distribution Date.

(5)	The Class C Interest will not accrue interest on its Uncertificated Principal Balance, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest C.

REMIC IV

As provided herein, the Securities Administrator on behalf of the Trustee shall elect to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV”. The Class RX Certificates will represent the sole class of Residual Interests in REMIC IV for purposes of the REMIC Provisions.

The following table sets forth the Class designation, Pass-Through Rate, Initial Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Class of Certificates that represents a Regular Interest in REMIC IV created hereunder:

Class Designation	Pass-Through Rate	Initial Certificate Principal Balance	Latest Possible Maturity Date(1)
C	Variable(2)	$3,312,158.70	October 25, 2036
_______________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class C Certificates.

(2)	The Class C Certificates will receive 100% of the amounts received in respect of the Class C Interest.

The Trust Fund shall be named, and may be referred to as, the “Bear Stearns Asset Backed Securities I Trust 2006-ST1.” The Certificates issued hereunder may be referred to as “Asset-Backed Certificates Series 2006-ST1” (including for purposes of any endorsement or assignment of a Mortgage Note or Mortgage).

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to the Servicer).

Accepted Servicing Practices: Those mortgage servicing practices (including collection procedures) that are in accordance with all applicable statutes, regulations and prudent mortgage banking practices for similar mortgage loans.

Account: The Distribution Account, the Reserve Fund, the Class A-1/A-2 Net WAC Reserve Account and any Protected Account.

Additional Amounts: As defined in Section 5.08(b).

Additional Disclosure: As defined in Section 3.18.

Additional Form 10-D Disclosure: As defined in Section 3.18.

Additional Form 10-K Disclosure: As defined in Section 3.18.

Advance: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by the Servicer in accordance with the Servicing Agreement or by the Master Servicer as provided in Section 5.01(b) hereof.

Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Servicer’s Protected Accounts at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments, Liquidation Proceeds and Insurance Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

Annual Statement of Compliance: As defined in Section 3.16.

Applied Realized Loss Amount: With respect to any Distribution Date and a Class of Class A, Class M and Class B Certificates, the sum of the Realized Losses with respect to the Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of a Class of Certificates pursuant to Section 5.05 of this Agreement which have not previously been reimbursed or reduced by any Subsequent Recoveries applied to such Applied Realized Loss Amount.

Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

Assessment of Compliance: As defined in Section 3.17.

Attesting Party: As defined in Section 3.17.

Attestation Report: As defined in Section 3.17.

Bankruptcy Code: Title 11 of the United States Code.

Basis Risk Shortfall Carry Forward Amount: With respect to any Distribution Date and any Class of Class A, Class M and Class B Certificates, an amount equal to the sum of (A) if the Pass-Through Rate for such Class for such Distribution Date is limited to the related Net Rate Cap, the excess, if any, of (a) the amount of Current Interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Though Rate applicable to such Class not been reduced by the applicable Net Rate Cap on such Distribution Date, over (b) the amount of Current Interest that such Class received on such Distribution Date and (B) the Basis Risk Shortfall Carry Forward Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Pass-Through Rate for the current Distribution Date.

Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing Date, each Class of Class A, Class M and Class B Certificates constitutes a Class of Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, Columbia, Maryland, Minneapolis, Minnesota or the city in which the Corporate Trust Office of the Trustee or the Securities Administrator or the principal office of the Master Servicer is located are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the certificates of any Class executed and authenticated by the Securities Administrator in substantially the forms attached hereto as Exhibits A-1 through A-5.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance: As to any Certificate (other than the Class A-2 Certificates, Class C Certificates or Class R Certificates) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 5.04, less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.04, and (ii) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates. As to the Class C Certificates and as of any Distribution Date, an amount equal to the Uncertificated Principal Balance of the Class C Interest.

Certificate Register: The register maintained pursuant to Section 6.02 hereof.

Class: All Certificates bearing the same Class designation as set forth in Section 6.01 hereof.

Class A Certificate: Any of the Class A-1 and Class A-2 Certificates.

Class A Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the Principal Distribution Amount for such Distribution Date and (y) the excess, if any, of (i) the Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (a) the product of (1) 78.40% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $919,786.

Class A-1 Certificate: Any Certificate designated as a “Class A-1 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class A-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class A-1/A-2 Net WAC Pass-Through Amounts.

Class A-1 Pass-Through Rate: Shall mean on any Distribution Date, One-Month LIBOR plus 0.450% per annum, with a maximum rate of 7.000% per annum and a minimum rate of 0.450% per annum, subject to the applicable Net Rate Cap.

Class A-1/A-2 Net WAC Pass-Through Amount: Shall mean, with respect to any Distribution Date, the excess, if any, of (A) the amount of interest payable on such Distribution Date to the Regular Interest the ownership of which is represented by the Class A-1 Certificates at the related Uncertificated REMIC III Pass-Through Rate, over (B) the amount of interest payable on such Distribution Date to the Class A-1 Certificates at the Class A-1 Pass-Through Rate.

Class A-1/A-2 Net WAC Reserve Account: Shall mean the separate trust account or subaccount created and maintained by the Securities Administrator pursuant to Section 5.09(a) hereof.

Class A-1/A-2 Net WAC Reserve Account Deposit: With respect to the Class A-1/A-2 Net WAC Reserve Account, an amount equal to $5,000, which the Depositor shall deposit initially into the Class A-1/A-2 Net WAC Reserve Account pursuant to Section 5.09(a) hereof.

Class A-1/A-2 Target Rate: Shall mean (A) for any Distribution Date on or prior to the Optional Termination Date, 7.000% per annum, and (B) for any Distribution Date thereafter, 7.500% per annum.

Class A-2 Certificate: Any Certificate designated as a “Class A-2 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class A-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the right to receive Class A-1/A-2 Net WAC Pass-Through Amounts.

Class A-2 Pass-Through Rate: Shall mean (i) on any Distribution Date, 6.550% per annum minus One-Month LIBOR, with a maximum rate of 6.550% per annum and a minimum rate of 0.00% per annum, and (ii) for each Distribution Date thereafter, 7.050% per annum minus One-Month LIBOR, with a with a maximum rate of 7.050% per annum and a minimum rate of 0.500% per annum, in each case subject to the related Net Rate Cap for such Distribution Date.

Class B-1 Certificate: Any Certificate designated as a “Class B-1 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts.

Class B-1 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (1) One-Month LIBOR plus 1.000% per annum and (2) 11.00% per annum and (ii) for each Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus 1.500% per annum and (2) 11.00% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class B-1 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), and (6) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 92.70% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $919,786.

Class B-2 Certificate: Any Certificate designated as a “Class B-2 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts.

Class B-2 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (1) One-Month LIBOR plus 1.150% per annum and (2) 11.00% per annum and (ii) for each Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus 1.725% per annum and (2) 11.00% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class B-2 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class B-1 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (7) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 93.70% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $919,786.

Class B-3 Certificate: Any Certificate designated as a “Class B-3 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-3 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts.

Class B-3 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (1) One-Month LIBOR plus 1.800% per annum and (2) 11.00% per annum and (ii) for each Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus 2.700% per annum and (2) 11.00% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class B-3 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class B-1 Principal Distribution Amount and Class B-2 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (8) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 94.70% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $919,786.

Class B-4 Certificate: Any Certificate designated as a “Class B-4 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-4 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts.

Class B-4 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (1) One-Month LIBOR plus 1.800% per annum and (2) 11.00% per annum and (ii) for each Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus 2.700% per annum and (2) 11.00% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class B-4 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class B-1 Principal Distribution Amount, Class B-2 Principal Distribution Amount and Class B-3 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (8) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (9) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 96.40% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $919,786.

Class C Certificate: Any Certificate designated as a “Class C Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class C Certificates herein and evidencing (i) a Regular Interest in REMIC IV and (ii) the obligation to pay Basis Risk Shortfall Carry Forward Amounts.

Class C Distribution Amount: With respect to any Distribution Date, the sum of (i) the Current Interest for the Class C Interest for such Distribution Date, (ii) any Overcollateralization Release Amount for such Distribution Date and (iii) without duplication, any Subsequent Recoveries not distributed to the Class A, Class M and Class B Certificates on such Distribution Date; provided, however that on any Distribution Date after the Distribution Date on which the Certificate Principal Balances of the Class A, Class M and Class B Certificates have been reduced to zero, the Class C Distribution Amount shall include the Overcollateralization Amount. For federal income tax purposes, the Class C Distribution Amount for the Class C Interest for any Distribution Date shall be an amount equal to 100% of the amounts distributed in respect of REMIC II Regular Interest C on such Distribution Date.

Class C Interest: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class C Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

Class M Certificates: Any of the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates.

Class M-1 Certificate: Any Certificate designated as a “Class M-1 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts.

Class M-1 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (1) One-Month LIBOR plus 0.360% per annum and (2) 11.00% per annum and (ii) for each Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus 0.540% per annum and (2) 11.00% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class M-1 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 84.80% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $919,786.

Class M-2 Certificate: Any Certificate designated as a “Class M-2 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts.

Class M-2 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (1) One-Month LIBOR plus 0.400% per annum and (2) 11.00% per annum and (ii) for each Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus 0.600% per annum and (2) 11.00% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class M-2 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 88.30% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $919,786.

Class M-3 Certificate: Any Certificate designated as a “Class M-3 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-3 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts.

Class M-3 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (1) One-Month LIBOR plus 0.450% per annum and (2) 11.00% per annum and (ii) for each Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus 0.675% per annum and (2) 11.00% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class M-3 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (4) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 89.80% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $919,786.

Class M-4 Certificate: Any Certificate designated as a “Class M-4 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-3 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III and (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts.

Class M-4 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (1) One-Month LIBOR plus 0.500% per annum and (2) 11.00% per annum and (ii) for each Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus 0.750% per annum and (2) 11.00% per annum, in each case subject to a cap equal to the related Net Rate Cap for such Distribution Date.

Class M-4 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (b) the lesser of (1) the product of (x) 91.30% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus $919,786.

Class R Certificate: Any of the Class R-1, Class R-2, Class R-3 or Class RX Certificates.

Class R-1 Certificate: Any Certificate designated a “Class R-1 Certificate” on the face thereof, in the form set forth in Exhibit A-6 hereto, evidencing the Residual Interest in REMIC I and representing the right to the Percentage Interest of distributions provided for the Class R-1 Certificates as set forth herein.

Class R-2 Certificate: Any Certificate designated a “Class R-2 Certificate” on the face thereof, in the form set forth in Exhibit A-6 hereto, evidencing the Residual Interest in REMIC II and representing the right to the Percentage Interest of distributions provided for the Class R-2 Certificates as set forth herein.

Class R-3 Certificate: Any Certificate designated a “Class R-3 Certificate” on the face thereof, in the form set forth in Exhibit A-6 hereto, evidencing the Residual Interest in REMIC III and representing the right to the Percentage Interest of distributions provided for the Class R-3 Certificates as set forth herein.

Class RX Certificate: Any Certificate designated a “Class RX Certificate” on the face thereof, in the form set forth in Exhibit A-6 hereto, evidencing the Residual Interest in REMIC IV and representing the right to the Percentage Interest of distributions provided for the Class RX Certificates as set forth herein.

Closing Date: October 30, 2006.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Compensating Interest: An amount, not to exceed the Servicing Fee, to be deposited in the Distribution Account by the Servicer with respect to the payment of a Prepayment Interest Shortfall on a Mortgage Loan subject to this Agreement; provided that in the event the Servicer fails to make such payment, the Master Servicer shall be obligated to do so to the extent provided in Section 5.02(c) hereof.

Corporate Trust Office: With respect to the Trustee, the designated corporate trust office of the Trustee where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this agreement is located at U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services/BSABS 2006-ST1, or such other address as the Trustee may designate from time to time, and (ii) with respect to the Securities Administrator, the designated office of the Securities Administrator at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, MD 21045, Attention: Corporate Trust Services, BSABS 2006-ST1 except for purposes of certificate transfer purposes, such term shall mean the office or agency of the Securities Administrator located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, BSABS 2006-ST1.

Corresponding Certificate: With respect to each REMIC II Regular Interest (other than REMIC II Regular Interests C), the Certificate with the corresponding designation.

Corresponding Interest: With respect to each REMIC I Regular Interest (other than REMIC I Regular Interests AA and ZZ), the REMIC II Regular Interest with the corresponding designation.

Counterparty: Wachovia Bank, National Association.

Current Interest: As of any Distribution Date, with respect to the Certificates and interests of each class (other than the the Residual Interests and the Residual Certificates), (i) the interest accrued on the Certificate Principal Balance or Notional Amount or Uncertificated Notional Amount, as applicable, during the related Interest Accrual Period at the applicable Pass-Through Rate, plus any amount previously distributed with respect to interest for such Certificate or interest that has been recovered as a voidable preference by a trustee in bankruptcy minus (ii) the sum of (a) any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by Compensating Interest and (b) any Relief Act Interest Shortfalls during the related Due Period, provided, however, that for purposes of calculating Current Interest for any such class, amounts specified in clause (ii) hereof for any such Distribution Date shall be allocated first to the C Certificates and the Class C Interest in reduction of amounts otherwise distributable to such Certificates and interest on such Distribution Date and then any excess shall be allocated to each Class of Class A, Class M and Class B Certificates pro rata based on the respective amounts of interest accrued pursuant to clause (i) hereof for each such Class on such Distribution Date.

Current Report: The Current Report pursuant to Section 13 or 15(d) of the Exchange Act.

Current Specified Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month).

Custodial Agreement: An agreement, dated as of October 30, 2006, among the Depositor, the Trustee, the Master Servicer, the Securities Administrator and the Custodian in substantially the form of Exhibit J hereto.

Custodian: Wells Fargo Bank, National Association, or any successor custodian appointed pursuant to the provisions hereof and the Custodial Agreement.

Cut-off Date: The close of business on October 1, 2006.

Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date. The aggregate Cut-off Date Principal Balance of the Mortgage Loans is $183,957,158.70.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: As defined in Section 6.06.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Delinquency Event: A Delinquency Event shall have occurred and be continuing if at any time, (x) the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more Delinquent (including for this purpose any such Mortgage Loans in bankruptcy or foreclosure and Mortgage Loans with respect to which the related Mortgaged Property is REO Property), and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Due Period exceeds (y) 32.25% of the Current Specified Enhancement Percentage.

Delinquent: A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on. This method of determining delinquencies is also referred to as the OTS method.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Principal Balance or initial notional amount of this Certificate”.

Depositor: Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, or its successor in interest.

Depositor Information: As defined in Section 3.18(b).

Depository: The initial Depository shall be The Depository Trust Company (“DTC”), the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement between the Issuing Entity and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit H.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 4.03 in the name of the Trustee for the benefit of the Certificateholders and designated “Wells Fargo Bank, National Association, in trust for registered Holders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-ST1” shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in November 2006.

Distribution Report: The Asset-Backed Issuer Distribution Report pursuant to Section 13 or 15(d) of the Exchange Act.

Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

Due Period: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through close of business on the first day of the calendar month in which such Distribution Date occurs.

EDGAR: As defined in Section 3.18.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which, as applicable (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody’s is not a Rating Agency) by each Rating Agency are then rated by each Rating Agency “AA” or higher (or the equivalent rating) or have the highest short-term rating categories of each Rating Agency, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, provided that the commercial paper or long-term unsecured debt obligations, as applicable, of such depository institution or trust company have the highest short-term rating of each Rating Agency or are then rated “AA” or higher (or the equivalent rating), respectively, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, provided that the commercial paper or long-term unsecured debt obligations of such depository institution or trust company have the highest short-term rating of each Rating Agency or are then rated by each Rating Agency “AA” or higher (or the equivalent rating), respectively.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificates: Any of the Class B-4, Class C and Residual Certificates.

Event of Default: As defined in Section 8.01 hereof.

Excess Cashflow: With respect to any Distribution Date, an amount, if any, equal to the sum of (a) the Remaining Excess Spread for such Distribution Date and (b) the Overcollateralization Release Amount for such Distribution Date.

Excess Liquidation Proceeds: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

Excess Spread: With respect to any Distribution Date, the excess, if any, of (i) the Interest Funds for such Distribution Date over (ii) the sum of the Current Interest on the Class A, Class M and Class B Certificates and Interest Carry Forward Amounts on the Class A Certificates (other than Interest Carry Forward Amounts paid pursuant to Section 5.04(a)(3)(A)), in each case for such Distribution Date.

Exchange Act: Securities Exchange Act of 1934, as amended.

Exchange Act Reports: Any reports required to be filed pursuant to Section 3.18 of this Agreement.

Exemption: Prohibited Transaction Exemption 90-30, as amended from time to time.

Extra Principal Distribution Amount: With respect to any Distribution Date, the lesser of (i) the excess, if any, of the Overcollateralization Target Amount for such Distribution Date, over the Overcollateralization Amount for such Distribution Date (after giving effect to distributions of principal on the Certificates other than any Extra Principal Distribution Amount) and (ii) the Excess Spread for such Distribution Date.

Fannie Mae: Fannie Mae (formally, Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property, a determination made by the Servicer pursuant to the Servicing Agreement that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, based solely on information provided by the Servicer, of each Final Recovery Determination made thereby.

Final Scheduled Distribution Date: With respect to the Certificates, October 25, 2036.

Form 8-K Disclosure Information: As defined in Section 3.18(a)(ii)(A).

Freddie Mac: Freddie Mac (formally, The Federal Home Loan Mortgage Corporation), or any successor thereto.

Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

Indemnified Persons: The Trustee, the Master Servicer, the Trust Fund and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Individual Certificate: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy or LPMI Policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Accrual Period: With respect to the Certificates (other than the Class C Certificates and the Residual Certificates) and any Distribution Date, the period from and including the 25th day of the calendar month preceding the month in which such Distribution Date occurs (or with respect to the Class M Certificates and Class B Certificates and the first Interest Accrual Period, the Closing Date) to and including the 24th day of the calendar month in which such Distribution Date occurs. The Class R Certificates are not entitled to distributions of interest and do not have an Interest Accrual Period. With respect to the Class C Certificates and the Class C Interest and any Distribution Date, the calendar month immediately preceding such Distribution Date. All calculations of interest on the Class A Certificates and Class C Certificates and the Class C Interest will be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest on the Class M Certificates and Class B Certificates will be made on the basis of the actual number of days elapsed in the related Interest Accrual Period.

Interest Carry Forward Amount: As of any Distribution Date and with respect to each Class of Certificates (other than the Class C and Residual Certificates), the sum of (i) the excess of (a) the Current Interest for such Class with respect to such Distribution Date and any prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on such Distribution Dates and (ii) interest thereon (to the extent permitted by applicable law) at the applicable Pass-Through Rate for such Class for the related Interest Accrual Period including the Interest Accrual Period relating to such Distribution Date.

Interest Determination Date: Shall mean the second LIBOR Business Day preceding the commencement of each Interest Accrual Period.

Interest Funds: For any Distribution Date, (i) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the related Mortgage Loans less the Servicing Fee, the Master Servicing Fee and the LPMI Fee, if any, (b) all Advances relating to interest with respect to the related Mortgage Loans remitted by the Servicer or Master Servicer, as applicable, on or prior to the related Remittance Date, (c) all Compensating Interest with respect to the related Mortgage Loans required to be remitted by the Master Servicer pursuant to this Agreement or the Servicer pursuant to the Servicing Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the related Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), (e) all amounts relating to interest with respect to each Mortgage Loan repurchased by the Seller or Servicer, as applicable, pursuant to Sections 2.02 and 2.03, (f) all amounts in respect of interest paid by the Master Servicer pursuant to Section 10.01, in each case to the extent remitted by the Servicer, as applicable, to the Distribution Account pursuant to this Agreement or the Servicing Agreement and (g) the interest portion of any proceeds received from the exercise of an Optional Termination pursuant to Section 10.01 minus (ii) all amounts required to be reimbursed pursuant to Sections 4.02 and 4.04 or as otherwise set forth in this Agreement.

Issuing Entity: Bear Stearns Asset Backed Securities I Trust 2006-ST1.

Latest Possible Maturity Date: October 25, 2036, which is the Distribution Date in the month following the final scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury regulations under Sections 860A through 860G of the Code, the latest possible maturity date of each Regular Interest issued by REMIC I, REMIC II, REMIC III and REMIC IV shall be the Latest Possible Maturity Date.

LIBOR Business Day: Shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Certificates: Any of the Class A, Class M and Class B Certificates.

Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has made a Final Recovery Determination with respect thereto.

Liquidation Proceeds: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

Loss Allocation Limitation: The meaning specified in Section 5.05(b) hereof.

LPMI Fee: Shall mean the fee payable to the insurer for each Mortgage Loan subject to an LPMI Policy as set forth in such LPMI Policy and on the Mortgage Loan Schedule.

LPMI Policy: A policy of mortgage guaranty insurance issued by an insurer meeting the requirements of Fannie Mae and Freddie Mac in which the Servicer of the related Mortgage Loan is responsible for the payment of the LPMI Fee thereunder from collections on the related Mortgage Loan.

Majority Class C Certificateholder: Shall mean the Holder of a 50.01% or greater Percentage Interest in the Class C Certificates.

Maximum Probable Exposure: With respect to each Distribution Date and the Yield Maintenance Agreement, the amount calculated by the Depositor in accordance with the Depositor’s internal risk management process in respect of similar instruments, such calculation to be performed as agreed by the Depositor.

Marker Rate: With respect to REMIC II Regular Interest C and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular Interests (other than REMIC I Regular Interest AA), with the rate on each such REMIC I Regular Interest (other than REMIC I Regular Interest ZZ) subject to a cap equal to the Uncertificated REMIC II Pass-Through Rate for the Corresponding Interest for the purpose of this calculation for such Distribution Date, and with the rate on REMIC I Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, the related cap with respect to each REMIC I Regular Interest (other than REMIC I Regular Interests AA, A-1 and ZZ) shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Master Servicer: Wells Fargo Bank, National Association, in its capacity as master servicer, and its successors and assigns.

Master Servicer Information: As defined in Section 3.18(b).

Master Servicing Compensation: For any Distribution Date, the Master Servicing Fee for such Distribution Date and any amounts earned on permitted investments in the Distribution Account.

Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs.

Master Servicing Fee Rate: 0.0225% per annum.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Statement: The statement delivered pursuant to Section 5.06.

Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee or Custodian on its behalf to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loans: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason including, without limitation, a breach of the representation contained in Section 2.03(c)(v) hereof, shall continue to be a Mortgage Loan hereunder until the Repurchase Price with respect thereto has been paid to the Trust Fund.

Mortgage Loan Purchase Agreement: Shall mean the Mortgage Loan Purchase Agreement, dated as of October 30, 2006, between the Seller, as mortgage loan seller and the Depositor, as purchaser in the form attached hereto as Exhibit L.

Mortgage Loan Purchase Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 10.01.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

(a)  the city, state and zip code of the Mortgaged Property;

(b)  the property type;

(c)  the Mortgage Interest Rate;

(d)  the Servicing Fee Rate;

(e)  the Master Servicing Fee Rate;

(f)  the LPMI Fee, if applicable;

(g)  the Trustee Fee Rate, if applicable;

(h)  the Net Mortgage Rate;

(i)  the maturity date;

(j)  the stated original term to maturity;

(k)  the stated remaining term to maturity;

(l)  the original Principal Balance;

(m)  the first payment date;

(n)  the principal and interest payment in effect as of the Cut-off Date;

(o)  the unpaid Principal Balance as of the Cut-off Date;

(p)  the Loan-to-Value Ratio at origination;

(q)  the insurer of any Primary Mortgage Insurance Policy;

(r)  the MIN with respect to each MOM Loan;

(s)  the Prepayment Charge, if any;

(t)  lien position (e.g., first lien or second lien);

(u)  the Mortgage Loan Seller; and

(v)  the original amortization term.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (n) and (o) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (c) through (h) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgagor: The obligors on a Mortgage Note.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the rate at which the LPMI Fee is calculated, if any.

Net Rate Cap: With respect to the Class A-1 Certificates and Class A-2 Certificates and any Distribution Date, an interest rate cap calculated based on an assumed certificate with a principal balance equal to the Certificate Principal Balance of the Class A-1 Certificates and a fixed pass-through rate of 7.000% per annum and a rate increase of 7.500% per annum after the Optional Termination Date. If the weighted average of the Net Mortgage Rates on the Mortgage Loans for any Distribution Date is less than 7.000% per annum (or, after the Optional Termination Date, 7.500% per annum), the amount of the shortfall which would occur with respect to the assumed certificate for such Distribution Date will be allocated between the Class A-1 Certificates and Class A-2 Certificates in proportion to their current entitlements to interest for such Distribution Date calculated without regard to this cap, and the Net Rate Cap for each such Class for such Distribution Date will be equal to the Pass-Through Rate for such Class for such Distribution Date (determined without regard to the related Net Rate Cap) reduced by the shortfall for such Distribution Date allocable to such Class as determined pursuant to this sentence. For the avoidance of doubt, the Net Rate Cap will not be applicable to the Class A-1 Certificates or Class A-2 Certificates for any Distribution Date on which the weighted average of the Net Mortgage Rates on the Mortgage Loans is equal to or greater than 7.000% per annum (or, after the Optional Termination Date, 7.500% per annum).

With respect to the Class M Certificates and Class B Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans as of the first day of the related Due Period, adjusted for the actual numbers of days elapsed in the Interest Accrual Period.

For federal income tax purposes, the Net Rate Cap with respect to each of the Class A-1 Certificates and Class A-2 Certificates and any Distribution Date shall be equal to the Uncertificated REMIC III Pass-Through Rate for such Distribution Date for the Regular Interest the ownership of which is represented by such Certificate. For federal income tax purposes, the Net Rate Cap with respect to each Class M Certificate and Class B Certificate and any Distribution Date shall be a rate equal to the weighted average of the Uncertificated REMIC II Pass-Through Rate for such Distribution Date for the REMIC II Regular Interest for which such Certificate is the Corresponding Certificate.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Master Servicer pursuant to this Agreement or the Servicer pursuant to the Servicing Agreement, that, in the good faith judgment of the Master Servicer or the Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

Notional Amount: With respect to the Class A-2 Certificates, an amount equal to the Certificate Principal Balance of the Class A-1 Certificates. With respect to the Class C Certificates and any Distribution Date, an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans. The initial Notional Amount of the Class C Certificates shall be $183,957,158.70. For federal income tax purposes, the Class C Certificates will have a Notional Amount equal to the Uncertificated Notional Amount of the Class C Interest.

Notional Balance: With respect to each Distribution Date and the Yield Maintenance Agreement relating to the Class M Certificates and Class B Certificates, the lesser of (i) the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates, respectively, at the beginning of the related calculation period, and (ii) the notional balance for the related calculation period as set forth in the confirmation attached hereto as Exhibit T.

Offered Certificates: Any of the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, and Class B-3 Certificates.

Officer’s Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Seller, the Servicer or the Master Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Seller, the Securities Administrator, the Master Servicer and/or the Trustee, as the case may be, as required by this Agreement.

One-Month LIBOR: With respect to any Interest Accrual Period and the LIBOR Certificates, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR shall be One-Month LIBOR applicable to the preceding Interest Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding. One-Month LIBOR for the Class M Certificates and Class B Certificates and any Accrual Period shall be calculated as described above. One-Month LIBOR for the initial Accrual Period will be 5.320% with regard to the Class A-1 and Class A-2 Certificates.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 7.05, 7.07 or 11.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination: The termination of the Trust created hereunder as a result of the purchase of all of the assets of the Trust and any related REO Property pursuant to Section 10.01.

Optional Termination Date: The Distribution Date on which the Stated Principal Balance of all of the Mortgage Loans is equal to or less than 10% of the Stated Principal Balance of all of the Mortgage Loans as of the Cut-off Date.

Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal or the sales price of such property or, in the case of a refinancing, on an appraisal.

Originator: SunTrust Mortgage, Inc.

OTS: The Office of Thrift Supervision.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(a) Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

Outstanding Mortgage Loan: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) over the aggregate Certificate Principal Balance of the Certificates (other than the Class C Certificates) on such Distribution Date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date), over (ii) the Overcollateralization Target Amount for such Distribution Date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that Distribution Date).

Overcollateralization Target Amount: With respect to any Distribution Date (a) prior to the Stepdown Date, 1.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) 1.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (2) 3.60% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) and (ii) $919,786 or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Transfer: Any transaction involving either (1) a sale or other transfer of mortgage loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans.

Pass-Through Rate: With respect to each Class of Certificates (other than the Class C Certificates), the Class A-1 Pass-Through Rate, Class A-2 Pass-Through Rate, Class M-1 Pass-Through Rate, Class M-2 Pass-Through Rate, Class M-3 Pass-Through Rate, Class M-4 Pass-Through Rate, Class B-1 Pass-Through Rate, Class B-2 Pass-Through Rate, Class B-3 Pass-Through Rate or Class B-4 Pass-Through Rate, as applicable.

With respect to the Class C Interest, the Class C Interest shall not have a Pass-Through Rate, but the Current Interest for such interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to REMIC II Regular Interest C.

With respect to the Class C Certificate, the Class C Certificate shall not have a Pass-Through Rate, but Current Interest for such Certificate and each Distribution Date shall be an amount equal to 100% of the amounts distributable to the Class C Interest for such Distribution Date.

Paying Agent: The Securities Administrator, in its capacity as paying agent, and its successors and assigns.

Percentage Interest: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the such Class.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee, the Master Servicer or the Securities Administrator in its commercial banking capacity); provided that, the commercial paper or long-term unsecured debt obligations, as applicable, of such depository institution or trust company are then rated “AA” or higher (or the equivalent rating) and the highest short-term ratings of each such Rating Agency for such securities;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency, as evidenced in writing; provided that, the commercial paper or long-term unsecured debt obligations, as applicable, of such bank, insurance company or other corporation are then rated “AA” or higher (or the equivalent rating) and the highest short-term ratings of each such Rating Agency for such securities;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof, which securities are then rated “AA” or better (or the equivalent rating) (or the highest short term ratings of each Rating Agency, except if the Rating Agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities);

(viii)  interests in any money market fund (including any such fund managed or advised by the Trustee, Master Servicer or the Securities Administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or the Master Servicer or any affiliate thereof) which funds on the date of acquisition have been rated by each Rating Agency in their respective highest applicable rating category; and

(x)  such other investments which are then rated “AA” or better (or the equivalent rating) (or the highest short term ratings of each Rating Agency, except if the Rating Agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities) having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency and as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vi) above); provided further that no amount beneficially owned by any REMIC may be invested in Permitted Investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of the Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

Permitted Transferee: Any Person (x) other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) an electing large partnership within the meaning of Section 775(a) of the Code, (y) that is a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person and (z) other than any other Person so designated by the Trustee or Securities Administrator based upon an Opinion of Counsel addressed to the Trustee or Securities Administrator (which shall not be an expense of the Trustee or Securities Administrator) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Prepayment Assumption: The applicable rate of prepayment, as described in the Prospectus Supplement.

Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment, a Principal Prepayment in full, or that became a Liquidated Loan during the related Prepayment Period, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 10.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or liquidation proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such liquidation proceeds less the sum of (a) the Servicing Fee, (b) the Master Servicing Fee Rate and (c) the LPMI Fee, if any.

Prepayment Period: As to any Distribution Date, the calendar month in which such Distribution Date occurs.

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related security instrument, if any or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Distribution Date.

Principal Distribution Amount: With respect to each Distribution Date, an amount equal to (x) the Principal Funds for such Distribution Date plus (y) any Extra Principal Distribution Amount for such Distribution Date, less (z) any Overcollateralization Release Amount.

Principal Funds: With respect to any Distribution Date, (i) the sum, without duplication, of (a) all scheduled principal collected on the Mortgage Loans during the related Due Period, (b) all Advances relating to principal made with respect to the Mortgage Loans remitted by the Servicer or Master Servicer, as applicable, on or prior to the Remittance Date, (c) Principal Prepayments with respect to the Mortgage Loans during the related Prepayment Period, (d) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller or Servicer, as applicable, pursuant to Sections 2.02 or 2.03, the aggregate of all Substitution Adjustment Amounts with respect to the Mortgage Loans for the related Determination Date in connection with the substitution of related Mortgage Loans pursuant to Section 2.03(b), (e) all Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal) and remitted by the Servicer to the Distribution Account pursuant to this Agreement or the Servicing Agreement and (f) amounts in respect of principal paid by the Majority Class C Certificateholder pursuant to Section 10.01 minus (ii) all related amounts required to be reimbursed pursuant to Sections 4.02 and 4.04 or as otherwise set forth in this Agreement.

Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

Private Certificates: Any of the Class B-4, Class C and Class R Certificates.

Prospectus Supplement: The Prospectus Supplement dated October 27, 2006 relating to the public offering of the Offered Certificates.

Protected Account: Each of the Custodial Account and the Escrow Account established and maintained by the Servicer in accordance with the Servicing Agreement.

PUD: A Planned Unit Development.

Rating Agency: Each of Moody’s and S&P. If any such organization or its successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer pursuant to the Servicing Agreement. In addition, to the extent the Servicer or the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are distributed to any Class of Certificates or applied to increase Excess Spread on any Distribution Date.

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, minus (iv) the aggregate of all unreimbursed Advances and Servicing Advances.

With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

Record Date: With respect to any Distribution Date and the Class A, Class M and Class B Certificates, so long as such Classes of Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to the Class C and Residual Certificates, so long as such Classes of Certificates remain non-Book-Entry Certificates, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

Reference Banks: Shall mean leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Depositor or the Master Servicer.

Reference Bank Rate: With respect to any Interest Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates for such Interest Accrual Period.

Regular Certificate: Any Certificate other than a Residual Certificate.

Regular Interest: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act: The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Relief Act.

Remaining Excess Spread: With respect to any Distribution Date, the Excess Spread less any Extra Principal Distribution Amount, in each case for such Distribution Date.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I: The segregated pool of assets described in the Preliminary Statement and Section 5.07(a).

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

REMIC I Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest AA minus the Marker Rate, divided by (b) 12.

REMIC I Overcollateralization Amount: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests minus (ii) the aggregate Uncertificated Principal Balance of each REMIC I Regular Interest for which a REMIC II Regular Interest is a Corresponding Interest, in each case, as of such date of determination.

REMIC I Overcollateralization Target Amount: 1.00% of the Overcollateralization Target Amount.

REMIC I Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two (2) times the aggregate Uncertificated Principal Balance of each REMIC I Regular Interest for which a REMIC II Regular Interest is a Corresponding Interest and the denominator of which is the aggregate Uncertificated Principal Balance of each REMIC I Regular Interest for which a REMIC II Regular Interest is a Corresponding Interest and REMIC I Regular Interest ZZ.

REMIC I Regular Interest ZZ Maximum Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC I Pass-Through Rate applicable to REMIC I Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC I Regular Interest ZZ minus the REMIC I Overcollateralization Amount, in each case for such Distribution Date, over (ii) the Uncertificated Accrued Interest on each REMIC I Regular Interest for which a REMIC II Regular Interest is a Corresponding Interest for the purpose of this calculation for such Distribution Date, with the rate on each such REMIC I Regular Interest subject to a cap equal to the Uncertificated REMIC II Pass-Through Rate for the Corresponding Interest; provided, however, that solely for this purpose, the related cap with respect to each REMIC I Regular Interest (other than REMIC I Regular Interest A-1) for which a REMIC II Regular Interest is a Corresponding Interest shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

REMIC II: The segregated pool of assets described in the Preliminary Statement consisting of the REMIC I Regular Interests

REMIC II Interests: The REMIC II Regular Interests and the Class R-2 Certificates..

REMIC II Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

REMIC II Regular Interest C Distribution Amount: With respect to any Distribution Date, the sum of (i) the Uncertificated Accrued Interest for REMIC II Regular Interest C for such Distribution Date, (ii) any Overcollateralization Release Amount for such Distribution Date and (iii) without duplication, any Subsequent Recoveries not distributed to the Class A, Class M and Class B Certificates on such Distribution Date; provided, however, that on and after the Distribution Date on which the Certificate Principal Balances of the Class A, Class M and Class B Certificates have been reduced to zero, the REMIC II Regular Interest C Distribution Amount shall include the Overcollateralization Amount.

REMIC III: The segregated pool of assets described in the Preliminary Statement consisting of the REMIC II Regular Interests.

REMIC IV: The segregated pool of assets consisting of the Class C Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates and the Class RX Certificates, with respect to which a separate REMIC election is to be made.

REMIC Opinion: Shall mean an Opinion of Counsel to the effect that the proposed action will not have an adverse effect on any REMIC created hereunder.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

REMIC Regular Interests: The REMIC I Regular Interests and REMIC II Regular Interests.

Remittance Date: Shall mean the date specified in the Servicing Agreement.

Remittance Report: As defined in Section 5.04(c).

REO Imputed Interest: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate; (vii) have the same lien priority as the Deleted Mortgage Loan; (viii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; and (ix) comply with each representation and warranty set forth in Section 2.03 hereof.

Reportable Event: As defined in Section 3.18.

Repurchase Price: With respect to the Seller, the definition set forth in the Mortgage Loan Purchase Agreement, and with respect to the Servicer, the definition set forth in the Servicing Agreement.

Request for Release: The Request for Release to be submitted by the Seller, the Servicer or the Master Servicer to the Custodian substantially in the form of Exhibit G. Each Request for Release furnished to the Custodian by the Seller, the Servicer or the Master Servicer shall be in duplicate and shall be executed by an officer of such Person or a Servicing Officer (or, if furnished electronically to the Custodian, shall be deemed to have been sent and executed by an officer of such Person or a Servicing Officer) of or the Servicer, as applicable.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement or the Servicing Agreement.

Reserve Fund: Shall mean the separate trust account created and maintained by the Securities Administrator pursuant to Section 5.08 hereof.

Reserve Fund Deposit: With respect to the Reserve Fund, an amount equal to $5,000, which the Depositor shall initially deposit into the Reserve Fund pursuant to Section 5.08 hereof.

Residual Certificates: The Class R-1, Class R-2, Class R-3 and Class RX Certificates, each evidencing the sole class of Residual Interests in the related REMIC.

Residual Interest: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: With respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, or any Trust Officer with specific responsibility for the transactions contemplated hereby, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee specified by the Trustee, as to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: Wells Fargo Bank, National Association, in its capacity as securities administrator, transfer agent and paying agent hereunder, and its successors and assigns.

Securities Administrator Information: As defined in Section 3.18(b).

Seller: Fannie Mae, as mortgage loan seller under the Mortgage Loan Purchase Agreeement.

Senior Certificates: Any of the Class A-1 Certificates and Class A-2 Certificates.

Servicer: SunTrust and its successors and assigns.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable legal fees) incurred in the performance by the Servicer of its servicing obligations under the Servicing Agreement, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS® System and (iii) the management and liquidation of any REO Property (including, without limitation, realtor’s commissions).

Servicing Agreement: The SunTrust Servicing Agreement.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, or those Servicing Criteria otherwise mutually agreed to by the Master Servicer, the Trustee and the Servicer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit N.

Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs.

Servicing Fee Rate: 0.250% per annum.

Servicing Modification: With respect to any Mortgage Loan that is in default or, in the reasonable judgment of the Servicer, as to which default is reasonably foreseeable, any modification which is effected by the Servicer in accordance with the terms of this Agreement or the Servicing Agreement which results in any change in the outstanding Stated Principal Balance, any change in the Mortgage Rate or any extension of the term of such Mortgage Loan.

Servicing Officer: Any officer of the Servicer or Master Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans as to which evidence reasonably acceptable to the Trustee, of due authorization, by such party has been furnished from time to time to the Trustee.

Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor or its affiliate of the aggregate Maximum Probable Exposure of the outstanding Certificates to the Yield Maintenance Agreement.

Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an percentage equal to the Significance Estimate divided by the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, prior to the distribution of the Principal Distribution Amount on such Distribution Date.

Sponsor: Fannie Mae, and its successors and assigns, in its capacity as sponsor.

Startup Day: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

Stated Principal Balance: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with the Servicing Agreement with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Prepayment Period. The Stated Principal Balance of a Liquidated Loan equals zero.

Stepdown Date: The later to occur of (a) the Distribution Date in November 2009 and (b) the first Distribution Date on which the Current Specified Enhancement Percentage is greater than or equal to 21.60%.

Subordinated Certificates: The Class M, Class B, Class C and Residual Certificates.

Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer or any Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 5.05) or surplus amounts held by the Master Servicer and the Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Mortgage Loan that was the subject of a liquidation or final disposition of any REO Property prior to the related Prepayment Period that resulted in a Realized Loss.

Subservicing Agreement: Any agreement entered into between the Servicer and a subservicer with respect to the subservicing of any Mortgage Loan hereunder by such subservicer.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(d).

Successor Master Servicer: The meaning ascribed to such term pursuant to Section 8.01.

SunTrust: SunTrust Mortgage, Inc.

SunTrust Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of October 30, 2006, by and among the Seller, SunTrust and the Trustee evidencing the assignment of the SunTrust Servicing Agreement to the Trust, attached hereto as Exhibit R-1.

SunTrust Servicing Agreement: The Mortgage Loan Purchase and Servicing Agreement, dated as of September 1, 2006, between the Seller and SunTrust attached hereto as Exhibit Q-1, as modified by the SunTrust Assignment Agreement.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury Regulation Sections 1.860F-4(d) and 301.6231(a)(7)-1T. The Holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

Transfer Affidavit: As defined in Section 6.02(c).

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) a Delinquency Event shall have occurred and be continuing or (ii) the aggregate amount of Realized Losses on the Mortgage Loans since the Cut-off Date as a percentage of the aggregate Cut-off Date Principal Balance of the Mortgage Loans exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
November 2009 to October 2010	0.80% with respect to November 2009, plus an additional 1/12th of the difference between 1.45% and 0.80% for each month thereafter
November 2010 to October 2011	1.45% with respect to November 2010, plus an additional 1/12th of the difference between 2.05% and 1.45% for each month thereafter
November 2011 to October 2012	2.05% with respect to November 2011, plus an additional 1/12th of the difference between 2.40% and 2.05% for each month thereafter
November 2012 and thereafter	2.40%

Trust or Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) the Reserve Fund, the Class A-1/A-2 Net WAC Reserve Account, the Distribution Account maintained by the Securities Administrator and the Protected Accounts maintained by the Servicer and all amounts deposited therein pursuant to the applicable provisions of this Agreement and the Servicing Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee’s rights under the Insurance Policies with respect to the Mortgage Loans; (v) the Servicing Agreement and the Assignment Agreement; (vi) the rights under the Mortgage Loan Purchase Agreement; (vii) the rights under the Yield Maintenance Agreement and (viii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. The Reserve Fund, the Yield Maintenance Agreement and the Class A-1/A-2 Net WAC Reserve Account shall not be included in REMIC I, REMIC II, REMIC III or REMIC IV.

Trustee: U.S. Bank National Association, a national banking association, as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Uncertificated Accrued Interest: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated REMIC I Pass-Through Rate or Uncertificated REMIC II Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests as set forth in Section 1.02).

Uncertificated Notional Amount: With respect to REMIC II Regular Interest C and any Distribution Date, an amount equal to the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests for such Distribution Date.

With respect to the Class C Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC II Regular Interest C for such Distribution Date.

With respect to the Regular Interest the ownership of which is represented by the Class A-2 Certificates, an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest A-1.

Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest and Class C Interest Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated principal balance. On each Distribution Date, the Uncertificated Principal Balance of the REMIC Regular Interests (other than REMIC II Regular Interest C) shall be reduced by all distributions of principal made on such REMIC Regular Interests on such Distribution Date pursuant to Section 5.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.05, and the Uncertificated Principal Balance of REMIC I Regular Interest ZZ shall be increased by interest deferrals as provided in Section 5.07(b)(i). The Uncertificated Principal Balance of each REMIC Regular Interest and Class C Interest shall never be less than zero. With respect to the REMIC II Regular Interest C as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC I Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates then outstanding. With respect to the Class C Interest as of any date of determination, an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest C.

Uncertificated REMIC I Pass-Through Rate: With respect to any REMIC I Regular Interest and any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period, weighted on the basis of the Stated Principal Balances thereof as of the first day of the related Due Period.

Uncertificated REMIC II Pass-Through Rate: With respect to any Distribution Date and each REMIC II Regular Interest other than REMIC II Regular Interest C and REMIC II Regular Interest A-1, a rate per annum equal to the Pass-Through Rate for the Class of Corresponding Certificates for such Distribution Date; provided, however, that for this purpose the Net Rate Cap with respect to each such Class of Corresponding Certificates shall be equal to the weighted average of the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular Interests, weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest, for such Distribution Date.

With respect to REMIC II Regular Interest A-1 and (i) any Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (a) 7.00% per annum and (b) the weighted average of the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular Interests, weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest, for such Distribution Date, and (ii) any Distribution Date thereafter, the lesser of (a) 7.50% per annum and (b) the weighted average of the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular Interests, weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest, for such Distribution Date.

With respect to REMIC II Regular Interest C, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amount determined for each REMIC I Regular Interest equal to the product of (x) the excess, if any, of the Uncertificated REMIC I Pass-Through Rate for such REMIC I Regular Interest over the Marker Rate and (y) a notional amount equal to the Uncertificated Principal Balance of such REMIC I Regular Interest, and the denominator of which is the aggregate Uncertificated Principal Balance of such REMIC I Regular Interests.

Uncertificated REMIC III Pass-Through Rate: With respect to the Regular Interest the ownership of which is represented by the Class A-1 Certificates and any Distribution Date, a rate equal to the least of (A) One-Month LIBOR plus 0.450% per annum, (B) 7.00% per annum and (C) the weighted average of the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest A-1 for such Distribution Date, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest.

With respect to the Regular Interest the ownership of which is represented by the Class A-2 Certificates and any Distribution Date, a rate equal to the excess, if any, of (A) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest A-1 over (B) the least of (1) One-Month LIBOR plus 0.450% per annum, (2) 7.00% per annum and (3) the weighted average of the the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest A-1 for such Distribution Date, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest.

Unpaid Realized Loss Amount: With respect to any Class A Certificates and as to any Distribution Date, is the excess of Applied Realized Loss Amounts with respect to such Class over the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to the Class A Certificates in respect of any Unpaid Realized Loss Amount shall not be applied to reduce the Certificate Principal Balance of such Class.

Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 92% to the Class A-1, Class M and Class B Certificates, (ii) 3% to the Class C Certificates until paid in full, and (iii) 1% to each of the Class A-2 and Class R Certificates, with the allocation among the Certificates (other than the Class C and Residual Certificates) to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other such Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests; provided, however, if Fannie Mae is a Holder of Certificates, Fannie Mae shall not be allocated any Voting Rights with respect to the Certificates of which it is the Certificate Owner and the percentage in clause (i) above shall be increased by the percentage of Voting Rights represented by such Certificates for so long as Fannie Mae is the Holder, except where a proposed amendment to this Agreement would (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any such Certificates held by Fannie Mae or (ii) change the requirement that the consent of all affected Certificateholders be obtained to any amendment that would effect such a reduction or delay.

Yield Maintenance Agreement: The Yield Maintenance Agreement, dated October 30, 2006 between the Trust (on behalf of the Class M and Class B Certificateholders) and the Counterparty.

Yield Maintenance Agreement Termination Payment: Upon any designation of an early termination date pursuant to the terms of the Yield Maintenance Agreement, the Counterparty may be liable to make a termination payment (the “Yield Maintenance Agreement Termination Payment”) to the Securities Administrator, computed in accordance with the procedures set forth in the Yield Maintenance Agreement.

Section 1.02  Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of Current Interest for the Class A, Class M, Class B and Class C Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to the Servicing Agreement or the Master Servicer pursuant to Section 5.02) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class C Interest based on, and to the extent of, one month’s interest otherwise distributable thereto and, thereafter, among the Class A, Class M and Class B Certificates, in each case on a pro rata basis, based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rates on the respective Certificate Principal Balances of each such Certificate.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to the Servicing Agreement or the Master Servicer pursuant to Section 5.02) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC I Regular Interest AA, each REMIC I Regular Interest for which a REMIC II Regular Interest is the Corresponding Interest and REMIC I Regular Interest ZZ, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to the Servicing Agreement or the Master Servicer pursuant to Section 5.02) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among such REMIC II Regular Interests in the same manner and priority as such amounts are allocable to the Corresponding Certificates and, in the case of REMIC II Regular Interest C, to the Class C Interest; provided, however, that solely for purposes of allocating such shortfalls to such REMIC II Regular Interests, any such shortfalls allocable to the Class A-2 Certificates shall be deemed to be allocated to the Class A-1 Certificates.

ARTICLE II

CONVEYANCE OF TRUST FUND
REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Trust Fund.

Pursuant to the Mortgage Loan Purchase Agreement, the Seller sold, transferred, assigned, set over and otherwise conveyed to the Depositor, without recourse, all the right, title and interest of the Seller in and to the assets in the Trust Fund.

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

In connection with such sale, the Depositor has delivered to, and deposited with, or caused to be delivered to and deposited with, the Trustee or the Custodian, on behalf of the Trustee, the following documents or instruments with respect to each Mortgage Loan so assigned: (i) the original Mortgage Note, including any riders thereto, endorsed without recourse (A) in blank or to the order of “U.S. Bank National Association, as Trustee for Certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-ST1”, or (B) in the case of a loan registered on the MERS system, in blank and in each case showing to the extent available to the Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iii) unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of “U.S. Bank National Association, as Trustee for Certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-ST1,” which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form) (iv) an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Seller, with evidence of recording thereon, (v) the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver, or cause to be delivered, a true copy thereof with a certification by the Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording”; (y) in lieu of the Mortgage, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor to such effect) the Depositor may deliver, or cause to be delivered, photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit I, the Depositor may deliver, or cause to be delivered, a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver, or cause to be delivered, to the Trustee and its Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Depositor shall deliver, or cause to be delivered, such documents to the Trustee or its Custodian promptly after they are received. The Depositor shall cause the Seller, at its expense, to cause the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date provided that the Depositor need not cause the Seller to cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by the Depositor to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for the Seller and its successors and assigns. In the event that the Seller, the Depositor or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Depositor shall cause the Seller to submit or cause to be submitted for recording as specified above or, should the Seller fail to perform such obligations, the Master Servicer shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Servicer, the Master Servicer or the Seller, as a result of such Person having completed a Request for Release, the Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Depositor further agrees that it will cause the Seller, at the Seller’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Depositor and by the Depositor to the Trustee in accordance with the Mortgage Loan Purchase Agreement and this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Seller, the Servicer or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement or the Mortgage Loan Purchase Agreement.

Section 2.02  Acceptance of the Mortgage Loans.

(a)  Based on the Initial Certification received by it from the Custodian on the Closing Date, the Trustee acknowledges receipt of, subject to the further review and exceptions reported by the Custodian pursuant to the procedures described below, the documents (or certified copies thereof) delivered to the Trustee or the Custodian on its behalf pursuant to Section 2.01 and declares that it holds and will continue to hold directly or through a custodian those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Trustee or the Custodian on its behalf will deliver to the Seller, the Servicer, the Depositor and if reviewed by the Custodian, to the Trustee, an Initial Certification confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or a lost note affidavit and indemnity in lieu thereof. No later than 90 days after the Closing Date, the Trustee or the Custodian on its behalf shall, for the benefit of the Certificateholders, review each Mortgage File delivered to it and execute and deliver to the Seller, the Servicer and the Depositor, and, if reviewed by the Custodian, the Trustee, an Interim Certification.

(b)  No later than 180 days after the Closing Date, the Trustee or the Custodian on its behalf will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller, the Servicer, the Depositor and, if reviewed by the Custodian, to the Trustee, a Final Certification. In conducting such review, the Trustee or the Custodian on its behalf will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Trustee or the Custodian on its behalf has received either an original or a copy thereof, as required in Section 2.01 (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). If the Trustee or the Custodian on its behalf finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee or the Custodian on its behalf shall note such defect in the exception report attached to the Final Certification and shall promptly notify the Seller or Servicer, as applicable. In accordance with the Mortgage Loan Purchase Agreement or the Servicing Agreement, as applicable, the Seller or Servicer, as applicable, shall correct or cure any such defect or, in the case of the Seller, if at least 90 days prior to the end of the second anniversary of the Closing Date, substitute for the related Mortgage Loan a Replacement Mortgage Loan, or shall deliver to the Trustee an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the Seller or Servicer, as applicable, is unable within such period to correct or cure such defect, or in the case of the Seller, to substitute the related Mortgage Loan with a Replacement Mortgage Loan, or to deliver such opinion, the Seller or Servicer, as applicable shall, within 60 days from the notification of the Trustee, purchase such Mortgage Loan at the Repurchase Price; provided, however, that if such defect relates solely to the inability of the Seller or the Servicer, as applicable, to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Seller or the Servicer, as applicable, shall not be required to purchase such Mortgage Loan, if the Seller or the Servicer, as applicable, delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(c)  In the event that a Mortgage Loan is purchased by the Seller or Servicer, as applicable, in accordance with subsections 2.02(a) or (b) above, Section 2.03, the Servicing Agreement or the Mortgage Loan Purchase Agreement, the Seller or Servicer, as applicable, shall remit the applicable Repurchase Price to the Securities Administrator, for deposit in the Distribution Account and shall provide written notice to the Trustee detailing the components of the Repurchase Price, signed by a Servicing Officer or an officer of the Seller, as applicable. Upon deposit of the Repurchase Price in the Distribution Account and upon receipt of a Request for Release with respect to such Mortgage Loan, the Trustee or the Custodian will release to the Seller, the Servicer or the Master Servicer, as applicable, the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty furnished to it by the Seller, the Servicer or the Master Servicer, as applicable, as are necessary to vest in the Seller, the Servicer or the Master Servicer, as applicable, title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Distribution Account was made. The Trustee shall promptly notify the Rating Agencies of such repurchase. The obligation of the Servicer to cure or repurchase for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf. The obligation of the Seller to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf.

(d)  In accordance with the Mortgage Loan Purchase Agreement or the Servicing Agreement, the Seller or the Servicer, as applicable, shall deliver to the Trustee or the Custodian on its behalf, and Trustee agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Trustee or the Custodian will review as provided in subsections 2.02(a) and 2.02(b), provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

Section 2.03  Representations, Warranties and Covenants of the Master Servicer.

(a)  Wells Fargo Bank, National Association, in its capacity as Master Servicer and Securities Administrator hereby represents and warrants to the Depositor and the Trustee as follows, as of the Closing Date:

(i)  It is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer and the Securities Administrator in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to master service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof.

(ii)  It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)  The execution and delivery of this Agreement by it, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)  No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(v)  No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(b)  Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in the Mortgage Loan Purchase Agreement or the Servicing Agreement that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties of this Agreement. In accordance with the Servicing Agreement, within 60 days of the discovery of a breach of any representation or warranty set forth in the Servicing Agreement that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects and, if such breach is not so cured, repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Repurchase Price in the manner set forth below. In accordance with the Mortgage Loan Purchase Agreement, within 60 days of the discovery of a breach of any representation or warranty set forth in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Seller shall cure such breach in all material respects and, if such breach is not so cured, (i) if such 60-day period expires prior to the second anniversary of the Closing Date, remove such Deleted Mortgage Loan from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Repurchase Price in the manner set forth below. Notwithstanding the foregoing, if the Servicer fails to cure a breach or repurchase such Mortgage Loan as required by this Section 2.03(b), the Trustee shall then request that the Seller, within 10 days of receipt of a written request from the Trustee, cure such breach or repurchase such Mortgage Loan (or substitute in its place a Replacement Mortgage Loan). Notwithstanding anything to the contrary herein, any such substitution or repurchase of Mortgage Loans pursuant to the foregoing shall not be effected prior to the delivery to the Trustee, the Securities Administrator of an Opinion of Counsel if required by Section 2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Custodian of a Request for Release.

The Seller or the Servicer, as applicable, shall furnish to the Securities Administrator and the Trustee the Officer’s Certificate required under Section 2.03(b) relating to such cure. If the Trustee has received (or has given, as the case may be) written notice of such a breach of a representation or warranty, the Trustee shall give prompt written notice to the Master Servicer, the Securities Administrator, the Servicer and the Seller, if within 90 days of its receipt (or giving, as the case may be) of such notice of breach, the Trustee does not receive an Officer’s Certificate as described in the preceding sentence certifying as to the cure of such breached representation or warranty. The Seller or Servicer, as applicable, shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. To enable the Master Servicer to amend the Mortgage Loan Schedule, the Seller or the Servicer, as applicable, shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Trustee whether it intends either to repurchase, or in the case of the Seller, to substitute for the Mortgage Loan affected by such breach.

With respect to any Replacement Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders such documents and agreements as are required by Section 2.01. No substitution shall be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and shall be retained by the Seller. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee, the Seller, the Servicer, the Securities Administrator and the Custodian. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in the Mortgage Loan Purchase Agreement or the Servicing Agreement, as applicable, with respect to such Mortgage Loan. Upon any such substitution and the deposit into the Distribution Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Securities Administrator and the Trustee of a Request for Release for such Mortgage Loan, the Trustee or the Custodian shall release to the Seller the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Trustee shall execute and deliver at the Seller’s direction such instruments of transfer or assignment as have been prepared by the Seller without recourse, representation or warranty as shall be necessary to vest in the Seller or its respective designee, title to the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Seller substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the “Substitution Adjustment Amount”) shall be deposited into the Distribution Account by the Securities Administrator upon receipt from the Seller delivering such Replacement Mortgage Loan on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

In the event that the Seller or Servicer, as applicable, shall have repurchased a Mortgage Loan, the Repurchase Price therefor shall be deposited into the Distribution Account maintained by the Securities Administrator, on the Determination Date for the Distribution Date in the month following the month during which the Seller or Servicer, as applicable, became obligated to repurchase or, with respect to the Seller, replace such Mortgage Loan and upon such deposit of the Repurchase Price, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee or the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to the Seller or Servicer, as applicable, and the Trustee shall execute and deliver at such Person’s direction the related instruments of transfer or assignment prepared by the Seller or Servicer, as applicable, in each case without recourse, representation or warranty as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee’s interest to the Seller or Servicer, as applicable to any Mortgage Loan purchased pursuant to this Section 2.03.

In connection with any repurchase or substitution of a Mortgage Loan or the cure of a breach of a representation or warranty set forth in the Mortgage Loan Purchase Agreement or the Servicing Agreement, pursuant to the Mortgage Loan Purchase Agreement, the Seller shall, or shall cause the Servicer to, promptly furnish to the Securities Administrator and the Trustee an Officer’s Certificate, signed by a duly authorized officer of the Seller or the Servicer, as the case may be, to the effect that such repurchase, substitution or cure has been made in accordance with the terms and conditions of this Agreement (or the Servicing Agreement, as applicable) and that all conditions precedent to such repurchase, substitution or cure have been satisfied, including the delivery to the Securities Administrator of the Repurchase Price or Substitution Adjustment Amount, as applicable, for deposit into the Distribution Account, together with copies of any Opinion of Counsel required to be delivered pursuant to this Agreement and the related Request for Release, on which the Securities Administrator and the Trustee may rely. Solely for purposes of the Securities Administrator providing an Assessment of Compliance, upon receipt of such documentation, the Securities Administrator shall approve such repurchase, substitution or cure, as applicable, and which approval shall consist solely of the Securities Administrator’s receipt of such documentation and deposits. It is understood and agreed that the obligation under the Mortgage Loan Purchase Agreement or the Servicing Agreement of the Seller or Servicer, as applicable, to cure the breach of a representation or warranty set forth in the Mortgage Loan Purchase Agreement or the Servicing Agreement, as applicable, or to repurchase or, with respect to the Seller, replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Seller or Servicer, as applicable, respecting such breach available to Certificateholders, the Depositor or the Trustee.

(c)  The representations and warranties set forth in Section 2.03 hereof shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

Section 2.04  Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to the Master Servicer, the Securities Administrator and the Trustee as follows, as of the date hereof and as of the Closing Date:

(i)  The Depositor is duly organized and is validly existing as limited liability company in good standing under the laws of the State of Delaware and has full power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

(ii)  The Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

(iii)  The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a breach of any term or provision of the organizational documents of the Depositor or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor’s ability to perform or meet any of its obligations under this Agreement.

(iv)  No litigation is pending, or, to the best of the Depositor’s knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

(v)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same; and

(vi)  The Depositor has filed all reports required to be filed by Section 13 or Section 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports) and it has been subject to such filing requirements for the past 90 days.

The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Seller pursuant to the Mortgage Loan Purchase Agreement, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in the immediately preceding paragraph shall survive delivery of the Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders. Upon discovery by the Depositor or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

Section 2.05  Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

(a)  Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not reasonably foreseeable, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Seller or the Servicer, as applicable, delivers to the Trustee and the Securities Administrator an Opinion of Counsel, addressed to the Trustee and the Securities Administrator, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of REMIC I, REMIC II, REMIC III, or REMIC IV or contributions after the Closing Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any of REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or a default becoming reasonably foreseeable with respect to such Mortgage Loan and (b) receipt by the Trustee and the Securities Administrator of an Opinion of Counsel addressed to the Trustee and the Securities Administrator to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

(b)  Upon discovery by the Depositor, the Custodian or the Master Servicer that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five Business Days of discovery) give written notice thereof to the other parties, the Trustee and the Securities Administrator. In connection therewith, the Trustee, or the Custodian on its behalf, shall require the Seller, at the Seller’s option, to either (i) substitute, if the conditions in Section 2.03(b) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 60 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. In connection therewith, the Trustee, or the Custodian on its behalf, shall require the Servicer to repurchase the affected Mortgage Loan within 60 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee, or the Custodian on its behalf, shall reconvey to the Seller or Servicer, as applicable, the Mortgage Loan to be released pursuant hereto (and the Custodian shall deliver the related Mortgage File) in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

Section 2.06  Countersignature and Delivery of Certificates.

(a)  The Trustee acknowledges the sale, transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed, countersigned and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement in accordance with its terms.

(b)  The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests and the other assets of REMIC II for the benefit of the holders of the REMIC II Interests. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Interests.

(c)  The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests and the other assets of REMIC III for the benefit of the holders of the Certificates (other than the Class C Certificates and Class R Certificates), the Class C Interest and the Class R-3 Certificates. The Trustee acknowledges receipt of the REMIC II Regular Interests (which are uncertificated) and the other assets of REMIC III and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Certificates (other than the Class C Certificates and Class R Certificates), the Class C Interest and the Class R-3 Certificates.

(d)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class C Interest for the benefit of the Holders of the Class C Certificates and the Class RX Certificates. The Trustee acknowledges receipt of the Class C Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class C Certificates and the Class RX Certificates.

Section 2.07  Purposes and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)  acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)  to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)  to make distributions on the Certificates;

(d)  to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)  subject to compliance with all terms and conditions of this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.07.

ARTICLE III

ADMINISTRATION AND MASTER
SERVICING OF MORTGAGE LOANS BY
MASTER SERVICER

Section 3.01  Master Servicer.

The Master Servicer shall, beginning on the Closing Date, supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement and the Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time to time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Person under this Agreement and the Servicing Agreement. The Master Servicer shall independently and separately monitor the Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 5.06 and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Securities Administrator and the Servicer pursuant to this Agreement and the Servicing Agreement.

In addition to the foregoing, in connection with a modification of any Mortgage Loan by the Servicer, if the Master Servicer is unable to enforce the obligations of the Servicer with respect to such modification, the Master Servicer shall notify the Depositor of such Servicer’s failure to comply with the terms of the Servicing Agreement or this Agreement. If the Servicing Agreement requires the approval of the Master Servicer for a modification to a Mortgage Loan, the Master Servicer shall approve such modification if, based upon its receipt of written notification from the Servicer outlining the terms of such modification and appropriate supporting documentation, the Master Servicer determines that the modification is permitted under the terms of the Servicing Agreement and that any conditions to such modification set forth in the Servicing Agreement have been satisfied. Furthermore, if the Servicing Agreement requires the oversight and monitoring of loss mitigation measures with respect to the related Mortgage Loans, the Master Servicer will monitor any loss mitigation procedure or recovery action related to a defaulted Mortgage Loan (to the extent it receives notice of such from the Servicer) and confirm that such loss mitigation procedure or recovery action is initiated, conducted and concluded in accordance with any timeframes and any other requirements set forth in the Servicing Agreement, and the Master Servicer shall notify the Depositor in any case in which the Master Servicer believes that the Servicer is not complying with such timeframes and/or other requirements.

The Trustee shall furnish the Servicer and the Master Servicer, upon written request from a servicing officer, with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer and the Master Servicer to service and administer the related Mortgage Loans and REO Property.

The Trustee or the Custodian on its behalf, or the Servicer shall provide access to the records and documentation in possession of the Trustee or the Custodian on its behalf, or the Servicer regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodian or the Servicer; provided, however, that, unless otherwise required by law, neither the Trustee, the Custodian nor the Servicer shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodian and the Servicer shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s, the Custodian’s or the Servicer’s actual costs.

The Trustee shall execute and deliver to the Servicer and the Master Servicer, upon such party’s written instruction (which includes the documents to be signed) any court pleadings, requests for trustee’s sale or other appropriate documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

Section 3.02  REMIC-Related Covenants.

For as long as each REMIC created hereunder shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Seller, the Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (except as otherwise expressly permitted by this Agreement) (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account without receipt of a REMIC Opinion unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement; (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.02 or Section 2.03 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion or (c) acquire any assets for any REMIC other than any REO Property after the Startup Day without receipt of a REMIC Opinion.

Section 3.03  Monitoring of Servicer.

(a)  The Master Servicer shall be responsible for reporting to the Trustee and the Seller the non-compliance by the Servicer with its duties under the Servicing Agreement. In the review of the Servicer’s activities, the Master Servicer may rely upon an Officer’s Certificate of the Servicer with regard to such Person’s compliance with the terms of the Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the Servicing Agreement, or that a notice should be sent pursuant to the Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Seller and the Trustee and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)  The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under the Servicing Agreement, and shall, in the event that the Servicer fails to perform its obligations in accordance with the Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Person thereunder and act as servicer of the related Mortgage Loans or to cause the Trustee to enter into a new Servicing Agreement with a successor servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there shall be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. In either event, such enforcement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, subject to its right of reimbursement pursuant to the provisions of the Servicing Agreement, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)  To the extent that the costs and expenses of the Master Servicer or related to any termination of a Servicer, or the enforcement or prosecution of related claims, rights or remedies or the appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer with respect to the Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Person and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account, pursuant to Section 4.04.

(d)  The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in the Servicing Agreement.

(e)  If the Master Servicer acts as a servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 3.04  Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 3.05  Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not authorize the Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC or result in the imposition of a tax upon REMIC I, REMIC II, REMIC III or REMIC IV as the case may be. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trust, be deemed to be the agent of the Trust.

Section 3.06  Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with the Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement or the Servicing Agreement.

Section 3.07  Release of Mortgage Files.

(a)  Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the Servicing Agreement (or if the Servicer does not, the Master Servicer may), promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit G (or as otherwise provided in the Custodial Agreement) hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Servicer pursuant to Article IV or pursuant to the Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse, representation or warranty) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with this Agreement or the Servicing Agreement, upon written instruction from such Servicer or the Master Servicer, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of the the Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a Request For Release signed by a Servicing Officer substantially in the form of Exhibit G (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

Section 3.08  Documents, Records and Funds in Possession of Master Servicer and Servicer To Be Held for Trustee.

(a)  The Master Servicer shall transmit and the Servicer (to the extent required by this Agreement or the Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of such Person from time to time as are required by the terms hereof, or in the case of the Servicer, the Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Securities Administrator’s right to retain or withdraw from the Distribution Account, the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the Servicer to retain its Servicing Fee and other amounts as provided in the Servicing Agreement. The Master Servicer and the Servicer shall provide access to information and documentation regarding the Mortgage Loans to the Trustee and, regarding the Mortgage Loans and their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)  All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement or the Servicing Agreement.

Section 3.09  Standard Hazard Insurance and Flood Insurance Policies.

(a)  For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under the Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement or the Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)  Pursuant to Section 4.01, any amounts collected by the Servicer or the Master Servicer, or by any servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicing Agreement) shall be deposited by the Servicer or the Master Servicer into the Distribution Account, subject to withdrawal pursuant to Section 4.02. Any cost incurred by the Master Servicer or the Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or the Servicer pursuant to Section 4.02.

Section 3.10  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in this Agreement and the Servicing Agreement) cause the Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.11  Maintenance of the Primary Mortgage Insurance Policies.

(a)  The Master Servicer shall not take, or authorize the Servicer (to the extent such action is prohibited under the Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or the Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Servicer (to the extent required under the Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan (including any LPMI Policy) in accordance with the provisions of the Servicing Agreement, as applicable. The Master Servicer shall not, and shall not authorize the Servicer (to the extent required under the Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable.

(b)  The Master Servicer agrees to cause the Servicer (to the extent required under the Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Sections 4.01 and 4.02, any amounts collected by the Master Servicer or Servicer under any Primary Mortgage Insurance Policies shall be deposited by the Securities Administrator in the Distribution Account.

Section 3.12  Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 3.13  Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall cause the Servicer (to the extent required under the Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the Servicing Agreement.

Section 3.14  Compensation for the Master Servicer.

The Master Servicer will be entitled to receive the Master Servicing Fee as compensation for its activities under this Agreement; provided, that the aggregate Master Servicing Fee with respect to any Distribution Date shall be reduced by an amount equal to the Compensating Interest payable by the Master Servicer for such Distribution Date pursuant to Section 5.02 hereof. The Master Servicer will also be entitled to all income and gain realized from any investment of funds in the Distribution Account for the performance of its activities hereunder. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 3.15  REO Property.

(a)  In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the Servicing Agreement, cause the Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of the Servicing Agreement, as applicable. Pursuant to such efforts to sell such REO Property, the Master Servicer shall cause the Servicer to protect and conserve, such REO Property in the manner and to the extent required by the Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)  The Master Servicer shall, to the extent required by the Servicing Agreement, cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c)  The Master Servicer and the Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)  To the extent provided in the Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the Servicer as provided above shall be deposited in the Protected Account on the next succeeding Business Day following receipt thereof and be remitted by wire transfer in immediately available funds to the Securities Administrator for deposit into the related Distribution Account on the next succeeding Remittance Date.

Section 3.16  Annual Statement as to Compliance.

The Master Servicer and the Securities Administrator shall deliver (or otherwise make available) to the Depositor and the Securities Administrator not later than March 15th of each calendar year beginning in 2007, an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of each such party during the preceding calendar year and of its performance under this Agreement or other applicable servicing agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. The Master Servicer shall enforce the obligations of the Servicer, to the extent set forth in the Servicing Agreement, to deliver a similar Annual Statement of Compliance by the Servicer to the Depositor and the Securities Administrator as described above as and when required with respect to the Master Servicer. In the event that certain servicing responsibilities with respect to any Mortgage Loan have been delegated by the Master Servicer, the Securities Administrator or the Servicer to a subservicer or subcontractor, each such entity shall cause such subservicer or subcontractor (and with respect to the Servicer, the Master Servicer shall enforce the obligation of the Servicer to the extent required under the Servicing Agreement) to deliver a similar Annual Statement of Compliance by such subservicer or subcontractor to the Depositor and the Securities Administrator as described above as and when required with respect to the Master Servicer or the Servicer (as the case may be).

Failure of the Master Servicer to comply with this Section 3.16 (including with respect to the timeframes required herein) shall be deemed an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. Failure of the Securities Administrator to comply with this Section 3.16 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall be deemed a default and the Trustee at the written direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

In the event the Master Servicer, the Securities Administrator or any subservicer or subcontractor engaged by either such party is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an Annual Statement of Compliance pursuant to this Section 3.16 or to the related section of such other applicable agreement, as the case may be, as to the performance of its obligations with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be notwithstanding any such termination or resignation.

Section 3.17  Assessments of Compliance and Attestation Reports.

Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, each of the Master Servicer, the Securities Administrator and the Custodian (to the extent set forth in this Section) (each, an “Attesting Party”) shall deliver (or otherwise make available) to the Master Servicer, the Securities Administrator and the Depositor on or before March 15th of each calendar year beginning in 2007, a report regarding such Attesting Party’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year. The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

(a)  A statement by an authorized officer of such Attesting Party of its authority and responsibility for assessing compliance with the Servicing Criteria applicable to the related Attesting Party;

(b)  A statement by an authorized officer that such Attesting Party used the Servicing Criteria attached as Exhibit N hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

(c)  An assessment by such officer of the related Attesting Party’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the related Attesting Party, that are backed by the same asset type as the Mortgage Loans;

(d)  A statement that a registered public accounting firm has issued an attestation report on the related Attesting Party’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)  A statement as to which of the Servicing Criteria, if any, are not applicable to the related Attesting Party, which statement shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such Attesting Party, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit N hereto which are indicated as applicable to the related Attesting Party.

On or before March 15th of each calendar year beginning in 2007, each Attesting Party shall furnish to the Master Servicer, the Depositor and the Securities Administrator a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the related Attesting Party, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Master Servicer shall enforce the obligation of the Servicer to deliver to the Securities Administrator, the Master Servicer and the Depositor an Assessment of Compliance and Attestation Report as and when provided in the Servicing Agreement. Each of the Master Servicer and the Securities Administrator shall cause, and the Master Servicer shall enforce the obligation (as and when provided in the Servicing Agreement) of the Servicer to cause, any subservicer and each subcontractor (to the extent such subcontractor is determined by the Master Servicer or the Securities Administrator, as applicable, to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB) that is engaged by the Servicer, the Master Servicer or the Securities Administrator, as applicable, to deliver to the Securities Administrator, the Master Servicer and the Depositor an Assessment of Compliance and Attestation Report as and when provided above. Such Assessment of Compliance, as to any subservicer or subcontractor, shall at a minimum address the applicable Servicing Criteria specified on Exhibit N hereto which are indicated as applicable to any “primary servicer” to the extent such subservicer or subcontractor is performing any servicing function for the party who engages it and to the extent such party is not itself addressing the Servicing Criteria related to such servicing function in its own Assessment of Compliance. The Securities Administrator shall confirm that each of the Assessments of Compliance delivered to it, taken as a whole, address all of the Servicing Criteria and taken individually address the Servicing Criteria for each party as set forth in Exhibit N and notify the Depositor of any exceptions. Notwithstanding the foregoing, as to any subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

The Custodian shall deliver to the Master Servicer, the Securities Administrator and the Depositor an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit N hereto which are indicated as applicable to a “custodian”. Notwithstanding the foregoing, an Assessment of Compliance or Attestation Report is not required to be delivered by any Custodian unless it is required as part of a Form 10-K with respect to the Trust Fund.

Failure of the Master Servicer to comply with this Section 3.17 (including with respect to the timeframes required herein) shall constitute an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer’s rights to payment of any Master Servicing Compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). Failure of the Securities Administrator to comply with this Section 3.17 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall constitute a default and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same (but subject to the Securities Administrator’s right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

In the event the Master Servicer, the Custodian, the Securities Administrator, the Servicer, or any subservicer or subcontractor engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, the Custodial Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an Assessment of Compliance with respect to the period of time it was subject to this Agreement or any other applicable agreement and cause to be provided an Attestation Report pursuant to this Section 3.17 or to the related section of such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

Section 3.18  Reports Filed with Securities and Exchange Commission.

(a)  (i) (A) Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Master Servicer, with a copy of the Monthly Statement to be furnished by the Securities Administrator to the Certificateholders for such Distribution Date; provided that, the Securities Administrator shall have received no later than five (5) calendar days after the related Distribution Date, all information required to be provided to the Securities Administrator as described in clause (a)(iv) below. Any disclosure that is in addition to the Monthly Statement and that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

(B)  Within five (5) calendar days after the related Distribution Date, (i) the parties set forth in Exhibit O shall be required to provide, and the Master Servicer shall enforce the obligation of the Servicer (to the extent provided in the Servicing Agreement) to provide, pursuant to Section 3.18(a)(iv) below, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

(C)  After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor (in the case of any Additional 10-D Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date (provided that, the Securities Administrator forwards a copy of the Form 10-D no later than the 10th calendar after the Distribution Date), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D. No later than the 13th calendar day after the related Distribution Date, a duly authorized officer of the Master Servicer shall sign the Form 10-D and, in the case where the Master Servicer and the Securities Administrator are not affiliated, return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 3.18(a)(v)(B). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website identified in Section 5.06 a final executed copy of each Form 10-D filed by the Securities Administrator. The signing party at the Master Servicer can be contacted as set forth in Section 11.05. Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no”. The Securities Administrator shall be entitled to rely on the representations in Section 2.04(vi) and in any such notice in preparing, executing and/or filing any such report. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under Sections 3.18(a)(i) and (v) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from a party’s failure to deliver, on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(ii)  (A) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Securities Administrator shall prepare and file, at the direction of the Depositor, on behalf of the Trust, any Form 8-K, as required by the Exchange Act; provided that, the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

(B)  For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business on the second Business Day after the occurrence of a Reportable Event (i) the parties set forth in Exhibit O shall be required pursuant to Section 3.18(a)(iv) below to provide, and the Master Servicer shall enforce the obligation of the Servicer (to the extent provided in the Servicing Agreement) to provide, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

(C)  After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor and the Master Servicer for review. No later than the close of business New York City time on the third Business Day after the Reportable Event, or in the case where the Master Servicer and Securities Administrator are affiliated, no later than noon New York City time on the fourth Business Day after the Reportable Event, a duly authorized officer of the Master Servicer shall sign the Form 8-K and, in the case where the Master Servicer and the Securities Administrator are not affiliated, return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event (provided that, the Securities Administrator forwards a copy of the Form 8-K no later than noon New York time on the third Business Day after the Reportable Event), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 3.18(a)(v)(B). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall, make available on its internet website a final executed copy of each Form 8-K filed by the Securities Administrator. The signing party at the Master Servicer can be contacted as set forth in Section 11.05. The parties to this Agreement acknowledge that the performance by Master Servicer and the Securities Administrator of their respective duties under this Section 3.18(a)(ii) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.18(a)(ii). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from a party’s failure to deliver, on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(iii)  (A) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (I) an annual compliance statement for the Master Servicer, the Servicer, the Securities Administrator and any subservicer or subcontractor, as applicable, as described under Section 3.16, (II)(A) the annual reports on assessment of compliance with Servicing Criteria for the Servicer, the Master Servicer, each subservicer and subcontractor participating in the servicing function, the Securities Administrator and the Custodian, as described under Section 3.17, and (B) if any such report on assessment of compliance with Servicing Criteria described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such report on assessment of compliance with Servicing Criteria described under Section 3.17 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (III)(A) the registered public accounting firm attestation report for the Servicer, the Master Servicer, the Securities Administrator, each subservicer, each subcontractor, as applicable, and the Custodian, as described under Section 3.17, and (B) if any registered public accounting firm attestation report described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (IV) a Sarbanes-Oxley Certification as described in Section 3.18(a)(iii)(D) below (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (I) through (IV) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

(B)  No later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties set forth in Exhibit O shall be required to provide, and the Master Servicer shall enforce the obligation of the Servicer (to the extent provided in the Servicing Agreement) to provide, pursuant to Section 3.18(a)(iv) below to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

(C)  After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor (only in the case where such Form 10-K includes Additional Form 10-K Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review. Within three Business Days after receipt of such copy, but no later than March 25th (provided that, the Securities Administrator forwards a copy of the Form 10-K no later than the third Business Day prior to March 25th), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K. No later than the close of business Eastern Standard time on the fourth Business Day prior to the 10-K Filing Deadline, an officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and, in the case where the Master Servicer and the Securities Administrator are unaffiliated, return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(v)(B). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website a final executed copy of each Form 10-K filed by the Securities Administrator. The signing party at the Master Servicer can be contacted as set forth in Section 11.05. Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than March 15th of each year in which the Trust is subject to the requirements of the Exchange Act with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no”. The Securities Administrator shall be entitled to rely on the representations in Section 2.04(vi) and in any such notice in preparing, executing and/or filing any such report. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under Sections 3.18(a)(iii) and (iv) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections and Sections 3.16 and Section 3.17. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Master Servicer’s or the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(D)  Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required to be included therewith pursuant to the Sarbanes-Oxley Act which shall be signed by the Certifying Person and delivered to the Securities Administrator no later than March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act. The Master Servicer shall cause the Servicer, and any subservicer or subcontractor engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10th of each year in which the Trust is subject to the reporting requirements of the Exchange Act (or such other date specified in the Servicing Agreement) and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit K, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. In addition, in the case where the Master Servicer and Securities Administrator are not affiliated, the Securities Administrator shall sign a Back-Up Certification substantially in the form of Exhibit V; provided, however, that the Securities Administrator shall not be required to undertake an analysis of any accountant’s report attached as an exhibit to the Form 10-K. An officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted as set forth in Section 11.05. In the event the Securities Administrator is terminated or resigns pursuant to the terms of this Agreement or any subcontractor or subservicer is terminated pursuant to the Servicing Agreement, the Securities Administrator, subcontractor or subservicer, as applicable, shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.18(a)(iii) with respect to the period of time it was subject to this Agreement or the Servicing Agreement, as applicable. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any servicing agreement or custodial agreement.

(iv)  With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund, the Securities Administrator’s obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit O as the responsible party for providing that information, if other than the Securities Administrator, as and when required as described in Section 3.18(a)(i) through (iii) above. Such Additional Disclosure shall be accompanied by a notice substantially in the form of Exhibit P. Each of the Master Servicer, the Securities Administrator and the Depositor hereby agrees to notify and provide, and the Master Servicer shall enforce the obligation (to the extent provided in the Servicing Agreement) of the Servicer to notify and provide, to the extent known to the Master Servicer, the Securities Administrator and the Depositor all Additional Disclosure relating to the Trust Fund, with respect to which such party is indicated in Exhibit O as the responsible party for providing that information. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Disclosure information pursuant to this Section.

Within five Business Days prior to each Distribution Date of each year that the Trust is subject to the Exchange Act reporting requirements, the Depositor shall make available to the Securities Administrator the related Significance Estimate and the Securities Administrator shall use such information to calculate the related Significance Percentage. If the Significance Percentage meets either of the threshold levels detailed in Item 1115(b)(1) or 1115(b)(2) of Regulation AB, the Securities Administrator shall deliver written notification to the Depositor and the Counterparty to that effect, which notification shall include a request that the related Counterparty provide Regulation AB information to he Depositor in accordance with the Yield Maintenance Agreement. The Depositor shall be obligated to obtain from the Counterparty any information required under Regulation AB to the extent required under the Yield Maintenance Agreement and to provide to the Securities Administrator any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K relating to the Yield Maintenance Agreement or written notification instructing the Securities Administrator that such Additional Disclosure regarding the Counterparty is not necessary for such Distribution Date. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Disclosure information pursuant to this section.

So long as the Depositor is subject to the filing requirements of the Exchange Act with respect to the Trust Fund, the Trustee shall notify the Securities Administrator and the Depositor of any bankruptcy or receivership with respect to the Trustee or of any proceedings of the type described under Item 1117 of Regulation AB that have occurred as of the related Due Period, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this Section 3.18. In addition, the Trustee shall notify the Securities Administrator and the Depositor of any affiliations or relationships that develop after the Closing Date between the Trustee and the Depositor, the Seller, the Securities Administrator, the Master Servicer or the Custodian of the type described under Item 1119 of Regulation AB, together with a description thereof, no later than March 15 of each year that the trust is subject to the Exchange Act reporting requirements, commencing in 2007. Should the identification of any of the Depositor, the Seller, the Securities Administrator, the Master Servicer or the Custodian change, the Depositor shall promptly notify the Trustee.

(v)  (A) On or prior to January 30th of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(B)  In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator shall promptly notify the Depositor and the Master Servicer. In the case of Form 10-D and 10-K, the Depositor, the Master Servicer and the Securities Administrator shall cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, and such amendment relates to any Additional Disclosure, the Securities Administrator shall notify the Depositor and the parties affected thereby and such parties will cooperate to prepare any necessary Form 8-K, 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an appropriate officer of the Master Servicer. The parties hereto acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.18(a)(v) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Master Servicer and the Depositor timely performing their duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from a party’s failure to deliver, on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Securities Administrator shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Fees and expenses incurred by the Securities Administrator in connection with this Section 3.18 shall not be reimbursable from the Trust Fund.

(b)  The Securities Administrator shall indemnify and hold harmless, the Depositor and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator’s obligations under Sections 3.16, 3.17 and 3.18 or the Securities Administrator’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Securities Administrator shall indemnify and hold harmless the Depositor and the Master Servicer and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Securities Administrator on its behalf or on behalf of any subservicer or subcontractor engaged by the Securities Administrator pursuant to Section 3.16, 3.17 or 3.18 (the “Securities Administrator Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Securities Administrator Information and not to any other information communicated in connection with the Certificates, without regard to whether the Securities Administrator Information or any portion thereof is presented together with or separately from such other information.

The Depositor shall indemnify and hold harmless the Securities Administrator and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under Sections 3.16, 3.17 and 3.18 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Depositor shall indemnify and hold harmless the Master Servicer, the Securities Administrator and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Additional Disclosure provided by the Depositor that is required to be filed pursuant to this Section 3.18 (the “Depositor Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Depositor Information that is required to be filed and not to any other information communicated in connection with the Certificates, without regard to whether the Depositor Information or any portion thereof is presented together with or separately from such other information.

The Master Servicer shall indemnify and hold harmless the Securities Administrator and the Depositor and each of its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under Sections 3.16, 3.17 and 3.18 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Master Servicer shall indemnify and hold harmless the Depositor and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Master Servicer on its behalf or on behalf of any subservicer or subcontractor engaged by the Master Servicer pursuant to Section 3.16, 3.17 or 3.18 (the “Master Servicer Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Master Servicer Information and not to any other information communicated in connection with the Certificates, without regard to whether the Master Servicer Information or any portion thereof is presented together with or separately from such other information.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Securities Administrator or the Master Servicer, as applicable, then the defaulting party, in connection with any conduct for which it is providing indemnification under this Section 3.18(b), agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

The indemnification provisions set forth in this Section 3.18(b) shall survive the termination of this Agreement or the termination of any party to this Agreement.

(c) Failure of the Master Servicer to comply with this Section 3.18 (including with respect to the timeframes required herein) shall, constitute an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer rights to payment of any Master Servicing Compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). Failure of the Securities Administrator to comply with this Section 3.18 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall, constitute a default and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same (but subject to the Securities Administrator’s right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary. In connection with the termination of the Master Servicer or the Securities Administrator pursuant to this Section 3.18(c), the Trustee shall be entitled to reimbursement of all costs and expenses associated with such termination to the extent set forth in Section 9.05. Notwithstanding anything to the contrary in this Agreement, no Event of Default by the Master Servicer or default by the Securities Administrator shall have occurred with respect to any failure to properly prepare, execute and/or timely file any report on Form 8-K, Form 10-D or Form 10-K, any Form 15 or Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from any party’s inability or failure to deliver, on a timely basis, any information from such party needed to prepare, arrange for execution or file any such report, Form or amendment, and does not result from its own negligence, bad faith or willful misconduct.

Section 3.19  Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.16, 3.17 and 3.18 of this Agreement is to facilitate compliance by the Depositor and the Master Servicer with the provisions of Regulation AB. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Seller, the Depositor, the Master Servicer or the Securities Administrator for delivery of additional or different information as the Seller, the Depositor, the Master Servicer or the Securities Administrator may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the obligations of the parties to this transaction as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 3.20  UCC.

Depositor shall cause the filing of any financing statements, continuation statements or amendments thereto required by any change in the Uniform Commercial Code.

ARTICLE IV

ACCOUNTS

Section 4.01  Collection of Mortgage Loan Payments; Protected Account.

(a)  In the event that the Master Servicer and Securities Administrator are no longer affiliated, the Master Servicer shall establish and maintain an account separate from the Distribution Account into which any funds remitted by the Servicer will be deposited. No later than noon New York time on the Business Day prior to each Distribution Date, the Master Servicer shall remit any such funds to the Paying Agent for deposit in the Distribution Account. The Master Servicer shall make the following permitted withdrawals and transfers from such account:

(i) The Master Servicer will, from time to time on demand of the Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the Servicing Agreement. The Master Servicer may clear and terminate the account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

(ii) On an ongoing basis, the Master Servicer shall withdraw from the account (i) any expenses, costs and liabilities recoverable by the Trustee, the Master Servicer or the Securities Administrator or the Custodian pursuant to Sections 3.03, 7.04 and 9.05 and (ii) any amounts payable to the Master Servicer as set forth in Section 3.14; provided, however, that the Master Servicer shall be obligated to pay from its own funds any amounts which it is required to pay under Section 7.03(a).

(iii) In addition, on or before each Business Day prior to each Distribution Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Trustee for deposit therein) any Monthly Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

(iv) No later than noon New York time on each Business Day prior to each Distribution Date, the Master Servicer will transfer all Available Funds on deposit in the account with respect to the related Distribution Date to the Paying Agent for deposit in the Distribution Account.

Section 4.02  Servicer Protected Accounts.

(a)  The Master Servicer shall enforce the obligation of the Servicer to establish and maintain a Protected Account in accordance with the the Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within one Business Day (or as of such other time specified in the Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries, and advances made from the Servicer’s own funds (less servicing compensation as permitted by this Agreement or the Servicing Agreement) and all other amounts to be deposited in the Protected Accounts. The Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in this Agreement or any Servicing Agreement, the Protected Account shall be held in a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

(b)  To the extent provided in this Agreement or any Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal (for such Permitted Investments with no stated maturity), no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.02 shall be paid to the Servicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

(c)  To the extent provided in this Agreement or the Servicing Agreement and subject to this Article IV, on or before each Remittance Date the Servicer shall withdraw or shall cause to be withdrawn from its Protected Account and shall immediately deposit or cause to be deposited in the Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

(i)  Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicer pursuant to the Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

(ii)  Full Principal Prepayments and any Liquidation Proceeds received by the Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees and LPMI Fees, if any;

(iii)  Partial Principal Prepayments received by the Servicer for such Mortgage Loans in the related Prepayment Period; and

(iv)  Any amount to be used as an Advance.

(d)  Withdrawals may be made from a Protected Account by the Master Servicer or the Servicer only to make remittances as provided in Section 4.02(c); to reimburse the Master Servicer or the Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Section 4.02(c) certain amounts otherwise due to the Servicer may be retained by the Servicer and need not be deposited in the Distribution Account.

Section 4.03  Distribution Account.

(a)  The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts. The Distribution Account shall be an Eligible Account. The Master Servicer or Servicer, as the case may be, will remit to the Securities Administrator for deposit in the Distribution Account the following amounts:

(i)  any Advance and any Compensating Interest Payments;

(ii)  any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Protected Account;

(iii)  the Repurchase Price with respect to any Mortgage Loans purchased by the Seller pursuant to the Mortgage Loan Purchase Agreement or the Servicer pursuant to the Servicing Agreement or Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 4.04 of this Agreement as the payment of such a Repurchase Price, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Majority Class C Certificateholder pursuant to Section 10.01;

(iv)  any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

(v)  any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement.

(b)  All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Master Servicer or the Servicer to the Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c)  The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator). The amount at any time credited to the Distribution Account may be, as directed by the Master Servicer, held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereof, except as otherwise agreed in writing with the Master Servicer, or invested in the name of the Trustee, in such Permitted Investments as may be selected by the Master Servicer on such direction which mature not later than the Business Day next preceding the succeeding Distribution Date, except if such Permitted Investment is an obligation of or is managed by the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date. Permitted Investments in respect of the Distribution Account shall not be sold or disposed of prior to their maturity. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Master Servicer. The Master Servicer shall be permitted to receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Master Servicer shall deposit the amount of the loss in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Securities Administrator) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

Section 4.04  Permitted Withdrawals and Transfers from the Distribution Account.

(a)  The Securities Administrator will make such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement or any Servicing Agreement (limited in the case of amounts due the Master Servicer to those not withdrawn from the Distribution Account in accordance with the terms of this Agreement; provided that the Securities Administrator shall not be responsible for such determination and may rely on the Master Servicer’s instructions under this Section 4.04):

(i)  to reimburse the Master Servicer or the Servicer for any Advance or Servicing Advance of its own funds, the right of the Master Servicer or the Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

(ii)  to reimburse the Master Servicer or the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

(iii)  to reimburse the Master Servicer or the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (x) of this Subsection (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv)  to reimburse the Master Servicer or a Servicer for advances of funds pursuant to this Agreement or the Servicing Agreement, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(v)  to reimburse the Master Servicer or the Servicer for advances of funds pursuant to this Agreement or the Servicing Agreement, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (i) through (iv);

(vi)  to pay the Master Servicer as set forth in Section 3.14;

(vii)  to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 4.03, 7.04(c) and (d) and 11.02 or otherwise reimbursable to it pursuant to this Agreement;

(viii)  to pay to the Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Servicer;

(ix)  to reimburse or pay the Servicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the Servicing Agreement;

(x)  to reimburse the Trustee, the Custodian or the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

(xi)  to remove amounts deposited in error; and

(xii)  to clear and terminate the Distribution Account pursuant to Section 10.01.

(b)  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through (iv), inclusive, and (vi) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.03.

(c)  On each Distribution Date, the Securities Administrator shall distribute the Interest Funds and Principal Funds to the extent of funds on deposit in the Distribution Account to the Holders of the Certificates in accordance with the Remittance Report upon which the Securities Administrator may conclusively rely.

ARTICLE V

DISTRIBUTIONS AND ADVANCES

Section 5.01  Advances.

(a)  The Master Servicer shall cause the Servicer to remit any such Advance required pursuant to the terms of the Servicing Agreement. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. Pursuant to the Servicing Agreement, if the Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Servicer shall deliver (i) to the Securities Administrator for the benefit of the Certificateholders constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, the Master Servicer, each Rating Agency and the Trustee an Officer’s Certificate setting forth the basis for such determination. Subject to the Master Servicer’s recoverability determination, in the event that a Servicer fails to make a required Advance, the Master Servicer, as successor servicer, shall be required to remit the amount of such Advance to the Distribution Account. Subject to the Securities Administrator’s recoverability determination, in the event that the Master Servicer fails to make a required Advance, the Securities Administrator shall be required to remit the amount of such Advance to the Distribution Account.

(b)  If the Servicer was required to make an Advance pursuant to this Agreement or the Servicing Agreement and fails to make any required Advance, in whole or in part, the Master Servicer, as successor servicer, or an other successor servicer appointed by it, will remit to the Securities Administrator, who in turn will deposit in the Distribution Account not later than the Business Day prior to the Distribution Date an amount equal to such required Advance to the extent not otherwise paid by the Servicer, net of the Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such Advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the Servicer is required to do so under the Servicing Agreement. If applicable, on the Business Day prior to the related Distribution Date, the Master Servicer shall present an Officer’s Certificate to the Trustee (i) stating that the Master Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

Subject to and in accordance with the provisions of Article VIII hereof, in the event the Master Servicer fails to make such Advance, then the Trustee, as Successor Master Servicer, shall be obligated to make such Advance, subject to the provisions of this Section 5.01, in accordance with and subject to the terms of this Agreement (including its rights of reimbursement hereunder).

Section 5.02  Compensating Interest Payments.

(a)  The Master Servicer shall cause the Servicer under the Servicing Agreement to remit any required Compensating Interest to the Distribution Account on the Remittance Date.

(b)  The Master Servicer shall be required to remit the amount of any such Compensating Interest required to be paid by the Servicer under the Servicing Agreement, to the extent of the Master Servicing Fee for such Distribution Date, in the event the Servicer fails to do so.

Section 5.03  REMIC Distributions.

On each Distribution Date the Securities Administrator shall be deemed to have allocated distributions to the REMIC Regular Interests, each Regular Interest the ownership of which is represented by the Class A Certificates and the Class C Interest in accordance with Section 5.07 hereof.

Section 5.04  Distributions.

(a)  On each Distribution Date, an amount equal to the Interest Funds and Principal Funds for such Distribution Date shall be withdrawn by the Securities Administrator from the Distribution Account and distributed in the following order of priority:

(1)  Interest Funds shall be distributed in the following manner and order of priority:

(A)  to the Class A-1 Certificates and Class A-2 Certificates, the Current Interest and any Interest Carry Forward Amount for each such Class, pro rata in accordance with the amount of accrued interest due thereon; and

(B)  From remaining Interest Funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, the Current Interest for each such Class.

Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount. Any Remaining Excess Spread together with any Overcollateralization Release Amount will be applied as Excess Cashflow and distributed pursuant to clauses (3)(A) through (G) below.

On any Distribution Date, any Relief Act Interest Shortfalls and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated as set forth in the definition of “Current Interest” herein.

(2)  On each Distribution Date, the Principal Distribution Amount shall be distributed in the following manner and order of priority:

(A)  For each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

(i)  To the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(ii)  To the Class M-1 Certificates, from any remaining Principal Funds for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(iii)  To the Class M-2 Certificates, from any remaining Principal Funds for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(iv)  To the Class M-3 Certificates, from any remaining Principal Funds for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(v)  To the Class M-4 Certificates, from any remaining Principal Funds for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(vi)  To the Class B-1 Certificates, from any remaining Principal Funds for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(vii)  To the Class B-2 Certificates, from any remaining Principal Funds for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(viii)  To the Class B-3 Certificates, from any remaining Principal Funds for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero; and

(ix)  To the Class B-4 Certificates, from any remaining Principal Funds for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero; and

(B)  For each Distribution Date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

(i)  To the Class A-1 Certificates, the Class A Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(ii)  To the Class M-1 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(iii)  To the Class M-2 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(iv)  To the Class M-3 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(v)  To the Class M-4 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(vi)  To the Class B-1 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(vii)  To the Class B-2 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(viii)  To the Class B-3 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

(ix)  To the Class B-4 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

(3)  Any Excess Cashflow shall be distributed in the following manner and order of priority:

(A)  To the Class A Certificates, (a) first, any remaining Interest Carry Forward Amount for such Classes, pro rata, in accordance with the Interest Carry Forward Amount due with respect to each such Class, to the extent not fully paid pursuant to clause (1) (A) above and (b) second, any Unpaid Realized Loss Amount for the Class A-1 Certificates for such Distribution Date;

(B)  From any remaining Excess Cashflow, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, an amount equal to the Interest Carry Forward Amount for each such Class, and to the extent not covered by the Yield Maintenance Agreement;

(C)  From any remaining Excess Cashflow otherwise distributable to the Class C Interest and the Class C Certificates, to the Reserve Fund, (i) first, to pay to the Classes of Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for such Classes for such Distribution Date, on a pro rata basis, based on the amount of the Basis Risk Shortfall Carry Forward Amount for each such Class, to the extent such amount exceeds the amounts then on deposit in the Reserve Fund, and (ii) second, to maintain a balance in the Reserve Fund equal to the Reserve Fund Deposit;

(D)  From any remaining Excess Cashflow otherwise distributable to the Class C Interest and the Class C Certificates, to the Reserve Fund, (i) first, to pay to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, sequentially in that order, any Basis Risk Shortfall Carry Forward Amount for each such Class, for such Distribution Date, if any, to the extent not covered by the Yield Maintenance Agreement and to the extent such amount exceeds the amounts then on deposit in the Reserve Fund, and (ii) second, to maintain a balance in the Reserve Fund equal to the Reserve Fund Deposit;

(E)  From any remaining Excess Cashflow, to the Class A Certificates, on a pro rata basis, based on the entitlement of each such Class, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, the amount of Relief Act Shortfalls and any Prepayment Interest Shortfalls allocated to such Classes of Certificates, to the extent not previously reimbursed;

(F)  From any remaining Excess Cashflow, to the Class C Interest and Class C Certificates, an amount equal to the Class C Distribution Amount reduced by amounts distributed in clauses (C) and (D) above; and

(G)  From any remaining Excess Cashflow, to each of the Class R-1, Class R-2, Class R-3 and Class RX Certificates, based on the related REMIC in which such amount remains.

In addition, notwithstanding the foregoing, on any Distribution Date after the Distribution Date on which the Certificate Principal Balance of a Class of Class A, Class B or Class M Certificates has been reduced to zero, that Class of Certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfall Carry Forward Amounts.

(b)  Subject to Section 10.02 hereof respecting the final distribution, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Securities Administrator at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

(c)  Prior to each Distribution Date, or if the Master Servicer and the Securities Administrator are no longer affiliated, on or before 5:00 p.m. Eastern time on the fifth Business Day immediately preceding each Distribution Date, the Master Servicer shall deliver a report to the Securities Administrator in the form of a computer readable magnetic tape (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) containing such data and information, as agreed to by the Master Servicer and the Securities Administrator such as to permit the Securities Administrator to prepare the Monthly Statement to Certificateholders and to direct the Securities Administrator in writing to make the required distributions for the related Distribution Date (the “Remittance Report”).

Section 5.05  Allocation of Realized Losses.

(a)  All Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date as follows: first, to Excess Spread through an increased distribution of the Extra Principal Distribution Amount for such Distribution Date; second, to the Class C Interest and Class C Certificates, until the Certificate Principal Balance or Uncertificated Principal Balance thereof, as applicable, has been reduced to zero; third, to the Class B-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and eleventh, to the Class A-1 Certificates. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

(b)  Any allocation of Realized Losses to a Class of Certificates or to the Class C Interest on any Distribution Date shall be made by reducing the Certificate Principal Balance or Uncertificated Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to Excess Spread shall be made by reducing the amount otherwise payable in respect of the Class C Interest and the Class C Certificates pursuant to clause (F) of Section 5.04(a)(3).

Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balance of all the Certificates as of such Distribution Date (other than the Class C Certificates) after giving effect to all distributions and prior allocations of Realized Losses on the Mortgage Loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the “Loss Allocation Limitation”). In addition in no event will the Certificate Principal Balance of any Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) payable as principal to the Holder of such Certificate from Remaining Excess Spread.

As used herein, an allocation of a Realized Loss on a “pro rata basis” among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(i)  All Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date to the following REMIC I Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount (without duplication of shortfalls allocated pursuant to Section 1.02), 98.00% and 2.00%, respectively; second, to the Uncertificated Principal Balances of REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest B-4 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest B-4 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest B-3 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest B-3 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest B-2 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest B-2 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest B-1 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest B-1 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-4 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-4 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-3 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-3 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-2 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-2 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-1 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-1 has been reduced to zero; and eleventh, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest A-1 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest A-1 has been reduced to zero.

(ii)  All Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to the REMIC II Regular Interests in the same manner and priority as Realized Losses are allocated to the Corresponding Certificates and, in the case of REMIC II Regular Interest C, to the Class C Interest, pursuant to Section 5.05(a).

Section 5.06  Monthly Statements to Certificateholders.

(a)  Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of Certificates, the Trustee, the Master Servicer and the Depositor a statement setting forth for the Certificates:

(i)  the applicable accrual periods for calculating distributions and general distribution dates;

(ii)  the total cash flows received and the general sources thereof;

(iii)  the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees including the related amount of the Servicing Fees paid to or retained by the Servicer for the related Due Period;

(iv)  the amount of the related distribution to Holders of the Class A, Class M and Class B Certificates (by Class) allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

(v)  the amount of such distribution to Holders of each Class of Class A, Class M and Class B Certificates allocable to interest;

(vi)  the amount of such distribution to Holders of each Class of Class M Certificates and Class B Certificates, if any, provided by the Yield Maintenance Agreement;

(vii)  the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for each Class of Certificates (if any);

(viii)  the Pass-Through Rate for each Class of Class A, Class M and Class B Certificates with respect to the current Accrual Period, and, if applicable, whether such Pass-Through Rate was limited by the related Net Rate Cap;

(ix)  the number and Stated Principal Balance of all of the Mortgage Loans for the related Distribution Date, together with updated pool composition information including the following: weighted average mortgage rate and weighted average remaining term;

(x)  the Certificate Principal Balance or Certificate Notional Amount, as applicable, of each Class before and after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

(xi)  the number and aggregate Stated Principal Balance of the Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy and those Liquidated Mortgage Loans as of the end of a Prepayment Period) (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent, (B) in foreclosure and delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent and (C) in bankruptcy and delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xii)  the amount of aggregate Advances included in the distribution on such Distribution Date (including the general purpose of such Advances), the aggregate amount of unreimbursed Advances as of the end of the Due Period, and the general source of funds for reimbursements;

(xiii)  the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

(xiv)  the cumulative amount of Applied Realized Loss Amounts through the end of the preceding month;

(xv)  if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

(xvi)  with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the aggregate Stated Principal Balance of, and Realized Loss on, such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date;

(xvii)  unless otherwise set forth in the Form 10-D relating to such distribution date, material breaches of pool asset representation or warranties or transaction covenants which have been reported to the securities administrator in accordance with this Agremeetn or the Servicing Agreement;

(xviii)  the total number and principal balance of any real estate owned or REO Properties as of the end of the prior calendar month;

(xix)  the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans in each case as of the end of the Prepayment Period;

(xx)  the Realized Losses as of the close of business on the last day of the calendar month preceding such Distribution Date and the cumulative Realized Losses through the end of the preceding month;

(xxi)  whether a Trigger Event exists;

(xxii)  information on loss and delinquency used for determining early amortization, liquidation, stepdowns or other performance triggers and whether the trigger was met; and

(xxiii)  updated pool composition data including the following: weighted average mortgage rate and weighted average remaining term.

The Securities Administrator may make the foregoing Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at “www.ctslink.com”. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way Monthly Statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

(b)  The Securities Administrator’s responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer and the Servicer. The Securities Administrator will make available a copy of each statement provided pursuant to this Section 5.06 to each Rating Agency.

(c)  Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish upon request to each Person who at any time during the calendar year was a Certificateholder, the information set forth in clauses (a)(iv) and (a)(v) of this Section 5.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee or the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

(d)  Upon filing with the Internal Revenue Service, the Securities Administrator shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

(i)  The original projected principal and interest cash flows on the Closing Date on each class of Regular Interests and Residual Interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

(ii)  The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each class of Regular Interests and Residual Interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

(iii)  The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

(iv)  The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of Regular Interests or Residual Interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

(v)  The treatment of Realized Losses with respect to the Mortgage Loans or the Regular Interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such Regular Interests or bad debt deductions claimed with respect to the related Mortgage Loans;

(vi)  The amount and timing of any non-interest expenses of a REMIC; and

(vii)  Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on “prohibited transactions,” “contributions” or “net income from foreclosure property” or state or local income or franchise taxes.

The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 9.12.

Section 5.07  REMIC Designations and REMIC Distributions.

(a)  The Trustee shall elect that each of REMIC I, REMIC II, REMIC III and REMIC IV shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Mortgage Loans and all interest owing in respect of and principal due thereon, the Distribution Account, the Protected Accounts, any REO Property, any proceeds of the foregoing and any other assets subject to this Agreement (other than the Reserve Fund and the Class A-1/A-2 Net WAC Reserve Account. The REMIC I Regular Interests shall constitute the assets of REMIC II. The REMIC II Regular Interests shall constitute the assets of REMIC III. The Class C Interest shall constitute assets of REMIC IV.

(b)  On each Distribution Date, the Interest Funds and Principal Funds, in the following order of priority, shall be deemed distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-1 Certificates, as the case may be:

(i)  to the holders of the REMIC I Regular Interests, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC I Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC I Regular Interest ZZ shall be reduced and deferred when the REMIC I Overcollateralization Amount is less than the REMIC I Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the REMIC I Regular Interest ZZ Maximum Interest Deferral Amount, and such amount will be payable to the holders of each REMIC I Regular Interest for which a REMIC II Regular Interest is the Corresponding Interest, allocated in the same proportion as the Extra Principal Distribution Amount is allocated to the Corresponding Certificates for such Corresponding Interests, and the Uncertificated Principal Balance of REMIC I Regular Interest ZZ shall be increased by such amount;

(ii)  from the remainder of the Interest Funds and Principal Funds for such Distribution Date after the distribution made pursuant to clause (i) above, allocated as follows:

(A)  98.00% of such remainder to the holders of REMIC I Regular Interest AA, until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero;

(B)  2.00% of such remainder, first, to the holders of each REMIC I Regular Interest for which a REMIC II Regular Interest is the Corresponding Interest, in an aggregate amount equal to 1.00% of and in the same proportion as principal payments are allocated to the Corresponding Certificates for such Corresponding Interests, until the Uncertificated Principal Balances of such REMIC I Regular Interests are reduced to zero, and second, to the holders of REMIC I Regular Interest ZZ, until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero; and

(C)  any remaining amount to the Holders of the Class R-1 Certificates.

(c)  On each Distribution Date, the Interest Funds and Principal Funds, in the following order of priority, shall be deemed distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-2 Certificates, as the case may be:

(i)  to the holders of the REMIC II Regular Interests, in the same manner and priority as paid to the Corresponding Certificates and, in the case of REMIC II Regular Interest C, as paid to the Class C Interest, the Uncertificated Accrued Interest (or, in the case of REMIC II Regular Interest C, the REMIC II Regular Interest C Distribution Amount) for such Distribution Date, plus any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(ii)  to the holders of the REMIC II Regular Interests, in an amount equal to the remainder of the Interest Funds and Principal Funds for such Distribution Date after the distribution made pursuant to clause (i) above, allocated in the same manner and priority as paid to the Corresponding Certificates, until the Uncertificated Principal Balances thereof have been reduced to zero, and any remaining amount to the Holders of the Class R-2 Certificates.

(d)  On each Distribution Date, for federal income tax purposes, (1) (i) the Regular Interest the ownership of which is represented by the Class A-1 Certificates shall be deemed to receive (x) accrued interest at the related Uncertificated REMIC III Pass-Through Rate on an amount equal to the then current Certificate Principal Balance of the Class A-1 Certificates and (y) any amounts in respect thereof remaining unpaid from previous Distribution Dates for such Regular Interest, and (ii) the Regular Interest the ownership of which is represented by the Class A-2 Certificates shall be deemed to receive (x) accrued interest at the related Uncertificated REMIC III Pass-Through Rate on the Uncertificated Notional Amount for such Regular Interest for such Distribution Date, and (y) any amounts in respect thereof remaining unpaid from previous Distribution Dates for such Regular Interest, and (2) amounts distributable in reduction of the Certificate Principal Balance of the Class A-1 Certificates shall be deemed distributed to the Regular Interest the ownership of which is represented by such Certificates in reduction of the related principal balance thereof. Any amounts received on each Distribution Date by Holders of the Class A Certificates at a rate equal to the related Pass-Through Rate which is in excess of, or less than, the amounts specified above in the related clause (x) for the Regular Interests the ownership of which is represented by such Certificates shall be treated in accordance with the provisions relating to Class A-1/A-2 Net WAC Pass-Through Amounts in Section 5.09.

(e)  On each Distribution Date, an amount equal to the amounts distributed pursuant to Sections 5.04(a)(3)(C), (D) and (F) on such date shall be deemed distributed from REMIC III to REMIC IV in respect of the Class C Distribution Amount distributable to the Class C Interest.

Section 5.08  Reserve Fund.

(a)  The Securities Administrator shall establish a Reserve Fund on behalf of the Holders of the Class A, Class B and Class M Certificates. The Reserve Fund shall be an Eligible Account. The Reserve Fund shall be entitled “Reserve Fund, Wells Fargo Bank, N.A. as Securities Administrator for the benefit of Holders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-ST1, Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3, Class B-4 and Class C”. On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Reserve Fund an amount equal to the Reserve Fund Deposit. The Securities Administrator shall deposit in the Reserve Fund all payments received from the Counterparty pursuant to the Yield Maintenance Agreement. On each Distribution Date following such deposit, the Securities Administrator shall remit amounts then on deposit in the Reserve Fund to the Holders of the Class M, Class B and Class C Certificates in the manner provided in clause (b) below. In addition, following such distribution of amounts received under the Yield Maintenance Agreement pursuant to clause (b) below, on each Distribution Date as to which there is any Basis Risk Shortfall Carry Forward Amount remaining unpaid to any Class of Certificates, the Securities Administrator shall deposit the amounts pursuant to clauses (C) and (D) of Section 5.04(a)(3) into the Reserve Fund, and the Securities Administrator has been directed by the Class C Certificateholder to distribute any amounts then on deposit in the Reserve Fund to the Holders of the Class A, Class M and Class B Certificates in respect of the Basis Risk Shortfall Carry Forward Amount for each such Class in the priorities set forth in clauses (C) and (D) of Section 5.04(a)(3). Any amount paid to the Holders of Class A, Class M or Class B Certificates from amounts distributable pursuant to clauses (C) and (D) of Section 5.04(a)(3) pursuant to the preceding sentence in respect of Basis Risk Shortfall Carry Forward Amounts shall be treated as distributed to the Class C Certificateholder in respect of the Class C Certificates and paid by the Class C Certificateholder to the Holders of the Class A, Class M or Class B Certificates. Any payments to the Holders of the Class A, Class M or Class B in respect of Basis Risk Shortfall Carry Forwards Amounts pursuant to the second preceding sentence shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Section 860G(a)(1) of the Code.

(b)  On each Distribution Date the Securities Administrator shall distribute amounts in the Reserve Fund after depositing amounts received from the Yield Maintenance Agreement (other than a Yield Maintenance Agreement Termination Payment) with respect to such Distribution Date to the following Classes of Certificates in the following order of priority; provided, however, that to the extent Fannie Mae or an affiliate thereof holds all or a portion of any of the Class M Certificates or Class B Certificates, no distribution will be made to the holder of any such Certificate or to the Class C Certificates, and to the extent Fannie Mae or an affiliate thereof holds all or a portion of any of the Class C Certificates, no distribution will be made to the holder of such Certificate from amounts received under the Yield Maintenance Agreement and any such amounts withheld from such Certificates (the “Additional Amounts”) will be distributed to the Counterparty pursuant to clause (iii) below.

(i)  first, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, to pay Current Interest to the extent not fully paid pursuant to Section 5.04(a)(1) and any Interest Carry Forward Amount, in each case to the extent due to the interest portion of a Realized Loss;

(ii)  second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts for such Distribution Date;

(iii)  third, any Additional Amounts, to the Counterparty; and

(iv)  fourth, any remaining amounts received under the Yield Maintenance Agreement, to the Class C Certificates.

(c)  In the event that the Yield Maintenance Agreement is terminated prior to the Distribution Date in August 2017, the Securities Administrator, at the direction of the Depositor, shall use reasonable efforts to appoint a successor counterparty using any Yield Maintenance Agreement Termination Payments paid by the Counterparty. If the Securities Administrator is unable to locate a qualified successor counterparty within thirty (30) days of the Early Termination Date (as defined in the Yield Maintenance Agreement), any Yield Maintenance Agreement Termination Payments paid by the Counterparty will be deposited into a reserve fund and the Securities Administrator, on each subsequent Distribution Date (until the termination date of the Yield Maintenance Agreement or the appointment of a successor counterparty), will withdraw from the amount then remaining on deposit in the reserve account an amount equal to the payment, if any, that would have been paid to the Securities Administrator by the original Counterparty calculated in accordance with the terms of the original Yield Maintenance Agreement, and deposit such amount into the Reserve Fund in accordance with Section 5.08(a) for distribution to the holders of the Certificates in accordance with Section 5.08(b). Such reserve account shall be an Eligible Account.

(d)  The Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Securities Administrator on behalf of the Trust shall be the nominal owner of the Reserve Fund. The Class C Certificateholders shall be the beneficial owners of the Reserve Fund, subject to the power of the Securities Administrator to transfer amounts under Section 5.04(a)(3). Amounts in the Reserve Fund shall be held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereof or, at the direction of the Class C Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Class C Certificateholder, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Reserve Fund shall be taxable to the Class C Certificateholder. Any losses on such investments shall be deposited in the Reserve Fund by the Class C Certificateholder out of its own funds immediately as realized. In the event that the Class C Certificateholder shall fail to provide investment instructions to the Securities Administrator, the amounts on deposit in the Reserve Fund shall be held uninvested.

(e)  For federal tax return and information reporting, the right of the Holders of the Class A, Class M and Class B Certificates to receive payments from the Reserve Fund in respect of any Basis Risk Shortfall Carry Forward Amounts shall be assigned a value of zero.

Section 5.09  Class A-1/A-2 Net WAC Pass-Through Amount; Class A-1/A-2 Net WAC Reserve Account.

(a)  The Securities Administrator shall establish a Class A-1/A-2 Net WAC Reserve Account on behalf of the Holders of the Class A-1 Certificates and Class A-2 Certificates. The Class A-1/A-2 Net WAC Reserve Account shall be an Eligible Account. The Class A-1/A-2 Net WAC Reserve Account shall be entitled “Class A-1/A-2 Net WAC Reserve Account, Wells Fargo Bank, N.A., as Securities Administrator on behalf of U.S. Bank National Association, as Trustee for the benefit of Holders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-ST1, Class A-1 Certificates and Class A-2 Certificates”. On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Class A-1/A-2 Net WAC Reserve Account an amount equal to the Class A-1/A-2 Net WAC Reserve Account Deposit.

(b)  On each Distribution Date on which the weighted average of the Net Mortgage Rates on the Mortgage Loans is less than the Class A-1/A-2 Target Rate, the accrued interest in respect of the Regular Interest the ownership of which is represented by the Class A-1 Certificates will include the Class A-1/A-2 Net WAC Pass-Through Amount for such Distribution Date. On each such Distribution Date, the Securities Administrator shall deposit into the Class A-1/A-2 Net WAC Reserve Account the Class A-1/A-2 Net WAC Pass-Through Amount for such Distribution Date rather than distributing such amounts to the Class A-1 Certificateholders. Notwithstanding the foregoing, for federal, state and local tax purposes, such Class A-1/A-2 Net WAC Pass-Through Amount shall be deemed distributed to the Class A-1 Certificateholders in respect of the Regular Interest the ownership of which is represented by the Class A-1 Certificates. On each such Distribution Date, the Securities Administrator shall hold the Class A-1/A-2 Net WAC Pass-Through Amount for the benefit of the Holders of the Class A-2 Certificates, and shall distribute such amount to the Holders of the Class A-2 Certificates. Payments to the Holders of the Class A-2 Certificates of any Class A-1/A-2 Net WAC Pass-Through Amount will not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1).

(c) By accepting a Class A-1 Certificate, each Class A-1 Certificateholder thereby agrees to direct the Securities Administrator, and the Securities Administrator is hereby directed, to deposit into the Class A-1/A-2 Net WAC Reserve Account any Class A-1/A-2 Net WAC Pass-Through Amount rather than distributing such amount to the Class A-1 Certificateholders and further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance. By accepting a Class A-1 Certificate, each Class A-1 Certificateholder acknowledges that any such Class A-1/A-2 Net WAC Pass-Through Amount shall for federal, state and local tax purposes be deemed distributed in respect of the Regular Interest the ownership of which is represented by the Class A-1 Certificates. By accepting a Class A-2 Certificate, each Class A-2 Certificateholder acknowledges that for federal, state and local tax purposes any payments of such Class A-1/A-2 Net WAC Pass-Through Amount shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1).

(d) The Class A-1/A-2 Net WAC Reserve Account is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Securities Administrator on behalf of the Trust shall be the nominal owner of the Class A-1/A-2 Net WAC Reserve Account. The Class A-1 Certificateholders shall be the beneficial owner of the Class A-1/A-2 Net WAC Reserve Account, subject to the power of the Securities Administrator to transfer amounts under clause (b) above. Amounts in the Class A-1/A-2 Net WAC Reserve Account shall be held uninvested.

ARTICLE VI

THE CERTIFICATES

Section 6.01  The Certificates.

The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-5. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

Class	Minimum Denomination	Integral Multiple in Excess of Minimum	Initial Certificate Principal Balance		Pass-Through Rate
A-1	$100,000	$1,000	$164,089,000.00		Class A-1 Pass-Through Rate
A-2	$100,000	$1,000	N/A(1)		Class A-2 Pass-Through Rate
M-1	$100,000	$1,000	$5,886,000.00		Class M-1 Pass-Through Rate
M-2	$100,000	$1,000	$3,219,000.00		Class M-2 Pass-Through Rate
M-3	$100,000	$1,000	$1,380,000.00		Class M-3 Pass-Through Rate
M-4	$100,000	$1,000	$1,380,000.00		Class M-4 Pass-Through Rate
B-1	$100,000	$1,000	$1,287,000.00		Class B-1 Pass-Through Rate
B-2	$100,000	$1,000	$920,000.00		Class B-2 Pass-Through Rate
B-3	$100,000	$1,000	$920,000.00		Class B-3 Pass-Through Rate
B-4	$100,000	$1,000	$1,564,000.00		Class B-4 Pass-Through Rate
C	$100,000	$1,000	$3,312,158.70	(1)	(3)
R-1	100%	N/A	N/A	(2)	N/A
R-2	100%	N/A	N/A	(2)	N/A
R-3	100%	N/A	N/A	(2)	N/A
RX	100%	N/A	N/A	(2)	N/A

(1)	This is a notional amount.
(2)	The Class R-1, Class R-2, Class R-3 and Class RX Certificates are not entitled to distributions in respect of interest.
(3)	As defined in “Pass-Through Rate” definition.

The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Securities Administrator by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Securities Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 6.02  Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)  The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b)  No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder’s prospective transferee shall each certify to the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit D (the “Transferor Certificate”) and (x) deliver a letter in substantially the form of either Exhibit E (the “Investment Letter”) or Exhibit F (the “Rule 144A Letter”) or (y) there shall be delivered to the Securities Administrator an Opinion of Counsel addressed to the Securities Administrator that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Depositor to an affiliate of the Depositor and the Trustee and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee and the Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor. Additionally, such representation letters will not be required in connection with the initial transfer of any such Certificate by the Depositor to the Fannie Mae and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee and the Securities Administrator, shall be a written representation) from Fannie Mae of the status of such transferee as a QIB. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A and Related Matters Certificate as are sufficient to establish that it is a QIB. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller, the Securities Administrator and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of any Class C Certificate shall be made unless the transferee of such Class C Certificate provides to the Securities Administrator the appropriate tax certification form (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, or W-8ECI, as applicable (or any successor form thereto)), as a condition to such transfer and agrees to update such forms (i) upon expiration of any such form, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that any IRS Form W-9 or IRS Form W-8BEN, W-8IMY, or W-8ECI, as applicable (or any successor form thereto), has become obsolete or incorrect. Upon receipt of any such tax certification form from a transferee of any Class C Certificate, the Securities Administrator shall provide a copy of such tax certification form to the Counterparty.

No Transfer of an ERISA Restricted Certificate shall be made unless either (i) the Master Servicer and the Securities Administrator shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Master Servicer and the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, the Securities Administrator shall have received an Opinion of Counsel for the benefit of the Trustee, the Master Servicer and the Securities Administrator and on which they may rely, satisfactory to the Securities Administrator, to the effect that the purchase and holding of such ERISA Restricted Certificate is permissible under applicable law, will not constitute or result in the assets of the Trust being deemed to be “plan assets” under ERISA or the Code, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, the Depositor or the Securities Administrator to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, the Depositor or the Securities Administrator, or, in the case of a Class B-4 Certificate, the transferee provides a representation, or deemed representation in the case of the Global Certificate or an opinion of counsel to the effect that the proposed transfer and holding of such Certificate and the servicing, management and operation of the Trustee and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 or PTCE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Securities Administrator, the Master Servicer or the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code without the delivery of the Opinion of Counsel as described above shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Securities Administrator an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. None of the Trustee, the Securities Administrator or the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book-Entry Certificate, and none of the Trustee, the Securities Administrator or the Master Servicer shall have any liability for transfers of any such Book-Entry Certificates made through the book-entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. None of the Trustee, the Securities Administrator or the Master Servicer shall be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Trustee and the Securities Administrator shall each be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee or the Securities Administrator shall be paid and delivered by the Trustee or the Securities Administrator to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

Each beneficial owner of a Class M Certificate and Class B Certificate, except for a Class B-4 Certificate, or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets”, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-”(or its equivalent) by S&P, Fitch Ratings or Moody’s, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

(c)  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)  No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit C.

(iii)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)  Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. Neither the Trustee nor the Securities Administrator shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 6.02(b) and this Section 6.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

(v)  The Master Servicer shall make available within 60 days of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 6.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel addressed to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Seller or the Master Servicer to the effect that the elimination of such restrictions will not cause REMIC I, REMIC II, REMIC III or REMIC IV, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel addressed to the Securities Administrator and furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)  The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, the Seller, the Securities Administrator or the Master Servicer.

(e)  Subject to Subsection 6.02(i), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with Subsection 6.02(b) and in accordance with the rules of the Depository:

(i)  In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Securities Administrator shall register such transfer only upon compliance with the provisions of Subsection 6.02(b).

(ii)  In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Securities Administrator shall register such transfer only upon compliance with the provisions of Subsection 6.02(b).

(iii)  In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Securities Administrator shall register such transfer if the transferee has provided the Securities Administrator with a Rule 144A and Related Matters Certificate or comparable evidence as to its QIB status.

(iv)  No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A and Related Matters Certificate as are sufficient to establish that it is a QIB.

(f)  Subject to Subsection 6.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 6.02(e) and in accordance with the rules of the Depository:

(i)  A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

(ii)  A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Securities Administrator a Rule 144A and Related Matters Certificate or comparable evidence as to its QIB status.

(iii)  A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

(g)  (i)Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Securities Administrator shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

(ii)  Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Securities Administrator shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

(h)  Any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate shall bear the applicable legends set forth in Exhibit A-2.

(i)  Subject to the restrictions on transfer and exchange set forth in this Section 6.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 6.01 above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Securities Administrator and the Securities Administrator in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Securities Administrator and the Securities Administrator in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Securities Administrator shall, within five Business Days of such request made at the Corporate Trust Office, sign, countersign and deliver at the Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Percentage Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

Neither the Trustee nor the Securities Administrator nor the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee, the Securities Administrator and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Securities Administrator, the Trustee or the Master Servicer as a result of such attempted or purported transfer. Neither the Trustee nor the Securities Administrator shall have any liability for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.

If any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof.

Section 6.04  Persons Deemed Owners.

The Securities Administrator, the Trustee and any agent of the Securities Administrator or the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator, the Trustee nor any agent of the Securities Administrator or the Trustee shall be affected by any notice to the contrary.

Section 6.05  Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor or the Master Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 6.06  Book-Entry Certificates.

The Class A, Class M and Class B Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner’s interest in such Certificates, except as provided in Section 6.08. Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

(a)  the provisions of this Section shall be in full force and effect;

(b)  the Depositor, the Securities Administrator and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

(c)  registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

(d)  the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

(e)  the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(f)  the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

(g)  to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

The Class C Certificates and Class R Certificates shall initially be held in fully registered certificated form. If at any time the Holders of all of the Certificates of one or more such Classes request that the Securities Administrator cause such Class to become Global Certificates, the Depositor (with the assistance of the Securities Administrator) will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded. If at anytime there are to be Global Certificates, the Global Certificates shall be delivered to the Depository by the Depositor or deposited with the Securities Administrator as custodian for the Depository.

All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

Section 6.07  Notices to Depository.

Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

Section 6.08  Definitive Certificates.

If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Securities Administrator that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Securities Administrator that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Trustee and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

Section 6.09  Maintenance of Office or Agency.

The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies at Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VII

THE MASTER SERVICER

Section 7.01  Liabilities of the Depositor and the Master Servicer.

Each of the Depositor and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 7.02  Merger or Consolidation of the Depositor or the Master Servicer.

(a)  Each of the Depositor and the Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)  Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.03  Indemnification of the Trustee, the Master Servicer and the Securities Administrator.

(a)  The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, including the powers of attorney delivered pursuant to Sections 3.01 and 3.05 hereof, the Assignment Agreements, the Custodial Agreement or the Certificates (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Seller written notice thereof promptly after a responsible officer of the Trustee shall have with respect to such claim or legal action actual knowledge thereof; provided, however, the failure to give such notice shall not relieve the Master Servicer of its indemnification obligations hereunder. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

Section 7.04  Limitations on Liability of the Depositor, the Master Servicer and Others.

Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

(a)  Neither the Depositor, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor and the Master Servicer shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)  The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor and the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)  The Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Custodian and any director, officer, employee or agent of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Assignment Agreements, the Custodial Agreement, the Certificates or the Servicing Agreement (except with respect to the Master Servicer only, to the extent that the Master Servicer is indemnified by the Servicer under the Servicing Agreement), other than (i) any such loss, liability or expense related to the Master Servicer’s failure to perform its respective duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian’s failure to perform its duties under the Custodial Agreement, or (ii) any such loss, liability or expense incurred by reason of the the Master Servicer’s or the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

(d)  Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 4.03. Nothing in this Subsection 7.04(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

(e)  In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

(f)  The Master Servicer shall not be liable for any acts or omissions of the Servicer, except as otherwise expressly provided herein.

Section 7.05  Master Servicer Not to Resign.

(a)  Except as provided in Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the prior written consent of the Trustee (which consent shall not be unreasonably withheld) or (ii) upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect, addressed to and delivered to, the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

Section 7.06  Successor Master Servicer.

In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. In no event shall the compensation of any successor master servicer exceed that permitted the Master Servicer without the consent of all of the Certificateholders.

Section 7.07  Sale and Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which (or an Affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans) shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel addressed to the Trustee, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE VIII

DEFAULT; TERMINATION OF MASTER SERVICER;

Section 8.01  Events of Default.

“Event of Default,” wherever used herein, means any one of the following events:

(i)  any failure by the Master Servicer to remit to the Securities Administrator any amounts received or collected by the Master Servicer in respect of the Mortgage Loans and required to be remitted by it (other than any Advance) pursuant to this Agreement, which failure shall continue unremedied for one Business Day after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(ii)  any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any breach of a representation or warranty by the Master Servicer, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(iv)  the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

(v)  the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  the Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07; or

(vii)  The Master Servicer fails to deposit, or cause to be deposited, in the Distribution Account any Advance required to be made by the Master Servicer (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the Business Day prior to the related Distribution Date; or

(viii) failure by the Master Servicer to duly perform, within the required time period, its obligations under Sections 3.16, 3.17 or 3.18.

If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall, by notice in writing to the Master Servicer, with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer (and the Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. Notwithstanding anything to the contrary contained in this Agreement, the Trustee shall only terminate the Master Servicer for an Event of Default as described in clause (viii) above upon direction from the Depositor. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer (and, if applicable, the Securities Administrator) hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee, or any successor appointed pursuant to Section 8.02 (a “Successor Master Servicer” and, if applicable, “Successor Securities Administrator”). Such Successor Master Servicer shall thereupon if such Successor Master Servicer is a successor to the Master Servicer, make any Advance required by Article V, subject, in the case of the Trustee, to Section 8.02. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the terminated Master Servicer and, if applicable, the terminated Securities Administrator, as attorney- in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of any Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VII or Article IX. The Master Servicer and, if applicable, the Securities Administrator agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s and, if applicable, the Securities Administrator’s responsibilities and rights hereunder, including, without limitation, the transfer to the applicable Successor Master Servicer of all cash amounts which shall at the time be credited to the Distribution Account maintained pursuant to Section 4.03, or thereafter be received with respect to the applicable Mortgage Loans. The Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default known to the Trustee. The Securities Administrator shall promptly notify the Trustee in writing of the occurrence of an Event of Default under clauses (i) or (vii) above.

Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer’s rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled pursuant to Sections 4.02 and to receive any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

Notwithstanding the foregoing, if an Event of Default described in clause (vii) of this Section 8.01 shall occur and the Securities Administrator fails to make such Advance described in clause (vii), the Trustee upon receiving notice or becoming aware of such failure, and pursuant to the applicable terms of this Agreement, shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Advances and other advances of its own funds, and the Trustee shall act as provided in Section 7.02 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (vii) of this Section 8.01. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

Section 8.02  Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer receives a notice of termination pursuant to Section 8.01 hereof the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall have all the rights and powers of, and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however that, pursuant to Article V hereof, the Trustee in its capacity as successor Master Servicer shall be responsible for making any Advances required to be made by the Master Servicer immediately upon the termination of the Master Servicer and any such Advance shall be made on the Distribution Date on which such Advance was required to be made by the predecessor Master Servicer. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnifications that the Master Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the Master Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (iv) obligated to deposit losses on any Permitted Investment directed by the Master Servicer. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article V or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any Successor Master Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and (ii) be willing to act as successor servicer of any Mortgage Loans under this Agreement or the Servicing Agreement with respect to which the original Servicer has been terminated as servicer, and shall have executed and delivered to the Depositor, the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than any liabilities of the Master Servicer hereof incurred prior to termination of the Master Servicer under Section 8.01 or as otherwise set forth herein), with like effect as if originally named as a party to this Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the Master Servicer in accordance with this Section 8.02, the Trustee shall not resign as Master Servicer until a Successor Master Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the Certificateholders shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer and the Securities Administrator to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a Successor Master Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Successor Master Servicer to service the related Mortgage Loans properly and effectively, to the extent not paid by the terminated Master Servicer, shall be payable to the Trustee pursuant to Section 9.05. Any successor to the Master Servicer as successor servicer under any Subservicing Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 3.04.

Section 8.03  Notification to Certificateholders and Rating Agencies.

(a)  Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)  Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured or waived.

Section 8.04  Waiver of Defaults.

The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. Holders of Certificates evidencing not less than 51% of the Voting Rights may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made of any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

ARTICLE IX

CONCERNING THE TRUSTEE AND THE
SECURITIES ADMINISTRATOR

Section 9.01  Duties of Trustee and Securities Administrator.

(a)  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person’s own affairs.

(b)  Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee or the Securities Administrator pursuant to any provision of this Agreement, the Trustee or the Securities Administrator, respectively, shall examine them to determine whether they are, on their face, in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

(c)  On each Distribution Date, the Securities Administrator shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.04 and 10.02 herein based solely on the applicable Remittance Report.

(d)  No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)  Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii)  Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)  Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates (or such other percentage as specifically set forth herein), if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

(iv)  The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

(v)  The Securities Administrator shall not in any way be liable by reason of any insufficiency in any Account held in the name of Trustee unless it is determined by a court of competent jurisdiction in a non-appealable judgment that the Securities Administrator’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Securities Administrator is obligor and has defaulted thereon);

(vi)  The Trustee shall not in any way be liable by reason of any insufficiency in any Account held in the name of Trustee unless it is determined by a court of competent jurisdiction in a non-appealable judgment that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vii)  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(viii)  None of the Securities Administrator, the Master Servicer, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer hereunder or the Servicer under the Servicing Agreement.

(e)  All funds received by the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement shall be promptly so deposited by the Securities Administrator.

Section 9.02  Certain Matters Affecting the Trustee and the Securities Administrator.

(a)  Except as otherwise provided in Section 9.01:

(i)  The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution or certificate of the Seller, the Master Servicer or the Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)  The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)  Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(iv)  Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)  Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)  The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any paying agent other than the Securities Administrator to perform any paying agent functions under this Agreement without the express written consent of the Master Servicer, which consents will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee’s or the Securities Administrator’s agents or attorneys or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

(vii)  Should the Trustee or the Securities Administrator deem the nature of any action required on its part to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

(viii)  Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Section 9.07; and

(ix)  Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement.

(b)  The Trustee is hereby directed by the Depositor to execute and deliver the Yield Maintenance Agreement. Amounts payable by the Trust on the Closing Date pursuant to the Yield Maintenance Agreement shall be paid by the Depositor or its designee. The Trustee in its individual capacity shall have no responsibility for any of the undertakings, agreements or representations with respect to the Yield Maintenance Agreement.

(c)  The Securities Administrator is hereby directed by the Depositor to make payments pursuant to the Yield Maintenance Agreement. The Securities Administrator in its individual capacity shall have no responsibility for any of the undertakings, agreements or representations with respect to the Yield Maintenance Agreement including, without limitation, for making any payments thereunder.

(d)  The Securities Administrator agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, including the powers of attorney delivered pursuant to Sections 3.01 and 3.05 hereof, the Assignment Agreements, the Custodial Agreement or the Certificates (i) related to the Securities Administrator’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Securities Administrator’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Securities Administrator and the Seller written notice thereof promptly after a responsible officer of the Trustee shall have with respect to such claim or legal action actual knowledge thereof; provided, however, the failure to give such notice shall not relieve the Securities Administrator of its indemnification obligations hereunder. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

Section 9.03  Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.06 hereof; provided, however, that the foregoing shall not relieve the Trustee, or the Custodian on its behalf, of the obligation to review the Mortgage Files pursuant to Section 2.02 of this Agreement. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to Section 2.06, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 9.04  Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee or Securities Administrator hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

Section 9.05  Trustee’s and Securities Administrator’s Fees and Expenses.

The fees and expenses of the Trustee and the Securities Administrator shall be paid in accordance with a side letter agreement with the Master Servicer and at the expense of the Master Servicer. In addition, the Trustee and the Securities Administrator shall be entitled to recover from the Distribution Account pursuant to Section 4.04 all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Distribution Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses, disbursements or advances from the Depositor and the Depositor hereby agrees to pay such expenses, disbursements or advances upon demand. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

Section 9.06  Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated “BBB” or higher by Fitch, Inc. with respect to their long-term rating and rated “BBB” or higher by Standard & Poor’s and “Baa2” or higher by Moody’s with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies (which consent shall not be unreasonably withheld). The Trustee shall not be an Affiliate of the Master Servicer. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

Section 9.07  Insurance.

The Trustee and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a “Financial Institution Bond” and/or a “Bankers’ Blanket Bond”). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee’s or the Securities Administrator’s, respectively, compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

Section 9.08  Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign (including, in the case of the Securities Administrator, in connection with the resignation or termination of the Master Servicer) and be discharged from the Trust hereby created by giving written notice thereof to the Depositor, the Seller, the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning trustee or securities administrator, as applicable, and the successor trustee or securities administrator, as applicable. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or securities administrator.

If at any time (i) the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Securities Administrator or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee or securities administrator and (C) the Trustee or the Securities Administrator, as applicable fails to indemnify the Trust Fund against such tax, then the Depositor or the Master Servicer may remove the Trustee or the Securities Administrator, as applicable, and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee, the Securities Administrator, each Master Servicer and the successor trustee or successor securities administrator, as applicable.

The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee or Securities Administrator and appoint a successor trustee or securities administrator by written instrument or instruments, in multiple copies, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee or successor securities administrator to each of the Master Servicer, the Trustee or Securities Administrator so removed and the successor trustee or securities administrator so appointed. Notice of any removal of the Trustee or Securities Administrator shall be given to each Rating Agency by the Trustee or successor trustee.

Any resignation or removal of the Trustee or Securities Administrator and appointment of a successor trustee or securities administrator pursuant to any of the provisions of this Section 9.08 shall become effective upon acceptance of appointment by the successor trustee or securities administrator as provided in Section 9.09 hereof.

Section 9.09  Successor Trustee or Securities Administrator.

Any successor trustee or securities administrator appointed as provided in Section 9.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator, as applicable, and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee or securities administrator shall become effective and such successor trustee or securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein.

No successor trustee or securities administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor trustee or securities administrator shall be eligible under the provisions of Section 9.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee or securities administrator as provided in this Section 9.09, the successor trustee or securities administrator shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates. If the successor trustee or securities administrator fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

Section 9.10  Merger or Consolidation of Trustee or Securities Administrator.

Any corporation, state bank or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or of the business of the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.11  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.09.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether a Trustee hereunder or as a Successor Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)  No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 9.12  Tax Matters.

It is intended that the Trust Fund shall constitute one or more REMICs, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent for so long as it is also Master Servicer (and the Securities Administrator is hereby appointed to act as agent) on behalf of the Trust Fund. The Trustee and/or the Securities Administrator, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations or rules, and furnish or cause to be furnished, to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Trustee shall make, or cause to be made, elections on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record Holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) each of the Securities Administrator and the Trustee shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) neither the Trustee nor the Securities Administrator shall knowingly or intentionally take any action or omit to take any action that could (i) cause the termination of the REMIC status of any REMIC formed hereunder or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code); (h) the Securities Administrator shall pay, from the sources specified in this Section 9.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee, the Securities Administrator at the written request of the Trustee, or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 9.12 requiring a signature thereon by the Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) neither the Trustee nor the Master Servicer shall enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code; and (m) as and when necessary and appropriate, the Trustee, or at the written request of the Trustee, the Securities Administrator, shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

In order to enable each of the Trustee and the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee or the Securities Administrator within 10 days after the Closing Date all information or data that the Trustee or the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the related Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee or the Securities Administrator promptly upon written request therefor, any such additional information or data that the Trustee or the Securities Administrator may, from time to time, request in order to enable the Trustee or the Securities Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies each of Trustee and the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Trustee or the Securities Administrator arising from any errors or miscalculations of the Trustee or the Securities Administrator, as applicable, that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee or the Securities Administrator, as applicable, on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any of REMIC I, REMIC II, REMIC III or REMIC IV as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I, REMIC II, REMIC III or REMIC IV after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II, REMIC III or REMIC IV and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Master Servicer or the Securities Administrator, if any such tax arises out of or results from a breach by the Master Servicer or the Securities Administrator of any of its obligations under this Agreement, provided, however, in no event shall the Master Servicer or the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any losses other than those arising out of a negligent performance by the Master Servicer or the Securities Administrator of its duties and obligations set forth herein, or (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates), (ii) any party hereto (other than the Master Servicer or the Securities Administrator) to the extent any such tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), first with amounts otherwise to be distributed to the Class R Certificateholders, and second with amounts otherwise to be distributed to all the Holders of the following Certificates in the following order of priority: first, to the Class B-4 Certificates, third, to the Class B-3 Certificates, fourth, to the Class B-2 Certificates, fifth, to the Class B-1 Certificates, sixth, to the Class M-4 Certificates, seventh, to the Class M-3 Certificates, eighth, to the Class M-2 Certificates, ninth, to the Class M-1 Certificates, and tenth, to the Class A Certificates (pro rata based on the amounts to be distributed). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Securities Administrator is hereby authorized to retain on any Distribution Date, from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of the other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Securities Administrator shall promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof. The Securities Administrator shall include in its Remittance Report instructions as to distributions to such parties taking into account the priorities described in the second preceding sentence. The Securities Administrator, on written request by the Trustee, agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

The Trustee and the Securities Administrator each agree that, in the event it should obtain any information necessary for the other party to perform its obligations pursuant to this Section 9.12, it will promptly notify and provide such information to such other party. Notwithstanding anything in this Agreement to the contrary, the Trustee agrees that, in the event that the Trustee obtains actual knowledge that the Securities Administrator has breached any of its obligations pursuant to this Section 9.12, the Trustee shall perform such obligations on its behalf to the extent that the Trustee possesses all documents necessary to so perform and receives reasonable compensation therefor, provided, however, that the Trustee shall not be liable for any losses resulting from any such breach.

Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders.

ARTICLE X

TERMINATION

Section 10.01  Termination upon Liquidation or Repurchase of all Mortgage Loans.

Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the exercise of the Majority Class C Certificateholder (or its designee) (except in the event that Fannie Mae is the Majority Class C Certificateholder in which case the Majority Class C Certificateholder cannot exercise the termination option) of its right to repurchase all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at a price (the “Mortgage Loan Purchase Price”) equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee, and (iv) unreimbursed out-of pocket costs of the Servicer or the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 9.05, and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

The right to repurchase all Mortgage Loans and REO Properties by the Majority Class C Certificateholder pursuant to clause (a) in the preceding paragraph shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans in the Trust Fund, at the time of any such repurchase, aggregating 10% or less of the aggregate Cut-off Date Principal Balance of all of the Mortgage Loans.

Section 10.02  Final Distribution on the Certificates.

If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Distribution Account, the Master Servicer shall direct the Securities Administrator to send a final distribution notice promptly to each Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Securities Administrator. If the Majority Class C Certificateholder elects to terminate the Trust Fund pursuant to Section 10.01, at least 20 days prior to the date notice is to be mailed to the Certificateholders, the Majority Class C Certificateholder shall notify the Depositor, the Securities Administrator and the Trustee of the date the Majority Class C Certificateholder intends to terminate the Trust Fund. The Majority Class C Certificateholder shall remit the Mortgage Loan Purchase Price to the Securities Administrator on the Business Day prior to the Distribution Date for such Optional Termination by the Majority Class C Certificateholder.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not later than two Business Days after the Determination Date in the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

Upon such final deposit with respect to the Trust Fund and the receipt by the Custodian of a Request for Release therefor, the Custodian shall promptly release to the Master Servicer, as applicable the Mortgage Files for the Mortgage Loans and the Trustee shall execute and deliver any documents prepared and delivered to it which are necessary to transfer any REO Property.

Upon presentation and surrender of the Certificates, the Securities Administrator shall distribute to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 5.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto.

Section 10.03  Additional Termination Requirements.

(a)  Upon exercise by the Majority Class C Certificateholder of its purchase option as provided in Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Securities Administrator have been supplied with an Opinion of Counsel addressed to the Trustee and the Securities Administrator at the expense of the Majority Class C Certificateholder to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on “prohibited transactions” of a REMIC, or (ii) cause a REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1) The Majority Class C Certificateholder shall establish a 90-day liquidation period and notify the Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the tax return for each of REMIC I, REMIC II, REMIC III and REMIC IV pursuant to Treasury Regulation Section 1.860F-1. The Majority Class C Certificateholder shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel addressed to the Securities Administrator and the Trustee obtained at the expense of the Majority Class C Certificateholder;

(2) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Securities Administrator on behalf of the Trustee, shall sell all of the assets of REMIC I to the Majority Class C Certificateholder for cash; and

(3) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates, all cash on hand (other than cash retained to meet claims), and REMIC I shall terminate at that time.

(b)  By their acceptance of the Certificates, the Holders thereof hereby authorize the adoption of a 90-day liquidation period and the adoption of a plan of complete liquidation for each of REMIC I, REMIC II, REMIC III and REMIC IV, which authorization shall be binding upon all successor Certificateholders.

(c)  The Securities Administrator as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation meeting the requirements for a qualified liquidation under Section 860F of the Code and any regulations thereunder upon the written request of the Majority Class C Certificateholder and the receipt of the Opinion of Counsel referred to in Section 10.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Majority Class C Certificateholder.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01  Amendment.

This Agreement may be amended from time to time by parties hereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein (including to give effect to the expectations of investors), to comply with any changes in the Code, to revise any provisions to reflect the obligations of the parties to this Agreement as they relate to Regulation AB, to change the manner in which the Distribution Account maintained by the Securities Administrator or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of REMIC I, REMIC II, REMIC III or REMIC IV, as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC I, REMIC II, REMIC III or REMIC IV pursuant to the Code that would be a claim against any of REMIC I, REMIC II, REMIC III or REMIC IV at any time prior to the final redemption of the Certificates, provided that the Trustee and the Securities Administrator have been provided an Opinion of Counsel addressed to the Trustee and the Securities Administrator, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Securities Administrator or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the aggregate Certificate Principal Balance of the Certificates, or with the consent of Holders of each Class of Certificates affected thereby, evidencing over 50% of the aggregate Certificate Principal Balance of that Class, as applicable, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any of REMIC I, REMIC II, REMIC III or REMIC IV to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Securities Administrator, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on REMIC I, REMIC II, REMIC III or REMIC IV or the Certificateholders or cause REMIC I, REMIC II, REMIC III or REMIC IV to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee (i) that such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

Notwithstanding any provision of this Agreement to the contrary, no amendment to this Agreement may augment or alter the permitted activities of the Trust as set forth in Section 2.07 hereof or cause the Trust to cease to be a “qualifying special purpose entity” under accounting principles generally accepted in the United States.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 11.02  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation at the Trust’s expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03  Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

Section 11.04  Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Seller to the Depositor, and by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Depositor or the Trustee, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Seller to the Depositor, or by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or the Depositor, as applicable, or if for any other reason the Mortgage Loan Purchase Agreement or this Agreement is held or deemed to create a security interest in such assets, then (i) the Mortgage Loan Purchase Agreement and this Agreement shall each be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in the Mortgage Loan Purchase Agreement from the Seller to the Depositor, and the conveyance provided for in this Agreement from the Depositor to the Trustee, shall be deemed to be an assignment and a grant by the Seller or the Depositor, as applicable, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of the Agreement.

Section 11.05  Notices.

(a)  The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

(i)  Any material change or amendment to this Agreement;

(ii)  The occurrence of any Event of Default that has not been cured;

(iii)  The resignation or termination of the Master Servicer, the Securities Administrator or the Trustee and the appointment of any successor;

(iv)  The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03 and 10.01; and

(v)  The final payment to Certificateholders.

(b)  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Chief Counsel, and with respect to Regulation AB notifications to the Depositor at regabnotifications@bear.com; (ii) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; (iii) in the case of the Master Servicer or the Securities Administrator, P. O. Box 98, Columbia, Maryland 21046 (or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: BSABS I 2006-ST1 or such other address as may be hereafter furnished to the other parties hereto by the Securities Administrator in writing, and (v) in the case of the Rating Agencies, (x) Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring and (y) Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group. Any notice delivered to the Seller, the Master Servicer, the Securities Administrator or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07  Assignment.

Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.07, this Agreement may not be assigned by the Master Servicer or the Depositor.

Section 11.08  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee or the Securities Administrator, as appropriate, a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee or the Securities Administrator, as appropriate to institute such action, suit or proceeding in its own name as Trustee or the Securities Administrator, as appropriate, hereunder and shall have offered to the Trustee or the Securities Administrator, as appropriate, such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or the Securities Administrator, as appropriate, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder, the Trustee or the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 11.09  Inspection and Audit Rights.

The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 11.09 shall be borne by the party requesting such inspection, subject to such party’s right to reimbursement hereunder (in the case of the Trustee, pursuant to Section 9.05 hereof).

Section 11.10  Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

* * *

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Depositor

/s/ Baron Silverstein
Name: Baron Silverstein
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator and Master Servicer

/s/ Amy Doyle
Name: Amy Doyle
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

/s/ Vaneta I. Bernard
Name: Vaneta I. Bernard
Title: Vice President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this 30th day of October, 2006, before me, a notary public in and for said State, appeared Baron Silverstein, personally known to me on the basis of satisfactory evidence to be an authorized representative of Bear Stearns Asset Backed Securities I LLC, one of the companies that executed the within instrument, and also known to me to be the person who executed it on behalf of such limited liability company and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Michelle Sterling
Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF BALTIMORE	)

On this 30th day of October, 2006, before me, a notary public in and for said State, appeared Amy Doyle, personally known to me on the basis of satisfactory evidence to be an authorized representative of Wells Fargo Bank, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Graham Oglesby
Notary Public

[Notarial Seal]

STATE OF MASSACHUSETTS	)
	)	ss.:
COUNTY OF SUFFOLK	)

On this 30th day of October, 2006, before me, a notary public in and for said State, appeared Vaneta I. Bernard, personally known to me on the basis of satisfactory evidence to be an authorized representative of U.S. Bank National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Larry D. Snell
Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS A CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

[FOR CLASS A-1] THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No.1	Adjustable Pass-Through Rate

Class A-[1][2] Senior

Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006	Aggregate Initial Certificate [Principal Balance] [Notional Amount] of this Certificate as of the Cut-off Date: $[_____________]

First Distribution Date: November 27, 2006	Initial Certificate [Principal Balance] [Notional Amount] of this Certificate as of the Cut-off Date: $[_____________]

Master Servicer: Wells Fargo Bank, National Association	CUSIP: [___________]

Assumed Final Distribution Date: October 25, 2036

ASSET-BACKED CERTIFICATE

SERIES 2006-ST1

evidencing a percentage interest in the distributions allocable to the Class A-[1][2] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, one- to four-family, fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by Federal National Mortgage Association to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate [Principal Balance] [Notional Amount] hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate [Principal Balance] [Notional Amount] of this Class of Certificates will be reduced to zero. [The Class A-2 Certificates have no Certificate Principal Balance.]

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Initial Certificate [Principal Balance] [Notional Amount] of this Certificate is set forth above. [For Class A-1] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable thereto.]

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee or the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights of the aggregate Certificate Principal Balance of the Certificates, or with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of the aggregate Certificate Principal Balance of that class, as applicable. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: October 30, 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-[1][2] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-2

FORM OF CLASS M CERTIFICATES

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [,] [AND] [CLASS M-1 CERTIFICATES] [,] [AND] [CLASS M-2 CERTIFICATES] [AND] [CLASS M-3 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(b) OF THE AGREEMENT.

Certificate No.1	Adjustable Pass-Through Rate

Class M-[1][2][3][4] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[________________]

First Distribution Date: November 27, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[________________]

Master Servicer: Wells Fargo Bank, National Association	CUSIP: [_______________]

Assumed Final Distribution Date: October 25, 2036

ASSET-BACKED CERTIFICATE
SERIES 2006-ST1

evidencing a percentage interest in the distributions allocable to the Class M-[1][2][3][4] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, one- to four-family, fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by Federal National Mortgage Association to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in section 6.02(b) of the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee or the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights of the aggregate Certificate Principal Balance of the Certificates, or with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of the aggregate Certificate Principal Balance of that class, as applicable. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: October 30, 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class M-[1][2][3][4] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-3

FORM OF CLASS B CERTIFICATES

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [,] [AND] [CLASS M-1 CERTIFICATES] [,] [AND] [CLASS M-2 CERTIFICATES] [,] [AND] [CLASS M-3 CERTIFICATES] [,] [AND] [CLASS B-1 CERTIFICATES] [,] [AND] [CLASS B-2 CERTIFICATES] [,] [AND] [CLASS B-3 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

[For Class B-1, Class B-2, and Class B-3] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[For Class B-1, Class B-2, and Class B-3] [EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(b) OF THE AGREEMENT.]

[For Class B-4] [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2),(3) OR (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 OR PTCE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE, OR PROVIDES AN OPINION OF COUNSEL TO SUCH EFFECT.]

[For Class B-4] [NOTWITHSTANDING THE PREVIOUS PARAGRAPH, A CERTIFICATION WILL NOT BE REQUIRED WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY, OR FOR ANY SUBSEQUENT TRANSFER OF THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT SUCH TRANSFEREE IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT.]

Certificate No.1	Adjustable Pass-Through Rate

Class B-[1][2][3][4] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[________________]

First Distribution Date: November 27, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[________________]

Master Servicer: Wells Fargo Bank, National Association	CUSIP: [_______________]

Assumed Final Distribution Date: October 25, 2036

ASSET-BACKED CERTIFICATE
SERIES 2006-ST1

evidencing a percentage interest in the distributions allocable to the Class B-[1][2][3][4] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, one- to four-family, fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that ___________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by Federal National Mortgage Association to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

[For Class B-1, Class B-2, and Class B-3] [Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.]

[For Class B-4] [Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution date so long as this Certificate remains in non book-entry form (and otherwise, the close of business on the Business Day immediately preceding such Distribution Date) an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.]

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

[For Class B-4] [No transfer of this Class B-4 Certificate will be made unless such transfer is (i) exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws and (ii) made in accordance with Section 6.02 of the Agreement. In the event that such transfer is to be made the Securities Administrator shall register such transfer if, (i) made to a transferee who has provided the Securities Administrator with evidence as to its QIB status; or (ii) (A) the transferor has advised the Securities Administrator in writing that the Certificate is being transferred to an Institutional Accredited Investor and (B) prior to such transfer the transferee furnishes to the Securities Administrator an Investment Letter; provided that if based upon an Opinion of Counsel to the effect that (A) and (B) above are not sufficient to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Securities Administrator shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of this Certificate as shall be set forth in such Opinion of Counsel.]

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in section 6.02(b) of the Agreement.

[For Class B-4] [This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the transferee certifies or represents that the proposed transfer and holding of a Certificate and the servicing, management and operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 or PTCE 96-23 and (ii) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate, or an Opinion of Counsel specified in section 6.02 of the Agreement is provided. This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.]

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee or the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights of the aggregate Certificate Principal Balance of the Certificates, or with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of the aggregate Certificate Principal Balance of that class, as applicable. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: October 30, 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[1][2][3][4] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-4

FORM OF CLASS C CERTIFICATEs

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2),(3) OR (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT (as defined below) AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER (I) A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL PURSUANT TO 6.02(b) OF THE AGREEMENT, SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER, THE SECURITIES ADMINISTRATOR, OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

NO TRANSFER OF ANY CLASS C CERTIFICATE SHALL BE MADE UNLESS THE TRANSFEREE OF SUCH CLASS C CERTIFICATE PROVIDES TO THE SECURITIES ADMINISTRATOR THE APPROPRIATE TAX CERTIFICATION FORM (I.E., IRS FORM W-9 OR IRS FORM W-8BEN, W-8IMY, OR W-8ECI, AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO)), AS A CONDITION TO SUCH TRANSFER AND AGREES TO UPDATE SUCH FORMS (I) UPON EXPIRATION OF ANY SUCH FORM, (II) AS REQUIRED UNDER THEN APPLICABLE U.S. TREASURY REGULATIONS AND (III) PROMPTLY UPON LEARNING THAT ANY IRS FORM W-9 OR IRS FORM W-8BEN, W-8IMY, OR W-8ECI, AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO), HAS BECOME OBSOLETE OR INCORRECT. UPON RECEIPT OF ANY SUCH TAX CERTIFICATION FORM FROM A TRANSFEREE OF ANY CLASS C CERTIFICATE, THE SECURITIES ADMINISTRATOR SHALL PROVIDE A COPY OF SUCH TAX CERTIFICATION FORM TO THE COUNTERPARTY.

Certificate No. 1	Percentage Interest: 100%

Class C

Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006	Aggregate Certificate Notional Amount of this Certificate as of the Cut-off Date: $[____________]

First Distribution Date: November 27, 2006	Initial Certificate Notional Amount of this Certificate as of the Cut-off Date: $[____________]

Master Servicer: Wells Fargo Bank, National Association	CUSIP: [_______________]

Assumed Final Distribution Date: October 25, 2036

ASSET-BACKED CERTIFICATE
SERIES 2006-ST1

evidencing a percentage interest in the distributions allocable to the Class C Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, one- to four-family, fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Federal National Mortgage Association is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by Federal National Mortgage Association to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person, unless the transferee provides either (i) a certification pursuant to section 6.02(b) of the Agreement or an (ii) Opinion of Counsel pursuant to section 6.02(b) of the Agreement, satisfactory to the Securities Administrator that the purchase and holding of this Certificate are permissible under applicable law, will not constitute or result in any non-exempt prohibited transactions under Section 406 ERISA or Section 4975 of the Code and will not subject the Trustee, Master Servicer, the Securities Administrator, or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee or the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights of the aggregate Certificate Principal Balance of the Certificates, or with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of the aggregate Certificate Principal Balance of that class, as applicable. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator and the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: October 30, 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class C Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-5

FORM OF CLASS R-[1][2][3][X] CERTIFICATES

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER (I) A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT (AS DEFINED BELOW) OR (II) AN OPINION OF COUNSEL PURSUANT TO 6.02(b) OF THE AGREEMENT, SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER, THE SECURITIES ADMINISTRATOR, OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND (4) SUCH TRANSFEREE IS A UNITED STATES PERSON. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.1

Class R-[1][2][3][X]
Percentage Interest: 100%
Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006

First Distribution Date: November 27, 2006

Master Servicer: Wells Fargo Bank, National Association
CUSIP: [____________]
Assumed Final Distribution Date: October 25, 2036

ASSET-BACKED CERTIFICATE
SERIES 2006-ST1

evidencing a percentage interest in the distributions allocable to the Class R-[1][2][3][X] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, one- to four-family, fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by Federal National Mortgage Association to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made to any person, unless the transferee provides either (i) a certification pursuant to section 6.02(b) of the Agreement or an (ii) Opinion of Counsel pursuant to section 6.02(b) of the Agreement, satisfactory to the Securities Administrator that the purchase and holding of this Certificate are permissible under applicable law, will not constitute or result in any non-exempt prohibited transactions under Section 406 ERISA or Section 4975 of the Code and will not subject the Trustee, Master Servicer, the Securities Administrator, or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee or the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the Voting Rights of the aggregate Certificate Principal Balance of the Certificates, or with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of the aggregate Certificate Principal Balance of that class, as applicable. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: October 30, 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class R-[1][2][3][X] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

       ZIP_CODE      STATE           CITY1                                  PROPTYPE                                      CURRENT_GROSS_COUPON            SERV_FEE
-------------------------------------------------------------------------------------------------------------------------------------------------------------------
          29910      SC              BLUFFTON                               Single Family                                               7.2500              0.2500
          29928      SC              HILTON HEAD                            Condominium                                                 7.7500              0.2500
          30135      GA              DOUGLASVILLE                           Single Family                                               7.3750              0.2500
          30103      GA              ADAIRSVILLE                            Single Family                                               7.6250              0.2500
          30047      GA              LILBURN                                Single Family                                               8.6250              0.2500
          30188      GA              WOODSTOCK                              Single Family                                               7.3750              0.2500
          34475      FL              OCALA                                  2-4 Family                                                  8.5000              0.2500
          30014      GA              OXFORD                                 Single Family                                               7.5000              0.2500
          31324      GA              RICHMOND HILL                          PUD                                                         7.7500              0.2500
          30126      GA              MABLETON                               Single Family                                               7.3750              0.2500
          30215      GA              FAYETTEVILLE                           PUD                                                         7.0000              0.2500
          30045      GA              LAWRENCEVILLE                          PUD                                                         7.7500              0.2500
          30041      GA              ELLENWOOD                              Single Family                                               7.3750              0.2500
          30281      GA              Stockbridge                            PUD                                                         7.8750              0.2500
          29687      SC              TAYLORS                                Single Family                                               7.2500              0.2500
          32174      FL              Ormond Beach                           Single Family                                               7.8750              0.2500
          30605      GA              ATHENS                                 2-4 Family                                                  8.3750              0.2500
          37938      TN              KNOXVILLE                              Condominium                                                 6.8750              0.2500
          30016      GA              COVINGTON                              PUD                                                         7.5000              0.2500
          33905      FL              FORT MYERS                             Single Family                                               7.7500              0.2500
          33972      FL              LEHIGH ACRES                           Single Family                                               7.7500              0.2500
          31005      GA              BONAIRE                                Single Family                                               7.0000              0.2500
          35022      AL              BESSEMER                               PUD                                                         7.3750              0.2500
          35226      AL              BIRMINGHAM                             Single Family                                               8.0000              0.2500
          30248      GA              LOCUST GROVE                           Single Family                                               7.2500              0.2500
          30331      GA              ATLANTA                                PUD                                                         7.6250              0.2500
          34983      FL              PORT ST. LUCIE                         Single Family                                               7.5000              0.2500
          35020      AL              BESSEMER                               Single Family                                               7.5000              0.2500
          29325      SC              CLINTON                                Single Family                                               7.2500              0.2500
          37217      TN              NASHVILLE                              Condominium                                                 7.8750              0.2500
          28792      NC              Hendersonville                         2-4 Family                                                  7.5000              0.2500
          28792      NC              Hendersonville                         2-4 Family                                                  7.5000              0.2500
          33991      FL              CAPE CORAL                             Single Family                                               8.1250              0.2500
          30080      GA              SMYRNA                                 PUD                                                         7.2500              0.2500
          30317      GA              Atlanta                                Single Family                                               7.0000              0.2500
          33407      FL              WEST PALM BEACH                        PUD                                                         7.2500              0.2500
          29611      SC              GREENVILLE                             Single Family                                               8.2500              0.2500
          29615      SC              GREENVILLE                             Single Family                                               6.8750              0.2500
          29681      SC              Simpsonville                           PUD                                                         6.8750              0.2500
          30296      GA              RIVERDALE                              Single Family                                               7.7500              0.2500
          32244      FL              JACKSONVILLE                           Single Family                                               7.6250              0.2500
          37379      TN              Soddy Daisy                            Single Family                                               7.5000              0.2500
          37343      TN              Hixson                                 2-4 Family                                                  7.5000              0.2500
          37416      TN              Chattanooga                            2-4 Family                                                  7.5000              0.2500
          30032      GA              DECATUR                                Condominium                                                 7.5000              0.2500
          29414      SC              CHARLESTON                             PUD                                                         7.2500              0.2500
          30017      GA              GRAYSON                                PUD                                                         6.8750              0.2500
          32095      FL              St. Augustine                          PUD                                                         8.3750              0.2500
          32218      FL              JACKSONVILLE                           PUD                                                         8.0000              0.2500
          30016      GA              COVINGTON                              PUD                                                         7.2500              0.2500
          30012      GA              CONYERS                                PUD                                                         7.2500              0.2500
          30043      GA              LAWRENCEVILLE                          PUD                                                         7.3750              0.2500
          27712      NC              DURHAM                                 PUD                                                         7.3750              0.2500
          33196      FL              Miami                                  Single Family                                               7.6250              0.2500
          30349      GA              Atlanta                                Single Family                                               6.7500              0.2500
          38119      TN              Memphis                                Condominium                                                 7.8750              0.2500
          30052      GA              LOGANVILLE                             PUD                                                         7.6250              0.2500
          30349      GA              COLLEGE PARK                           PUD                                                         7.3750              0.2500
          30506      GA              GAINESVILLE                            Single Family                                               7.3750              0.2500
          35802      AL              Huntsville                             Single Family                                               7.6250              0.2500
          30331      GA              Atlanta,                               Single Family                                               7.7500              0.2500
          32128      FL              Port Orange                            PUD                                                         7.8750              0.2500
          32821      FL              Orlando                                Condominium                                                 7.7500              0.2500
          33323      FL              SUNRISE                                PUD                                                         7.3750              0.2500
          37932      TN              KNOXVILLE                              2-4 Family                                                  8.2500              0.2500
          30297      GA              FOREST PARK                            2-4 Family                                                  7.0000              0.2500
          30297      GA              FOREST PARK                            2-4 Family                                                  7.0000              0.2500
          27616      NC              RALEIGH                                PUD                                                         7.8750              0.2500
          27545      NC              KNIGHTDALE                             PUD                                                         7.5000              0.2500
          28409      NC              Wilmington                             Single Family                                               7.2500              0.2500
          30349      GA              College Park                           Single Family                                               7.8750              0.2500
          33629      FL              TAMPA                                  Single Family                                               7.2500              0.2500
          30005      GA              ALPHARETTA                             Single Family                                               7.3750              0.2500
          32129      FL              Port Orange                            Single Family                                               7.2500              0.2500
          32952      FL              Merrit Island                          Single Family                                               7.6250              0.2500
          28804      NC              Asheville                              Single Family                                               8.0000              0.2500
          30034      GA              DECATUR                                Single Family                                               7.8750              0.2500
          30224      GA              GRIFFIN                                Single Family                                               7.5000              0.2500
          32174      FL              Ormond Beach                           Single Family                                               8.2500              0.2500
          32176      FL              Ormond Beach                           Single Family                                               7.5000              0.2500
          35147      AL              Birmingham                             PUD                                                         7.7500              0.2500
          31419      GA              SAVANNAH                               PUD                                                         7.7500              0.2500
          31324      GA              RICHMOND HILL                          PUD                                                         7.7500              0.2500
          34293      FL              VENICE                                 Single Family                                               8.0000              0.2500
          34112      FL              NAPLES                                 Single Family                                               7.2500              0.2500
          30310      GA              ATLANTA                                Single Family                                               6.7500              0.2500
          30312      GA              ATLANTA                                Single Family                                               6.7500              0.2500
          30228      GA              HAMPTON                                PUD                                                         7.3750              0.2500
          30044      GA              LAWRENCEVILLE                          Single Family                                               7.3750              0.2500
          27504      NC              Benson                                 Single Family                                               7.5000              0.2500
          33166      FL              DORAL                                  Condominium                                                 7.1250              0.2500
          33182      FL              MIAMI                                  Single Family                                               7.5000              0.2500
          28273      NC              Charlotte                              PUD                                                         7.7500              0.2500
          27613      NC              RALEIGH                                PUD                                                         7.0000              0.2500
          30519      GA              BUFORD                                 PUD                                                         7.7500              0.2500
          37363      TN              OOLTEWAH                               Single Family                                               7.1250              0.2500
          30213      GA              FAIRBURN                               PUD                                                         7.7500              0.2500
          31721      GA              ALBANY                                 Single Family                                               7.2500              0.2500
          31705      GA              ALBANY                                 Single Family                                               7.2500              0.2500
          32606      FL              GAINESVILLE                            PUD                                                         7.5000              0.2500
          32828      FL              ORLANDO                                PUD                                                         7.5000              0.2500
          30041      GA              CUMMING                                Single Family                                               7.3750              0.2500
          32765      FL              OVIEDO                                 PUD                                                         7.8750              0.2500
          27263      NC              Archdale                               PUD                                                         7.3750              0.2500
          30215      GA              Fayetteville                           Single Family                                               7.2500              0.2500
          30034      GA              DECATUR                                Condominium                                                 7.2500              0.2500
          30253      GA              MCDONOUGH                              PUD                                                         7.0000              0.2500
          30043      GA              LAWRENCEVILLE                          Single Family                                               7.2500              0.2500
          22407      VA              FREDERICKSBURG                         PUD                                                         7.5000              0.2500
          33035      FL              HOMESTEAD                              PUD                                                         6.8750              0.2500
          31005      GA              BONAIRE                                Single Family                                               7.5000              0.2500
          32792      FL              WINTER PARK                            Single Family                                               8.5000              0.2500
          32792      FL              WINTER PARK                            PUD                                                         8.5000              0.2500
          30017      GA              GRAYSON                                Single Family                                               7.3750              0.2500
          33544      FL              WESLEY CHAPEL                          PUD                                                         7.5000              0.2500
          28262      NC              CHARLOTTE                              PUD                                                         8.0000              0.2500
          34609      FL              SPRING HILL                            Single Family                                               7.5000              0.2500
          32043      FL              GREEN COVE SPRI                        Single Family                                               8.5000              0.2500
          27514      NC              CHAPEL HILL                            Single Family                                               7.0000              0.2500
          32811      FL              ORLANDO                                Single Family                                               8.0000              0.2500
          30064      GA              MARIETTA                               PUD                                                         7.5000              0.2500
          30238      GA              Jonesboro                              PUD                                                         7.5000              0.2500
          30331      GA              ATLANTA                                PUD                                                         7.3750              0.2500
          30238      GA              JONESBORO                              PUD                                                         7.3750              0.2500
          28205      NC              CHARLOTTE                              Single Family                                               7.6250              0.2500
          28110      NC              MONROE                                 PUD                                                         7.6250              0.2500
          33972      FL              LEHIGH ACERS                           Single Family                                               7.6250              0.2500
          30305      GA              Atlanta                                Condominium                                                 8.0000              0.2500
          30276      GA              SENOIA                                 Single Family                                               7.5000              0.2500
          30030      GA              Decatur                                PUD                                                         7.6250              0.2500
          30315      GA              Atlanta                                Single Family                                               8.2500              0.2500
          30349      GA              Atlanta                                PUD                                                         7.8750              0.2500
          30308      GA              Atlanta                                Condominium                                                 7.5000              0.2500
          31322      GA              Pooler                                 PUD                                                         8.2500              0.2500
          30032      GA              Decatur                                Single Family                                               7.8750              0.2500
          31419      GA              Savannah                               Single Family                                               7.8750              0.2500
          30701      GA              Calhoun                                2-4 Family                                                  8.1250              0.2500
          30034      GA              Decatur                                Single Family                                               7.8750              0.2500
          28217      NC              Charlotte                              Condominium                                                 7.6250              0.2500
          30188      GA              Woodstock                              Single Family                                               8.2500              0.2500
          30043      GA              Lawrenceville                          PUD                                                         8.1250              0.2500
          30038      GA              Lithonia                               Single Family                                               7.3750              0.2500
          32829      FL              Orlando                                PUD                                                         7.8750              0.2500
          30082      GA              Smyrna                                 PUD                                                         7.1250              0.2500
          30213      GA              FAIRBURN                               PUD                                                         7.8750              0.2500
          30349      GA              COLLEGE PARK                           PUD                                                         6.6250              0.2500
          29582      SC              N MYRTLE BEACH                         Condominium                                                 7.2500              0.2500
          27511      NC              CARY                                   PUD                                                         7.0000              0.2500
          27704      NC              DURHAM                                 Single Family                                               7.3750              0.2500
          30281      GA              STOCKBRIDGE                            PUD                                                         7.1250              0.2500
          33034      FL              MIAMI                                  Single Family                                               7.5000              0.2500
          30253      GA              MCDONOUGH                              PUD                                                         7.3750              0.2500
          30294      GA              ELLENWOOD                              PUD                                                         7.7500              0.2500
          32967      FL              VERO BEACH                             PUD                                                         7.3750              0.2500
          29611      SC              Greenville                             Single Family                                               8.0000              0.2500
          30575      GA              TALMO                                  PUD                                                         7.1250              0.2500
          30019      GA              DACULA                                 PUD                                                         7.2500              0.2500
          30114      GA              CANTON                                 PUD                                                         7.8750              0.2500
          30034      GA              DECATUR                                Condominium                                                 8.0000              0.2500
          30228      GA              HAMPTON                                Single Family                                               7.6250              0.2500
          30228      GA              HAMPTON                                Single Family                                               7.6250              0.2500
          33155      FL              MIAMI                                  Condominium                                                 7.6250              0.2500
          35757      AL              Madison                                Single Family                                               5.3750              0.2500
          23608      VA              NEWPORT NEWS                           PUD                                                         7.7500              0.2500
          29579      SC              MYRTLE BEACH                           Single Family                                               8.0000              0.2500
          20724      MD              LAUREL                                 Single Family                                               8.2500              0.2500
          33570      FL              RUSKIN                                 PUD                                                         8.1250              0.2500
          29526      SC              CONWAY                                 Single Family                                               7.5000              0.2500
          55347      MN              EDEN PRAIRIE                           Single Family                                               7.1250              0.2500
          33610      FL              TAMPA                                  PUD                                                         7.5000              0.2500
          55433      MN              COON RAPIDS                            Condominium                                                 7.1250              0.2500
          89115      NV              LAS VEGAS                              Single Family                                               7.7500              0.2500
          48223      MI              DETROIT                                Single Family                                               8.3750              0.2500
          44112      OH              CLEVELAND                              2-4 Family                                                  8.5000              0.2500
          44104      OH              CLEVELAND                              2-4 Family                                                  8.5000              0.2500
          23230      VA              RICHMOND                               Single Family                                               8.5000              0.2500
          72762      AR              SPRINGDALE                             Single Family                                               7.8750              0.2500
          48235      MI              DETROIT                                Single Family                                               7.7500              0.2500
          44833      OH              GALION                                 2-4 Family                                                  8.1250              0.2500
          44833      OH              GALION                                 Single Family                                               8.1250              0.2500
          44827      OH              CRESTLINE                              Single Family                                               8.1250              0.2500
          44827      OH              CRESTLINE                              2-4 Family                                                  8.1250              0.2500
          44827      OH              CRESTLINE                              2-4 Family                                                  8.1250              0.2500
          44827      OH              CRESTLINE                              Single Family                                               8.1250              0.2500
          44833      OH              GALION                                 Single Family                                               8.1250              0.2500
          06120      CT              HARTFORD                               Single Family                                               6.5000              0.2500
          30228      GA              HAMPTON                                PUD                                                         7.1250              0.2500
          18640      PA              PITTSON                                2-4 Family                                                  8.2500              0.2500
          90650      CA              NORWALK                                Single Family                                               7.5000              0.2500
          93313      CA              BAKERSFIELD                            Single Family                                               7.5000              0.2500
          91384      CA              CASTAIC                                Condominium                                                 7.3750              0.2500
          85087      AZ              PHOENIX                                PUD                                                         8.0000              0.2500
          98816      WA              CHELAN                                 Single Family                                               7.5000              0.2500
          98531      WA              CENTRALIA                              Single Family                                               8.7500              0.2500
          98272      WA              MONROE                                 Single Family                                               7.8750              0.2500
          22407      VA              FREDERICKSBURG                         PUD                                                         7.1250              0.2500
          23832      VA              RICHMOND                               PUD                                                         7.1250              0.2500
          85614      AZ              GREEN VALLEY                           PUD                                                         7.2500              0.2500
          80631      CO              GREELEY                                Single Family                                               7.3750              0.2500
          46219      IN              INDIANAPOLIS                           Single Family                                               8.5000              0.2500
          60501      IL              SUMMIT ARGO                            Single Family                                               7.1250              0.2500
          55051      MN              MORA                                   Single Family                                               8.1250              0.2500
          60618      IL              CHICAGO                                Condominium                                                 7.2500              0.2500
          53551      WI              LAKE MILLS                             Single Family                                               7.3750              0.2500
          55106      MN              SAINT PAUL                             Single Family                                               7.6250              0.2500
          60097      IL              WONDER LAKE                            PUD                                                         7.8750              0.2500
          55423      MN              RICHFIELD                              Single Family                                               7.6250              0.2500
          55119      MN              MAPLEWOOD                              Single Family                                               7.8750              0.2500
          56304      MN              SAINT CLOUD                            Single Family                                               7.3750              0.2500
          60453      IL              OAK LAWN                               Single Family                                               7.7500              0.2500
          32708      FL              WINTER SPRINGS                         PUD                                                         7.7500              0.2500
          06106      CT              HARTFORD                               2-4 Family                                                  7.5000              0.2500
          32754      FL              MIMS                                   PUD                                                         7.6250              0.2500
          30310      GA              ATLANTA                                Single Family                                               8.1250              0.2500
          75061      TX              IRVING                                 Single Family                                               8.5000              0.2500
          38107      TN              MEMPHIS                                Single Family                                               8.2500              0.2500
          75061      TX              IRVING                                 Single Family                                               8.5000              0.2500
          75061      TX              IRVING                                 Single Family                                               8.5000              0.2500
          75061      TX              IRVING                                 Single Family                                               8.5000              0.2500
          38111      TN              MEMPHIS                                Single Family                                               8.5000              0.2500
          76110      TX              FORT WORTH                             Single Family                                               8.5000              0.2500
          76801      TX              BROWNWOOD                              Single Family                                               7.3750              0.2500
          13502      NY              UTICA                                  2-4 Family                                                  8.5000              0.2500
          06052      CT              NEW BRITAIN                            2-4 Family                                                  7.6250              0.2500
          38141      TN              MEMPHIS                                Single Family                                               7.6250              0.2500
          97071      OR              WOODBURN                               Single Family                                               6.8750              0.2500
          93535      CA              LANCASTER                              Single Family                                               7.3750              0.2500
          95687      CA              VACAVILLE                              Single Family                                               7.2500              0.2500
          23223      VA              RICHMOND                               Single Family                                               7.3750              0.2500
          90723      CA              PARAMOUNT                              Condominium                                                 7.7500              0.2500
          95377      CA              TRACY                                  Single Family                                               7.1250              0.2500
          95076      CA              WATSONVILLE                            Single Family                                               7.1250              0.2500
          93710      CA              FRESNO                                 Condominium                                                 7.8750              0.2500
          94806      CA              SAN PABLO                              PUD                                                         7.2500              0.2500
          84058      UT              OREM                                   Condominium                                                 7.5000              0.2500
          94565      CA              BAY POINT                              Single Family                                               8.1250              0.2500
          95476      CA              SONOMA                                 Condominium                                                 7.2500              0.2500
          92707      CA              SANTA ANA                              Single Family                                               8.2500              0.2500
          94533      CA              FAIRFIELD                              Single Family                                               7.3750              0.2500
          95376      CA              TRACY                                  Single Family                                               7.5000              0.2500
          87047      NM              SANDIA PARK                            Single Family                                               7.1250              0.2500
          65616      MO              BRANSON                                Condominium                                                 7.8750              0.2500
          37343      TN              HIXSON                                 2-4 Family                                                  8.3750              0.2500
          28206      NC              CHARLOTTE                              2-4 Family                                                  8.6250              0.2500
          27513      NC              CARY                                   Single Family                                               8.0000              0.2500
          37086      TN              LAVERGNE                               Single Family                                               7.8750              0.2500
          30337      GA              COLLEGE PARK                           Single Family                                               7.8750              0.2500
          42104      KY              BOWLING GREEN                          2-4 Family                                                  7.2500              0.2500
          37040      TN              CLARKSVILLE                            Single Family                                               7.7500              0.2500
          33823      FL              AUBURNDALE                             PUD                                                         7.7500              0.2500
          29406      SC              NORTH CHARLESTO                        PUD                                                         8.0000              0.2500
          21756      MD              KEEDYSVILLE                            PUD                                                         7.3750              0.2500
          92223      CA              BEAUMONT                               Single Family                                               7.2500              0.2500
          21740      MD              HAGERSTOWN                             Single Family                                               7.6250              0.2500
          29223      SC              COLUMBIA                               Single Family                                               7.2500              0.2500
          85236      AZ              GILBERT                                Condominium                                                 7.2500              0.2500
          04240      ME              LISBON                                 Single Family                                               7.5000              0.2500
          33823      FL              AUBURNDALE                             PUD                                                         8.0000              0.2500
          85041      AZ              PHOENIX                                PUD                                                         7.7500              0.2500
          33414      FL              WELLINGTON                             PUD                                                         7.2500              0.2500
          92595      CA              WILDOMAR                               PUD                                                         7.3750              0.2500
          32828      FL              ORLANDO                                PUD                                                         7.8750              0.2500
          85338      AZ              GOODYEAR                               PUD                                                         7.8750              0.2500
          32832      FL              ORLANDO                                PUD                                                         7.5000              0.2500
          33830      FL              BARTOW                                 PUD                                                         7.6250              0.2500
          85338      AZ              GOODYEAR                               PUD                                                         7.1250              0.2500
          34668      FL              PORT RICHEY                            Single Family                                               7.5000              0.2500
          98661      WA              VANCOVER                               PUD                                                         7.6250              0.2500
          89074      NV              HENDERSON                              PUD                                                         8.2500              0.2500
          33805      FL              LAKELAND                               PUD                                                         7.7500              0.2500
          93536      CA              LANCASTER                              Single Family                                               6.7500              0.2500
          85338      AZ              GOODYEAR                               PUD                                                         7.5000              0.2500
          33626      FL              TAMPA                                  PUD                                                         8.0000              0.2500
          33309      FL              FORT LAUDERDALE                        Single Family                                               7.7500              0.2500
          32257      FL              JACKSONVILLE                           Condominium                                                 7.3750              0.2500
          32159      FL              LADY LAKE                              PUD                                                         7.6250              0.2500
          34142      FL              IMMOKELEE                              Single Family                                               8.2500              0.2500
          32803      FL              ORLANDO                                Condominium                                                 6.7500              0.2500
          34212      FL              BRADENTON                              Single Family                                               7.7500              0.2500
          34224      FL              ENGLEWOOD                              Single Family                                               7.7500              0.2500
          33544      FL              WESLEY CHAPEL                          PUD                                                         8.1250              0.2500
          33030      FL              HOMESTEAD                              Single Family                                               7.5000              0.2500
          34983      FL              PORT SAINT LUCI                        Single Family                                               8.7500              0.2500
          33544      FL              WESLEY CHAPEL                          PUD                                                         7.6250              0.2500
          33410      FL              PALM BEACH GARD                        Single Family                                               7.6250              0.2500
          33909      FL              CAPE CORAL                             Single Family                                               7.6250              0.2500
          32065      FL              ORANGE PARK                            PUD                                                         7.6250              0.2500
          33619      FL              TAMPA                                  2-4 Family                                                  7.8750              0.2500
          34736      FL              GROVELAND                              PUD                                                         7.8750              0.2500
          33311      FL              FORT LAUDERDALE                        2-4 Family                                                  7.7500              0.2500
          33770      FL              LARGO                                  Condominium                                                 7.7500              0.2500
          33030      FL              HOMESTEAD                              Single Family                                               7.5000              0.2500
          33602      FL              TAMPA                                  2-4 Family                                                  7.0000              0.2500
          33610      FL              TAMPA                                  PUD                                                         7.8750              0.2500
          33025      FL              MIRAMAR                                Condominium                                                 7.5000              0.2500
          33314      FL              DAVIE                                  Condominium                                                 7.6250              0.2500
          34652      FL              NEW PORT RICHEY                        Single Family                                               7.7500              0.2500
          33615      FL              TAMPA                                  Single Family                                               7.8750              0.2500
          32826      FL              ORLANDO                                PUD                                                         7.7500              0.2500
          34997      FL              STUART                                 PUD                                                         7.7500              0.2500
          34286      FL              NORTH PORT                             Single Family                                               8.1250              0.2500
          34231      FL              SARASOTA                               Single Family                                               8.1250              0.2500
          34207      FL              BRADENTON                              Single Family                                               8.1250              0.2500
          33952      FL              PORT CHARLOTTE                         Single Family                                               7.1250              0.2500
          32757      FL              MOUNT DORA                             PUD                                                         7.8750              0.2500
          33012      FL              HIALEAH                                Single Family                                               7.3750              0.2500
          34210      FL              BRADENTON                              Condominium                                                 8.5000              0.2500
          33415      FL              WEST PALM BEACH                        Single Family                                               7.8750              0.2500
          32707      FL              CASSELBERRY                            PUD                                                         7.8750              0.2500
          33193      FL              MIAMI                                  Condominium                                                 7.5000              0.2500
          33125      FL              MIAMI                                  Single Family                                               7.2500              0.2500
          33410      FL              PALM BEACH GARD                        Single Family                                               7.7500              0.2500
          92275      CA              SALTON CITY ARE                        Single Family                                               7.3750              0.2500
          92236      CA              COACHELLA                              Single Family                                               7.2500              0.2500
          93307      CA              BAKERSFIELD                            Single Family                                               7.3750              0.2500
          92236      CA              COACHELLA                              Single Family                                               7.6250              0.2500
          50317      IA              DES MOINES                             Single Family                                               7.5000              0.2500
          80204      CO              DENVER                                 Single Family                                               7.5000              0.2500
          98684      WA              VANCOUVER                              Single Family                                               7.8750              0.2500
          97220      OR              PORTLAND                               Single Family                                               7.8750              0.2500
          97203      OR              PORTLAND                               Single Family                                               6.8750              0.2500
          97233      OR              PORTLAND                               Single Family                                               7.8750              0.2500
          97206      OR              PORTLAND                               Single Family                                               7.2500              0.2500
          97123      OR              HILLSBORO                              PUD                                                         8.0000              0.2500
          99338      WA              KENNEWICK                              PUD                                                         7.8750              0.2500
          99338      WA              KENNEWICK                              PUD                                                         7.8750              0.2500
          99337      WA              KENNEWICK                              PUD                                                         7.8750              0.2500
          99338      WA              KENNEWICK                              PUD                                                         7.8750              0.2500
          97211      OR              PORTLAND                               Single Family                                               6.8750              0.2500
          83615      ID              DONNELLY                               Single Family                                               7.6250              0.2500
          97213      OR              PORTLAND                               Single Family                                               8.0000              0.2500
          97756      OR              REDMOND                                Single Family                                               8.0000              0.2500
          83686      ID              NAMPA                                  PUD                                                         7.6250              0.2500
          97304      OR              SALEM                                  Single Family                                               7.5000              0.2500
          97502      OR              CENTRAL POINT                          Single Family                                               7.7500              0.2500
          98607      WA              CAMAS                                  Condominium                                                 7.2500              0.2500
          23832      VA              CHESTERFIELD                           Single Family                                               7.0000              0.2500
          37738      TN              GATLINBURG                             Single Family                                               7.7500              0.2500
          30034      GA              DECATUR                                Condominium                                                 7.3750              0.2500
          30214      GA              FAYETTEVILLE                           Single Family                                               7.3750              0.2500
          80227      CO              LAKEWOOD                               Condominium                                                 7.5000              0.2500
          38680      MS              WALLS                                  PUD                                                         7.2500              0.2500
          08360      NJ              VINELAND                               Single Family                                               7.2500              0.2500
          37216      TN              NASHVILLE                              2-4 Family                                                  7.7500              0.2500
          60645      IL              CHICAGO                                Condominium                                                 7.6250              0.2500
          55369      MN              MAPLE GROVE                            Single Family                                               6.8750              0.2500
          37909      TN              KNOXVILLE                              PUD                                                         7.0000              0.2500
          30308      GA              ATLANTA                                Single Family                                               8.2500              0.2500
          17602      PA              LANCASTER                              2-4 Family                                                  8.8750              0.2500
          80018      CO              AURORA                                 Single Family                                               6.8750              0.2500
          37216      TN              NASHVILLE                              Single Family                                               7.5000              0.2500
          30044      GA              LAWRENCEVILLE                          Single Family                                               8.8750              0.2500
          49506      MI              EAST GRAND RAPI                        Single Family                                               8.0000              0.2500
          30058      GA              LITHONIA                               PUD                                                         8.1250              0.2500
          38127      TN              MEMPHIS                                Single Family                                               7.3750              0.2500
          38127      TN              MEMPHIS                                Single Family                                               7.3750              0.2500
          46112      IN              BROWNSBURG                             PUD                                                         7.2500              0.2500
          30045      GA              LAWERENCEVILLE                         PUD                                                         8.0000              0.2500
          96080      CA              RED BLUFF                              2-4 Family                                                  7.3750              0.2500
          96080      CA              RED BLUFF                              2-4 Family                                                  7.3750              0.2500
          30318      GA              ATLANTA                                Single Family                                               8.3750              0.2500
          95682      CA              CAMERON PARK                           Single Family                                               7.8750              0.2500
          71270      LA              RUSTON                                 Single Family                                               7.7500              0.2500
          78232      TX              SAN ANTONIO                            PUD                                                         8.0000              0.2500
          78750      TX              AUSTIN                                 Condominium                                                 6.8750              0.2500
          78750      TX              AUSTIN                                 Condominium                                                 6.8750              0.2500
          78750      TX              AUSTIN                                 Condominium                                                 6.8750              0.2500
          78750      TX              AUSTIN                                 Condominium                                                 6.8750              0.2500
          89052      NV              HENDERSON                              Condominium                                                 7.6250              0.2500
          85383      AZ              PEORIA                                 PUD                                                         8.2500              0.2500
          89052      NV              HENDERSON                              Condominium                                                 7.6250              0.2500
          85210      AZ              MESA                                   Condominium                                                 7.7500              0.2500
          85306      AZ              GLENDALE                               Single Family                                               8.1250              0.2500
          87120      NM              ALBUQUERQUE                            Single Family                                               7.8750              0.2500
          85260      AZ              SCOTTSDALE                             Single Family                                               7.7500              0.2500
          86406      AZ              LAKE HAVASU CIT                        Single Family                                               7.8750              0.2500
          87107      NM              ALBUQUERQUE                            2-4 Family                                                  9.1250              0.2500
          87107      NM              ALBUQUERQUE                            2-4 Family                                                  9.1250              0.2500
          87102      NM              ALBUQUERQUE                            2-4 Family                                                  7.8750              0.2500
          64132      MO              KANSAS CITY                            Single Family                                               6.7500              0.2500
          89146      NV              LAS VEGAS                              2-4 Family                                                  7.5000              0.2500
          89031      NV              NORTH LAS VEGAS                        PUD                                                         7.6250              0.2500
          87120      NM              ALBUQUERQUE                            Single Family                                               7.8750              0.2500
          85248      AZ              CHANDLER                               PUD                                                         7.0000              0.2500
          89147      NV              LAS VEGAS                              PUD                                                         8.1250              0.2500
          87105      NM              ALBUQUERQUE                            PUD                                                         8.0000              0.2500
          87415      NM              FLORA VISTA                            Single Family                                               7.6250              0.2500
          89178      NV              LAS VEGAS                              PUD                                                         7.8750              0.2500
          87120      NM              ALBUQUERQUE                            Single Family                                               7.2500              0.2500
          89030      NV              NORTH LAS VEGAS                        Single Family                                               7.8750              0.2500
          87120      NM              ALBUQUERQUE                            PUD                                                         7.5000              0.2500
          87124      NM              RIO RANCHO                             Single Family                                               7.8750              0.2500
          89706      NV              CARSON CITY                            Single Family                                               7.6250              0.2500
          89120      NV              LAS VEGAS                              Single Family                                               7.7500              0.2500
          64138      MO              KANSAS CITY                            Single Family                                               8.5000              0.2500
          87102      NM              ALBUQUERQUE                            Single Family                                               7.5000              0.2500
          85031      AZ              PHOENIX                                Single Family                                               8.1250              0.2500
          89123      NV              LAS VEGAS                              PUD                                                         7.6250              0.2500
          89074      NV              HENDERSON                              PUD                                                         7.8750              0.2500
          85242      AZ              QUEEN CREEK                            PUD                                                         7.2500              0.2500
          89052      NV              HENDERSON                              Condominium                                                 7.7500              0.2500
          87112      NM              ALBUQUERQUE                            Single Family                                               7.1250              0.2500
          87002      NM              BELEN                                  Single Family                                               8.0000              0.2500
          88203      NM              ROSWELL                                Single Family                                               7.2500              0.2500
          85023      AZ              PHOENIX                                Condominium                                                 7.2500              0.2500
          85225      AZ              CHANDLER                               Single Family                                               7.3750              0.2500
          85015      AZ              PHOENIX                                Condominium                                                 7.8750              0.2500
          85712      AZ              TUCSON                                 Single Family                                               7.2500              0.2500
          89048      NV              PAHRUMP                                Single Family                                               7.6250              0.2500
          89014      NV              HENDERSON                              Condominium                                                 7.5000              0.2500
          85730      AZ              TUCSON                                 Single Family                                               7.5000              0.2500
          85022      AZ              PHOENIX                                PUD                                                         7.8750              0.2500
          85009      AZ              PHOENIX                                PUD                                                         7.6250              0.2500
          66104      KS              KANSAS CITY                            Single Family                                               7.6250              0.2500
          64128      MO              KANSAS CITY                            Single Family                                               7.8750              0.2500
          64152      MO              KANSAS CITY                            2-4 Family                                                  8.3750              0.2500
          64152      MO              KANSAS CITY                            2-4 Family                                                  8.3750              0.2500
          64152      MO              KANSAS CITY                            2-4 Family                                                  8.3750              0.2500
          66104      KS              KANSAS CITY                            Single Family                                               8.5000              0.2500
          66012      KS              BONNER SPRINGS                         Single Family                                               7.0000              0.2500
          83839      ID              KINGSTON                               Single Family                                               7.6250              0.2500
          98133      WA              SEATTLE                                Single Family                                               7.5000              0.2500
          98908      WA              YAKIMA                                 Single Family                                               7.8750              0.2500
          98930      WA              GRANDVIEW                              Single Family                                               7.8750              0.2500
          92240      CA              DESERT HOT SPRI                        Single Family                                               7.7500              0.2500
          98208      WA              EVERETT                                Single Family                                               8.5000              0.2500
          98208      WA              EVERETT                                Single Family                                               8.5000              0.2500
          98801      WA              WENATCHEE                              Single Family                                               8.1250              0.2500
          98902      WA              YAKIMA                                 PUD                                                         6.8750              0.2500
          59917      MT              EUREKA                                 Single Family                                               7.3750              0.2500
          98903      WA              YAKIMA                                 Single Family                                               7.2500              0.2500
          98501      WA              OLYMPIA                                PUD                                                         7.5000              0.2500
          98409      WA              TACOMA                                 Single Family                                               7.8750              0.2500
          98115      WA              SEATTLE                                Single Family                                               7.2500              0.2500
          98258      WA              LAKE STEVENS                           Single Family                                               7.7500              0.2500
          87102      NM              ALBUQUERQUE                            Single Family                                               7.6250              0.2500
          98902      WA              YAKIMA                                 Single Family                                               7.2500              0.2500
          98387      WA              SPANAWAY                               Single Family                                               7.8750              0.2500
          98406      WA              TACOMA                                 Single Family                                               8.5000              0.2500
          98133      WA              SHORELINE                              Single Family                                               7.5000              0.2500
          98290      WA              SNOHOMISH                              Single Family                                               7.6250              0.2500
          98037      WA              LYNNWOOD                               PUD                                                         7.8750              0.2500
          98087      WA              LYNNWOOD                               Single Family                                               7.8750              0.2500
          98087      WA              LYNNWOOD                               PUD                                                         7.8750              0.2500
          98290      WA              SNOHOMISH                              Single Family                                               7.2500              0.2500
          29078      SC              LUGOFF                                 Single Family                                               7.2500              0.2500
          28365      NC              MOUNT OLIVE                            Single Family                                               7.8750              0.2500
          28027      NC              CONCORD                                Single Family                                               8.6250              0.2500
          29485      SC              SUMMERVILLE                            Single Family                                               8.1250              0.2500
          27612      NC              RALEIGH                                Single Family                                               8.1250              0.2500
          27592      NC              WILLOW SPRING                          Single Family                                               8.1250              0.2500
          40511      KY              LEXINGTON                              Single Family                                               7.8750              0.2500
          28206      NC              CHARLOTTE                              Single Family                                               8.2500              0.2500
          95969      CA              PARADISE                               Single Family                                               7.1250              0.2500
          92555      CA              MORENO VALLEY                          Single Family                                               7.5000              0.2500
          93930      CA              KING CITY                              PUD                                                         7.6250              0.2500
          93305      CA              BAKERSFIELD                            Single Family                                               7.6250              0.2500
          93306      CA              BAKERSFIELD                            Single Family                                               7.5000              0.2500
          90008      CA              LOS ANGELES                            2-4 Family                                                  7.6250              0.2500
          93306      CA              BAKERSFIELD                            Single Family                                               7.1250              0.2500
          92069      CA              SAN MARCOS                             Single Family                                               7.2500              0.2500
          92056      CA              OCEANSIDE                              PUD                                                         7.1250              0.2500
          91790      CA              WEST COVINA                            Single Family                                               7.5000              0.2500
          92104      CA              SAN DIEGO                              Condominium                                                 7.5000              0.2500
          93427      CA              BUELLTON                               Single Family                                               6.7500              0.2500
          93307      CA              BAKERSFIELD                            Single Family                                               7.3750              0.2500
          93308      CA              BAKERSFIELD                            Single Family                                               7.5000              0.2500
          93268      CA              TAFT (AREA)                            Single Family                                               7.6250              0.2500
          93306      CA              BAKERSFIELD                            Single Family                                               7.5000              0.2500
          93306      CA              BAKERSFIELD                            Single Family                                               7.5000              0.2500
          93215      CA              DELANO                                 Single Family                                               7.0000              0.2500
          91342      CA              SYLMAR (AREA)                          Single Family                                               7.2500              0.2500
          93307      CA              BAKERSFIELD                            Single Family                                               7.5000              0.2500
          93304      CA              BAKERSFIELD                            Single Family                                               7.5000              0.2500
          92592      CA              TEMECULA                               PUD                                                         6.8750              0.2500
          90805      CA              LONG BEACH                             2-4 Family                                                  7.5000              0.2500
          90002      CA              LOS ANGELES                            Single Family                                               7.5000              0.2500
          92071      CA              SANTEE                                 Condominium                                                 8.0000              0.2500
          92879      CA              CORONA                                 Condominium                                                 8.1250              0.2500
          93309      CA              BAKERSFIELD                            Single Family                                               7.6250              0.2500
          93203      CA              ARVIN                                  Single Family                                               7.5000              0.2500
          93308      CA              BAKERSFIELD                            Single Family                                               7.0000              0.2500
          93308      CA              BAKERSFIELD                            Single Family                                               7.7500              0.2500
          92104      CA              SAN DIEGO                              2-4 Family                                                  7.5000              0.2500
          93307      CA              BAKERSFIELD                            Single Family                                               7.7500              0.2500
          90002      CA              LOS ANGELES                            Single Family                                               7.5000              0.2500
          92084      CA              VISTA                                  Condominium                                                 7.2500              0.2500
          90601      CA              WHITTIER AREA                          PUD                                                         7.3750              0.2500
          92555      CA              MORENO VALLEY                          Single Family                                               7.3750              0.2500
          93304      CA              BAKERSFIELD                            Single Family                                               7.3750              0.2500
          92592      CA              TEMECULA                               Single Family                                               7.2500              0.2500
          92236      CA              COACHELLA                              Single Family                                               7.5000              0.2500
          11520      NY              FREEPORT                               Single Family                                               7.2500              0.2500
          06010      CT              BRISTOL                                Single Family                                               7.1250              0.2500
          04107      ME              CAPE ELIZABETH                         Single Family                                               7.8750              0.2500
          04102      ME              PORTLAND                               Single Family                                               7.5000              0.2500
          02151      MA              REVERE                                 2-4 Family                                                  7.5000              0.2500
          04426      ME              DOVER-FOXCROFT                         Single Family                                               7.7500              0.2500
          03055      NH              MILFORD                                Condominium                                                 7.7500              0.2500
          01850      MA              LOWELL                                 Single Family                                               7.7500              0.2500
          04102      ME              PORTLAND                               Single Family                                               7.7500              0.2500
          12182      NY              TROY ( T/O SCHA                        Single Family                                               8.1250              0.2500
          01002      MA              AMHERST                                Single Family                                               7.8750              0.2500
          01002      MA              AMHERST                                Single Family                                               7.8750              0.2500
          01562      MA              SPENCER                                Single Family                                               7.8750              0.2500
          01062      MA              NORTHAMPTON                            Single Family                                               7.7500              0.2500
          01852      MA              LOWELL                                 2-4 Family                                                  6.8750              0.2500
          04210      ME              AUBURN                                 Single Family                                               7.2500              0.2500
          04257      ME              MEXICO                                 2-4 Family                                                  8.5000              0.2500
          01844      MA              METHUEN                                Single Family                                               7.6250              0.2500
          04038      ME              GORHAM                                 Single Family                                               7.7500              0.2500
          06850      CT              NORWALK                                Single Family                                               7.8750              0.2500
          03103      NH              MANCHESTER                             Single Family                                               7.6250              0.2500
          06040      CT              MANCHESTER                             Condominium                                                 7.8750              0.2500
          19510      PA              BLANDON                                PUD                                                         7.3750              0.2500
          01801      MA              WOBURN                                 Single Family                                               7.5000              0.2500
          12180      NY              TROY                                   2-4 Family                                                  8.2500              0.2500
          04105      ME              FALMOUTH                               Single Family                                               7.3750              0.2500
          06854      CT              NORWALK                                Condominium                                                 7.3750              0.2500
          03110      NH              BEDFORD                                Single Family                                               7.2500              0.2500
          30308      GA              ATLANTA                                Condominium                                                 7.8750              0.2500
          30312      GA              ATLANTA                                Condominium                                                 7.3750              0.2500
          30033      GA              DECATUR                                PUD                                                         8.5000              0.2500
          80501      CO              LONGMONT                               Condominium                                                 7.7500              0.2500
          80015      CO              AURORA                                 Single Family                                               7.5000              0.2500
          84044      UT              MAGNA                                  Single Family                                               7.5000              0.2500
          80223      CO              DENVER                                 Single Family                                               8.1250              0.2500
          52353      IA              WASHINGTON                             Single Family                                               7.8750              0.2500
          52302      IA              MARION                                 Condominium                                                 7.8750              0.2500
          81004      CO              PUEBLO                                 Single Family                                               7.5000              0.2500
          81631      CO              EAGLE                                  Condominium                                                 7.7500              0.2500
          68152      NE              OMAHA                                  Single Family                                               8.1250              0.2500
          80911      CO              COLORADO SPRING                        Single Family                                               7.7500              0.2500
          82331      WY              SARATOGA                               Single Family                                               7.7500              0.2500
          80015      CO              AURORA                                 Single Family                                               7.7500              0.2500
          80017      CO              AURORA                                 Single Family                                               7.8750              0.2500
          55130      MN              SAINT PAUL                             Single Family                                               7.5000              0.2500
          80017      CO              AURORA                                 Single Family                                               8.0000              0.2500
          80204      CO              DENVER                                 Condominium                                                 7.7500              0.2500
          80249      CO              DENVER                                 PUD                                                         8.5000              0.2500
          91711      CA              CLAREMONT                              Single Family                                               7.6250              0.2500
          30126      GA              MABLETON                               PUD                                                         7.2500              0.2500
          30557      GA              MARTIN                                 Single Family                                               7.7500              0.2500
          37207      TN              NASHVILLE                              Single Family                                               8.3750              0.2500
          60061      IL              VERNON HILLS                           Condominium                                                 7.7500              0.2500
          30310      GA              ATLANTA                                Single Family                                               8.1250              0.2500
          37087      TN              LEBANON                                Single Family                                               7.7500              0.2500
          22911      VA              CHARLOTTESVILLE                        PUD                                                         7.3750              0.2500
          55428      MN              CRYSTAL                                Single Family                                               7.5000              0.2500
          30519      GA              BUFORD                                 PUD                                                         7.7500              0.2500
          44112      OH              CLEVELAND HEIGH                        Single Family                                               8.0000              0.2500
          30040      GA              CUMMING                                Single Family                                               8.2500              0.2500
          60020      IL              VOLO                                   Condominium                                                 7.5000              0.2500
          31750      GA              FITZGERALD                             Single Family                                               8.2500              0.2500
          30134      GA              DOUGLASVILLE                           Single Family                                               7.8750              0.2500
          38108      TN              MEMPHIS                                Single Family                                               9.0000              0.2500
          57702      SD              RAPID CITY                             PUD                                                         6.8750              0.2500
          48221      MI              DETROIT                                Single Family                                               7.5000              0.2500
          18434      PA              JESSUP                                 2-4 Family                                                  7.6250              0.2500
          60516      IL              DOWNERS GROVE                          PUD                                                         7.5000              0.2500
          44281      OH              WADSWORTH                              Single Family                                               7.8750              0.2500
          43613      OH              TOLEDO                                 Single Family                                               8.1250              0.2500
          33897      FL              DAVENPORT                              PUD                                                         7.6250              0.2500
          92084      CA              VISTA                                  Single Family                                               7.1250              0.2500
          92115      CA              SAN DIEGO                              Condominium                                                 7.0000              0.2500
          93307      CA              BAKERSFIELD                            Single Family                                               7.5000              0.2500
          23234      VA              RICHMOND                               Single Family                                               7.8750              0.2500
          93304      CA              BAKERSFIELD                            Single Family                                               7.1250              0.2500
          91764      CA              ONTARIO                                Single Family                                               7.5000              0.2500
          18509      PA              SCRANTON                               2-4 Family                                                  9.2500              0.2500
          30260      GA              MORROW                                 PUD                                                         7.2500              0.2500
          30238      GA              JONESBORO                              PUD                                                         7.8750              0.2500
          91345      CA              LOS ANGELES                            Condominium                                                 7.7500              0.2500
          20874      MD              GERMANTOWN                             Condominium                                                 7.6250              0.2500
          55331      MN              EXCELSIOR                              Single Family                                               7.5000              0.2500
          45424      OH              HUBER HEIGHTS                          Condominium                                                 7.3750              0.2500
          30274      GA              RIVERDALE                              Single Family                                               8.7500              0.2500
          72058      AR              GREENBRIER                             Single Family                                               7.6250              0.2500
          20151      VA              CHANTILLY                              Condominium                                                 7.0000              0.2500
          31829      GA              UPATOI                                 Single Family                                               7.2500              0.2500
          30344      GA              ATLANTA                                Single Family                                               8.0000              0.2500
          30067      GA              MARIETTA                               Condominium                                                 7.2500              0.2500
          30080      GA              SMYRNA                                 Single Family                                               8.0000              0.2500
          92335      CA              FONTANA                                Condominium                                                 7.8750              0.2500
          30135      GA              DOUGLASVILLE                           PUD                                                         8.6250              0.2500
          30135      GA              DOUGLASVILLE                           PUD                                                         8.6250              0.2500
          30135      GA              DOUGLASVILLE                           PUD                                                         8.6250              0.2500
          80222      CO              DENVER                                 Single Family                                               7.7500              0.2500
          38128      TN              MEMPHIS                                Single Family                                               7.6250              0.2500
          30238      GA              JONESBORO                              Single Family                                               7.1250              0.2500
          49862      MI              MUNISING                               Single Family                                               7.6250              0.2500
          30312      GA              ATLANTA                                PUD                                                         8.5000              0.2500
          93311      CA              BAKERSFIELD                            Single Family                                               7.5000              0.2500
          60411      IL              CHICAGO HEIGHTS                        Single Family                                               7.8750              0.2500
          91764      CA              ONTARIO                                Single Family                                               7.3750              0.2500
          90250      CA              HAWTHORNE                              2-4 Family                                                  8.1250              0.2500
          76180      TX              NORTH RICHLAND                         Single Family                                               8.2500              0.2500
          97045      OR              OREGON CITY                            Single Family                                               7.6250              0.2500
          22407      VA              FREDERICKSBURG                         Single Family                                               7.7500              0.2500
          80239      CO              DENVER                                 Single Family                                               8.3750              0.2500
          78233      TX              LIVE OAK                               Single Family                                               7.7500              0.2500
          22191      VA              WOODBRIDGE                             Single Family                                               7.5000              0.2500
          72034      AR              CONWAY                                 Single Family                                               7.1250              0.2500
          95358      CA              MODESTO                                Single Family                                               7.1250              0.2500
          30680      GA              WINDER                                 Single Family                                               7.7500              0.2500
          48101      MI              ALLEN PARK                             Single Family                                               7.7500              0.2500
          30316      GA              ATLANTA                                Single Family                                               7.7500              0.2500
          30102      GA              ACWORTH                                PUD                                                         7.7500              0.2500
          22191      VA              WOODBRIDGE                             PUD                                                         7.5000              0.2500
          92563      CA              MURRIETA                               Condominium                                                 7.5000              0.2500
          29073      SC              LEXINGTON                              Single Family                                               8.1250              0.2500
          57703      SD              RAPID CITY                             Single Family                                               7.5000              0.2500
          30062      GA              MARIETTA                               Single Family                                               7.2500              0.2500
          30004      GA              ALPHARETTA                             PUD                                                         8.1250              0.2500
          93312      CA              BAKERSFIELD                            Single Family                                               7.3750              0.2500
          30107      GA              BALL GROUND                            Single Family                                               8.5000              0.2500
          48221      MI              DETROIT                                Single Family                                               7.5000              0.2500
          39501      MS              GULFPORT                               Single Family                                               8.1250              0.2500
          30309      GA              ATLANTA                                2-4 Family                                                  8.0000              0.2500
          29501      SC              FLORENCE                               Single Family                                               8.3750              0.2500
          49428      MI              JENISON                                Single Family                                               8.1250              0.2500
          31525      GA              BRUNSWICK                              Single Family                                               7.8750              0.2500
          61019      IL              DAVIS                                  Single Family                                               7.8750              0.2500
          44273      OH              WESTFIELD TOWNS                        Single Family                                               7.8750              0.2500
          48198      MI              YPSILANTI                              Single Family                                               9.1250              0.2500
          30062      GA              MARIETTA                               Single Family                                               8.1250              0.2500
          60305      IL              RIVER FOREST                           Townhouse                                                   7.7500              0.2500
          30126      GA              MABLETON                               Single Family                                               8.1250              0.2500
          55107      MN              ST. PAUL                               Single Family                                               8.0000              0.2500
          34715      FL              MINNEOLA                               PUD                                                         7.7500              0.2500
          37421      TN              CHATTANOOGA                            Single Family                                               8.0000              0.2500
          92584      CA              MENIFEE AREA                           Single Family                                               7.2500              0.2500
          38116      TN              MEMPHIS                                Single Family                                               8.0000              0.2500
          30044      GA              LAWRENCEVILLE                          PUD                                                         8.1250              0.2500
          92551      CA              MORENO VALLEY                          Single Family                                               7.5000              0.2500
          92236      CA              COACHELLA                              Single Family                                               7.1250              0.2500
          57703      SD              RAPID CITY                             Single Family                                               7.5000              0.2500
          37040      TN              CLARKSVILLE                            Single Family                                               7.6250              0.2500
          23116      VA              MECHANICSVILLE                         Single Family                                               7.5000              0.2500
          31419      GA              SAVANNAH                               PUD                                                         8.0000              0.2500
          22047      VA              FALLS CHURCH                           Condominium                                                 7.3750              0.2500
          29681      SC              SIMPSONVILLE                           PUD                                                         8.0000              0.2500
          18509      PA              SCRANTON                               2-4 Family                                                  8.2500              0.2500
          95209      CA              STOCKON                                Single Family                                               7.5000              0.2500
          93304      CA              BAKERSFIELD                            Single Family                                               7.6250              0.2500
          22401      VA              FREDERICKSBURG                         PUD                                                         7.8750              0.2500
          50313      IA              DES MOINES                             Single Family                                               7.6250              0.2500
          44060      OH              MENTOR                                 Single Family                                               7.8750              0.2500
          30016      GA              COVINGTON                              Single Family                                               8.2500              0.2500
          30092      GA              NORCROSS                               Single Family                                               8.0000              0.2500
          57719      SD              BOX ELDER                              Single Family                                               7.7500              0.2500
          31401      GA              SAVANNAH                               2-4 Family                                                  7.8750              0.2500
          52405      IA              CEDAR RAPIDS                           Single Family                                               7.5000              0.2500
          84104      UT              SALT LAKE CITY                         Single Family                                               7.7500              0.2500
          30041      GA              CUMMING                                PUD                                                         7.7500              0.2500
          92376      CA              RIALTO                                 Single Family                                               7.5000              0.2500
          21234      MD              BALTIMORE                              Single Family                                               8.3750              0.2500
          23225      VA              RICHMOND                               Single Family                                               7.2500              0.2500
          48207      MI              DETROIT                                Condominium                                                 7.8750              0.2500
          80219      CO              DENVER                                 Single Family                                               7.6250              0.2500
          74104      OK              TULSA                                  Single Family                                               9.1250              0.2500
          72032      AR              CONWAY                                 2-4 Family                                                  7.8750              0.2500
          70037      LA              BELLE CHASSE                           Single Family                                               7.6250              0.2500
          30311      GA              ATLANTA                                PUD                                                         9.1250              0.2500
          23669      VA              HAMPTON                                Single Family                                               8.0000              0.2500
          30096      GA              DULUTH                                 PUD                                                         7.7500              0.2500
          40245      KY              LOUISVILLE                             Condominium                                                 7.0000              0.2500
          30082      GA              SMYRNA                                 Single Family                                               8.2500              0.2500
          80234      CO              NORTHGLENN                             Single Family                                               7.7500              0.2500
          20879      MD              GAITHERSBURG                           Condominium                                                 7.5000              0.2500
          80134      CO              PARKER                                 Single Family                                               7.1250              0.2500
          30052      GA              LOGANVILLE                             Single Family                                               8.2500              0.2500
          30326      GA              ATLANTA                                Condominium                                                 8.2500              0.2500
          30157      GA              DALLAS                                 PUD                                                         7.2500              0.2500
          49014      MI              BATTLE CREEK                           Single Family                                               8.0000              0.2500
          72764      AR              SPRINGDALE                             Single Family                                               7.7500              0.2500
          30019      GA              DACULA                                 PUD                                                         7.7500              0.2500
          20874      MD              GERMANTOWN                             PUD                                                         7.7500              0.2500
          30032      GA              DECATUR                                Single Family                                               7.7500              0.2500
          93280      CA              WASCO                                  Single Family                                               7.3750              0.2500
          30012      GA              CONYERS                                Single Family                                               8.1250              0.2500
          37803      TN              MARYVILLE                              Single Family                                               7.5000              0.2500
          44505      OH              YOUNGSTOWN                             Single Family                                               7.3750              0.2500
          31052      GA              LIZELLA                                Single Family                                               7.2500              0.2500
          36605      AL              MOBILE                                 Single Family                                               8.0000              0.2500
          36612      AL              WHISTLER                               Single Family                                               8.0000              0.2500
          30045      GA              LAWRENCEVILLE                          Single Family                                               7.6250              0.2500
          30092      GA              NORCROSS                               Single Family                                               8.1250              0.2500
          37221      TN              NASHVILLE                              Condominium                                                 7.5000              0.2500
          30297      GA              FOREST PARK                            Single Family                                               7.2500              0.2500
          30135      GA              DOUGLASVILLE                           Single Family                                               7.2500              0.2500
          30310      GA              ATLANTA                                Single Family                                               7.5000              0.2500
          30296      GA              RIVERDALE                              PUD                                                         8.0000              0.2500
          44117      OH              EUCLID                                 Single Family                                               8.0000              0.2500
          60637      IL              CHICAGO                                Condominium                                                 7.7500              0.2500
          82520      WY              LANDER                                 Single Family                                               7.3750              0.2500
          30316      GA              ATLANTA                                Single Family                                               7.8750              0.2500
          37214      TN              NASHVILLE                              PUD                                                         7.5000              0.2500
          31410      GA              SAVANNAH                               PUD                                                         8.0000              0.2500
          18015      PA              BETHLEHEM                              Single Family                                               7.8750              0.2500
          65202      MO              COLUMBIA                               2-4 Family                                                  8.0000              0.2500
          65202      MO              COLUMBIA                               2-4 Family                                                  8.0000              0.2500
          65202      MO              COLUMBIA                               2-4 Family                                                  8.0000              0.2500
          65202      MO              COLUMBIA                               2-4 Family                                                  8.0000              0.2500
          30084      GA              TUCKER                                 PUD                                                         7.1250              0.2500
          93307      CA              BAKERSFIELD                            Single Family                                               7.1250              0.2500
          93312      CA              BAKERSFIELD                            Single Family                                               7.2500              0.2500
          95954      CA              MAGALIA                                Single Family                                               7.5000              0.2500
          95954      CA              MAGALIA                                Single Family                                               7.5000              0.2500
          91502      CA              BURBANK                                Condominium                                                 7.5000              0.2500
          93013      CA              CARPINTERIA                            Condominium                                                 8.1250              0.2500
          93535      CA              LANCASTER                              PUD                                                         7.5000              0.2500
          92591      CA              TEMECULA                               Condominium                                                 7.6250              0.2500
          90027      CA              LOS ANGELES                            Condominium                                                 7.7500              0.2500
          92653      CA              LAGUNA HILLS                           Condominium                                                 7.5000              0.2500
          92277      CA              TWENTYNINE PALM                        Single Family                                               8.0000              0.2500
          90002      CA              LOS ANGELES                            Single Family                                               7.7500              0.2500
          92553      CA              MORENO VALLEY                          Single Family                                               7.2500              0.2500
          71115      LA              SHREVEPORT                             Single Family                                               7.6250              0.2500
          77479      TX              SUGAR LAND                             PUD                                                         7.5000              0.2500
          23150      VA              SANDSTON                               Single Family                                               8.0000              0.2500
          23223      VA              RICHMOND                               Single Family                                               8.0000              0.2500
          48310      MI              STERLING HEIGHT                        Single Family                                               8.0000              0.2500
          30114      GA              CANTON                                 PUD                                                         7.8750              0.2500
          45413      OH              DAYTON                                 Single Family                                               7.2500              0.2500
          30083      GA              STONE MOUNTAIN                         PUD                                                         7.7500              0.2500
          21771      MD              MOUNT AIRY                             PUD                                                         7.6250              0.2500
          30120      GA              CARTERSVILLE                           PUD                                                         8.1250              0.2500
          92021      CA              EL CAJON                               Single Family                                               7.2500              0.2500
          44146      OH              BEDFORD HEIGHTS                        Single Family                                               8.0000              0.2500
          30290      GA              TYRONE                                 Single Family                                               7.3750              0.2500
          18466      PA              TOBYHANNA                              PUD                                                         7.0000              0.2500
          44710      OH              CANTON                                 Single Family                                               8.5000              0.2500
          37421      TN              CHATTANOOGA                            Single Family                                               7.5000              0.2500
          55433      MN              ANOKA                                  Single Family                                               8.2500              0.2500
          22193      VA              WOODBRIDGE                             Single Family                                               7.3750              0.2500
          95842      CA              SACRAMENTO                             Single Family                                               7.1250              0.2500
          80021      CO              WESTMINSTER                            Single Family                                               6.8750              0.2500
          95660      CA              NORTH HIGHLANDS                        Condominium                                                 7.5000              0.2500
          92111      CA              SAN DIEGO                              Condominium                                                 7.1250              0.2500
          92592      CA              TEMECULA                               PUD                                                         7.2500              0.2500
          20003      DC              WASHINGTON                             Single Family                                               7.7500              0.2500
          68112      NE              OMAHA                                  Single Family                                               7.3750              0.2500
          92509      CA              RIVERSIDE AREA                         2-4 Family                                                  8.8750              0.2500
          55107      MN              SAINT PAUL                             Single Family                                               7.5000              0.2500
          73110      OK              MIDWEST CITY                           Single Family                                               8.0000              0.2500
          89141      NV              LAS VEGAS                              PUD                                                         7.6250              0.2500
          93555      CA              RIDGECREST                             Single Family                                               7.5000              0.2500
          95206      CA              STOCKTON                               Single Family                                               7.0000              0.2500
          80223      CO              DENVER                                 Single Family                                               8.7500              0.2500
          23607      VA              NEWPORT NEWS                           2-4 Family                                                  7.3750              0.2500
          32301      FL              TALLAHASSEE                            Condominium                                                 8.1250              0.2500
          32301      FL              TALLAHASSEE                            Condominium                                                 8.1250              0.2500
          32301      FL              TALLAHASSEE                            Condominium                                                 8.1250              0.2500
          64151      MO              KANSAS CITY                            PUD                                                         8.2500              0.2500
          30088      GA              STONE MOUNTAIN                         Single Family                                               8.2500              0.2500
          30680      GA              WINDER                                 Single Family                                               7.8750              0.2500
          21229      MD              BALTIMORE                              Single Family                                               7.8750              0.2500
          21217      MD              BALTIMORE                              Single Family                                               7.8750              0.2500
          33470      FL              LOXAHATCHEE                            Single Family                                               7.2500              0.2500
          60490      IL              BOLINGBROOK                            PUD                                                         7.3750              0.2500
          22407      VA              FREDERICKSBURG                         PUD                                                         7.5000              0.2500
          55008      MN              CAMBRIDGE                              PUD                                                         8.2500              0.2500
          55008      MN              CAMBRIDGE                              PUD                                                         8.2500              0.2500
          80227      CO              DENVER                                 Single Family                                               7.5000              0.2500
          30082      GA              SMYRNA                                 PUD                                                         7.2500              0.2500
          23111      VA              MECHANICSVILLE                         Single Family                                               7.6250              0.2500
          23222      VA              RICHMOND                               Single Family                                               7.8750              0.2500
          30084      GA              TUCKER                                 Single Family                                               8.0000              0.2500
          31904      GA              COLUMBUS                               Single Family                                               7.2500              0.2500
          77089      TX              HOUSTON                                Single Family                                               8.5000              0.2500
          30004      GA              ALPHARETTA                             PUD                                                         7.2500              0.2500
          37043      TN              CLARKSVILLE                            Single Family                                               7.2500              0.2500
          55119      MN              ST. PAUL                               Single Family                                               7.3750              0.2500
          37912      TN              KNOXVILLE                              Single Family                                               7.2500              0.2500
          37329      TN              ENGLEWOOD                              Single Family                                               8.0000              0.2500
          93720      CA              FRESNO                                 Single Family                                               7.2500              0.2500
          80129      CO              HIGHLANDS RANCH                        PUD                                                         8.0000              0.2500
          33611      FL              TAMPA                                  Single Family                                               7.7500              0.2500
          34736      FL              GROVELAND                              PUD                                                         7.3750              0.2500
          32829      FL              ORLANDO                                PUD                                                         8.1250              0.2500
          33062      FL              POMPANO BEACH                          Condominium                                                 7.7500              0.2500
          18411      PA              CLARKS SUMMIT                          Single Family                                               7.3750              0.2500
          07083      NJ              UNION                                  Single Family                                               7.6250              0.2500
          63366      MO              O'FALLON                               Single Family                                               7.7500              0.2500
          75241      TX              DALLAS                                 Single Family                                               7.6250              0.2500
          07018      NJ              EAST ORANGE                            2-4 Family                                                  7.2500              0.2500
          23669      VA              HAMPTON                                2-4 Family                                                  7.2500              0.2500
          63028      MO              FESTUS                                 Single Family                                               7.2500              0.2500
          23456      VA              VIRGINIA BEACH                         PUD                                                         6.7500              0.2500
          77386      TX              SPRING                                 PUD                                                         7.8750              0.2500
          23228      VA              RICHMOND                               Single Family                                               7.6250              0.2500
          76112      TX              FORT WORTH                             Single Family                                               7.3750              0.2500
          30318      GA              ATLANTA                                Single Family                                               7.1250              0.2500
          11421      NY              WOODHAVEN                              Single Family                                               7.0000              0.2500
          28409      NC              WILMINGTON                             Single Family                                               7.5000              0.2500
          68117      NE              OMAHA                                  Single Family                                               8.2500              0.2500
          70301      LA              THIBODAUX                              Single Family                                               6.6250              0.2500
          65804      MO              SPRINGFIELD                            Single Family                                               8.3750              0.2500
          97233      OR              PORTLAND                               Single Family                                               7.7500              0.2500
          11946      NY              HAMPTON BAYS                           Single Family                                               7.5000              0.2500
          34134      FL              BONITA SPRINGS                         Condominium                                                 7.6250              0.2500
          59714      MT              BELGRADE                               Single Family                                               7.2500              0.2500
          53150      WI              MUSKEGO                                Single Family                                               8.0000              0.2500
          63117      MO              ST. LOUIS                              2-4 Family                                                  7.8750              0.2500
          22963      VA              PALMYRA                                PUD                                                         7.8750              0.2500
          83669      ID              STAR                                   2-4 Family                                                  7.0000              0.2500
          40508      KY              LEXINGTON                              Single Family                                               6.8750              0.2500
          93703      CA              FRESNO                                 2-4 Family                                                  8.6250              0.2500
          23075      VA              HIGHLAND SPRING                        PUD                                                         7.5000              0.2500
          74074      OK              STILLWATER                             Single Family                                               7.8750              0.2500
          75149      TX              MESQUITE                               Single Family                                               7.6250              0.2500
          11203      NY              BROOKLYN                               2-4 Family                                                  7.3750              0.2500
          69301      NE              ALLIANCE                               Single Family                                               7.7500              0.2500
          49052      MI              FULTON                                 Single Family                                               8.0000              0.2500
          93436      CA              LOMPOC                                 Single Family                                               7.1250              0.2500
          92410      CA              SAN BERNADINO                          Single Family                                               7.6250              0.2500
          43230      OH              GAHANNA                                Single Family                                               7.1250              0.2500
          21227      MD              HALETHORPE                             Single Family                                               7.8750              0.2500
          92557      CA              MORENO VALLEY                          Single Family                                               7.3750              0.2500
          98661      WA              VANCOUVER                              Single Family                                               8.0000              0.2500
          11950      NY              MASTIC                                 Single Family                                               7.6250              0.2500
          04605      ME              ELLSWORTH                              Single Family                                               8.3750              0.2500
          43040      OH              MARYSVILLE                             Single Family                                               7.5000              0.2500
          20877      MD              GAITHERSBURG                           Condominium                                                 7.6250              0.2500
          01840      MA              LAWRENCE                               Condominium                                                 7.3750              0.2500
          70454      LA              PONCHATOULA                            Single Family                                               7.8750              0.2500
          65807      MO              SPRINGFIELD                            Single Family                                               7.8750              0.2500
          77478      TX              SUGARLAND                              Single Family                                               7.3750              0.2500
          22454      VA              DUNNSVILLE                             Single Family                                               7.5000              0.2500
          22454      VA              DUNNSVILLE                             Single Family                                               7.5000              0.2500
          07480      NJ              WEST MILFORD                           Single Family                                               7.3750              0.2500
          41001      KY              ALEXANDRIA                             PUD                                                         7.5000              0.2500
          01569      MA              UXBRIDGE                               Single Family                                               7.3750              0.2500
          78233      TX              LIVE OAK                               PUD                                                         7.8750              0.2500
          89141      NV              LAS VEGAS                              PUD                                                         7.7500              0.2500
          34606      FL              SPRING HILL                            Single Family                                               7.7500              0.2500
          29063      SC              IRMO                                   Single Family                                               7.3750              0.2500
          23228      VA              RICHMOND                               Single Family                                               7.7500              0.2500
          97203      OR              PORTLAND                               Condominium                                                 8.0000              0.2500
          20774      MD              UPPER MARLBORO                         Condominium                                                 8.2500              0.2500
          20708      MD              LAUREL                                 Single Family                                               7.8750              0.2500
          21231      MD              BALTIMORE                              2-4 Family                                                  7.8750              0.2500
          23453      VA              VIRGINIA BEACH                         Single Family                                               7.2500              0.2500
          89122      NV              LAS VEGAS                              Condominium                                                 7.2500              0.2500
          93555      CA              RIDGECREST                             Single Family                                               7.2500              0.2500
          35242      AL              HOOVER                                 PUD                                                         7.3750              0.2500
          03102      NH              MANCHESTER                             Single Family                                               7.6250              0.2500
          87120      NM              ALBUQUERQUE                            Single Family                                               6.8750              0.2500
          85310      AZ              GLENDALE                               Single Family                                               8.1250              0.2500
          08629      NJ              TRENTON                                Single Family                                               7.7500              0.2500
          87108      NM              ALBUQUERQUE                            Single Family                                               8.0000              0.2500
          97426      OR              CRESWELL                               Single Family                                               7.7500              0.2500
          84074      UT              TOOELE                                 Single Family                                               7.8750              0.2500
          23666      VA              HAMPTON                                Single Family                                               7.2500              0.2500
          07734      NJ              KEANSBURG                              Single Family                                               8.1250              0.2500
          93230      CA              HANFORD                                Single Family                                               7.6250              0.2500
          85388      AZ              SURPRISE                               PUD                                                         7.7500              0.2500
          06512      CT              NEW HAVEN                              Single Family                                               7.2500              0.2500
          05446      VT              COLCHESTER                             Single Family                                               7.6250              0.2500
          01571      MA              DUDLEY                                 Single Family                                               7.3750              0.2500
          30252      GA              MCDONOUGH                              Single Family                                               7.5000              0.2500
          30087      GA              STONE MOUNTAIN                         Single Family                                               7.8750              0.2500
          83686      ID              NAMPA                                  Single Family                                               7.8750              0.2500
          76039      TX              EULESS                                 PUD                                                         7.3750              0.2500
          23453      VA              VIRGINIA BEACH                         Single Family                                               7.2500              0.2500
          36830      AL              AUBURN                                 Single Family                                               7.5000              0.2500
          53222      WI              MILWAUKEE                              2-4 Family                                                  7.7500              0.2500
          23222      VA              RICHMOND                               Single Family                                               7.7500              0.2500
          20016      DC              WASHINGTON                             Condominium                                                 7.8750              0.2500
          36801      AL              OPELIKA                                Single Family                                               7.3750              0.2500
          23456      VA              VIRGINIA BEACH                         Single Family                                               8.3750              0.2500
          85016      AZ              PHOENIX                                Single Family                                               7.8750              0.2500
          22974      VA              TROY                                   Single Family                                               7.0000              0.2500
          58201      ND              GRAND FORKS                            Single Family                                               7.3750              0.2500
          68154      NE              OMAHA                                  Single Family                                               7.0000              0.2500
          23518      VA              NORFOLK                                Single Family                                               7.8750              0.2500
          28277      NC              CHARLOTTE                              Single Family                                               7.6250              0.2500
          78745      TX              AUSTIN                                 Single Family                                               7.1250              0.2500
          77429      TX              CYPRESS                                PUD                                                         7.2500              0.2500
          98405      WA              TACOMA                                 Single Family                                               6.6250              0.2500
          80021      CO              WESTMINSTER                            Single Family                                               7.3750              0.2500
          06605      CT              BRIDGEPORT                             2-4 Family                                                  7.6250              0.2500
          53143      WI              KENOSHA                                Single Family                                               8.1250              0.2500
          23434      VA              SUFFOLK                                PUD                                                         7.6250              0.2500
          35023      AL              HUEYTOWN                               Single Family                                               7.8750              0.2500
          30215      GA              FAYETTEVILLE                           Single Family                                               7.5000              0.2500
          04234      ME              EAST WILTON                            Single Family                                               7.7500              0.2500
          20886      MD              MONTGOMERY VILL                        PUD                                                         7.1250              0.2500
          68130      NE              OMAHA                                  Single Family                                               8.2500              0.2500
          23434      VA              SUFFOLK                                Single Family                                               7.6250              0.2500
          21555      MD              OLD TOWN                               Single Family                                               8.6250              0.2500
          29708      SC              TEGA CAY                               Single Family                                               8.2500              0.2500
          08302      NJ              BRIDGETON                              Single Family                                               8.0000              0.2500
          34759      FL              KISSIMMEE                              PUD                                                         6.8750              0.2500
          08360      NJ              VINELAND                               Single Family                                               7.8750              0.2500
          20782      MD              HYATTSVILLE                            Condominium                                                 7.2500              0.2500
          29582      SC              NORTH MYRTLE BE                        Condominium                                                 8.7500              0.2500
          01543      MA              RUTLAND                                Single Family                                               7.8750              0.2500
          33913      FL              FT. MYERS                              Single Family                                               7.5000              0.2500
          20705      MD              BELTSVILLE                             Condominium                                                 7.5000              0.2500
          04957      ME              NORRIDGEWOCK                           Single Family                                               8.3750              0.2500
          76578      TX              THRALL                                 Single Family                                               7.8750              0.2500
          38866      MS              SALTILLO                               Single Family                                               7.6250              0.2500
          06513      CT              EAST HAVEN                             Condominium                                                 7.8750              0.2500
          06610      CT              BRIDGEPORT                             Single Family                                               7.5000              0.2500
          22630      VA              FRONT ROYAL                            Single Family                                               6.8750              0.2500
          20905      MD              SILVER SPRING                          Single Family                                               7.1250              0.2500
          23231      VA              RICHMOND                               Single Family                                               7.2500              0.2500
          76033      TX              CLEBURNE                               Single Family                                               7.8750              0.2500
          20772      MD              UPPER MARLBORO                         Single Family                                               7.5000              0.2500
          20785      MD              LANDOVER                               Single Family                                               7.8750              0.2500
          89052      NV              HENDERSON                              PUD                                                         7.0000              0.2500
          83607      ID              CALDWELL                               PUD                                                         8.5000              0.2500
          21061      MD              GLEN BURNIE                            Single Family                                               7.1250              0.2500
          04924      ME              CANAAN                                 Single Family                                               7.5000              0.2500
          85015      AZ              PHOENIX                                Single Family                                               8.5000              0.2500
          76180      TX              NORTH RICHLAND                         Single Family                                               8.1250              0.2500
          85382      AZ              PEORIA                                 PUD                                                         7.8750              0.2500
          20712      MD              GREENBELT                              PUD                                                         7.7500              0.2500
          38002      TN              ARLINGTON                              Single Family                                               7.3750              0.2500
          20783      MD              HYATTSVILLE                            Condominium                                                 7.2500              0.2500
          97305      OR              SALEM                                  Single Family                                               7.3750              0.2500
          24502      VA              LYNCHBURG                              Single Family                                               7.8750              0.2500
          84003      UT              AMERICAN FORK                          Single Family                                               7.6250              0.2500
          22204      VA              ARLINGTON                              Condominium                                                 7.2500              0.2500
          17222      PA              FAYETTEVILLE                           Single Family                                               8.1250              0.2500
          20783      MD              HYATTSVILLE                            Condominium                                                 7.2500              0.2500
          23509      VA              NORFOLK                                Single Family                                               8.2500              0.2500
          22003      VA              ANNANDALE                              Condominium                                                 7.7500              0.2500
          22827      VA              ELKTON                                 Single Family                                               7.5000              0.2500
          93291      CA              VISALIA                                Single Family                                               7.5000              0.2500
          07060      NJ              PLAINFIELD                             Single Family                                               7.3750              0.2500
          20853      MD              ROCKVILLE                              Single Family                                               7.7500              0.2500
          20832      MD              OLNEY                                  Condominium                                                 7.2500              0.2500
          22405      VA              FREDERICKSBURG                         Single Family                                               7.7500              0.2500
          20710      MD              BLADENSBURG                            Single Family                                               7.3750              0.2500
          28215      NC              CHARLOTTE                              Single Family                                               8.3750              0.2500
          30310      GA              ATLANTA                                Single Family                                               7.6250              0.2500
          04401      ME              BANGOR                                 Single Family                                               7.7500              0.2500
          02130      MA              JAMAICA PLAIN                          Condominium                                                 7.7500              0.2500
          48371      MI              OXFORD                                 Single Family                                               7.8750              0.2500
          20020      DC              WASHINGTON                             Single Family                                               7.2500              0.2500
          97267      OR              MILWAUKIE                              Single Family                                               8.0000              0.2500
          20783      MD              HYATTSVILLE                            Single Family                                               7.2500              0.2500
          87144      NM              RIO RANCHO                             Single Family                                               8.1250              0.2500
          27371      NC              TROY                                   Single Family                                               7.8750              0.2500
          93611      CA              CLOVIS                                 Single Family                                               7.5000              0.2500
          04252      ME              LISBON FALLS                           Single Family                                               7.0000              0.2500
          93618      CA              DINUBA                                 Single Family                                               7.5000              0.2500
          35209      AL              BIRMINGHAM                             Condominium                                                 7.3750              0.2500
          36542      AL              GULF SHORES                            Single Family                                               7.6250              0.2500
          35127      AL              PLEASANT GROVE                         Single Family                                               7.2500              0.2500
          20011      DC              WASHINGTON                             Single Family                                               7.1250              0.2500
          32401      FL              PANAMA CITY                            Single Family                                               7.5000              0.2500
          08021      NJ              CLEMENTON                              Condominium                                                 7.6250              0.2500
          20784      MD              HYATTSVILLE                            Single Family                                               7.2500              0.2500
          30507      GA              GAINESVILLE                            Single Family                                               6.8750              0.2500
          20743      MD              CAPITOL HEIGHTS                        Single Family                                               7.2500              0.2500
          45238      OH              CINCINNATI                             Single Family                                               7.2500              0.2500
          20170      VA              HERNDON                                PUD                                                         7.3750              0.2500
          95351      CA              MODESTO                                Single Family                                               7.7500              0.2500
          08081      NJ              TOWNSHIP OF WIN                        2-4 Family                                                  8.1250              0.2500
          20716      MD              BOWIE                                  Single Family                                               8.7500              0.2500
          20743      MD              CAPITOL HEIGHTS                        Single Family                                               7.3750              0.2500
          83642      ID              MERIDIAN                               PUD                                                         7.3750              0.2500
          75056      TX              THE COLONY                             Single Family                                               8.3750              0.2500
          93235      CA              IVANHOE                                Single Family                                               7.5000              0.2500
          20745      MD              OXON HILL                              Single Family                                               7.7500              0.2500
          20743      MD              CAPITOL HEIGHTS                        Single Family                                               7.3750              0.2500
          90241      CA              DOWNEY                                 2-4 Family                                                  6.8750              0.2500
          20783      MD              HYATTSVILLE                            Condominium                                                 7.8750              0.2500
          21226      MD              ORCHARD BEACH                          Single Family                                               8.1250              0.2500
          22041      VA              FALLS CHURCH                           Condominium                                                 8.2500              0.2500
          20111      VA              MANASSAS                               PUD                                                         7.8750              0.2500

       ZIP_CODE           LPMI            TRUSTFEE           MSERV                      CURRENT_NET_COUPON                MATURITY_DATE                     STATED_ORIGINAL_TERM
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
          29910         0.0000              0.0225          0.0000                                  6.9775                     20360701                                      360
          29928         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          30135         0.0000              0.0225          0.0000                                  7.1025                     20360201                                      360
          30103         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          30047         0.0000              0.0225          0.0000                                  8.3525                     20360801                                      360
          30188         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          34475         0.0000              0.0225          0.0000                                  8.2275                     20360801                                      360
          30014         0.0000              0.0225          0.0000                                  7.2275                     20360201                                      360
          31324         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          30126         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          30215         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          30045         0.0000              0.0225          0.0000                                  7.4775                     20360101                                      360
          30041         0.0000              0.0225          0.0000                                  7.1025                     20360601                                      360
          30281         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          29687         0.0000              0.0225          0.0000                                  6.9775                     20360301                                      360
          32174         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          30605         0.0000              0.0225          0.0000                                  8.1025                     20360801                                      360
          37938         0.0000              0.0225          0.0000                                  6.6025                     20360601                                      360
          30016         0.0000              0.0225          0.0000                                  7.2275                     20360701                                      360
          33905         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          33972         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          31005         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          35022         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          35226         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          30248         0.0000              0.0225          0.0000                                  6.9775                     20360601                                      360
          30331         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          34983         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          35020         0.0000              0.0225          0.0000                                  7.2275                     20360701                                      360
          29325         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          37217         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          28792         0.0000              0.0225          0.0000                                  7.2275                     20360601                                      360
          28792         0.0000              0.0225          0.0000                                  7.2275                     20360601                                      360
          33991         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          30080         0.0000              0.0225          0.0000                                  6.9775                     20360401                                      360
          30317         0.0000              0.0225          0.0000                                  6.7275                     20360301                                      360
          33407         0.0000              0.0225          0.0000                                  6.9775                     20360701                                      360
          29611         0.0000              0.0225          0.0000                                  7.9775                     20360701                                      360
          29615         0.0000              0.0225          0.0000                                  6.6025                     20360701                                      360
          29681         0.0000              0.0225          0.0000                                  6.6025                     20360601                                      360
          30296         0.0000              0.0225          0.0000                                  7.4775                     20360701                                      360
          32244         0.0000              0.0225          0.0000                                  7.3525                     20360601                                      360
          37379         0.0000              0.0225          0.0000                                  7.2275                     20360601                                      360
          37343         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          37416         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          30032         0.0000              0.0225          0.0000                                  7.2275                     20360301                                      360
          29414         0.0000              0.0225          0.0000                                  6.9775                     20360601                                      360
          30017         0.0000              0.0225          0.0000                                  6.6025                     20360801                                      360
          32095         0.0000              0.0225          0.0000                                  8.1025                     20360801                                      360
          32218         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          30016         0.0000              0.0225          0.0000                                  6.9775                     20360601                                      360
          30012         0.0000              0.0225          0.0000                                  6.9775                     20360701                                      360
          30043         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          27712         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          33196         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          30349         0.0000              0.0225          0.0000                                  6.4775                     20360801                                      360
          38119         0.0000              0.0225          0.0000                                  7.6025                     20360601                                      360
          30052         0.0000              0.0225          0.0000                                  7.3525                     20360601                                      360
          30349         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          30506         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          35802         0.0000              0.0225          0.0000                                  7.3525                     20360701                                      360
          30331         0.0000              0.0225          0.0000                                  7.4775                     20360501                                      360
          32128         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          32821         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          33323         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          37932         0.0000              0.0225          0.0000                                  7.9775                     20360601                                      360
          30297         0.0000              0.0225          0.0000                                  6.7275                     20360401                                      360
          30297         0.0000              0.0225          0.0000                                  6.7275                     20360401                                      360
          27616         0.0000              0.0225          0.0000                                  7.6025                     20360601                                      360
          27545         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          28409         0.0000              0.0225          0.0000                                  6.9775                     20360701                                      360
          30349         0.0000              0.0225          0.0000                                  7.6025                     20360601                                      360
          33629         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          30005         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          32129         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          32952         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          28804         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          30034         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          30224         0.0000              0.0225          0.0000                                  7.2275                     20360601                                      360
          32174         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          32176         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          35147         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          31419         0.0000              0.0225          0.0000                                  7.4775                     20360701                                      360
          31324         0.0000              0.0225          0.0000                                  7.4775                     20360701                                      360
          34293         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          34112         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          30310         0.0000              0.0225          0.0000                                  6.4775                     20360601                                      360
          30312         0.0000              0.0225          0.0000                                  6.4775                     20360601                                      360
          30228         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          30044         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          27504         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          33166         0.0000              0.0225          0.0000                                  6.8525                     20360701                                      360
          33182         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          28273         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          27613         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          30519         0.0000              0.0225          0.0000                                  7.4775                     20360601                                      360
          37363         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          30213         0.0000              0.0225          0.0000                                  7.4775                     20360601                                      360
          31721         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          31705         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          32606         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          32828         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          30041         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          32765         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          27263         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          30215         0.0000              0.0225          0.0000                                  6.9775                     20360601                                      360
          30034         0.0000              0.0225          0.0000                                  6.9775                     20360601                                      360
          30253         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          30043         0.0000              0.0225          0.0000                                  6.9775                     20360701                                      360
          22407         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          33035         0.0000              0.0225          0.0000                                  6.6025                     20360501                                      360
          31005         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          32792         0.0000              0.0225          0.0000                                  8.2275                     20360701                                      360
          32792         0.0000              0.0225          0.0000                                  8.2275                     20360701                                      360
          30017         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          33544         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          28262         0.0000              0.0225          0.0000                                  7.7275                     20360601                                      360
          34609         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          32043         0.0000              0.0225          0.0000                                  8.2275                     20360701                                      360
          27514         0.0000              0.0225          0.0000                                  6.7275                     20360601                                      360
          32811         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          30064         0.0000              0.0225          0.0000                                  7.2275                     20360701                                      360
          30238         0.0000              0.0225          0.0000                                  7.2275                     20360701                                      360
          30331         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          30238         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          28205         0.0000              0.0225          0.0000                                  7.3525                     20360701                                      360
          28110         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          33972         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          30305         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          30276         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          30030         0.0000              0.0225          0.0000                                  7.3525                     20360701                                      360
          30315         0.0000              0.0225          0.0000                                  7.9775                     20360701                                      360
          30349         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          30308         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          31322         0.0000              0.0225          0.0000                                  7.9775                     20360701                                      360
          30032         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          31419         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          30701         0.0000              0.0225          0.0000                                  7.8525                     20360901                                      360
          30034         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          28217         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          30188         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          30043         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          30038         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          32829         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          30082         0.0000              0.0225          0.0000                                  6.8525                     20360901                                      360
          30213         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          30349         0.0000              0.0225          0.0000                                  6.3525                     20360601                                      360
          29582         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          27511         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          27704         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          30281         0.0000              0.0225          0.0000                                  6.8525                     20360701                                      360
          33034         0.0000              0.0225          0.0000                                  7.2275                     20360701                                      360
          30253         0.0000              0.0225          0.0000                                  7.1025                     20360601                                      360
          30294         0.0000              0.0225          0.0000                                  7.4775                     20360601                                      360
          32967         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          29611         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          30575         0.0000              0.0225          0.0000                                  6.8525                     20360701                                      360
          30019         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          30114         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          30034         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          30228         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          30228         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          33155         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          35757         0.0000              0.0225          0.0000                                  5.1025                     20360901                                      360
          23608         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          29579         0.0000              0.0225          0.0000                                  7.7275                     20360701                                      360
          20724         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          33570         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          29526         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          55347         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          33610         0.0000              0.0225          0.0000                                  7.2275                     20360701                                      360
          55433         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          89115         0.0000              0.0225          0.0000                                  7.4775                     20360701                                      360
          48223         0.0000              0.0225          0.0000                                  8.1025                     20351201                                      360
          44112         0.0000              0.0225          0.0000                                  8.2275                     20360901                                      360
          44104         0.0000              0.0225          0.0000                                  8.2275                     20360901                                      360
          23230         0.0000              0.0225          0.0000                                  8.2275                     20360901                                      360
          72762         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          48235         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          44833         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          44833         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          44827         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          44827         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          44827         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          44827         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          44833         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          06120         0.0000              0.0225          0.0000                                  6.2275                     20360401                                      360
          30228         0.0000              0.0225          0.0000                                  6.8525                     20360201                                      360
          18640         0.0000              0.0225          0.0000                                  7.9775                     20360901                                      360
          90650         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          93313         0.0000              0.0225          0.0000                                  7.2275                     20360401                                      360
          91384         0.0000              0.0225          0.0000                                  7.1025                     20360401                                      360
          85087         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          98816         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          98531         0.0000              0.0225          0.0000                                  8.4775                     20360801                                      360
          98272         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          22407         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          23832         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          85614         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          80631         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          46219         0.0000              0.0225          0.0000                                  8.2275                     20360801                                      360
          60501         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          55051         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          60618         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          53551         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          55106         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          60097         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          55423         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          55119         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          56304         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          60453         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          32708         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          06106         0.0000              0.0225          0.0000                                  7.2275                     20360501                                      360
          32754         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          30310         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          75061         0.0000              0.0225          0.0000                                  8.2275                     20360801                                      360
          38107         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          75061         0.0000              0.0225          0.0000                                  8.2275                     20360901                                      360
          75061         0.0000              0.0225          0.0000                                  8.2275                     20360901                                      360
          75061         0.0000              0.0225          0.0000                                  8.2275                     20360901                                      360
          38111         0.0000              0.0225          0.0000                                  8.2275                     20360801                                      360
          76110         0.0000              0.0225          0.0000                                  8.2275                     20360901                                      360
          76801         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          13502         0.0000              0.0225          0.0000                                  8.2275                     20360901                                      360
          06052         0.0000              0.0225          0.0000                                  7.3525                     20360701                                      360
          38141         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          97071         0.0000              0.0225          0.0000                                  6.6025                     20360801                                      360
          93535         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          95687         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          23223         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          90723         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          95377         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          95076         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          93710         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          94806         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          84058         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          94565         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          95476         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          92707         0.0000              0.0225          0.0000                                  7.9775                     20360901                                      360
          94533         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          95376         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          87047         0.0000              0.0225          0.0000                                  6.8525                     20360601                                      360
          65616         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          37343         0.0000              0.0225          0.0000                                  8.1025                     20360601                                      360
          28206         0.0000              0.0225          0.0000                                  8.3525                     20360901                                      360
          27513         0.0000              0.0225          0.0000                                  7.7275                     20360701                                      360
          37086         0.0000              0.0225          0.0000                                  7.6025                     20360601                                      360
          30337         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          42104         0.0000              0.0225          0.0000                                  6.9775                     20360601                                      360
          37040         0.0000              0.0225          0.0000                                  7.4775                     20360601                                      360
          33823         0.0000              0.0225          0.0000                                  7.4775                     20360701                                      360
          29406         0.0000              0.0225          0.0000                                  7.7275                     20360701                                      360
          21756         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          92223         0.0000              0.0225          0.0000                                  6.9775                     20360701                                      360
          21740         0.0000              0.0225          0.0000                                  7.3525                     20360701                                      360
          29223         0.0000              0.0225          0.0000                                  6.9775                     20360701                                      360
          85236         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          04240         0.0000              0.0225          0.0000                                  7.2275                     20360701                                      360
          33823         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          85041         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          33414         0.0000              0.0225          0.0000                                  6.9775                     20360701                                      360
          92595         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          32828         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          85338         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          32832         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          33830         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          85338         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          34668         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          98661         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          89074         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          33805         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          93536         0.0000              0.0225          0.0000                                  6.4775                     20360801                                      360
          85338         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          33626         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          33309         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          32257         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          32159         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          34142         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          32803         0.0000              0.0225          0.0000                                  6.4775                     20360901                                      360
          34212         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          34224         0.0000              0.0225          0.0000                                  7.4775                     20360701                                      360
          33544         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          33030         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          34983         0.0000              0.0225          0.0000                                  8.4775                     20360801                                      360
          33544         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          33410         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          33909         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          32065         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          33619         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          34736         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          33311         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          33770         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          33030         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          33602         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          33610         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          33025         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          33314         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          34652         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          33615         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          32826         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          34997         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          34286         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          34231         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          34207         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          33952         0.0000              0.0225          0.0000                                  6.8525                     20360901                                      360
          32757         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          33012         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          34210         0.0000              0.0225          0.0000                                  8.2275                     20360901                                      360
          33415         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          32707         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          33193         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          33125         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          33410         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          92275         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          92236         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          93307         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          92236         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          50317         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          80204         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          98684         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          97220         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          97203         0.0000              0.0225          0.0000                                  6.6025                     20360901                                      360
          97233         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          97206         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          97123         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          99338         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          99338         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          99337         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          99338         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          97211         0.0000              0.0225          0.0000                                  6.6025                     20360901                                      360
          83615         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          97213         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          97756         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          83686         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          97304         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          97502         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          98607         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          23832         0.0000              0.0225          0.0000                                  6.7275                     20360701                                      360
          37738         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          30034         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          30214         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          80227         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          38680         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          08360         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          37216         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          60645         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          55369         0.0000              0.0225          0.0000                                  6.6025                     20360901                                      360
          37909         0.0000              0.0225          0.0000                                  6.7275                     20360701                                      360
          30308         0.0000              0.0225          0.0000                                  7.9775                     20360701                                      360
          17602         0.0000              0.0225          0.0000                                  8.6025                     20360801                                      360
          80018         0.0000              0.0225          0.0000                                  6.6025                     20360801                                      360
          37216         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          30044         0.0000              0.0225          0.0000                                  8.6025                     20360801                                      360
          49506         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          30058         0.0000              0.0225          0.0000                                  7.8525                     20360901                                      360
          38127         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          38127         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          46112         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          30045         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          96080         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          96080         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          30318         0.0000              0.0225          0.0000                                  8.1025                     20360801                                      360
          95682         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          71270         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          78232         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          78750         0.0000              0.0225          0.0000                                  6.6025                     20360801                                      360
          78750         0.0000              0.0225          0.0000                                  6.6025                     20360801                                      360
          78750         0.0000              0.0225          0.0000                                  6.6025                     20360801                                      360
          78750         0.0000              0.0225          0.0000                                  6.6025                     20360801                                      360
          89052         0.0000              0.0225          0.0000                                  7.3525                     20360701                                      360
          85383         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          89052         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          85210         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          85306         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          87120         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          85260         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          86406         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          87107         0.0000              0.0225          0.0000                                  8.8525                     20360801                                      360
          87107         0.0000              0.0225          0.0000                                  8.8525                     20360801                                      360
          87102         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          64132         0.0000              0.0225          0.0000                                  6.4775                     20360701                                      360
          89146         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          89031         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          87120         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          85248         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          89147         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          87105         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          87415         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          89178         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          87120         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          89030         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          87120         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          87124         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          89706         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          89120         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          64138         0.0000              0.0225          0.0000                                  8.2275                     20360801                                      360
          87102         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          85031         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          89123         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          89074         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          85242         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          89052         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          87112         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          87002         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          88203         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          85023         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          85225         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          85015         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          85712         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          89048         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          89014         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          85730         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          85022         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          85009         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          66104         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          64128         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          64152         0.0000              0.0225          0.0000                                  8.1025                     20360901                                      360
          64152         0.0000              0.0225          0.0000                                  8.1025                     20360901                                      360
          64152         0.0000              0.0225          0.0000                                  8.1025                     20360901                                      360
          66104         0.0000              0.0225          0.0000                                  8.2275                     20360801                                      360
          66012         0.0000              0.0225          0.0000                                  6.7275                     20360901                                      360
          83839         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          98133         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          98908         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          98930         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          92240         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          98208         0.0000              0.0225          0.0000                                  8.2275                     20360801                                      360
          98208         0.0000              0.0225          0.0000                                  8.2275                     20360801                                      360
          98801         0.0000              0.0225          0.0000                                  7.8525                     20360901                                      360
          98902         0.0000              0.0225          0.0000                                  6.6025                     20360901                                      360
          59917         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          98903         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          98501         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          98409         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          98115         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          98258         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          87102         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          98902         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          98387         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          98406         0.0000              0.0225          0.0000                                  8.2275                     20360901                                      360
          98133         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          98290         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          98037         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          98087         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          98087         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          98290         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          29078         0.0000              0.0225          0.0000                                  6.9775                     20360701                                      360
          28365         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          28027         0.0000              0.0225          0.0000                                  8.3525                     20360801                                      360
          29485         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          27612         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          27592         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          40511         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          28206         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          95969         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          92555         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          93930         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          93305         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          93306         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          90008         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          93306         0.0000              0.0225          0.0000                                  6.8525                     20360901                                      360
          92069         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          92056         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          91790         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          92104         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          93427         0.0000              0.0225          0.0000                                  6.4775                     20360801                                      360
          93307         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          93308         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          93268         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          93306         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          93306         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          93215         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          91342         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          93307         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          93304         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          92592         0.0000              0.0225          0.0000                                  6.6025                     20360901                                      360
          90805         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          90002         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          92071         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          92879         0.0000              0.0225          0.0000                                  7.8525                     20360901                                      360
          93309         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          93203         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          93308         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          93308         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          92104         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          93307         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          90002         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          92084         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          90601         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          92555         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          93304         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          92592         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          92236         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          11520         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          06010         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          04107         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          04102         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          02151         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          04426         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          03055         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          01850         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          04102         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          12182         0.0000              0.0225          0.0000                                  7.8525                     20360901                                      360
          01002         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          01002         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          01562         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          01062         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          01852         0.0000              0.0225          0.0000                                  6.6025                     20360801                                      360
          04210         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          04257         0.0000              0.0225          0.0000                                  8.2275                     20360901                                      360
          01844         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          04038         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          06850         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          03103         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          06040         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          19510         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          01801         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          12180         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          04105         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          06854         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          03110         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          30308         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          30312         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          30033         0.0000              0.0225          0.0000                                  8.2275                     20360901                                      360
          80501         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          80015         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          84044         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          80223         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          52353         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          52302         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          81004         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          81631         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          68152         0.0000              0.0225          0.0000                                  7.8525                     20360901                                      360
          80911         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          82331         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          80015         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          80017         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          55130         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          80017         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          80204         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          80249         0.0000              0.0225          0.0000                                  8.2275                     20360901                                      360
          91711         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          30126         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          30557         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          37207         0.0000              0.0225          0.0000                                  8.1025                     20360901                                      360
          60061         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          30310         0.0000              0.0225          0.0000                                  7.8525                     20360901                                      360
          37087         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          22911         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          55428         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          30519         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          44112         0.0000              0.0225          0.0000                                  7.7275                     20360701                                      360
          30040         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          60020         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          31750         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          30134         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          38108         0.0000              0.0225          0.0000                                  8.7275                     20360801                                      360
          57702         0.0000              0.0225          0.0000                                  6.6025                     20360801                                      360
          48221         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          18434         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          60516         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          44281         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          43613         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          33897         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          92084         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          92115         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          93307         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          23234         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          93304         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          91764         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          18509         0.0000              0.0225          0.0000                                  8.9775                     20360801                                      360
          30260         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          30238         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          91345         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          20874         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          55331         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          45424         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          30274         0.0000              0.0225          0.0000                                  8.4775                     20360801                                      360
          72058         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          20151         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          31829         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          30344         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          30067         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          30080         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          92335         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          30135         0.0000              0.0225          0.0000                                  8.3525                     20360801                                      360
          30135         0.0000              0.0225          0.0000                                  8.3525                     20360801                                      360
          30135         0.0000              0.0225          0.0000                                  8.3525                     20360801                                      360
          80222         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          38128         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          30238         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          49862         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          30312         0.0000              0.0225          0.0000                                  8.2275                     20360801                                      360
          93311         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          60411         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          91764         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          90250         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          76180         0.0000              0.0225          0.0000                                  7.9775                     20360901                                      360
          97045         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          22407         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          80239         0.0000              0.0225          0.0000                                  8.1025                     20360801                                      360
          78233         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          22191         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          72034         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          95358         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          30680         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          48101         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          30316         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          30102         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          22191         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          92563         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          29073         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          57703         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          30062         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          30004         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          93312         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          30107         0.0000              0.0225          0.0000                                  8.2275                     20360801                                      360
          48221         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          39501         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          30309         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          29501         0.0000              0.0225          0.0000                                  8.1025                     20360801                                      360
          49428         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          31525         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          61019         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          44273         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          48198         0.0000              0.0225          0.0000                                  8.8525                     20360801                                      360
          30062         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          60305         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          30126         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          55107         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          34715         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          37421         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          92584         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          38116         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          30044         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          92551         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          92236         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          57703         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          37040         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          23116         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          31419         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          22047         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          29681         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          18509         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          95209         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          93304         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          22401         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          50313         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          44060         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          30016         0.0000              0.0225          0.0000                                  7.9775                     20360901                                      360
          30092         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          57719         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          31401         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          52405         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          84104         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          30041         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          92376         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          21234         0.0000              0.0225          0.0000                                  8.1025                     20360801                                      360
          23225         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          48207         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          80219         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          74104         0.0000              0.0225          0.0000                                  8.8525                     20360801                                      360
          72032         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          70037         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          30311         0.0000              0.0225          0.0000                                  8.8525                     20360801                                      360
          23669         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          30096         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          40245         0.0000              0.0225          0.0000                                  6.7275                     20360901                                      360
          30082         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          80234         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          20879         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          80134         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          30052         0.0000              0.0225          0.0000                                  7.9775                     20360901                                      360
          30326         0.0000              0.0225          0.0000                                  7.9775                     20360901                                      360
          30157         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          49014         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          72764         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          30019         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          20874         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          30032         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          93280         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          30012         0.0000              0.0225          0.0000                                  7.8525                     20360901                                      360
          37803         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          44505         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          31052         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          36605         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          36612         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          30045         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          30092         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          37221         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          30297         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          30135         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          30310         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          30296         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          44117         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          60637         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          82520         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          30316         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          37214         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          31410         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          18015         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          65202         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          65202         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          65202         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          65202         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          30084         0.0000              0.0225          0.0000                                  6.8525                     20360901                                      360
          93307         0.0000              0.0225          0.0000                                  6.8525                     20360901                                      360
          93312         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          95954         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          95954         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          91502         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          93013         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          93535         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          92591         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          90027         0.0000              0.0225          0.0000                                  7.4775                     20360901                                      360
          92653         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          92277         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          90002         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          92553         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          71115         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          77479         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          23150         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          23223         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          48310         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          30114         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          45413         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          30083         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          21771         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          30120         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          92021         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          44146         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          30290         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          18466         0.0000              0.0225          0.0000                                  6.7275                     20360901                                      360
          44710         0.0000              0.0225          0.0000                                  8.2275                     20360901                                      360
          37421         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          55433         0.0000              0.0225          0.0000                                  7.9775                     20360901                                      360
          22193         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          95842         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          80021         0.0000              0.0225          0.0000                                  6.6025                     20360801                                      360
          95660         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          92111         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          92592         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          20003         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          68112         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          92509         0.0000              0.0225          0.0000                                  8.6025                     20360801                                      360
          55107         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          73110         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          89141         0.0000              0.0225          0.0000                                  7.3525                     20360901                                      360
          93555         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          95206         0.0000              0.0225          0.0000                                  6.7275                     20360901                                      360
          80223         0.0000              0.0225          0.0000                                  8.4775                     20360901                                      360
          23607         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          32301         0.0000              0.0225          0.0000                                  7.8525                     20360901                                      360
          32301         0.0000              0.0225          0.0000                                  7.8525                     20360901                                      360
          32301         0.0000              0.0225          0.0000                                  7.8525                     20360901                                      360
          64151         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          30088         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          30680         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          21229         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          21217         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          33470         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          60490         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          22407         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          55008         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          55008         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          80227         0.0000              0.0225          0.0000                                  7.2275                     20360901                                      360
          30082         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          23111         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          23222         0.0000              0.0225          0.0000                                  7.6025                     20360901                                      360
          30084         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          31904         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          77089         0.0000              0.0225          0.0000                                  8.2275                     20360901                                      360
          30004         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          37043         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          55119         0.0000              0.0225          0.0000                                  7.1025                     20360901                                      360
          37912         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          37329         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          93720         0.0000              0.0225          0.0000                                  6.9775                     20360901                                      360
          80129         0.0000              0.0225          0.0000                                  7.7275                     20360901                                      360
          33611         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          34736         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          32829         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          33062         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          18411         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          07083         0.0000              0.0225          0.0000                                  7.3525                     20360101                                      360
          63366         0.0000              0.0225          0.0000                                  7.4775                     20360701                                      360
          75241         0.0000              0.0225          0.0000                                  7.3525                     20360401                                      360
          07018         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          23669         0.0000              0.0225          0.0000                                  6.9775                     20360601                                      360
          63028         0.0000              0.0225          0.0000                                  6.9775                     20360701                                      360
          23456         0.0000              0.0225          0.0000                                  6.4775                     20360701                                      360
          77386         0.0000              0.0225          0.0000                                  7.6025                     20360601                                      360
          23228         0.0000              0.0225          0.0000                                  7.3525                     20360701                                      360
          76112         0.0000              0.0225          0.0000                                  7.1025                     20360501                                      360
          30318         0.0000              0.0225          0.0000                                  6.8525                     20360701                                      360
          11421         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          28409         0.0000              0.0225          0.0000                                  7.2275                     20360701                                      360
          68117         0.0000              0.0225          0.0000                                  7.9775                     20360701                                      360
          70301         0.0000              0.0225          0.0000                                  6.3525                     20360701                                      360
          65804         0.0000              0.0225          0.0000                                  8.1025                     20360601                                      360
          97233         0.0000              0.0225          0.0000                                  7.4775                     20360601                                      360
          11946         0.0000              0.0225          0.0000                                  7.2275                     20360701                                      360
          34134         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          59714         0.0000              0.0225          0.0000                                  6.9775                     20360701                                      360
          53150         0.0000              0.0225          0.0000                                  7.7275                     20360701                                      360
          63117         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          22963         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          83669         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          40508         0.0000              0.0225          0.0000                                  6.6025                     20360801                                      360
          93703         0.0000              0.0225          0.0000                                  8.3525                     20360701                                      360
          23075         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          74074         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          75149         0.0000              0.0225          0.0000                                  7.3525                     20360601                                      360
          11203         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          69301         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          49052         0.0000              0.0225          0.0000                                  7.7275                     20360701                                      360
          93436         0.0000              0.0225          0.0000                                  6.8525                     20360701                                      360
          92410         0.0000              0.0225          0.0000                                  7.3525                     20360701                                      360
          43230         0.0000              0.0225          0.0000                                  6.8525                     20360701                                      360
          21227         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          92557         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          98661         0.0000              0.0225          0.0000                                  7.7275                     20360701                                      360
          11950         0.0000              0.0225          0.0000                                  7.3525                     20360701                                      360
          04605         0.0000              0.0225          0.0000                                  8.1025                     20360701                                      360
          43040         0.0000              0.0225          0.0000                                  7.2275                     20360701                                      360
          20877         0.0000              0.0225          0.0000                                  7.3525                     20360701                                      360
          01840         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          70454         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          65807         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          77478         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          22454         0.0000              0.0225          0.0000                                  7.2275                     20360701                                      360
          22454         0.0000              0.0225          0.0000                                  7.2275                     20360701                                      360
          07480         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          41001         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          01569         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          78233         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          89141         0.0000              0.0225          0.0000                                  7.4775                     20360701                                      360
          34606         0.0000              0.0225          0.0000                                  7.4775                     20360701                                      360
          29063         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          23228         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          97203         0.0000              0.0225          0.0000                                  7.7275                     20360701                                      360
          20774         0.0000              0.0225          0.0000                                  7.9775                     20360701                                      360
          20708         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          21231         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          23453         0.0000              0.0225          0.0000                                  6.9775                     20360701                                      360
          89122         0.0000              0.0225          0.0000                                  6.9775                     20360701                                      360
          93555         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          35242         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          03102         0.0000              0.0225          0.0000                                  7.3525                     20360701                                      360
          87120         0.0000              0.0225          0.0000                                  6.6025                     20360801                                      360
          85310         0.0000              0.0225          0.0000                                  7.8525                     20360701                                      360
          08629         0.0000              0.0225          0.0000                                  7.4775                     20360701                                      360
          87108         0.0000              0.0225          0.0000                                  7.7275                     20360701                                      360
          97426         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          84074         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          23666         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          07734         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          93230         0.0000              0.0225          0.0000                                  7.3525                     20360701                                      360
          85388         0.0000              0.0225          0.0000                                  7.4775                     20360701                                      360
          06512         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          05446         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          01571         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          30252         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          30087         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          83686         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          76039         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          23453         0.0000              0.0225          0.0000                                  6.9775                     20360701                                      360
          36830         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          53222         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          23222         0.0000              0.0225          0.0000                                  7.4775                     20360701                                      360
          20016         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          36801         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          23456         0.0000              0.0225          0.0000                                  8.1025                     20360701                                      360
          85016         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          22974         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          58201         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          68154         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          23518         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          28277         0.0000              0.0225          0.0000                                  7.3525                     20360701                                      360
          78745         0.0000              0.0225          0.0000                                  6.8525                     20360701                                      360
          77429         0.0000              0.0225          0.0000                                  6.9775                     20360701                                      360
          98405         0.0000              0.0225          0.0000                                  6.3525                     20360801                                      360
          80021         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          06605         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          53143         0.0000              0.0225          0.0000                                  7.8525                     20360701                                      360
          23434         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          35023         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          30215         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          04234         0.0000              0.0225          0.0000                                  7.4775                     20360701                                      360
          20886         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          68130         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          23434         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          21555         0.0000              0.0225          0.0000                                  8.3525                     20360701                                      360
          29708         0.0000              0.0225          0.0000                                  7.9775                     20360701                                      360
          08302         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          34759         0.0000              0.0225          0.0000                                  6.6025                     20360701                                      360
          08360         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          20782         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          29582         0.0000              0.0225          0.0000                                  8.4775                     20360801                                      360
          01543         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          33913         0.0000              0.0225          0.0000                                  7.2275                     20360701                                      360
          20705         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          04957         0.0000              0.0225          0.0000                                  8.1025                     20360801                                      360
          76578         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          38866         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          06513         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          06610         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          22630         0.0000              0.0225          0.0000                                  6.6025                     20360801                                      360
          20905         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          23231         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          76033         0.0000              0.0225          0.0000                                  7.6025                     20360701                                      360
          20772         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          20785         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          89052         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          83607         0.0000              0.0225          0.0000                                  8.2275                     20360701                                      360
          21061         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          04924         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          85015         0.0000              0.0225          0.0000                                  8.2275                     20360801                                      360
          76180         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          85382         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          20712         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          38002         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          20783         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          97305         0.0000              0.0225          0.0000                                  7.1025                     20360701                                      360
          24502         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          84003         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          22204         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          17222         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          20783         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          23509         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          22003         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          22827         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          93291         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          07060         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          20853         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          20832         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          22405         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          20710         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          28215         0.0000              0.0225          0.0000                                  8.1025                     20360801                                      360
          30310         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          04401         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          02130         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          48371         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          20020         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          97267         0.0000              0.0225          0.0000                                  7.7275                     20360801                                      360
          20783         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          87144         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          27371         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          93611         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          04252         0.0000              0.0225          0.0000                                  6.7275                     20360801                                      360
          93618         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          35209         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          36542         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          35127         0.0000              0.0225          0.0000                                  6.9775                     20360701                                      360
          20011         0.0000              0.0225          0.0000                                  6.8525                     20360801                                      360
          32401         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          08021         0.0000              0.0225          0.0000                                  7.3525                     20360801                                      360
          20784         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          30507         0.0000              0.0225          0.0000                                  6.6025                     20360801                                      360
          20743         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          45238         0.0000              0.0225          0.0000                                  6.9775                     20360801                                      360
          20170         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          95351         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          08081         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          20716         0.0000              0.0225          0.0000                                  8.4775                     20360801                                      360
          20743         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          83642         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          75056         0.0000              0.0225          0.0000                                  8.1025                     20360801                                      360
          93235         0.0000              0.0225          0.0000                                  7.2275                     20360801                                      360
          20745         0.0000              0.0225          0.0000                                  7.4775                     20360801                                      360
          20743         0.0000              0.0225          0.0000                                  7.1025                     20360801                                      360
          90241         0.0000              0.0225          0.0000                                  6.6025                     20360801                                      360
          20783         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360
          21226         0.0000              0.0225          0.0000                                  7.8525                     20360801                                      360
          22041         0.0000              0.0225          0.0000                                  7.9775                     20360801                                      360
          20111         0.0000              0.0225          0.0000                                  7.6025                     20360801                                      360

       ZIP_CODE                    STATED_REM_TERM                 ORIGINAL_BALANCE                FIRST_PAY_DATE             PAYMENT                   CURRENT_BALANCE
------------------------------------------------------------------------------------------------------------------------------------------------------------------------
          29910                                357                       272,000.00                      20060801            1,855.52                        271,359.58
          29928                                359                       120,000.00                      20061001              775.00                        120,000.00
          30135                                352                       103,400.00                      20060301              635.38                        103,384.45
          30103                                358                       148,532.00                      20060901              942.84                        148,381.84
          30047                                358                        93,600.00                      20060901              672.75                         93,600.00
          30188                                358                       128,800.00                      20060901              889.59                        128,603.38
          34475                                358                       200,000.00                      20060901            1,416.67                        200,000.00
          30014                                352                        80,000.00                      20060301              499.84                         79,975.00
          31324                                358                       128,200.00                      20060901              827.94                        128,195.56
          30126                                358                       275,600.00                      20060901            1,693.79                        275,600.00
          30215                                358                       176,000.00                      20060901            1,026.67                        176,000.00
          30045                                351                       187,100.00                      20060201            1,207.24                        186,926.79
          30041                                356                       192,000.00                      20060701            1,180.00                        192,000.00
          30281                                358                       166,500.00                      20060901            1,092.66                        166,500.00
          29687                                353                        99,200.00                      20060401              676.72                         98,648.39
          32174                                357                       140,000.00                      20060801              918.75                        140,000.00
          30605                                358                       232,000.00                      20060901            1,619.17                        232,000.00
          37938                                356                       137,200.00                      20060701              901.31                        136,724.77
          30016                                357                       154,100.00                      20060801              963.13                        154,100.00
          33905                                359                       101,600.00                      20061001              656.17                        101,600.00
          33972                                359                       128,000.00                      20061001              826.67                        128,000.00
          31005                                358                       170,300.00                      20060901            1,133.01                        170,018.41
          35022                                358                       273,920.00                      20060901            1,891.90                        273,501.86
          35226                                358                       156,000.00                      20060901            1,144.67                        155,789.96
          30248                                356                       113,600.00                      20060701              686.33                        113,600.00
          30331                                358                       211,450.00                      20060901            1,343.59                        211,450.00
          34983                                359                       284,000.00                      20061001            1,985.77                        283,789.23
          35020                                357                        51,200.00                      20060801              320.00                         51,200.00
          29325                                359                       204,000.00                      20061001            1,232.50                        204,000.00
          37217                                357                       107,120.00                      20060801              776.69                        106,897.40
          28792                                356                       111,740.00                      20060701              781.30                        111,403.06
          28792                                356                       111,740.00                      20060701              781.30                        111,403.06
          33991                                358                       200,000.00                      20060901            1,484.99                        199,737.47
          30080                                354                       173,500.00                      20060501            1,047.60                        173,396.50
          30317                                353                       196,000.00                      20060401            1,142.43                        195,844.35
          33407                                357                       153,400.00                      20060801              926.79                        153,400.00
          29611                                357                        69,600.00                      20060801              478.36                         69,580.00
          29615                                357                       113,600.00                      20060801              746.27                        113,312.05
          29681                                356                       286,400.00                      20060701            1,881.44                        285,383.69
          30296                                357                       128,800.00                      20060801              831.83                        128,800.00
          32244                                356                       184,800.00                      20060701            1,174.25                        184,799.98
          37379                                356                        40,000.00                      20060701              279.69                         39,880.12
          37343                                358                        84,000.00                      20060901              587.34                         83,874.93
          37416                                358                        81,600.00                      20060901              570.56                         81,478.50
          30032                                353                       155,152.00                      20060401              969.70                        155,152.00
          29414                                356                       176,000.00                      20060701            1,200.63                        175,445.81
          30017                                358                       380,000.00                      20060901            2,176.95                        379,977.00
          32095                                358                       343,200.00                      20060901            2,395.25                        343,200.00
          32218                                358                       160,000.00                      20060901            1,174.02                        159,784.58
          30016                                356                       150,050.00                      20060701              906.55                        150,050.00
          30012                                357                       172,950.00                      20060801            1,179.82                        172,542.81
          30043                                358                       209,500.00                      20060901            1,446.96                        209,180.20
          27712                                358                       368,000.00                      20060901            2,261.67                        368,000.00
          33196                                359                       392,000.00                      20061001            2,490.83                        392,000.00
          30349                                358                       271,300.00                      20060901            1,526.06                        271,300.00
          38119                                356                       106,400.00                      20060701              698.25                        106,400.00
          30052                                356                       230,600.00                      20060701            1,465.27                        230,600.00
          30349                                357                       152,000.00                      20060801              934.17                        152,000.00
          30506                                358                       136,320.00                      20060901              941.53                        136,102.60
          35802                                357                       138,320.00                      20060801              979.02                        138,012.04
          30331                                355                       155,920.00                      20060601            1,006.55                        155,852.51
          32128                                358                       309,809.00                      20060901            2,033.12                        309,809.00
          32821                                359                        73,600.00                      20061001              527.28                         73,548.05
          33323                                357                       338,144.00                      20060801            2,335.48                        337,367.34
          37932                                356                        97,900.00                      20060701              735.49                         97,647.70
          30297                                354                        96,000.00                      20060501              560.00                         96,000.00
          30297                                354                        96,000.00                      20060501              560.00                         96,000.00
          27616                                356                       110,320.00                      20060701              723.98                        110,320.00
          27545                                358                        89,600.00                      20060901              626.50                         89,446.46
          28409                                357                       240,000.00                      20060801            1,446.52                        239,424.41
          30349                                356                        85,600.00                      20060701              620.66                         85,362.02
          33629                                358                       300,000.00                      20060901            1,812.50                        300,000.00
          30005                                358                       170,400.00                      20060901            1,047.25                        170,400.00
          32129                                359                       160,000.00                      20061001            1,091.48                        159,875.19
          32952                                359                        88,000.00                      20061001              622.86                         87,936.31
          28804                                359                       160,000.00                      20061001            1,174.02                        159,892.65
          30034                                358                       101,600.00                      20060901              666.75                        101,600.00
          30224                                356                       114,800.00                      20060701              717.50                        114,799.50
          32174                                358                       175,200.00                      20060901            1,316.22                        174,975.79
          32176                                358                       225,000.00                      20060901            1,573.23                        224,361.24
          35147                                358                       171,200.00                      20060901            1,105.67                        171,200.00
          31419                                357                       244,800.00                      20060801            1,581.00                        244,800.00
          31324                                357                       144,000.00                      20060801              930.00                        144,000.00
          34293                                358                       119,750.00                      20060901              878.68                        119,588.77
          34112                                359                       264,000.00                      20061001            1,595.00                        264,000.00
          30310                                356                       172,000.00                      20060701              967.46                        171,993.00
          30312                                356                       228,000.00                      20060701            1,282.11                        227,930.61
          30228                                357                       110,392.00                      20060801              676.67                        110,102.26
          30044                                358                       208,000.00                      20060901            1,436.60                        207,677.17
          27504                                358                        72,000.00                      20060901              450.00                         72,000.00
          33166                                357                       160,000.00                      20060801              949.72                        159,952.50
          33182                                358                       404,000.00                      20060901            2,824.83                        403,398.47
          28273                                358                        85,888.00                      20060901              615.31                         85,710.21
          27613                                358                       188,000.00                      20060901            1,250.77                        187,690.90
          30519                                356                       228,000.00                      20060701            1,633.42                        227,350.05
          37363                                358                       133,600.00                      20060901              900.09                        133,385.69
          30213                                356                       156,200.00                      20060701            1,008.79                        156,200.00
          31721                                358                       228,000.00                      20060901            1,555.36                        227,642.56
          31705                                358                       129,040.00                      20060901              880.28                        128,486.24
          32606                                358                       152,000.00                      20060901              950.00                        152,000.00
          32828                                358                       234,400.00                      20060901            1,465.00                        234,400.00
          30041                                357                       138,800.00                      20060801              853.04                        138,800.00
          32765                                359                       198,400.00                      20061001            1,302.00                        198,400.00
          27263                                357                        84,000.00                      20060801              580.17                         83,760.21
          30215                                356                       159,920.00                      20060701              966.18                        159,920.00
          30034                                356                        79,100.00                      20060701              477.02                         78,954.84
          30253                                358                       193,000.00                      20060901            1,125.83                        193,000.00
          30043                                357                       112,000.00                      20060801              676.67                        112,000.00
          22407                                359                       167,200.00                      20061001            1,045.00                        167,200.00
          33035                                355                       320,000.00                      20060601            1,833.33                        320,000.00
          31005                                358                       133,248.00                      20060901              931.69                        133,049.60
          32792                                357                       240,000.00                      20060801            1,699.67                        239,953.00
          32792                                357                       328,000.00                      20060801            2,322.98                        327,950.00
          30017                                358                       301,100.00                      20060901            1,850.51                        301,099.51
          33544                                359                       189,550.00                      20061001            1,184.69                        189,550.00
          28262                                356                       216,800.00                      20060701            1,445.33                        216,800.00
          34609                                358                       144,720.00                      20060901              904.50                        144,720.00
          32043                                357                       156,000.00                      20060801            1,105.00                        156,000.00
          27514                                356                       328,000.00                      20060701            1,913.33                        328,000.00
          32811                                358                       128,000.00                      20060901              939.22                        127,827.65
          30064                                357                       280,800.00                      20060801            1,754.89                        280,782.90
          30238                                357                       161,400.00                      20060801            1,008.73                        161,397.49
          30331                                358                       170,600.00                      20060901            1,178.29                        170,338.87
          30238                                358                       161,200.00                      20060901              990.71                        161,200.00
          28205                                357                        75,750.00                      20060801              481.01                         75,698.99
          28110                                358                       133,300.00                      20060901              847.01                        133,300.00
          33972                                358                       176,800.00                      20060901            1,123.42                        176,800.00
          30305                                358                       190,000.00                      20060901            1,266.67                        190,000.00
          30276                                359                       211,200.00                      20061001            1,476.75                        211,043.25
          30030                                357                        74,150.00                      20060801              471.17                         74,150.00
          30315                                357                       240,000.00                      20060801            1,650.00                        240,000.00
          30349                                358                       123,900.00                      20060901              813.10                        123,900.00
          30308                                358                       132,000.00                      20060901              922.97                        131,801.52
          31322                                357                       130,900.00                      20060801              983.41                        130,647.86
          30032                                357                       120,000.00                      20060801              787.50                        120,000.00
          31419                                358                       140,000.00                      20060901              918.73                        139,997.60
          30701                                359                       232,000.00                      20061001            1,570.84                        232,000.00
          30034                                359                        82,300.00                      20061001              540.10                         82,300.00
          28217                                359                        92,400.00                      20061001              587.13                         92,400.00
          30188                                358                       116,000.00                      20060901              797.50                        116,000.00
          30043                                358                       201,600.00                      20060901            1,365.00                        201,600.00
          30038                                359                       102,200.00                      20061001              628.11                        102,200.00
          32829                                358                       152,000.00                      20060901              997.50                        152,000.00
          30082                                359                       153,300.00                      20061001            1,032.82                        153,177.40
          30213                                358                       103,500.00                      20060901              679.22                        103,500.00
          30349                                356                       150,350.00                      20060701              962.71                        149,814.98
          29582                                359                       404,000.00                      20061001            2,440.83                        404,000.00
          27511                                358                       264,000.00                      20060901            1,540.00                        264,000.00
          27704                                358                       110,400.00                      20060901              762.51                        110,231.46
          30281                                357                       142,050.00                      20060801              957.02                        141,706.91
          33034                                357                       384,000.00                      20060801            2,392.48                        382,796.25
          30253                                356                       178,700.00                      20060701            1,234.24                        178,151.04
          30294                                356                       180,400.00                      20060701            1,165.08                        180,399.73
          32967                                359                       176,000.00                      20061001            1,081.67                        176,000.00
          29611                                358                        59,170.00                      20060901              434.17                         59,090.33
          30575                                357                       195,900.00                      20060801            1,163.16                        195,900.00
          30019                                358                       328,800.00                      20060901            1,986.50                        328,800.00
          30114                                358                       189,000.00                      20060901            1,240.31                        189,000.00
          30034                                358                        75,300.00                      20060901              502.00                         75,300.00
          30228                                358                       115,850.00                      20060901              736.13                        115,850.00
          30228                                358                       113,950.00                      20060901              724.06                        113,950.00
          33155                                358                       128,000.00                      20060901              813.33                        128,000.00
          35757                                359                       122,800.00                      20061001              687.64                        122,662.40
          23608                                358                        90,320.00                      20060901              583.32                         90,320.00
          29579                                357                       128,100.00                      20060801              854.00                        128,100.00
          20724                                358                       239,920.00                      20060901            1,648.88                        239,837.53
          33570                                358                       222,236.00                      20060901            1,650.10                        221,944.26
          29526                                358                       141,200.00                      20060901              987.30                        140,989.75
          55347                                358                       253,600.00                      20060901            1,708.56                        253,193.18
          33610                                357                       133,500.00                      20060801              834.38                        133,500.00
          55433                                358                       164,800.00                      20060901              978.50                        164,800.00
          89115                                357                       199,200.00                      20060801            1,427.10                        198,775.47
          48223                                350                        48,000.00                      20060101              364.84                         47,692.04
          44112                                359                        84,000.00                      20061001              645.89                         83,949.11
          44104                                359                        76,000.00                      20061001              584.38                         75,953.95
          23230                                359                        96,400.00                      20061001              741.24                         96,341.59
          72762                                359                       142,400.00                      20061001              934.50                        142,400.00
          48235                                359                        64,000.00                      20061001              458.51                         63,954.82
          44833                                358                        54,000.00                      20060901              400.95                         53,929.11
          44833                                358                        54,400.00                      20060901              403.92                         54,328.58
          44827                                358                        56,000.00                      20060901              415.80                         55,866.08
          44827                                358                        56,000.00                      20060901              415.80                         55,926.49
          44827                                358                        59,200.00                      20060901              439.56                         59,122.28
          44827                                358                        46,400.00                      20060901              344.52                         46,339.09
          44833                                358                        54,400.00                      20060901              403.92                         54,328.58
          06120                                354                       102,000.00                      20060501              552.50                        102,000.00
          30228                                352                        90,400.00                      20060301              536.75                         90,400.00
          18640                                359                        88,000.00                      20061001              661.12                         87,943.88
          90650                                358                       348,000.00                      20060901            2,175.00                        348,000.00
          93313                                354                       234,400.00                      20060501            1,638.96                        233,339.80
          91384                                354                       379,440.00                      20060501            2,331.97                        379,439.88
          85087                                358                       374,350.00                      20060901            2,495.67                        374,350.00
          98816                                359                       239,200.00                      20061001            1,495.00                        239,200.00
          98531                                358                        70,020.00                      20060901              550.85                         69,939.13
          98272                                359                       220,000.00                      20061001            1,595.16                        219,848.59
          22407                                358                       196,800.00                      20060901            1,168.50                        196,800.00
          23832                                358                       256,000.00                      20060901            1,724.72                        255,519.94
          85614                                359                       137,280.00                      20061001              829.40                        137,280.00
          80631                                359                        75,200.00                      20061001              462.17                         75,200.00
          46219                                358                        51,200.00                      20060901              393.69                         51,137.74
          60501                                358                       178,800.00                      20060901            1,204.61                        178,444.44
          55051                                358                        48,000.00                      20060901              356.40                         47,936.99
          60618                                358                       176,700.00                      20060901            1,067.56                        176,700.00
          53551                                358                       126,400.00                      20060901              776.83                        126,400.00
          55106                                358                       187,200.00                      20060901            1,189.50                        187,200.00
          60097                                358                       141,600.00                      20060901            1,026.70                        141,404.46
          55423                                358                       179,600.00                      20060901            1,141.21                        179,600.00
          55119                                358                       178,848.00                      20060901            1,173.69                        178,848.00
          56304                                359                       184,000.00                      20061001            1,270.85                        183,859.98
          60453                                358                       209,600.00                      20060901            1,501.60                        209,303.18
          32708                                358                       243,050.00                      20060901            1,569.70                        243,050.00
          06106                                355                       170,320.00                      20060601            1,190.91                        169,679.99
          32754                                359                       216,550.00                      20061001            1,532.73                        216,393.26
          30310                                358                       110,400.00                      20060901              819.72                        110,255.07
          75061                                358                       126,999.00                      20060901              976.52                        126,844.57
          38107                                358                        89,600.00                      20060901              673.14                         89,374.77
          75061                                359                       116,400.00                      20061001              895.02                        116,329.48
          75061                                359                        97,400.00                      20061001              748.93                         97,340.99
          75061                                359                        97,400.00                      20061001              748.93                         97,340.99
          38111                                358                        43,600.00                      20060901              335.25                         43,363.53
          76110                                359                       248,000.00                      20061001            1,906.91                        247,849.76
          76801                                359                       149,600.00                      20061001            1,033.26                        149,486.16
          13502                                359                        48,000.00                      20061001              369.08                         47,970.92
          06052                                357                       230,400.00                      20060801            1,464.00                        230,400.00
          38141                                358                       125,400.00                      20060901              887.58                        125,217.89
          97071                                358                       142,400.00                      20060901              815.83                        142,400.00
          93535                                358                       307,650.00                      20060901            1,890.77                        307,650.00
          95687                                358                       408,000.00                      20060901            2,465.00                        408,000.00
          23223                                358                        45,500.00                      20060901              314.26                         45,430.54
          90723                                358                       250,400.00                      20060901            1,617.17                        250,400.00
          95377                                358                       387,960.00                      20060901            2,303.51                        387,960.00
          95076                                358                       410,400.00                      20060901            2,434.85                        410,079.56
          93710                                358                       144,000.00                      20060901              945.00                        144,000.00
          94806                                358                       417,000.00                      20060901            2,519.38                        417,000.00
          84058                                359                        66,000.00                      20061001              461.49                         65,951.01
          94565                                358                       305,600.00                      20060901            2,069.17                        305,600.00
          95476                                358                       359,200.00                      20060901            2,170.17                        359,200.00
          92707                                359                       417,000.00                      20061001            2,866.88                        417,000.00
          94533                                359                       344,000.00                      20061001            2,114.17                        344,000.00
          95376                                359                       313,600.00                      20061001            1,960.00                        313,600.00
          87047                                356                       260,000.00                      20060701            1,751.67                        258,972.15
          65616                                358                       129,520.00                      20060901              849.98                        129,520.00
          37343                                356                       109,116.00                      20060701              761.54                        109,116.00
          28206                                359                        87,750.00                      20061001              682.52                         87,698.18
          27513                                357                       105,000.00                      20060801              700.00                        105,000.00
          37086                                356                        99,693.00                      20060701              654.24                         99,693.00
          30337                                358                       111,200.00                      20060901              729.75                        111,200.00
          42104                                356                        66,250.00                      20060701              451.95                         66,038.25
          37040                                356                        44,000.00                      20060701              284.17                         44,000.00
          33823                                357                       162,750.00                      20060801            1,051.09                        162,750.00
          29406                                357                       128,000.00                      20060801              853.33                        128,000.00
          21756                                357                       370,600.00                      20060801            2,277.65                        370,600.00
          92223                                357                       332,900.00                      20060801            2,011.27                        332,900.00
          21740                                357                       204,600.00                      20060801            1,300.04                        204,595.70
          29223                                357                       113,600.00                      20060801              774.96                        113,332.51
          85236                                358                       174,350.00                      20060901            1,053.36                        174,350.00
          04240                                357                       175,000.00                      20060801            1,223.63                        174,607.92
          33823                                358                       167,550.00                      20060901            1,114.99                        167,249.00
          85041                                358                       340,000.00                      20060901            2,195.83                        340,000.00
          33414                                357                       261,600.00                      20060801            1,580.50                        261,600.00
          92595                                357                       380,550.00                      20060801            2,338.80                        380,550.00
          32828                                358                       161,900.00                      20060901            1,062.47                        161,900.00
          85338                                358                       208,350.00                      20060901            1,367.30                        208,350.00
          32832                                358                       176,700.00                      20060901            1,104.38                        176,700.00
          33830                                358                       129,950.00                      20060901              825.52                        129,917.14
          85338                                358                       417,000.00                      20060901            2,475.94                        417,000.00
          34668                                358                        83,200.00                      20060901              581.75                         83,076.11
          98661                                358                       156,700.00                      20060901              995.70                        156,700.00
          89074                                358                       219,920.00                      20060901            1,511.95                        219,919.68
          33805                                358                       253,700.00                      20060901            1,638.48                        253,700.00
          93536                                358                       329,950.00                      20060901            2,140.05                        329,380.24
          85338                                358                       383,450.00                      20060901            2,396.56                        383,450.00
          33626                                358                       325,600.00                      20060901            2,170.67                        325,600.00
          33309                                358                       320,000.00                      20060901            2,064.80                        319,710.45
          32257                                359                       112,215.00                      20061001              775.05                        112,129.60
          32159                                359                       159,192.00                      20061001            1,011.53                        159,192.00
          34142                                358                       228,000.00                      20060901            1,712.89                        227,708.22
          32803                                359                       142,800.00                      20061001              803.25                        142,800.00
          34212                                358                       362,400.00                      20060901            2,596.28                        361,886.79
          34224                                357                       206,400.00                      20060801            1,478.68                        205,960.13
          33544                                358                       176,660.00                      20060901            1,311.70                        176,428.09
          33030                                358                       404,000.00                      20060901            2,525.00                        404,000.00
          34983                                358                       195,520.00                      20060901            1,425.67                        195,520.00
          33544                                358                       174,560.00                      20060901            1,109.18                        174,560.00
          33410                                358                       180,700.00                      20060901            1,148.20                        180,700.00
          33909                                358                       226,860.00                      20060901            1,441.51                        226,860.00
          32065                                358                       183,296.00                      20060901            1,164.32                        183,237.77
          33619                                359                       156,000.00                      20061001            1,131.11                        155,892.64
          34736                                358                       221,578.00                      20060901            1,454.11                        221,578.00
          33311                                358                       196,000.00                      20060901            1,265.83                        196,000.00
          33770                                359                        75,100.00                      20061001              538.03                         75,046.99
          33030                                359                       164,920.00                      20061001            1,030.75                        164,920.00
          33602                                358                       210,000.00                      20060901            1,397.14                        209,654.72
          33610                                359                       133,520.00                      20061001              876.23                        133,520.00
          33025                                358                       272,000.00                      20060901            1,700.00                        272,000.00
          33314                                359                       252,000.00                      20061001            1,601.25                        252,000.00
          34652                                358                        85,200.00                      20060901              550.24                         85,198.74
          33615                                358                       237,600.00                      20060901            1,559.25                        237,600.00
          32826                                359                       216,000.00                      20061001            1,547.46                        215,847.54
          34997                                358                       168,000.00                      20060901            1,203.58                        167,762.07
          34286                                358                       172,000.00                      20060901            1,164.58                        172,000.00
          34231                                358                       196,000.00                      20060901            1,327.08                        196,000.00
          34207                                358                       206,000.00                      20060901            1,394.79                        206,000.00
          33952                                359                       352,800.00                      20061001            2,376.88                        352,517.87
          32757                                358                       166,000.00                      20060901            1,203.62                        165,770.77
          33012                                359                       336,000.00                      20061001            2,065.00                        336,000.00
          34210                                359                       116,910.00                      20061001              828.11                        116,910.00
          33415                                359                       166,600.00                      20061001            1,093.31                        166,600.00
          32707                                359                       229,600.00                      20061001            1,506.75                        229,600.00
          33193                                359                       160,640.00                      20061001            1,004.00                        160,640.00
          33125                                359                       218,400.00                      20061001            1,319.50                        218,400.00
          33410                                359                       204,000.00                      20061001            1,461.49                        203,856.01
          92275                                358                       189,200.00                      20060901            1,162.79                        189,200.00
          92236                                359                       253,900.00                      20061001            1,533.98                        253,900.00
          93307                                358                       232,000.00                      20060901            1,602.37                        231,645.84
          92236                                358                       266,700.00                      20060901            1,694.12                        266,615.27
          50317                                358                       101,600.00                      20060901              710.41                        101,448.71
          80204                                358                       119,200.00                      20060901              745.00                        119,200.00
          98684                                358                       177,600.00                      20060901            1,165.50                        177,600.00
          97220                                357                       176,000.00                      20060801            1,155.00                        176,000.00
          97203                                359                       308,000.00                      20061001            1,764.58                        308,000.00
          97233                                358                       134,600.00                      20060901              883.31                        134,600.00
          97206                                358                       151,750.00                      20060901            1,035.21                        151,512.51
          97123                                358                       192,000.00                      20060901            1,280.00                        192,000.00
          99338                                358                       116,800.00                      20060901              766.49                        116,799.19
          99338                                358                       114,150.00                      20060901              749.10                        114,148.65
          99337                                358                       198,500.00                      20060901            1,302.65                        198,499.38
          99338                                358                       115,600.00                      20060901              758.61                        115,598.17
          97211                                359                       248,000.00                      20061001            1,629.19                        247,791.64
          83615                                359                       269,000.00                      20061001            1,709.27                        269,000.00
          97213                                359                       237,600.00                      20061001            1,743.43                        237,440.57
          97756                                358                       202,500.00                      20060901            1,349.99                        202,499.11
          83686                                359                       168,450.00                      20061001            1,070.36                        168,450.00
          97304                                359                       243,900.00                      20061001            1,524.38                        243,900.00
          97502                                359                       288,000.00                      20061001            1,860.00                        288,000.00
          98607                                359                       160,550.00                      20061001              969.99                        160,550.00
          23832                                357                       216,000.00                      20060801            1,260.00                        216,000.00
          37738                                358                       271,760.00                      20060901            1,946.93                        271,375.14
          30034                                358                        99,120.00                      20060901              684.60                         98,968.68
          30214                                359                       287,000.00                      20061001            1,763.85                        287,000.00
          80227                                358                       106,400.00                      20060901              664.67                        106,346.49
          38680                                358                       149,600.00                      20060901            1,020.54                        149,365.88
          08360                                358                       168,800.00                      20060901            1,151.52                        168,535.83
          37216                                359                        71,120.00                      20061001              509.52                         71,069.80
          60645                                359                       116,000.00                      20061001              737.08                        116,000.00
          55369                                359                       172,000.00                      20061001              985.42                        172,000.00
          37909                                357                       133,075.00                      20060801              885.36                        132,745.81
          30308                                357                       280,000.00                      20060801            1,925.00                        280,000.00
          17602                                358                        79,200.00                      20060901              630.16                         78,969.00
          80018                                358                       203,000.00                      20060901            1,163.02                        203,000.00
          37216                                358                        78,400.00                      20060901              490.00                         78,400.00
          30044                                358                       111,200.00                      20060901              822.42                        111,200.00
          49506                                358                        90,000.00                      20060901              660.39                         89,878.82
          30058                                359                       415,800.00                      20061001            2,815.31                        415,800.00
          38127                                358                        48,750.00                      20060901              336.71                         48,672.66
          38127                                358                        51,000.00                      20060901              352.25                         50,920.03
          46112                                358                       207,900.00                      20060901            1,256.06                        207,900.00
          30045                                358                       197,600.00                      20060901            1,449.92                        197,333.94
          96080                                358                       243,750.00                      20060901            1,498.05                        243,750.00
          96080                                358                       243,750.00                      20060901            1,498.05                        243,750.00
          30318                                358                       208,000.00                      20060901            1,451.67                        208,000.00
          95682                                358                       398,400.00                      20060901            2,614.50                        398,400.00
          71270                                358                        55,250.00                      20060901              395.82                         55,171.75
          78232                                358                       142,080.00                      20060901              947.20                        142,080.00
          78750                                358                       116,400.00                      20060901              666.87                        116,399.88
          78750                                358                       116,400.00                      20060901              666.87                        116,399.88
          78750                                358                       116,400.00                      20060901              666.87                        116,399.88
          78750                                358                       116,400.00                      20060901              666.87                        116,399.88
          89052                                357                       185,600.00                      20060801            1,179.33                        185,600.00
          85383                                358                       305,000.00                      20060901            2,096.88                        305,000.00
          89052                                358                       181,600.00                      20060901            1,153.92                        181,600.00
          85210                                358                       105,200.00                      20060901              679.42                        105,200.00
          85306                                358                       288,000.00                      20060901            1,950.00                        288,000.00
          87120                                359                       204,000.00                      20061001            1,479.15                        203,859.60
          85260                                358                       335,840.00                      20060901            2,168.97                        335,840.00
          86406                                358                       300,000.00                      20060901            2,175.21                        299,585.73
          87107                                358                       163,200.00                      20060901            1,241.00                        163,200.00
          87107                                358                       163,200.00                      20060901            1,241.00                        163,200.00
          87102                                358                       110,800.00                      20060901              803.38                        110,646.99
          64132                                357                        49,600.00                      20060801              279.00                         49,600.00
          89146                                358                       220,000.00                      20060901            1,375.00                        219,999.49
          89031                                358                       388,000.00                      20060901            2,465.42                        388,000.00
          87120                                358                       151,000.00                      20060901            1,094.86                        150,791.48
          85248                                358                       348,000.00                      20060901            2,030.00                        348,000.00
          89147                                358                       264,000.00                      20060901            1,787.49                        263,999.24
          87105                                358                       177,600.00                      20060901            1,303.17                        177,355.70
          87415                                358                       177,550.00                      20060901            1,256.69                        177,292.17
          89178                                358                       331,120.00                      20060901            2,172.98                        331,120.00
          87120                                358                       190,400.00                      20060901            1,150.33                        190,399.72
          89030                                358                       177,600.00                      20060901            1,165.50                        177,600.00
          87120                                359                       128,000.00                      20061001              895.00                        127,905.00
          87124                                358                       109,500.00                      20060901              793.96                        109,348.77
          89706                                358                       196,000.00                      20060901            1,245.42                        195,999.83
          89120                                358                       200,000.00                      20060901            1,291.67                        199,999.92
          64138                                358                        74,360.00                      20060901              571.77                         74,269.58
          87102                                358                       172,000.00                      20060901            1,202.65                        171,578.79
          85031                                358                       171,920.00                      20060901            1,164.04                        171,920.00
          89123                                359                       399,920.00                      20061001            2,541.16                        399,920.00
          89074                                358                       252,000.00                      20060901            1,653.75                        252,000.00
          85242                                358                       250,250.00                      20060901            1,511.93                        250,250.00
          89052                                358                       181,600.00                      20060901            1,172.83                        181,600.00
          87112                                358                       202,400.00                      20060901            1,363.61                        202,075.32
          87002                                358                       124,000.00                      20060901              909.87                        123,833.04
          88203                                358                        40,000.00                      20060901              272.88                         39,937.39
          85023                                358                       114,800.00                      20060901              693.58                        114,800.00
          85225                                358                       168,000.00                      20060901            1,032.50                        168,000.00
          85015                                359                        76,000.00                      20061001              498.75                         76,000.00
          85712                                358                       174,400.00                      20060901            1,189.72                        174,127.07
          89048                                358                       176,000.00                      20060901            1,245.72                        175,744.41
          89014                                358                       166,000.00                      20060901            1,037.50                        166,000.00
          85730                                359                        96,800.00                      20061001              605.00                         96,800.00
          85022                                359                       161,600.00                      20061001            1,060.50                        161,600.00
          85009                                359                       117,500.00                      20061001              746.61                        117,500.00
          66104                                359                        79,600.00                      20061001              563.41                         79,542.38
          64128                                358                       110,400.00                      20060901              800.48                        110,247.54
          64152                                359                       163,200.00                      20061001            1,139.00                        163,200.00
          64152                                359                       163,200.00                      20061001            1,139.00                        163,200.00
          64152                                359                       163,200.00                      20061001            1,139.00                        163,200.00
          66104                                358                        64,800.00                      20060901              498.26                         64,721.20
          66012                                359                       228,000.00                      20061001            1,516.89                        227,813.11
          83839                                358                       229,500.00                      20060901            1,624.39                        229,166.73
          98133                                358                       304,000.00                      20060901            1,900.00                        304,000.00
          98908                                359                       120,000.00                      20061001              870.09                        119,917.41
          98930                                359                        93,600.00                      20061001              678.67                         93,535.58
          92240                                358                       298,800.00                      20060901            1,929.75                        298,800.00
          98208                                358                       188,800.00                      20060901            1,337.33                        188,800.00
          98208                                358                       188,800.00                      20060901            1,337.33                        188,800.00
          98801                                359                       150,320.00                      20061001            1,017.79                        150,320.00
          98902                                359                       194,000.00                      20061001            1,274.45                        193,837.01
          59917                                358                        76,000.00                      20060901              524.92                         75,883.97
          98903                                359                       138,450.00                      20061001              836.47                        138,450.00
          98501                                358                       209,600.00                      20060901            1,310.00                        209,600.00
          98409                                358                       184,000.00                      20060901            1,207.50                        184,000.00
          98115                                358                       417,000.00                      20060901            2,844.68                        416,347.43
          98258                                358                       264,000.00                      20060901            1,705.00                        264,000.00
          87102                                358                       107,120.00                      20060901              758.19                        106,964.45
          98902                                359                       164,900.00                      20061001            1,124.91                        164,771.36
          98387                                358                       168,000.00                      20060901            1,218.12                        167,768.00
          98406                                359                       207,920.00                      20061001            1,472.77                        207,920.00
          98133                                359                       380,000.00                      20061001            2,375.00                        380,000.00
          98290                                359                       416,900.00                      20061001            2,649.05                        416,900.00
          98037                                359                       329,600.00                      20061001            2,163.00                        329,600.00
          98087                                359                       296,800.00                      20061001            1,947.75                        296,800.00
          98087                                359                       383,600.00                      20061001            2,517.38                        383,600.00
          98290                                359                       394,350.00                      20061001            2,382.53                        394,350.00
          29078                                357                       208,000.00                      20060801            1,418.93                        207,510.27
          28365                                358                       156,000.00                      20060901            1,023.75                        156,000.00
          28027                                358                       184,000.00                      20060901            1,431.14                        183,781.94
          29485                                358                        88,000.00                      20060901              595.83                         88,000.00
          27612                                358                       275,676.00                      20060901            1,866.53                        275,672.76
          27592                                358                       150,524.00                      20060901            1,117.64                        150,326.40
          40511                                358                       116,800.00                      20060901              766.50                        116,800.00
          28206                                358                        88,000.00                      20060901              605.00                         88,000.00
          95969                                358                       176,000.00                      20060901            1,045.00                        176,000.00
          92555                                358                       417,000.00                      20060901            2,606.25                        417,000.00
          93930                                358                       318,704.00                      20060901            2,025.10                        318,704.00
          93305                                358                       129,600.00                      20060901              823.50                        129,600.00
          93306                                358                       204,000.00                      20060901            1,275.00                        204,000.00
          90008                                359                       368,000.00                      20061001            2,338.33                        368,000.00
          93306                                359                       244,000.00                      20061001            1,448.75                        244,000.00
          92069                                359                       388,000.00                      20061001            2,344.17                        388,000.00
          92056                                358                       251,600.00                      20060901            1,695.08                        251,196.40
          91790                                359                       416,000.00                      20061001            2,600.00                        416,000.00
          92104                                358                       406,000.00                      20060901            2,537.50                        406,000.00
          93427                                358                       392,000.00                      20060901            2,205.00                        392,000.00
          93307                                358                       236,000.00                      20060901            1,450.42                        236,000.00
          93308                                358                       216,000.00                      20060901            1,350.00                        216,000.00
          93268                                358                       103,200.00                      20060901              655.75                        103,200.00
          93306                                358                       380,000.00                      20060901            2,657.02                        379,434.20
          93306                                358                       174,400.00                      20060901            1,219.44                        174,079.34
          93215                                358                       164,000.00                      20060901            1,091.10                        163,730.35
          91342                                359                       360,000.00                      20061001            2,175.00                        360,000.00
          93307                                358                       220,000.00                      20060901            1,538.28                        219,672.42
          93304                                358                       177,600.00                      20060901            1,110.00                        177,600.00
          92592                                359                       386,400.00                      20061001            2,213.75                        386,400.00
          90805                                359                       467,000.00                      20061001            2,918.75                        467,000.00
          90002                                358                       360,000.00                      20060901            2,250.00                        360,000.00
          92071                                358                       260,000.00                      20060901            1,733.33                        260,000.00
          92879                                359                       286,400.00                      20061001            1,939.17                        286,400.00
          93309                                359                       200,000.00                      20061001            1,270.83                        200,000.00
          93203                                358                       224,000.00                      20060901            1,399.85                        223,975.24
          93308                                358                       196,000.00                      20060901            1,143.33                        196,000.00
          93308                                358                       355,200.00                      20060901            2,294.00                        355,200.00
          92104                                359                       408,000.00                      20061001            2,550.00                        408,000.00
          93307                                358                       245,600.00                      20060901            1,586.17                        245,600.00
          90002                                358                       360,000.00                      20060901            2,250.00                        360,000.00
          92084                                358                       290,000.00                      20060901            1,752.08                        290,000.00
          90601                                358                       312,000.00                      20060901            2,154.91                        311,478.35
          92555                                358                       417,000.00                      20060901            2,562.81                        417,000.00
          93304                                357                       196,000.00                      20060801            1,204.58                        196,000.00
          92592                                358                       298,320.00                      20060901            1,802.35                        298,320.00
          92236                                359                       282,000.00                      20061001            1,762.50                        282,000.00
          11520                                359                       301,030.00                      20061001            1,818.72                        301,030.00
          06010                                358                       149,600.00                      20060901            1,007.89                        149,360.01
          04107                                358                       402,000.00                      20060901            2,638.09                        401,994.36
          04102                                358                       157,600.00                      20060901            1,101.97                        157,365.33
          02151                                358                       383,920.00                      20060901            2,399.50                        383,920.00
          04426                                358                       110,000.00                      20060901              788.06                        109,844.22
          03055                                358                       136,000.00                      20060901              878.33                        136,000.00
          01850                                358                       174,400.00                      20060901            1,249.43                        174,153.01
          04102                                358                       202,000.00                      20060901            1,447.16                        201,713.92
          12182                                359                       131,840.00                      20061001              978.91                        131,753.76
          01002                                358                       212,800.00                      20060901            1,542.95                        212,506.14
          01002                                358                       175,200.00                      20060901            1,270.33                        174,958.05
          01562                                358                       195,000.00                      20060901            1,413.89                        194,714.15
          01062                                359                       200,800.00                      20061001            1,438.56                        200,658.27
          01852                                358                       220,000.00                      20060901            1,445.25                        219,629.28
          04210                                359                       396,000.00                      20061001            2,701.42                        395,691.08
          04257                                359                        52,736.00                      20061001              373.55                         52,736.00
          01844                                358                       228,000.00                      20060901            1,448.75                        228,000.00
          04038                                358                       172,800.00                      20060901            1,237.97                        172,555.27
          06850                                359                       416,000.00                      20061001            2,730.00                        416,000.00
          03103                                359                       183,200.00                      20061001            1,296.68                        183,067.40
          06040                                358                        80,000.00                      20060901              580.06                         79,889.52
          19510                                359                       116,000.00                      20061001              712.92                        116,000.00
          01801                                358                       340,000.00                      20060901            2,125.00                        340,000.00
          12180                                358                       113,814.00                      20060901              855.05                        113,668.34
          04105                                359                       191,000.00                      20061001            1,319.19                        190,854.66
          06854                                359                       173,600.00                      20061001            1,066.92                        173,600.00
          03110                                359                       300,000.00                      20061001            1,812.50                        300,000.00
          30308                                358                        84,000.00                      20060901              551.25                         84,000.00
          30312                                358                       125,900.00                      20060901              773.76                        125,900.00
          30033                                359                       344,000.00                      20061001            2,436.67                        344,000.00
          80501                                358                       133,600.00                      20060901              957.13                        133,410.79
          80015                                359                       150,000.00                      20061001              937.50                        150,000.00
          84044                                358                       148,750.00                      20060901            1,040.09                        148,528.51
          80223                                358                       174,800.00                      20060901            1,183.54                        174,800.00
          52353                                358                       128,000.00                      20060901              840.00                        128,000.00
          52302                                359                        97,600.00                      20061001              640.50                         97,600.00
          81004                                358                        88,000.00                      20060901              615.31                         87,868.97
          81631                                358                       233,600.00                      20060901            1,508.67                        233,600.00
          68152                                359                       105,000.00                      20061001              779.63                        104,931.31
          80911                                358                       103,200.00                      20060901              666.50                        103,200.00
          82331                                359                        80,824.00                      20061001              579.04                         80,766.95
          80015                                359                       241,600.00                      20061001            1,730.86                        241,429.47
          80017                                359                       180,000.00                      20061001            1,181.25                        180,000.00
          55130                                359                       108,000.00                      20061001              675.00                        108,000.00
          80017                                359                       152,000.00                      20061001            1,013.33                        152,000.00
          80204                                359                       160,800.00                      20061001            1,038.50                        160,800.00
          80249                                359                       132,800.00                      20061001              940.67                        132,800.00
          91711                                359                       380,000.00                      20061001            2,414.58                        380,000.00
          30126                                358                       224,000.00                      20060901            1,353.33                        224,000.00
          30557                                359                       136,000.00                      20061001              974.33                        135,904.00
          37207                                359                       104,000.00                      20061001              725.83                        104,000.00
          60061                                358                       158,200.00                      20060901            1,133.37                        157,975.96
          30310                                359                       252,000.00                      20061001            1,706.25                        252,000.00
          37087                                358                       196,000.00                      20060901            1,265.83                        195,999.83
          22911                                359                       400,000.00                      20061001            2,458.33                        400,000.00
          55428                                358                       179,200.00                      20060901            1,253.00                        178,933.17
          30519                                358                       151,500.00                      20060901              974.37                        150,869.97
          44112                                357                        63,100.00                      20060801              463.01                         62,972.10
          30040                                358                       252,000.00                      20060901            1,732.50                        252,000.00
          60020                                358                       148,150.00                      20060901            1,035.89                        147,924.38
          31750                                358                        57,600.00                      20060901              432.73                         57,526.29
          30134                                357                       112,000.00                      20060801              735.00                        112,000.00
          38108                                358                        52,250.00                      20060901              420.42                         52,192.70
          57702                                358                       135,120.00                      20060901              774.11                        135,116.85
          48221                                358                       123,600.00                      20060901              864.23                        123,415.97
          18434                                359                        93,760.00                      20061001              663.63                         93,692.14
          60516                                358                       176,000.00                      20060901            1,100.00                        176,000.00
          44281                                358                       156,800.00                      20060901            1,136.91                        156,583.47
          43613                                358                       138,400.00                      20060901            1,027.62                        138,218.31
          33897                                358                       149,000.00                      20060901            1,054.62                        148,783.62
          92084                                358                       308,000.00                      20060901            1,828.75                        308,000.00
          92115                                358                       252,000.00                      20060901            1,470.00                        252,000.00
          93307                                358                       227,200.00                      20060901            1,420.00                        227,200.00
          23234                                358                       152,000.00                      20060901              997.50                        152,000.00
          93304                                358                       191,200.00                      20060901            1,135.25                        191,200.00
          91764                                358                       316,000.00                      20060901            1,975.00                        316,000.00
          18509                                358                        60,000.00                      20060901              493.61                         59,937.54
          30260                                358                       102,392.00                      20060901              618.62                        102,392.00
          30238                                358                       138,000.00                      20060901              905.63                        138,000.00
          91345                                358                       304,000.00                      20060901            1,963.33                        304,000.00
          20874                                358                       200,000.00                      20060901            1,270.83                        200,000.00
          55331                                358                       260,000.00                      20060901            1,625.00                        260,000.00
          45424                                359                        45,500.00                      20061001              314.26                         45,465.38
          30274                                358                        64,800.00                      20060901              472.50                         64,800.00
          72058                                358                       106,980.00                      20060901              679.76                        106,977.92
          20151                                358                       262,228.00                      20060901            1,529.66                        262,228.00
          31829                                358                       249,600.00                      20060901            1,508.00                        249,600.00
          30344                                358                       200,000.00                      20060901            1,467.53                        199,730.71
          30067                                358                       102,800.00                      20060901              621.08                        102,800.00
          30080                                358                       240,000.00                      20060901            1,600.00                        240,000.00
          92335                                358                       224,000.00                      20060901            1,470.00                        224,000.00
          30135                                358                       140,000.00                      20060901            1,006.25                        140,000.00
          30135                                358                       124,000.00                      20060901              891.25                        124,000.00
          30135                                358                       126,400.00                      20060901              908.50                        126,400.00
          80222                                358                       212,000.00                      20060901            1,518.80                        211,699.77
          38128                                358                        72,000.00                      20060901              509.62                         71,895.43
          30238                                358                        90,400.00                      20060901              609.05                         90,198.77
          49862                                359                        65,600.00                      20061001              464.32                         65,552.51
          30312                                358                       208,800.00                      20060901            1,479.00                        208,800.00
          93311                                358                       227,960.00                      20060901            1,424.30                        227,888.76
          60411                                358                        58,500.00                      20060901              383.91                         58,500.00
          91764                                358                       400,000.00                      20060901            2,458.33                        400,000.00
          90250                                358                       648,000.00                      20060901            4,387.50                        648,000.00
          76180                                359                        92,000.00                      20061001              691.17                         91,941.33
          97045                                358                       188,800.00                      20060901            1,199.49                        188,772.16
          22407                                358                       264,000.00                      20060901            1,705.00                        264,000.00
          80239                                358                       176,400.00                      20060901            1,340.77                        176,179.95
          78233                                359                        86,800.00                      20061001              560.58                         86,800.00
          22191                                358                       263,200.00                      20060901            1,645.00                        263,200.00
          72034                                358                       156,000.00                      20060901              926.25                        156,000.00
          95358                                358                       258,180.00                      20060901            1,532.94                        258,180.00
          30680                                358                       102,400.00                      20060901              733.61                        102,254.98
          48101                                358                        80,000.00                      20060901              516.67                         80,000.00
          30316                                358                       111,920.00                      20060901              722.82                        111,920.00
          30102                                358                       113,600.00                      20060901              733.67                        113,600.00
          22191                                358                       236,000.00                      20060901            1,475.00                        236,000.00
          92563                                358                       193,600.00                      20060901            1,210.00                        193,600.00
          29073                                358                       100,000.00                      20060901              677.08                        100,000.00
          57703                                358                       130,960.00                      20060901              915.70                        130,764.99
          30062                                359                       164,000.00                      20061001              990.83                        164,000.00
          30004                                358                       110,000.00                      20060901              744.79                        110,000.00
          93312                                358                       328,000.00                      20060901            2,015.83                        328,000.00
          30107                                358                       216,000.00                      20060901            1,660.86                        215,737.35
          48221                                358                        61,900.00                      20060901              386.88                         61,900.00
          39501                                358                       149,600.00                      20060901            1,110.78                        149,152.10
          30309                                358                       540,000.00                      20060901            3,962.33                        539,272.92
          29501                                358                        63,200.00                      20060901              480.37                         63,121.15
          49428                                358                       116,000.00                      20060901              861.30                        115,847.72
          31525                                358                        88,000.00                      20060901              577.50                         88,000.00
          61019                                359                       224,000.00                      20061001            1,624.16                        223,799.02
          44273                                359                       178,650.00                      20061001            1,295.34                        178,527.05
          48198                                358                       101,600.00                      20060901              772.58                        101,600.00
          30062                                358                       152,000.00                      20060901            1,128.60                        151,800.46
          60305                                359                       200,000.00                      20061001            1,291.67                        200,000.00
          30126                                358                        96,900.00                      20060901              656.09                         96,900.00
          55107                                358                       120,000.00                      20060901              800.00                        120,000.00
          34715                                359                       295,600.00                      20061001            1,909.08                        295,600.00
          37421                                359                        77,600.00                      20061001              517.33                         77,600.00
          92584                                358                       336,000.00                      20060901            2,030.00                        336,000.00
          38116                                358                        94,400.00                      20060901              692.68                         94,272.88
          30044                                358                       111,200.00                      20060901              752.92                        111,200.00
          92551                                359                       312,000.00                      20061001            1,950.00                        312,000.00
          92236                                358                       237,600.00                      20060901            1,410.75                        237,600.00
          57703                                358                        98,400.00                      20060901              688.03                         98,253.48
          37040                                358                       133,100.00                      20060901              845.74                        133,100.00
          23116                                358                       120,000.00                      20060901              750.00                        120,000.00
          31419                                358                       203,120.00                      20060901            1,354.10                        203,115.71
          22047                                358                       220,000.00                      20060901            1,352.08                        220,000.00
          29681                                359                       289,800.00                      20061001            1,932.00                        289,800.00
          18509                                358                        88,000.00                      20060901              661.12                         87,887.37
          95209                                359                       327,960.00                      20061001            2,049.75                        327,960.00
          93304                                358                       186,400.00                      20060901            1,184.42                        186,400.00
          22401                                358                       136,000.00                      20060901              892.50                        136,000.00
          50313                                358                        88,000.00                      20060901              622.86                         87,807.89
          44060                                358                        97,000.00                      20060901              703.32                         96,866.04
          30016                                359                        91,975.00                      20061001              690.98                         91,916.35
          30092                                359                       100,500.00                      20061001              670.00                        100,500.00
          57719                                358                       146,400.00                      20060901              945.45                        146,392.91
          31401                                358                       200,000.00                      20060901            1,312.50                        200,000.00
          52405                                359                       105,600.00                      20061001              738.38                        105,521.62
          84104                                358                       106,400.00                      20060901              762.27                        106,249.31
          30041                                359                       208,000.00                      20061001            1,343.33                        208,000.00
          92376                                358                       300,000.00                      20060901            1,875.00                        300,000.00
          21234                                358                       160,000.00                      20060901            1,216.12                        159,800.40
          23225                                359                       148,400.00                      20061001              896.58                        148,400.00
          48207                                358                        85,600.00                      20060901              620.66                         85,481.79
          80219                                358                        84,800.00                      20060901              600.21                         84,676.85
          74104                                358                        45,320.00                      20060901              368.74                         45,271.58
          72032                                358                        76,000.00                      20060901              551.06                         75,895.04
          70037                                358                       131,200.00                      20060901              928.63                        131,009.47
          30311                                358                       270,400.00                      20060901            2,056.17                        270,400.00
          23669                                358                       107,200.00                      20060901              714.63                        107,194.06
          30096                                358                       150,960.00                      20060901              974.95                        150,960.00
          40245                                359                       129,600.00                      20061001              756.00                        129,600.00
          30082                                358                       110,400.00                      20060901              759.00                        110,400.00
          80234                                358                       216,000.00                      20060901            1,547.46                        215,694.10
          20879                                358                       114,200.00                      20060901              713.74                        114,198.75
          80134                                358                       231,200.00                      20060901            1,372.75                        231,200.00
          30052                                359                       336,000.00                      20061001            2,310.00                        336,000.00
          30326                                359                       191,175.00                      20061001            1,314.33                        191,175.00
          30157                                358                       124,000.00                      20060901              749.17                        124,000.00
          49014                                358                        44,000.00                      20060901              322.86                         43,940.75
          72764                                359                       111,920.00                      20061001              722.82                        111,920.00
          30019                                358                       350,203.00                      20060901            2,261.73                        350,203.00
          20874                                358                       238,000.00                      20060901            1,705.07                        237,662.94
          30032                                358                        80,000.00                      20060901              516.66                         79,996.85
          93280                                358                       244,000.00                      20060901            1,499.58                        244,000.00
          30012                                359                        92,000.00                      20061001              622.92                         92,000.00
          37803                                358                       330,400.00                      20060901            2,063.62                        330,178.93
          44505                                358                       139,200.00                      20060901              961.42                        138,987.51
          31052                                358                       251,900.00                      20060901            1,521.74                        251,875.00
          36605                                359                        51,920.00                      20061001              346.13                         51,920.00
          36612                                358                        39,905.00                      20060901              266.03                         39,905.00
          30045                                359                       178,320.00                      20061001            1,262.14                        178,190.94
          30092                                358                       184,000.00                      20060901            1,245.83                        184,000.00
          37221                                359                       114,400.00                      20061001              715.00                        114,400.00
          30297                                358                        96,000.00                      20060901              654.89                         95,849.77
          30135                                358                       112,000.00                      20060901              764.04                        111,824.73
          30310                                358                        75,200.00                      20060901              470.00                         75,200.00
          30296                                358                        96,720.00                      20060901              644.80                         96,720.00
          44117                                359                       138,800.00                      20061001            1,018.47                        138,706.86
          60637                                359                       194,400.00                      20061001            1,255.50                        194,400.00
          82520                                358                       149,600.00                      20060901            1,033.26                        149,371.62
          30316                                358                       216,000.00                      20060901            1,417.50                        216,000.00
          37214                                358                       172,790.00                      20060901            1,079.94                        172,790.00
          31410                                358                       220,000.00                      20060901            1,614.29                        219,703.77
          18015                                359                       252,000.00                      20061001            1,827.18                        251,826.57
          65202                                358                       105,600.00                      20060901              774.86                        105,457.81
          65202                                358                       105,600.00                      20060901              774.86                        105,457.81
          65202                                358                       105,600.00                      20060901              774.86                        105,457.81
          65202                                358                       105,600.00                      20060901              774.86                        105,457.81
          30084                                359                       158,400.00                      20061001              940.50                        158,400.00
          93307                                359                       240,000.00                      20061001            1,425.00                        240,000.00
          93312                                358                       332,000.00                      20060901            2,005.83                        332,000.00
          95954                                358                       256,000.00                      20060901            1,600.00                        256,000.00
          95954                                358                       256,000.00                      20060901            1,600.00                        256,000.00
          91502                                359                       308,000.00                      20061001            1,925.00                        308,000.00
          93013                                358                       360,000.00                      20060901            2,437.50                        360,000.00
          93535                                358                       224,800.00                      20060901            1,405.00                        224,800.00
          92591                                358                       284,876.00                      20060901            1,810.15                        284,876.00
          90027                                359                       332,000.00                      20061001            2,144.17                        332,000.00
          92653                                358                       355,000.00                      20060901            2,218.75                        355,000.00
          92277                                359                       150,400.00                      20061001            1,002.67                        150,400.00
          90002                                358                       212,000.00                      20060901            1,369.17                        212,000.00
          92553                                358                       284,000.00                      20060901            1,715.83                        284,000.00
          71115                                359                        87,920.00                      20061001              622.30                         87,856.36
          77479                                359                       119,700.00                      20061001              836.96                        119,611.17
          23150                                359                       114,400.00                      20061001              762.67                        114,400.00
          23223                                359                       112,400.00                      20061001              749.33                        112,400.00
          48310                                359                       200,000.00                      20061001            1,467.53                        199,865.80
          30114                                359                        84,000.00                      20061001              551.25                         84,000.00
          45413                                359                        96,000.00                      20061001              654.89                         95,835.17
          30083                                358                        95,920.00                      20060901              619.48                         95,920.00
          21771                                358                       224,000.00                      20060901            1,423.33                        224,000.00
          30120                                358                       131,600.00                      20060901              891.04                        131,600.00
          92021                                359                       348,000.00                      20061001            2,102.50                        348,000.00
          44146                                359                        60,800.00                      20061001              446.13                         60,759.20
          30290                                359                       184,000.00                      20061001            1,270.85                        183,859.98
          18466                                359                       148,000.00                      20061001              984.65                        147,878.68
          44710                                359                        53,250.00                      20061001              409.45                         53,217.74
          37421                                359                       115,200.00                      20061001              805.50                        115,114.50
          55433                                359                       182,300.00                      20061001            1,253.31                        182,300.00
          22193                                359                       292,800.00                      20061001            1,799.50                        292,800.00
          95842                                358                       288,000.00                      20060901            1,710.00                        288,000.00
          80021                                358                       172,000.00                      20060901              985.42                        172,000.00
          95660                                358                       140,000.00                      20060901              875.00                        140,000.00
          92111                                358                       360,000.00                      20060901            2,137.50                        360,000.00
          92592                                359                       329,000.00                      20061001            1,987.71                        329,000.00
          20003                                358                       264,000.00                      20060901            1,705.00                        264,000.00
          68112                                359                        78,400.00                      20061001              541.49                         78,340.34
          92509                                358                       120,000.00                      20060901              887.50                        120,000.00
          55107                                359                       178,560.00                      20061001            1,116.00                        178,560.00
          73110                                359                        60,000.00                      20061001              440.26                         59,959.74
          89141                                359                       324,000.00                      20061001            2,058.75                        324,000.00
          93555                                359                       215,950.00                      20061001            1,349.69                        215,950.00
          95206                                359                       296,400.00                      20061001            1,729.00                        296,400.00
          80223                                359                        87,400.00                      20061001              687.58                         87,349.71
          23607                                358                       126,400.00                      20060901              873.02                        126,207.03
          32301                                359                       110,175.00                      20061001              818.05                        110,102.93
          32301                                359                       110,175.00                      20061001              818.05                        110,102.93
          32301                                359                       110,175.00                      20061001              818.05                        110,102.93
          64151                                358                        92,700.00                      20060901              637.31                         92,700.00
          30088                                358                       141,600.00                      20060901              973.50                        141,600.00
          30680                                359                       118,400.00                      20061001              777.00                        118,400.00
          21229                                359                       124,000.00                      20061001              899.09                        123,914.66
          21217                                359                        80,000.00                      20061001              580.06                         79,944.94
          33470                                359                       262,500.00                      20061001            1,790.72                        262,295.22
          60490                                359                       367,062.00                      20061001            2,255.90                        367,062.00
          22407                                359                       312,000.00                      20061001            1,950.00                        312,000.00
          55008                                358                       134,400.00                      20060901              924.00                        134,400.00
          55008                                358                       134,400.00                      20060901              924.00                        134,400.00
          80227                                359                       208,000.00                      20061001            1,454.37                        207,845.63
          30082                                359                       388,167.00                      20061001            2,345.18                        388,167.00
          23111                                358                       213,600.00                      20060901            1,357.25                        213,600.00
          23222                                359                       116,000.00                      20061001              761.25                        116,000.00
          30084                                359                       189,600.00                      20061001            1,264.00                        189,600.00
          31904                                359                       157,000.00                      20061001              948.54                        157,000.00
          77089                                359                        77,120.00                      20061001              592.99                         77,073.28
          30004                                359                       138,000.00                      20061001              833.75                        138,000.00
          37043                                359                       104,920.00                      20061001              633.89                        104,920.00
          55119                                359                       171,900.00                      20061001            1,056.47                        171,900.00
          37912                                359                       102,400.00                      20061001              698.55                        102,320.12
          37329                                359                        65,520.00                      20061001              480.77                         65,476.03
          93720                                359                       336,000.00                      20061001            2,030.00                        336,000.00
          80129                                359                       248,000.00                      20061001            1,653.33                        248,000.00
          33611                                358                       123,600.00                      20060901              798.25                        123,600.00
          34736                                358                       196,872.00                      20060901            1,209.94                        196,872.00
          32829                                358                       172,000.00                      20060901            1,164.58                        172,000.00
          33062                                358                       325,500.00                      20060901            2,102.19                        325,500.00
          18411                                358                       131,750.00                      20060901              909.97                        131,538.87
          07083                                351                       360,000.00                      20060201            2,287.50                        360,000.00
          63366                                357                       124,000.00                      20060801              800.83                        124,000.00
          75241                                354                        66,400.00                      20060501              469.98                         66,106.99
          07018                                358                       383,200.00                      20060901            2,315.17                        383,200.00
          23669                                356                        78,400.00                      20060701              473.60                         78,388.72
          63028                                357                       256,800.00                      20060801            1,751.83                        256,195.37
          23456                                357                       264,000.00                      20060801            1,484.67                        263,940.60
          77386                                356                       111,036.00                      20060701              805.09                        110,722.34
          23228                                357                       207,768.00                      20060801            1,470.57                        207,314.00
          76112                                355                       139,359.00                      20060601              856.48                        139,359.00
          30318                                357                       120,000.00                      20060801              712.50                        120,000.00
          11421                                358                       374,900.00                      20060901            2,186.92                        374,900.00
          28409                                357                       148,800.00                      20060801              930.00                        148,800.00
          68117                                357                        90,800.00                      20060801              682.15                         90,625.10
          70301                                357                       124,800.00                      20060801              799.11                        124,467.84
          65804                                356                        50,550.00                      20060701              384.22                         50,390.61
          97233                                356                       252,360.00                      20060701            1,629.82                        252,360.00
          11946                                357                       346,000.00                      20060801            2,162.50                        346,000.00
          34134                                358                       204,000.00                      20060901            1,296.25                        204,000.00
          59714                                357                       130,400.00                      20060801              787.83                        130,400.00
          53150                                357                       192,000.00                      20060801            1,408.83                        191,534.32
          63117                                357                       200,000.00                      20060801            1,450.14                        199,584.37
          22963                                357                       207,920.00                      20060801            1,507.56                        207,487.93
          83669                                358                       220,200.00                      20060901            1,284.45                        220,190.92
          40508                                358                        48,000.00                      20060901              315.33                         47,919.11
          93703                                357                       192,000.00                      20060801            1,493.36                        191,657.47
          23075                                358                       127,960.00                      20060901              799.74                        127,958.04
          74074                                357                        72,000.00                      20060801              522.05                         71,850.37
          75149                                356                        84,800.00                      20060701              600.21                         84,552.14
          11203                                357                       520,000.00                      20060801            3,195.83                        520,000.00
          69301                                358                       156,000.00                      20060901            1,117.60                        155,779.09
          49052                                357                       160,000.00                      20060801            1,174.03                        159,675.76
          93436                                357                       324,800.00                      20060801            1,928.50                        324,800.00
          92410                                357                       272,000.00                      20060801            1,728.33                        272,000.00
          43230                                357                        92,800.00                      20060801              551.00                         92,800.00
          21227                                358                       194,400.00                      20060901            1,275.75                        194,400.00
          92557                                357                       312,000.00                      20060801            1,917.18                        311,948.00
          98661                                357                       159,900.00                      20060801            1,066.00                        159,900.00
          11950                                357                       234,800.00                      20060801            1,661.90                        234,286.93
          04605                                357                       112,000.00                      20060801              851.28                        111,789.70
          43040                                357                       182,000.00                      20060801            1,272.58                        181,592.23
          20877                                357                       367,600.00                      20060801            2,335.79                        367,600.00
          01840                                357                       108,000.00                      20060801              663.75                        108,000.00
          70454                                358                       320,000.00                      20060901            2,100.00                        320,000.00
          65807                                357                        79,200.00                      20060801              574.25                         79,035.42
          77478                                357                       130,400.00                      20060801              900.64                        130,100.50
          22454                                357                       144,000.00                      20060801            1,006.87                        143,677.38
          22454                                357                       144,000.00                      20060801            1,006.87                        143,677.38
          07480                                358                       256,000.00                      20060901            1,573.33                        256,000.00
          41001                                358                       142,632.00                      20060901              891.44                        142,630.64
          01569                                357                       417,000.00                      20060801            2,562.31                        416,918.06
          78233                                357                       127,868.00                      20060801              927.13                        127,602.24
          89141                                357                       404,000.00                      20060801            2,609.07                        403,985.00
          34606                                357                       142,400.00                      20060801            1,020.17                        142,096.54
          29063                                358                        96,000.00                      20060901              663.05                         95,853.45
          23228                                358                       239,200.00                      20060901            1,544.83                        239,200.00
          97203                                357                        90,900.00                      20060801              605.59                         90,839.01
          20774                                357                       160,000.00                      20060801            1,100.00                        160,000.00
          20708                                357                       319,900.00                      20060801            2,099.34                        319,900.00
          21231                                358                       260,000.00                      20060901            1,706.25                        260,000.00
          23453                                357                       179,840.00                      20060801            1,086.53                        179,840.00
          89122                                357                       132,800.00                      20060801              802.33                        132,800.00
          93555                                358                       160,000.00                      20060901            1,091.48                        159,749.27
          35242                                357                       300,000.00                      20060801            2,072.03                        299,296.28
          03102                                357                       181,832.00                      20060801            1,155.39                        181,832.00
          87120                                358                       204,000.00                      20060901            1,168.75                        204,000.00
          85310                                357                       417,000.00                      20060801            2,823.44                        417,000.00
          08629                                357                       168,000.00                      20060801            1,203.57                        167,637.70
          87108                                357                       149,925.00                      20060801            1,100.10                        149,621.18
          97426                                358                       320,000.00                      20060901            2,292.52                        319,430.56
          84074                                357                        98,000.00                      20060801              643.13                         98,000.00
          23666                                358                       264,000.00                      20060901            1,595.00                        264,000.00
          07734                                358                       220,000.00                      20060901            1,633.49                        219,711.21
          93230                                357                       225,200.00                      20060801            1,430.96                        225,200.00
          85388                                357                       235,530.00                      20060801            1,521.13                        235,530.00
          06512                                358                       188,000.00                      20060901            1,135.83                        188,000.00
          05446                                358                       387,200.00                      20060901            2,740.58                        386,637.72
          01571                                358                       240,000.00                      20060901            1,475.00                        240,000.00
          30252                                358                        90,000.00                      20060901              629.29                         89,866.00
          30087                                358                       148,000.00                      20060901              971.25                        148,000.00
          83686                                357                       288,000.00                      20060801            2,088.20                        287,401.49
          76039                                357                       225,200.00                      20060801            1,384.04                        225,200.00
          23453                                357                       213,920.00                      20060801            1,292.43                        213,920.00
          36830                                358                       146,800.00                      20060901            1,026.45                        146,581.42
          53222                                358                       164,800.00                      20060901            1,064.33                        164,800.00
          23222                                357                       124,000.00                      20060801              800.83                        124,000.00
          20016                                358                       174,000.00                      20060901            1,141.88                        174,000.00
          36801                                357                       122,300.00                      20060801              751.52                        122,281.75
          23456                                357                       230,400.00                      20060801            1,751.21                        229,967.36
          85016                                357                       178,400.00                      20060801            1,293.52                        178,029.26
          22974                                358                       240,000.00                      20060901            1,400.00                        240,000.00
          58201                                358                       306,750.00                      20060901            2,118.65                        306,281.73
          68154                                358                       130,800.00                      20060901              870.22                        130,584.93
          23518                                357                       172,000.00                      20060801            1,128.75                        172,000.00
          28277                                357                       154,400.00                      20060801              981.08                        154,400.00
          78745                                357                       114,400.00                      20060801              770.73                        114,123.90
          77429                                357                       162,400.00                      20060801            1,107.86                        162,003.28
          98405                                358                       151,960.00                      20060901              973.02                        151,691.12
          80021                                358                       180,000.00                      20060901            1,106.25                        180,000.00
          06605                                358                       330,000.00                      20060901            2,335.72                        329,520.80
          53143                                357                       135,120.00                      20060801            1,003.26                        134,836.15
          23434                                358                       231,920.00                      20060901            1,473.66                        231,920.00
          35023                                358                       135,120.00                      20060901              979.71                        133,816.76
          30215                                358                       268,800.00                      20060901            1,680.00                        268,800.00
          04234                                357                       236,000.00                      20060801            1,690.73                        235,497.08
          20886                                358                       226,400.00                      20060901            1,344.25                        226,400.00
          68130                                358                       118,320.00                      20060901              888.90                        118,168.58
          23434                                358                       152,000.00                      20060901              965.83                        152,000.00
          21555                                357                       104,000.00                      20060801              808.90                        103,728.63
          29708                                357                       173,000.00                      20060801            1,188.97                        172,940.53
          08302                                358                       116,800.00                      20060901              857.04                        116,642.73
          34759                                357                       225,520.00                      20060801            1,481.51                        224,948.33
          08360                                358                       224,000.00                      20060901            1,624.16                        223,690.67
          20782                                358                       184,000.00                      20060901            1,111.67                        184,000.00
          29582                                358                        49,230.00                      20060901              387.30                         49,173.13
          01543                                358                       344,800.00                      20060901            2,262.75                        344,800.00
          33913                                357                       245,600.00                      20060801            1,717.28                        245,049.73
          20705                                358                       165,600.00                      20060901            1,035.00                        165,600.00
          04957                                358                        68,000.00                      20060901              516.85                         67,915.17
          76578                                357                       214,400.00                      20060801            1,554.55                        213,954.44
          38866                                358                       160,000.00                      20060901            1,132.47                        159,767.66
          06513                                358                       132,000.00                      20060901              957.10                        131,817.70
          06610                                358                       148,000.00                      20060901            1,034.84                        147,779.63
          22630                                358                       247,117.00                      20060901            1,415.77                        247,117.00
          20905                                358                       252,000.00                      20060901            1,496.25                        252,000.00
          23231                                358                        77,600.00                      20060901              468.83                         77,600.00
          76033                                357                        96,000.00                      20060801              696.07                         95,665.17
          20772                                358                       269,520.00                      20060901            1,684.50                        269,520.00
          20785                                358                       300,000.00                      20060901            1,968.74                        299,999.21
          89052                                358                       207,200.00                      20060901            1,208.67                        207,200.00
          83607                                357                       133,600.00                      20060801              946.33                        133,600.00
          21061                                358                       252,000.00                      20060901            1,496.25                        252,000.00
          04924                                358                       172,000.00                      20060901            1,202.65                        171,743.90
          85015                                358                       235,920.00                      20060901            1,814.02                        235,633.15
          76180                                358                        88,800.00                      20060901              659.34                         88,683.43
          85382                                358                       347,150.00                      20060901            2,277.42                        347,035.55
          20712                                358                       244,000.00                      20060901            1,748.05                        243,654.45
          38002                                358                       144,000.00                      20060901              885.00                        144,000.00
          20783                                358                       156,000.00                      20060901              942.50                        156,000.00
          97305                                357                        99,200.00                      20060801              685.15                         98,972.16
          24502                                358                       135,900.00                      20060901              985.37                        135,712.33
          84003                                358                       180,000.00                      20060901            1,143.75                        180,000.00
          22204                                358                       213,600.00                      20060901            1,457.13                        213,259.36
          17222                                358                       160,000.00                      20060901            1,083.33                        160,000.00
          20783                                358                       140,000.00                      20060901              845.83                        139,999.77
          23509                                358                        88,000.00                      20060901              661.12                         87,887.37
          22003                                358                       197,600.00                      20060901            1,276.17                        197,600.00
          22827                                358                       172,000.00                      20060901            1,202.65                        171,743.90
          93291                                358                       140,000.00                      20060901              978.90                        139,791.55
          07060                                358                       228,000.00                      20060901            1,401.25                        227,999.69
          20853                                358                       306,400.00                      20060901            2,195.09                        305,966.09
          20832                                358                       287,920.00                      20060901            1,739.50                        287,916.42
          22405                                358                       373,700.00                      20060901            2,413.47                        373,698.57
          20710                                358                       304,000.00                      20060901            1,868.33                        304,000.00
          28215                                358                        65,600.00                      20060901              498.61                         65,518.16
          30310                                358                       170,800.00                      20060901            1,085.29                        170,800.00
          04401                                358                       248,000.00                      20060901            1,776.70                        247,648.81
          02130                                358                       231,200.00                      20060901            1,493.17                        231,200.00
          48371                                358                       130,400.00                      20060901              945.49                        130,219.93
          20020                                358                       159,200.00                      20060901              961.83                        159,200.00
          97267                                358                       281,200.00                      20060901            1,874.67                        281,200.00
          20783                                358                       255,920.00                      20060901            1,546.18                        255,920.00
          87144                                358                       225,600.00                      20060901            1,527.50                        225,600.00
          27371                                358                       238,400.00                      20060901            1,564.50                        238,400.00
          93611                                358                       336,000.00                      20060901            2,100.00                        336,000.00
          04252                                358                       133,600.00                      20060901              888.84                        133,380.34
          93618                                358                       252,000.00                      20060901            1,762.02                        251,624.79
          35209                                358                       126,400.00                      20060901              776.83                        126,400.00
          36542                                358                       400,650.00                      20060901            2,545.80                        400,650.00
          35127                                357                       253,950.00                      20060801            1,534.28                        253,950.00
          20011                                358                       272,000.00                      20060901            1,615.00                        272,000.00
          32401                                358                       133,450.00                      20060901              933.11                        133,251.28
          08021                                358                        98,400.00                      20060901              696.47                         98,257.11
          20784                                358                       296,800.00                      20060901            1,793.17                        296,800.00
          30507                                358                       120,800.00                      20060901              692.08                        120,800.00
          20743                                358                       211,200.00                      20060901            1,276.00                        211,200.00
          45238                                358                       116,000.00                      20060901              791.33                        115,818.46
          20170                                358                       359,200.00                      20060901            2,207.58                        359,200.00
          95351                                358                       228,000.00                      20060901            1,472.50                        228,000.00
          08081                                358                       144,000.00                      20060901            1,069.20                        143,810.96
          20716                                358                       253,600.00                      20060901            1,849.17                        253,600.00
          20743                                358                       252,000.00                      20060901            1,740.51                        251,615.30
          83642                                358                       299,200.00                      20060901            1,838.83                        299,200.00
          75056                                358                        80,800.00                      20060901              614.14                         80,699.21
          93235                                358                       130,560.00                      20060901              816.00                        130,560.00
          20745                                358                       148,000.00                      20060901              955.83                        147,999.99
          20743                                358                       140,000.00                      20060901              860.42                        140,000.00
          90241                                358                       595,000.00                      20060901            3,908.73                        593,997.38
          20783                                358                       162,400.00                      20060901            1,065.75                        162,400.00
          21226                                358                       183,920.00                      20060901            1,245.29                        183,920.00
          22041                                358                       196,000.00                      20060901            1,347.50                        196,000.00
          20111                                358                       216,000.00                      20060901            1,417.50                        216,000.00

       ZIP_CODE                LOAN_TO_VALUE      MI                              MERS_ID1           MARGIN                NEXT_RATE_ADJ_DATE1                 MAX_RATE
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------
          29910                        80.00      No MI
          29928                        80.00      No MI
          30135                        79.69      No MI
          30103                        80.00      No MI
          30047                        80.00      No MI
          30188                        80.00      No MI
          34475                        80.00      No MI
          30014                        80.00      No MI
          31324                        79.94      No MI
          30126                        79.99      No MI
          30215                        80.00      No MI
          30045                        79.99      No MI
          30041                        80.00      No MI
          30281                        88.56      United Guaranty
          29687                        80.00      No MI
          32174                        80.00      No MI
          30605                        77.33      No MI
          37938                        80.00      No MI
          30016                        79.99      No MI
          33905                        80.00      No MI
          33972                        80.00      No MI
          31005                        79.99      No MI
          35022                        80.00      No MI
          35226                        80.00      No MI
          30248                        80.00      No MI
          30331                        79.99      No MI
          34983                        80.00      No MI
          35020                        80.00      No MI
          29325                        80.00      No MI
          37217                        80.00      No MI
          28792                        74.00      No MI
          28792                        74.00      No MI
          33991                        76.92      No MI
          30080                        79.99      No MI
          30317                        80.00      No MI
          33407                        80.00      No MI
          29611                        80.00      No MI
          29615                        80.00      No MI
          29681                        80.00      No MI
          30296                        80.00      No MI
          32244                        80.00      No MI
          37379                        80.00      No MI
          37343                        80.00      No MI
          37416                        80.00      No MI
          30032                        79.12      No MI
          29414                        77.53      No MI
          30017                        80.00      No MI
          32095                        80.00      No MI
          32218                        80.00      No MI
          30016                        79.99      No MI
          30012                        80.00      No MI
          30043                        79.99      No MI
          27712                        80.00      No MI
          33196                        80.00      No MI
          30349                        80.00      No MI
          38119                        80.00      No MI
          30052                        80.00      No MI
          30349                        79.99      No MI
          30506                        80.00      No MI
          35802                        80.00      No MI
          30331                        80.00      No MI
          32128                        80.00      No MI
          32821                        80.00      No MI
          33323                        80.00      No MI
          37932                        79.98      No MI
          30297                        80.00      No MI
          30297                        80.00      No MI
          27616                        80.00      No MI
          27545                        80.00      No MI
          28409                        78.97      No MI
          30349                        80.00      No MI
          33629                        77.92      No MI
          30005                        80.00      No MI
          32129                        80.00      No MI
          32952                        80.00      No MI
          28804                        80.00      No MI
          30034                        80.00      No MI
          30224                        80.00      No MI
          32174                        80.00      No MI
          32176                        77.59      No MI
          35147                        80.00      No MI
          31419                        80.00      No MI
          31324                        80.00      No MI
          34293                        78.78      No MI
          34112                        80.00      No MI
          30310                        80.00      No MI
          30312                        80.00      No MI
          30228                        80.00      No MI
          30044                        80.00      No MI
          27504                        80.00      No MI
          33166                        80.00      No MI
          33182                        80.00      No MI
          28273                        80.00      No MI
          27613                        80.00      No MI
          30519                        78.62      No MI
          37363                        80.00      No MI
          30213                        79.98      No MI
          31721                        80.00      No MI
          31705                        80.00      No MI
          32606                        80.00      No MI
          32828                        80.00      No MI
          30041                        80.00      No MI
          32765                        80.00      No MI
          27263                        80.00      No MI
          30215                        80.00      No MI
          30034                        79.98      No MI
          30253                        77.98      No MI
          30043                        80.00      No MI
          22407                        80.00      No MI
          33035                        76.56      No MI
          31005                        80.00      No MI
          32792                        80.00      No MI
          32792                        80.00      No MI
          30017                        79.99      No MI
          33544                        79.98      No MI
          28262                        79.99      No MI
          34609                        80.00      No MI
          32043                        80.00      No MI
          27514                        80.00      No MI
          32811                        80.00      No MI
          30064                        80.00      No MI
          30238                        79.98      No MI
          30331                        79.98      No MI
          30238                        79.99      No MI
          28205                        75.00      No MI
          28110                        79.99      No MI
          33972                        80.00      No MI
          30305                        80.00      No MI
          30276                        78.22      No MI
          30030                        79.99      No MI
          30315                        80.00      No MI
          30349                        79.99      No MI
          30308                        80.00      No MI
          31322                        80.00      No MI
          30032                        75.00      No MI
          31419                        80.00      No MI
          30701                        80.00      No MI
          30034                        79.98      No MI
          28217                        80.00      No MI
          30188                        80.00      No MI
          30043                        80.00      No MI
          30038                        71.97      No MI
          32829                        79.98      No MI
          30082                        79.43      No MI
          30213                        79.98      No MI
          30349                        79.98      No MI
          29582                        80.00      No MI
          27511                        80.00      No MI
          27704                        80.00      No MI
          30281                        79.98      No MI
          33034                        80.00      No MI
          30253                        79.98      No MI
          30294                        79.99      No MI
          32967                        80.00      No MI
          29611                        74.90      No MI
          30575                        79.99      No MI
          30019                        80.00      No MI
          30114                        79.99      No MI
          30034                        75.04      No MI
          30228                        74.99      No MI
          30228                        74.97      No MI
          33155                        80.00      No MI
          35757                        80.00      No MI
          23608                        80.00      No MI
          29579                        79.99      No MI
          20724                        80.00      No MI
          33570                        80.00      No MI
          29526                        77.16      No MI
          55347                        80.00      No MI
          33610                        79.99      No MI
          55433                        80.00      No MI
          89115                        80.00      No MI
          48223                        80.00      No MI
          44112                        80.00      No MI
          44104                        80.00      No MI
          23230                        79.34      No MI
          72762                        80.00      No MI
          48235                        80.00      No MI
          44833                        90.00      GE Capital MI
          44833                        80.00      No MI
          44827                        80.00      No MI
          44827                        80.00      No MI
          44827                        80.00      No MI
          44827                        80.00      No MI
          44833                        80.00      No MI
          06120                        70.34      No MI
          30228                        80.00      No MI
          18640                        79.28      No MI
          90650                        80.00      No MI
          93313                        80.00      No MI
          91384                        80.00      No MI
          85087                        79.99      No MI
          98816                        80.00      No MI
          98531                        80.00      No MI
          98272                        80.00      No MI
          22407                        80.00      No MI
          23832                        80.00      No MI
          85614                        79.96      No MI
          80631                        80.00      No MI
          46219                        80.00      No MI
          60501                        80.00      No MI
          55051                        80.00      No MI
          60618                        79.99      No MI
          53551                        79.50      No MI
          55106                        80.00      No MI
          60097                        80.00      No MI
          55423                        80.00      No MI
          55119                        80.00      No MI
          56304                        78.30      No MI
          60453                        80.00      No MI
          32708                        79.99      No MI
          06106                        80.00      No MI
          32754                        79.98      No MI
          30310                        80.00      No MI
          75061                        79.37      No MI
          38107                        80.00      No MI
          75061                        77.65      No MI
          75061                        74.98      No MI
          75061                        74.98      No MI
          38111                        80.00      No MI
          76110                        80.00      No MI
          76801                        80.00      No MI
          13502                        80.00      No MI
          06052                        80.00      No MI
          38141                        95.00      Republic MIC
          97071                        80.00      No MI
          93535                        80.00      No MI
          95687                        80.00      No MI
          23223                        70.00      No MI
          90723                        80.00      No MI
          95377                        80.00      No MI
          95076                        80.00      No MI
          93710                        80.00      No MI
          94806                        78.83      No MI
          84058                        80.00      No MI
          94565                        80.00      No MI
          95476                        80.00      No MI
          92707                        77.22      No MI
          94533                        80.00      No MI
          95376                        80.00      No MI
          87047                        80.00      No MI
          65616                        80.00      No MI
          37343                        80.00      No MI
          28206                        90.00      PMI
          27513                        80.00      No MI
          37086                        80.00      No MI
          30337                        80.00      No MI
          42104                        64.32      No MI
          37040                        80.00      No MI
          33823                        80.00      No MI
          29406                        79.95      No MI
          21756                        80.00      No MI
          92223                        80.00      No MI
          21740                        80.00      No MI
          29223                        80.00      No MI
          85236                        80.00      No MI
          04240                        77.78      No MI
          33823                        80.00      No MI
          85041                        80.00      No MI
          33414                        80.00      No MI
          92595                        79.99      No MI
          32828                        79.98      No MI
          85338                        79.98      No MI
          32832                        79.98      No MI
          33830                        79.97      No MI
          85338                        78.64      No MI
          34668                        80.00      No MI
          98661                        79.99      No MI
          89074                        80.00      No MI
          33805                        79.97      No MI
          93536                        79.99      No MI
          85338                        80.00      No MI
          33626                        80.00      No MI
          33309                        80.00      No MI
          32257                        80.00      No MI
          32159                        80.00      No MI
          34142                        80.00      No MI
          32803                        80.00      No MI
          34212                        80.00      No MI
          34224                        80.00      No MI
          33544                        80.00      No MI
          33030                        80.00      No MI
          34983                        80.00      No MI
          33544                        80.00      No MI
          33410                        65.00      No MI
          33909                        79.08      No MI
          32065                        80.00      No MI
          33619                        80.00      No MI
          34736                        80.00      No MI
          33311                        80.00      No MI
          33770                        74.36      No MI
          33030                        80.00      No MI
          33602                        63.64      No MI
          33610                        80.00      No MI
          33025                        80.00      No MI
          33314                        80.00      No MI
          34652                        80.00      No MI
          33615                        80.00      No MI
          32826                        75.00      No MI
          34997                        80.00      No MI
          34286                        80.00      No MI
          34231                        80.00      No MI
          34207                        79.23      No MI
          33952                        80.00      No MI
          32757                        80.00      No MI
          33012                        80.00      No MI
          34210                        90.00      United Guaranty
          33415                        70.00      No MI
          32707                        80.00      No MI
          33193                        80.00      No MI
          33125                        80.00      No MI
          33410                        80.00      No MI
          92275                        80.00      No MI
          92236                        79.99      No MI
          93307                        80.00      No MI
          92236                        79.99      No MI
          50317                        80.00      No MI
          80204                        80.00      No MI
          98684                        80.00      No MI
          97220                        79.28      No MI
          97203                        80.00      No MI
          97233                        79.98      No MI
          97206                        79.99      No MI
          97123                        80.00      No MI
          99338                        80.00      No MI
          99338                        79.99      No MI
          99337                        79.99      No MI
          99338                        80.00      No MI
          97211                        64.42      No MI
          83615                        76.86      No MI
          97213                        78.16      No MI
          97756                        79.99      No MI
          83686                        79.99      No MI
          97304                        79.99      No MI
          97502                        80.00      No MI
          98607                        80.00      No MI
          23832                        80.00      No MI
          37738                        80.00      No MI
          30034                        80.00      No MI
          30214                        73.78      No MI
          80227                        80.00      No MI
          38680                        80.00      No MI
          08360                        80.00      No MI
          37216                        80.00      No MI
          60645                        80.00      No MI
          55369                        78.18      No MI
          37909                        80.00      No MI
          30308                        80.00      No MI
          17602                        90.00      PMI
          80018                        70.00      No MI
          37216                        80.00      No MI
          30044                        79.49      No MI
          49506                        80.00      No MI
          30058                        77.00      No MI
          38127                        75.00      No MI
          38127                        75.00      No MI
          46112                        79.99      No MI
          30045                        80.00      No MI
          96080                        65.00      No MI
          96080                        65.00      No MI
          30318                        80.00      No MI
          95682                        80.00      No MI
          71270                        85.00      PMI
          78232                        80.00      No MI
          78750                        80.00      No MI
          78750                        80.00      No MI
          78750                        80.00      No MI
          78750                        80.00      No MI
          89052                        80.00      No MI
          85383                        79.99      No MI
          89052                        80.00      No MI
          85210                        80.00      No MI
          85306                        80.00      No MI
          87120                        80.00      No MI
          85260                        80.00      No MI
          86406                        80.00      No MI
          87107                        80.00      No MI
          87107                        80.00      No MI
          87102                        80.00      No MI
          64132                        80.00      No MI
          89146                        62.86      No MI
          89031                        80.00      No MI
          87120                        79.98      No MI
          85248                        80.00      No MI
          89147                        80.00      No MI
          87105                        80.00      No MI
          87415                        80.00      No MI
          89178                        80.00      No MI
          87120                        80.00      No MI
          89030                        80.00      No MI
          87120                        75.74      No MI
          87124                        79.99      No MI
          89706                        80.00      No MI
          89120                        75.47      No MI
          64138                        80.00      No MI
          87102                        80.00      No MI
          85031                        80.00      No MI
          89123                        80.00      No MI
          89074                        80.00      No MI
          85242                        65.00      No MI
          89052                        80.00      No MI
          87112                        80.00      No MI
          87002                        80.00      No MI
          88203                        80.00      No MI
          85023                        80.00      No MI
          85225                        68.57      No MI
          85015                        79.17      No MI
          85712                        80.00      No MI
          89048                        80.00      No MI
          89014                        80.00      No MI
          85730                        80.00      No MI
          85022                        80.00      No MI
          85009                        76.30      No MI
          66104                        80.00      No MI
          64128                        80.00      No MI
          64152                        80.00      No MI
          64152                        80.00      No MI
          64152                        80.00      No MI
          66104                        80.00      No MI
          66012                        80.00      No MI
          83839                        85.00      PMI
          98133                        80.00      No MI
          98908                        80.00      No MI
          98930                        80.00      No MI
          92240                        80.00      No MI
          98208                        80.00      No MI
          98208                        80.00      No MI
          98801                        80.00      No MI
          98902                        80.00      No MI
          59917                        80.00      No MI
          98903                        80.00      No MI
          98501                        80.00      No MI
          98409                        80.00      No MI
          98115                        78.68      No MI
          98258                        80.00      No MI
          87102                        80.00      No MI
          98902                        79.98      No MI
          98387                        80.00      No MI
          98406                        80.00      No MI
          98133                        80.00      No MI
          98290                        77.20      No MI
          98037                        80.00      No MI
          98087                        80.00      No MI
          98087                        80.00      No MI
          98290                        80.00      No MI
          29078                        80.00      No MI
          28365                        80.00      No MI
          28027                        80.00      No MI
          29485                        80.00      No MI
          27612                        80.00      No MI
          27592                        80.00      No MI
          40511                        80.00      No MI
          28206                        80.00      No MI
          95969                        80.00      No MI
          92555                        75.78      No MI
          93930                        80.00      No MI
          93305                        80.00      No MI
          93306                        80.00      No MI
          90008                        80.00      No MI
          93306                        80.00      No MI
          92069                        80.00      No MI
          92056                        80.00      No MI
          91790                        79.24      No MI
          92104                        80.00      No MI
          93427                        80.00      No MI
          93307                        80.00      No MI
          93308                        80.00      No MI
          93268                        80.00      No MI
          93306                        80.00      No MI
          93306                        80.00      No MI
          93215                        80.00      No MI
          91342                        80.00      No MI
          93307                        80.00      No MI
          93304                        80.00      No MI
          92592                        80.00      No MI
          90805                        61.85      No MI
          90002                        80.00      No MI
          92071                        80.00      No MI
          92879                        80.00      No MI
          93309                        80.00      No MI
          93203                        80.00      No MI
          93308                        80.00      No MI
          93308                        80.00      No MI
          92104                        80.00      No MI
          93307                        80.00      No MI
          90002                        80.00      No MI
          92084                        80.00      No MI
          90601                        77.04      No MI
          92555                        77.22      No MI
          93304                        80.00      No MI
          92592                        80.00      No MI
          92236                        80.00      No MI
          11520                        80.00      No MI
          06010                        80.00      No MI
          04107                        80.00      No MI
          04102                        80.00      No MI
          02151                        80.00      No MI
          04426                        80.00      No MI
          03055                        80.00      No MI
          01850                        80.00      No MI
          04102                        78.60      No MI
          12182                        80.00      No MI
          01002                        80.00      No MI
          01002                        80.00      No MI
          01562                        77.38      No MI
          01062                        80.00      No MI
          01852                        50.00      No MI
          04210                        80.00      No MI
          04257                        80.00      No MI
          01844                        80.00      No MI
          04038                        80.00      No MI
          06850                        80.00      No MI
          03103                        80.00      No MI
          06040                        80.00      No MI
          19510                        80.00      No MI
          01801                        80.00      No MI
          12180                        80.00      No MI
          04105                        79.58      No MI
          06854                        80.00      No MI
          03110                        80.00      No MI
          30308                        80.00      No MI
          30312                        79.99      No MI
          30033                        80.00      No MI
          80501                        80.00      No MI
          80015                        75.00      No MI
          84044                        85.00      PMI
          80223                        80.00      No MI
          52353                        80.00      No MI
          52302                        80.00      No MI
          81004                        80.00      No MI
          81631                        80.00      No MI
          68152                        79.55      No MI
          80911                        80.00      No MI
          82331                        80.00      No MI
          80015                        80.00      No MI
          80017                        80.00      No MI
          55130                        80.00      No MI
          80017                        80.00      No MI
          80204                        80.00      No MI
          80249                        80.00      No MI
          91711                        79.17      No MI
          30126                        80.00      No MI
          30557                        80.00      No MI
          37207                        80.00      No MI
          60061                        70.00      No MI
          30310                        80.00      No MI
          37087                        80.00      No MI
          22911                        80.00      No MI
          55428                        80.00      No MI
          30519                        72.14      No MI
          44112                        79.37      No MI
          30040                        74.12      No MI
          60020                        79.99      No MI
          31750                        80.00      No MI
          30134                        80.00      No MI
          38108                        76.84      No MI
          57702                        80.00      No MI
          48221                        80.00      No MI
          18434                        80.00      No MI
          60516                        80.00      No MI
          44281                        80.00      No MI
          43613                        80.00      No MI
          33897                        79.94      No MI
          92084                        80.00      No MI
          92115                        80.00      No MI
          93307                        80.00      No MI
          23234                        80.00      No MI
          93304                        80.00      No MI
          91764                        80.00      No MI
          18509                        80.00      No MI
          30260                        80.00      No MI
          30238                        80.00      No MI
          91345                        80.00      No MI
          20874                        80.00      No MI
          55331                        80.00      No MI
          45424                        72.22      No MI
          30274                        80.00      No MI
          72058                        79.88      No MI
          20151                        80.00      No MI
          31829                        80.00      No MI
          30344                        80.00      No MI
          30067                        80.00      No MI
          30080                        80.00      No MI
          92335                        80.00      No MI
          30135                        80.00      No MI
          30135                        80.00      No MI
          30135                        80.00      No MI
          80222                        80.00      No MI
          38128                        80.00      No MI
          30238                        80.00      No MI
          49862                        80.00      No MI
          30312                        80.00      No MI
          93311                        80.00      No MI
          60411                        65.00      No MI
          91764                        79.21      No MI
          90250                        80.00      No MI
          76180                        80.00      No MI
          97045                        80.00      No MI
          22407                        80.00      No MI
          80239                        80.00      No MI
          78233                        80.00      No MI
          22191                        80.00      No MI
          72034                        80.00      No MI
          95358                        80.00      No MI
          30680                        80.00      No MI
          48101                        80.00      No MI
          30316                        80.00      No MI
          30102                        80.00      No MI
          22191                        80.00      No MI
          92563                        80.00      No MI
          29073                        80.00      No MI
          57703                        80.00      No MI
          30062                        80.00      No MI
          30004                        80.00      No MI
          93312                        80.00      No MI
          30107                        80.00      No MI
          48221                        70.42      No MI
          39501                        80.00      No MI
          30309                        80.00      No MI
          29501                        80.00      No MI
          49428                        80.00      No MI
          31525                        80.00      No MI
          61019                        80.00      No MI
          44273                        79.97      No MI
          48198                        80.00      No MI
          30062                        80.00      No MI
          60305                        80.00      No MI
          30126                        79.43      No MI
          55107                        80.00      No MI
          34715                        80.00      No MI
          37421                        80.00      No MI
          92584                        79.81      No MI
          38116                        80.00      No MI
          30044                        80.00      No MI
          92551                        80.00      No MI
          92236                        80.00      No MI
          57703                        80.00      No MI
          37040                        79.99      No MI
          23116                        80.00      No MI
          31419                        80.00      No MI
          22047                        80.00      No MI
          29681                        79.18      No MI
          18509                        80.00      No MI
          95209                        80.00      No MI
          93304                        80.00      No MI
          22401                        80.00      No MI
          50313                        80.00      No MI
          44060                        79.31      No MI
          30016                        78.61      No MI
          30092                        75.00      No MI
          57719                        80.00      No MI
          31401                        80.00      No MI
          52405                        80.00      No MI
          84104                        80.00      No MI
          30041                        80.00      No MI
          92376                        80.00      No MI
          21234                        80.00      No MI
          23225                        80.00      No MI
          48207                        80.00      No MI
          80219                        80.00      No MI
          74104                        80.00      No MI
          72032                        80.00      No MI
          70037                        80.00      No MI
          30311                        80.00      No MI
          23669                        80.00      No MI
          30096                        80.00      No MI
          40245                        80.00      No MI
          30082                        80.00      No MI
          80234                        80.00      No MI
          20879                        61.73      No MI
          80134                        79.72      No MI
          30052                        80.00      No MI
          30326                        75.00      No MI
          30157                        80.00      No MI
          49014                        80.00      No MI
          72764                        80.00      No MI
          30019                        80.00      No MI
          20874                        80.00      No MI
          30032                        80.00      No MI
          93280                        80.00      No MI
          30012                        80.00      No MI
          37803                        80.00      No MI
          44505                        80.00      No MI
          31052                        79.99      No MI
          36605                        80.00      No MI
          36612                        79.97      No MI
          30045                        80.00      No MI
          30092                        80.00      No MI
          37221                        80.00      No MI
          30297                        80.00      No MI
          30135                        80.00      No MI
          30310                        80.00      No MI
          30296                        80.00      No MI
          44117                        80.00      No MI
          60637                        80.00      No MI
          82520                        80.00      No MI
          30316                        80.00      No MI
          37214                        80.00      No MI
          31410                        73.33      No MI
          18015                        80.00      No MI
          65202                        80.00      No MI
          65202                        80.00      No MI
          65202                        80.00      No MI
          65202                        80.00      No MI
          30084                        80.00      No MI
          93307                        80.00      No MI
          93312                        80.00      No MI
          95954                        80.00      No MI
          95954                        80.00      No MI
          91502                        80.00      No MI
          93013                        80.00      No MI
          93535                        80.00      No MI
          92591                        80.00      No MI
          90027                        80.00      No MI
          92653                        78.89      No MI
          92277                        80.00      No MI
          90002                        80.00      No MI
          92553                        80.00      No MI
          71115                        80.00      No MI
          77479                        70.00      No MI
          23150                        80.00      No MI
          23223                        80.00      No MI
          48310                        80.00      No MI
          30114                        75.00      No MI
          45413                        78.69      No MI
          30083                        80.00      No MI
          21771                        80.00      No MI
          30120                        80.00      No MI
          92021                        80.00      No MI
          44146                        80.00      No MI
          30290                        80.00      No MI
          18466                        80.00      No MI
          44710                        72.95      No MI
          37421                        80.00      No MI
          55433                        79.99      No MI
          22193                        80.00      No MI
          95842                        79.78      No MI
          80021                        80.00      No MI
          95660                        80.00      No MI
          92111                        80.00      No MI
          92592                        78.33      No MI
          20003                        80.00      No MI
          68112                        80.00      No MI
          92509                        80.00      No MI
          55107                        80.00      No MI
          73110                        80.00      No MI
          89141                        80.00      No MI
          93555                        80.00      No MI
          95206                        80.00      No MI
          80223                        77.69      No MI
          23607                        80.00      No MI
          32301                        75.00      No MI
          32301                        75.00      No MI
          32301                        75.00      No MI
          64151                        79.98      No MI
          30088                        80.00      No MI
          30680                        80.00      No MI
          21229                        80.00      No MI
          21217                        80.00      No MI
          33470                        71.53      No MI
          60490                        80.00      No MI
          22407                        80.00      No MI
          55008                        80.00      No MI
          55008                        80.00      No MI
          80227                        80.00      No MI
          30082                        80.00      No MI
          23111                        80.00      No MI
          23222                        80.00      No MI
          30084                        80.00      No MI
          31904                        79.90      No MI
          77089                        80.00      No MI
          30004                        80.00      No MI
          37043                        80.00      No MI
          55119                        79.99      No MI
          37912                        80.00      No MI
          37329                        80.00      No MI
          93720                        80.00      No MI
          80129                        80.00      No MI
          33611                        80.00      No MI
          34736                        80.00      No MI
          32829                        80.00      No MI
          33062                        70.00      No MI
          18411                        79.85      No MI
          07083                        80.00      No MI
          63366                        80.00      No MI
          75241                        80.00      No MI
          07018                        80.00      No MI
          23669                        80.00      No MI
          63028                        80.00      No MI
          23456                        80.00      No MI
          77386                        79.94      No MI
          23228                        80.00      No MI
          76112                        80.00      No MI
          30318                        80.00      No MI
          11421                        80.00      No MI
          28409                        80.00      No MI
          68117                        80.00      No MI
          70301                        80.00      No MI
          65804                        84.96      Republic MIC
          97233                        80.00      No MI
          11946                        79.98      No MI
          34134                        61.82      No MI
          59714                        80.00      No MI
          53150                        80.00      No MI
          63117                        65.57      No MI
          22963                        80.00      No MI
          83669                        64.98      No MI
          40508                        80.00      No MI
          93703                        80.00      No MI
          23075                        80.00      No MI
          74074                        80.00      No MI
          75149                        80.00      No MI
          11203                        80.00      No MI
          69301                        80.00      No MI
          49052                        80.00      No MI
          93436                        80.00      No MI
          92410                        80.00      No MI
          43230                        80.00      No MI
          21227                        80.00      No MI
          92557                        80.00      No MI
          98661                        79.99      No MI
          11950                        79.99      No MI
          04605                        80.00      No MI
          43040                        80.00      No MI
          20877                        80.00      No MI
          01840                        80.00      No MI
          70454                        80.00      No MI
          65807                        80.00      No MI
          77478                        80.00      No MI
          22454                        77.84      No MI
          22454                        77.84      No MI
          07480                        80.00      No MI
          41001                        80.00      No MI
          01569                        78.68      No MI
          78233                        80.00      No MI
          89141                        80.00      No MI
          34606                        80.00      No MI
          29063                        80.00      No MI
          23228                        80.00      No MI
          97203                        78.36      No MI
          20774                        80.00      No MI
          20708                        79.99      No MI
          21231                        80.00      No MI
          23453                        80.00      No MI
          89122                        80.00      No MI
          93555                        80.00      No MI
          35242                        80.00      No MI
          03102                        80.00      No MI
          87120                        80.00      No MI
          85310                        75.82      No MI
          08629                        80.00      No MI
          87108                        75.00      No MI
          97426                        80.00      No MI
          84074                        80.00      No MI
          23666                        80.00      No MI
          07734                        80.00      No MI
          93230                        80.00      No MI
          85388                        80.00      No MI
          06512                        80.00      No MI
          05446                        80.00      No MI
          01571                        80.00      No MI
          30252                        78.19      No MI
          30087                        80.00      No MI
          83686                        80.00      No MI
          76039                        80.00      No MI
          23453                        80.00      No MI
          36830                        80.00      No MI
          53222                        80.00      No MI
          23222                        80.00      No MI
          20016                        80.00      No MI
          36801                        79.99      No MI
          23456                        80.00      No MI
          85016                        80.00      No MI
          22974                        80.00      No MI
          58201                        80.00      No MI
          68154                        80.00      No MI
          23518                        80.00      No MI
          28277                        80.00      No MI
          78745                        80.00      No MI
          77429                        80.00      No MI
          98405                        80.00      No MI
          80021                        80.00      No MI
          06605                        75.00      No MI
          53143                        80.00      No MI
          23434                        80.00      No MI
          35023                        80.00      No MI
          30215                        80.00      No MI
          04234                        80.00      No MI
          20886                        80.00      No MI
          68130                        80.00      No MI
          23434                        80.00      No MI
          21555                        80.00      No MI
          29708                        80.00      No MI
          08302                        80.00      No MI
          34759                        80.00      No MI
          08360                        80.00      No MI
          20782                        80.00      No MI
          29582                        90.00      PMI
          01543                        80.00      No MI
          33913                        80.00      No MI
          20705                        80.00      No MI
          04957                        79.95      No MI
          76578                        80.00      No MI
          38866                        80.00      No MI
          06513                        80.00      No MI
          06610                        80.00      No MI
          22630                        80.00      No MI
          20905                        80.00      No MI
          23231                        80.00      No MI
          76033                        80.00      No MI
          20772                        80.00      No MI
          20785                        78.95      No MI
          89052                        80.00      No MI
          83607                        80.00      No MI
          21061                        80.00      No MI
          04924                        80.00      No MI
          85015                        78.67      No MI
          76180                        80.00      No MI
          85382                        80.00      No MI
          20712                        80.00      No MI
          38002                        80.00      No MI
          20783                        80.00      No MI
          97305                        80.00      No MI
          24502                        79.99      No MI
          84003                        80.00      No MI
          22204                        80.00      No MI
          17222                        80.00      No MI
          20783                        80.00      No MI
          23509                        80.00      No MI
          22003                        80.00      No MI
          22827                        80.00      No MI
          93291                        80.00      No MI
          07060                        80.00      No MI
          20853                        80.00      No MI
          20832                        80.00      No MI
          22405                        64.99      No MI
          20710                        80.00      No MI
          28215                        80.00      No MI
          30310                        80.00      No MI
          04401                        80.00      No MI
          02130                        80.00      No MI
          48371                        80.00      No MI
          20020                        80.00      No MI
          97267                        80.00      No MI
          20783                        80.00      No MI
          87144                        80.00      No MI
          27371                        80.00      No MI
          93611                        80.00      No MI
          04252                        80.00      No MI
          93618                        80.00      No MI
          35209                        80.00      No MI
          36542                        80.00      No MI
          35127                        79.99      No MI
          20011                        80.00      No MI
          32401                        83.93      PMI
          08021                        80.00      No MI
          20784                        80.00      No MI
          30507                        80.00      No MI
          20743                        80.00      No MI
          45238                        80.00      No MI
          20170                        80.00      No MI
          95351                        80.00      No MI
          08081                        90.00      Radian Guaranty
          20716                        80.00      No MI
          20743                        80.00      No MI
          83642                        80.00      No MI
          75056                        80.00      No MI
          93235                        80.00      No MI
          20745                        80.00      No MI
          20743                        80.00      No MI
          90241                        64.32      No MI
          20783                        80.00      No MI
          21226                        80.00      No MI
          22041                        80.00      No MI
          20111                        80.00      No MI

       ZIP_CODE         MIN_RATE               PER_RATE_CAP           DEAL_INFO                HYBRID_TERM           PREPAY            LIEN                 BALLOON
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------
          29910                                                       GROUP I                                        No                First Lien           No
          29928                                                       GROUP I                                        No                First Lien           No
          30135                                                       GROUP I                                        No                First Lien           No
          30103                                                       GROUP I                                        No                First Lien           No
          30047                                                       GROUP I                                        No                First Lien           No
          30188                                                       GROUP I                                        No                First Lien           No
          34475                                                       GROUP I                                        No                First Lien           No
          30014                                                       GROUP I                                        No                First Lien           No
          31324                                                       GROUP I                                        No                First Lien           No
          30126                                                       GROUP I                                        No                First Lien           No
          30215                                                       GROUP I                                        No                First Lien           No
          30045                                                       GROUP I                                        No                First Lien           No
          30041                                                       GROUP I                                        No                First Lien           No
          30281                                                       GROUP I                                        No                First Lien           No
          29687                                                       GROUP I                                        No                First Lien           No
          32174                                                       GROUP I                                        No                First Lien           No
          30605                                                       GROUP I                                        No                First Lien           No
          37938                                                       GROUP I                                        No                First Lien           No
          30016                                                       GROUP I                                        No                First Lien           No
          33905                                                       GROUP I                                        No                First Lien           No
          33972                                                       GROUP I                                        No                First Lien           No
          31005                                                       GROUP I                                        No                First Lien           No
          35022                                                       GROUP I                                        No                First Lien           No
          35226                                                       GROUP I                                        No                First Lien           No
          30248                                                       GROUP I                                        No                First Lien           No
          30331                                                       GROUP I                                        No                First Lien           No
          34983                                                       GROUP I                                        No                First Lien           No
          35020                                                       GROUP I                                        No                First Lien           No
          29325                                                       GROUP I                                        No                First Lien           No
          37217                                                       GROUP I                                        No                First Lien           No
          28792                                                       GROUP I                                        No                First Lien           No
          28792                                                       GROUP I                                        No                First Lien           No
          33991                                                       GROUP I                                        No                First Lien           No
          30080                                                       GROUP I                                        No                First Lien           No
          30317                                                       GROUP I                                        No                First Lien           No
          33407                                                       GROUP I                                        No                First Lien           No
          29611                                                       GROUP I                                        No                First Lien           No
          29615                                                       GROUP I                                        No                First Lien           No
          29681                                                       GROUP I                                        No                First Lien           No
          30296                                                       GROUP I                                        No                First Lien           No
          32244                                                       GROUP I                                        No                First Lien           No
          37379                                                       GROUP I                                        No                First Lien           No
          37343                                                       GROUP I                                        No                First Lien           No
          37416                                                       GROUP I                                        No                First Lien           No
          30032                                                       GROUP I                                        No                First Lien           No
          29414                                                       GROUP I                                        No                First Lien           No
          30017                                                       GROUP I                                        No                First Lien           No
          32095                                                       GROUP I                                        No                First Lien           No
          32218                                                       GROUP I                                        No                First Lien           No
          30016                                                       GROUP I                                        No                First Lien           No
          30012                                                       GROUP I                                        No                First Lien           No
          30043                                                       GROUP I                                        No                First Lien           No
          27712                                                       GROUP I                                        No                First Lien           No
          33196                                                       GROUP I                                        No                First Lien           No
          30349                                                       GROUP I                                        No                First Lien           No
          38119                                                       GROUP I                                        No                First Lien           No
          30052                                                       GROUP I                                        No                First Lien           No
          30349                                                       GROUP I                                        No                First Lien           No
          30506                                                       GROUP I                                        No                First Lien           No
          35802                                                       GROUP I                                        No                First Lien           No
          30331                                                       GROUP I                                        No                First Lien           No
          32128                                                       GROUP I                                        No                First Lien           No
          32821                                                       GROUP I                                        No                First Lien           No
          33323                                                       GROUP I                                        No                First Lien           No
          37932                                                       GROUP I                                        No                First Lien           No
          30297                                                       GROUP I                                        No                First Lien           No
          30297                                                       GROUP I                                        No                First Lien           No
          27616                                                       GROUP I                                        No                First Lien           No
          27545                                                       GROUP I                                        No                First Lien           No
          28409                                                       GROUP I                                        No                First Lien           No
          30349                                                       GROUP I                                        No                First Lien           No
          33629                                                       GROUP I                                        No                First Lien           No
          30005                                                       GROUP I                                        No                First Lien           No
          32129                                                       GROUP I                                        No                First Lien           No
          32952                                                       GROUP I                                        No                First Lien           No
          28804                                                       GROUP I                                        No                First Lien           No
          30034                                                       GROUP I                                        No                First Lien           No
          30224                                                       GROUP I                                        No                First Lien           No
          32174                                                       GROUP I                                        No                First Lien           No
          32176                                                       GROUP I                                        No                First Lien           No
          35147                                                       GROUP I                                        No                First Lien           No
          31419                                                       GROUP I                                        No                First Lien           No
          31324                                                       GROUP I                                        No                First Lien           No
          34293                                                       GROUP I                                        No                First Lien           No
          34112                                                       GROUP I                                        No                First Lien           No
          30310                                                       GROUP I                                        No                First Lien           No
          30312                                                       GROUP I                                        No                First Lien           No
          30228                                                       GROUP I                                        No                First Lien           No
          30044                                                       GROUP I                                        No                First Lien           No
          27504                                                       GROUP I                                        No                First Lien           No
          33166                                                       GROUP I                                        No                First Lien           No
          33182                                                       GROUP I                                        No                First Lien           No
          28273                                                       GROUP I                                        No                First Lien           No
          27613                                                       GROUP I                                        No                First Lien           No
          30519                                                       GROUP I                                        No                First Lien           No
          37363                                                       GROUP I                                        No                First Lien           No
          30213                                                       GROUP I                                        No                First Lien           No
          31721                                                       GROUP I                                        No                First Lien           No
          31705                                                       GROUP I                                        No                First Lien           No
          32606                                                       GROUP I                                        No                First Lien           No
          32828                                                       GROUP I                                        No                First Lien           No
          30041                                                       GROUP I                                        No                First Lien           No
          32765                                                       GROUP I                                        No                First Lien           No
          27263                                                       GROUP I                                        No                First Lien           No
          30215                                                       GROUP I                                        No                First Lien           No
          30034                                                       GROUP I                                        No                First Lien           No
          30253                                                       GROUP I                                        No                First Lien           No
          30043                                                       GROUP I                                        No                First Lien           No
          22407                                                       GROUP I                                        No                First Lien           No
          33035                                                       GROUP I                                        No                First Lien           No
          31005                                                       GROUP I                                        No                First Lien           No
          32792                                                       GROUP I                                        No                First Lien           No
          32792                                                       GROUP I                                        No                First Lien           No
          30017                                                       GROUP I                                        No                First Lien           No
          33544                                                       GROUP I                                        No                First Lien           No
          28262                                                       GROUP I                                        No                First Lien           No
          34609                                                       GROUP I                                        No                First Lien           No
          32043                                                       GROUP I                                        No                First Lien           No
          27514                                                       GROUP I                                        No                First Lien           No
          32811                                                       GROUP I                                        No                First Lien           No
          30064                                                       GROUP I                                        No                First Lien           No
          30238                                                       GROUP I                                        No                First Lien           No
          30331                                                       GROUP I                                        No                First Lien           No
          30238                                                       GROUP I                                        No                First Lien           No
          28205                                                       GROUP I                                        No                First Lien           No
          28110                                                       GROUP I                                        No                First Lien           No
          33972                                                       GROUP I                                        No                First Lien           No
          30305                                                       GROUP I                                        No                First Lien           No
          30276                                                       GROUP I                                        No                First Lien           No
          30030                                                       GROUP I                                        No                First Lien           No
          30315                                                       GROUP I                                        No                First Lien           No
          30349                                                       GROUP I                                        No                First Lien           No
          30308                                                       GROUP I                                        No                First Lien           No
          31322                                                       GROUP I                                        No                First Lien           No
          30032                                                       GROUP I                                        No                First Lien           No
          31419                                                       GROUP I                                        No                First Lien           No
          30701                                                       GROUP I                                        No                First Lien           No
          30034                                                       GROUP I                                        No                First Lien           No
          28217                                                       GROUP I                                        No                First Lien           No
          30188                                                       GROUP I                                        No                First Lien           No
          30043                                                       GROUP I                                        No                First Lien           No
          30038                                                       GROUP I                                        No                First Lien           No
          32829                                                       GROUP I                                        No                First Lien           No
          30082                                                       GROUP I                                        No                First Lien           No
          30213                                                       GROUP I                                        No                First Lien           No
          30349                                                       GROUP I                                        No                First Lien           No
          29582                                                       GROUP I                                        No                First Lien           No
          27511                                                       GROUP I                                        No                First Lien           No
          27704                                                       GROUP I                                        No                First Lien           No
          30281                                                       GROUP I                                        No                First Lien           No
          33034                                                       GROUP I                                        No                First Lien           No
          30253                                                       GROUP I                                        No                First Lien           No
          30294                                                       GROUP I                                        No                First Lien           No
          32967                                                       GROUP I                                        No                First Lien           No
          29611                                                       GROUP I                                        No                First Lien           No
          30575                                                       GROUP I                                        No                First Lien           No
          30019                                                       GROUP I                                        No                First Lien           No
          30114                                                       GROUP I                                        No                First Lien           No
          30034                                                       GROUP I                                        No                First Lien           No
          30228                                                       GROUP I                                        No                First Lien           No
          30228                                                       GROUP I                                        No                First Lien           No
          33155                                                       GROUP I                                        No                First Lien           No
          35757                                                       GROUP I                                        No                First Lien           No
          23608                                                       GROUP I                                        No                First Lien           No
          29579                                                       GROUP I                                        No                First Lien           No
          20724                                                       GROUP I                                        No                First Lien           No
          33570                                                       GROUP I                                        No                First Lien           No
          29526                                                       GROUP I                                        No                First Lien           No
          55347                                                       GROUP I                                        No                First Lien           No
          33610                                                       GROUP I                                        No                First Lien           No
          55433                                                       GROUP I                                        No                First Lien           No
          89115                                                       GROUP I                                        No                First Lien           No
          48223                                                       GROUP I                                        No                First Lien           No
          44112                                                       GROUP I                                        No                First Lien           No
          44104                                                       GROUP I                                        No                First Lien           No
          23230                                                       GROUP I                                        No                First Lien           No
          72762                                                       GROUP I                                        No                First Lien           No
          48235                                                       GROUP I                                        No                First Lien           No
          44833                                                       GROUP I                                        No                First Lien           No
          44833                                                       GROUP I                                        No                First Lien           No
          44827                                                       GROUP I                                        No                First Lien           No
          44827                                                       GROUP I                                        No                First Lien           No
          44827                                                       GROUP I                                        No                First Lien           No
          44827                                                       GROUP I                                        No                First Lien           No
          44833                                                       GROUP I                                        No                First Lien           No
          06120                                                       GROUP I                                        No                First Lien           No
          30228                                                       GROUP I                                        No                First Lien           No
          18640                                                       GROUP I                                        No                First Lien           No
          90650                                                       GROUP I                                        No                First Lien           No
          93313                                                       GROUP I                                        No                First Lien           No
          91384                                                       GROUP I                                        No                First Lien           No
          85087                                                       GROUP I                                        No                First Lien           No
          98816                                                       GROUP I                                        No                First Lien           No
          98531                                                       GROUP I                                        No                First Lien           No
          98272                                                       GROUP I                                        No                First Lien           No
          22407                                                       GROUP I                                        No                First Lien           No
          23832                                                       GROUP I                                        No                First Lien           No
          85614                                                       GROUP I                                        No                First Lien           No
          80631                                                       GROUP I                                        No                First Lien           No
          46219                                                       GROUP I                                        No                First Lien           No
          60501                                                       GROUP I                                        No                First Lien           No
          55051                                                       GROUP I                                        No                First Lien           No
          60618                                                       GROUP I                                        No                First Lien           No
          53551                                                       GROUP I                                        No                First Lien           No
          55106                                                       GROUP I                                        No                First Lien           No
          60097                                                       GROUP I                                        No                First Lien           No
          55423                                                       GROUP I                                        No                First Lien           No
          55119                                                       GROUP I                                        No                First Lien           No
          56304                                                       GROUP I                                        No                First Lien           No
          60453                                                       GROUP I                                        No                First Lien           No
          32708                                                       GROUP I                                        No                First Lien           No
          06106                                                       GROUP I                                        No                First Lien           No
          32754                                                       GROUP I                                        No                First Lien           No
          30310                                                       GROUP I                                        No                First Lien           No
          75061                                                       GROUP I                                        No                First Lien           No
          38107                                                       GROUP I                                        No                First Lien           No
          75061                                                       GROUP I                                        No                First Lien           No
          75061                                                       GROUP I                                        No                First Lien           No
          75061                                                       GROUP I                                        No                First Lien           No
          38111                                                       GROUP I                                        No                First Lien           No
          76110                                                       GROUP I                                        No                First Lien           No
          76801                                                       GROUP I                                        No                First Lien           No
          13502                                                       GROUP I                                        No                First Lien           No
          06052                                                       GROUP I                                        No                First Lien           No
          38141                                                       GROUP I                                        No                First Lien           No
          97071                                                       GROUP I                                        No                First Lien           No
          93535                                                       GROUP I                                        No                First Lien           No
          95687                                                       GROUP I                                        No                First Lien           No
          23223                                                       GROUP I                                        No                First Lien           No
          90723                                                       GROUP I                                        No                First Lien           No
          95377                                                       GROUP I                                        No                First Lien           No
          95076                                                       GROUP I                                        No                First Lien           No
          93710                                                       GROUP I                                        No                First Lien           No
          94806                                                       GROUP I                                        No                First Lien           No
          84058                                                       GROUP I                                        No                First Lien           No
          94565                                                       GROUP I                                        No                First Lien           No
          95476                                                       GROUP I                                        No                First Lien           No
          92707                                                       GROUP I                                        No                First Lien           No
          94533                                                       GROUP I                                        No                First Lien           No
          95376                                                       GROUP I                                        No                First Lien           No
          87047                                                       GROUP I                                        No                First Lien           No
          65616                                                       GROUP I                                        No                First Lien           No
          37343                                                       GROUP I                                        No                First Lien           No
          28206                                                       GROUP I                                        No                First Lien           No
          27513                                                       GROUP I                                        No                First Lien           No
          37086                                                       GROUP I                                        No                First Lien           No
          30337                                                       GROUP I                                        No                First Lien           No
          42104                                                       GROUP I                                        No                First Lien           No
          37040                                                       GROUP I                                        No                First Lien           No
          33823                                                       GROUP I                                        No                First Lien           No
          29406                                                       GROUP I                                        No                First Lien           No
          21756                                                       GROUP I                                        No                First Lien           No
          92223                                                       GROUP I                                        No                First Lien           No
          21740                                                       GROUP I                                        No                First Lien           No
          29223                                                       GROUP I                                        No                First Lien           No
          85236                                                       GROUP I                                        No                First Lien           No
          04240                                                       GROUP I                                        No                First Lien           No
          33823                                                       GROUP I                                        No                First Lien           No
          85041                                                       GROUP I                                        No                First Lien           No
          33414                                                       GROUP I                                        No                First Lien           No
          92595                                                       GROUP I                                        No                First Lien           No
          32828                                                       GROUP I                                        No                First Lien           No
          85338                                                       GROUP I                                        No                First Lien           No
          32832                                                       GROUP I                                        No                First Lien           No
          33830                                                       GROUP I                                        No                First Lien           No
          85338                                                       GROUP I                                        No                First Lien           No
          34668                                                       GROUP I                                        No                First Lien           No
          98661                                                       GROUP I                                        No                First Lien           No
          89074                                                       GROUP I                                        No                First Lien           No
          33805                                                       GROUP I                                        No                First Lien           No
          93536                                                       GROUP I                                        No                First Lien           No
          85338                                                       GROUP I                                        No                First Lien           No
          33626                                                       GROUP I                                        No                First Lien           No
          33309                                                       GROUP I                                        No                First Lien           No
          32257                                                       GROUP I                                        No                First Lien           No
          32159                                                       GROUP I                                        No                First Lien           No
          34142                                                       GROUP I                                        No                First Lien           No
          32803                                                       GROUP I                                        No                First Lien           No
          34212                                                       GROUP I                                        No                First Lien           No
          34224                                                       GROUP I                                        No                First Lien           No
          33544                                                       GROUP I                                        No                First Lien           No
          33030                                                       GROUP I                                        No                First Lien           No
          34983                                                       GROUP I                                        No                First Lien           No
          33544                                                       GROUP I                                        No                First Lien           No
          33410                                                       GROUP I                                        No                First Lien           No
          33909                                                       GROUP I                                        No                First Lien           No
          32065                                                       GROUP I                                        No                First Lien           No
          33619                                                       GROUP I                                        No                First Lien           No
          34736                                                       GROUP I                                        No                First Lien           No
          33311                                                       GROUP I                                        No                First Lien           No
          33770                                                       GROUP I                                        No                First Lien           No
          33030                                                       GROUP I                                        No                First Lien           No
          33602                                                       GROUP I                                        No                First Lien           No
          33610                                                       GROUP I                                        No                First Lien           No
          33025                                                       GROUP I                                        No                First Lien           No
          33314                                                       GROUP I                                        No                First Lien           No
          34652                                                       GROUP I                                        No                First Lien           No
          33615                                                       GROUP I                                        No                First Lien           No
          32826                                                       GROUP I                                        No                First Lien           No
          34997                                                       GROUP I                                        No                First Lien           No
          34286                                                       GROUP I                                        No                First Lien           No
          34231                                                       GROUP I                                        No                First Lien           No
          34207                                                       GROUP I                                        No                First Lien           No
          33952                                                       GROUP I                                        No                First Lien           No
          32757                                                       GROUP I                                        No                First Lien           No
          33012                                                       GROUP I                                        No                First Lien           No
          34210                                                       GROUP I                                        No                First Lien           No
          33415                                                       GROUP I                                        No                First Lien           No
          32707                                                       GROUP I                                        No                First Lien           No
          33193                                                       GROUP I                                        No                First Lien           No
          33125                                                       GROUP I                                        No                First Lien           No
          33410                                                       GROUP I                                        No                First Lien           No
          92275                                                       GROUP I                                        No                First Lien           No
          92236                                                       GROUP I                                        No                First Lien           No
          93307                                                       GROUP I                                        No                First Lien           No
          92236                                                       GROUP I                                        No                First Lien           No
          50317                                                       GROUP I                                        No                First Lien           No
          80204                                                       GROUP I                                        No                First Lien           No
          98684                                                       GROUP I                                        No                First Lien           No
          97220                                                       GROUP I                                        No                First Lien           No
          97203                                                       GROUP I                                        No                First Lien           No
          97233                                                       GROUP I                                        No                First Lien           No
          97206                                                       GROUP I                                        No                First Lien           No
          97123                                                       GROUP I                                        No                First Lien           No
          99338                                                       GROUP I                                        No                First Lien           No
          99338                                                       GROUP I                                        No                First Lien           No
          99337                                                       GROUP I                                        No                First Lien           No
          99338                                                       GROUP I                                        No                First Lien           No
          97211                                                       GROUP I                                        No                First Lien           No
          83615                                                       GROUP I                                        No                First Lien           No
          97213                                                       GROUP I                                        No                First Lien           No
          97756                                                       GROUP I                                        No                First Lien           No
          83686                                                       GROUP I                                        No                First Lien           No
          97304                                                       GROUP I                                        No                First Lien           No
          97502                                                       GROUP I                                        No                First Lien           No
          98607                                                       GROUP I                                        No                First Lien           No
          23832                                                       GROUP I                                        No                First Lien           No
          37738                                                       GROUP I                                        No                First Lien           No
          30034                                                       GROUP I                                        No                First Lien           No
          30214                                                       GROUP I                                        No                First Lien           No
          80227                                                       GROUP I                                        No                First Lien           No
          38680                                                       GROUP I                                        No                First Lien           No
          08360                                                       GROUP I                                        No                First Lien           No
          37216                                                       GROUP I                                        No                First Lien           No
          60645                                                       GROUP I                                        No                First Lien           No
          55369                                                       GROUP I                                        No                First Lien           No
          37909                                                       GROUP I                                        No                First Lien           No
          30308                                                       GROUP I                                        No                First Lien           No
          17602                                                       GROUP I                                        No                First Lien           No
          80018                                                       GROUP I                                        No                First Lien           No
          37216                                                       GROUP I                                        No                First Lien           No
          30044                                                       GROUP I                                        No                First Lien           No
          49506                                                       GROUP I                                        No                First Lien           No
          30058                                                       GROUP I                                        No                First Lien           No
          38127                                                       GROUP I                                        No                First Lien           No
          38127                                                       GROUP I                                        No                First Lien           No
          46112                                                       GROUP I                                        No                First Lien           No
          30045                                                       GROUP I                                        No                First Lien           No
          96080                                                       GROUP I                                        No                First Lien           No
          96080                                                       GROUP I                                        No                First Lien           No
          30318                                                       GROUP I                                        No                First Lien           No
          95682                                                       GROUP I                                        No                First Lien           No
          71270                                                       GROUP I                                        No                First Lien           No
          78232                                                       GROUP I                                        No                First Lien           No
          78750                                                       GROUP I                                        No                First Lien           No
          78750                                                       GROUP I                                        No                First Lien           No
          78750                                                       GROUP I                                        No                First Lien           No
          78750                                                       GROUP I                                        No                First Lien           No
          89052                                                       GROUP I                                        No                First Lien           No
          85383                                                       GROUP I                                        No                First Lien           No
          89052                                                       GROUP I                                        No                First Lien           No
          85210                                                       GROUP I                                        No                First Lien           No
          85306                                                       GROUP I                                        No                First Lien           No
          87120                                                       GROUP I                                        No                First Lien           No
          85260                                                       GROUP I                                        No                First Lien           No
          86406                                                       GROUP I                                        No                First Lien           No
          87107                                                       GROUP I                                        No                First Lien           No
          87107                                                       GROUP I                                        No                First Lien           No
          87102                                                       GROUP I                                        No                First Lien           No
          64132                                                       GROUP I                                        No                First Lien           No
          89146                                                       GROUP I                                        No                First Lien           No
          89031                                                       GROUP I                                        No                First Lien           No
          87120                                                       GROUP I                                        No                First Lien           No
          85248                                                       GROUP I                                        No                First Lien           No
          89147                                                       GROUP I                                        No                First Lien           No
          87105                                                       GROUP I                                        No                First Lien           No
          87415                                                       GROUP I                                        No                First Lien           No
          89178                                                       GROUP I                                        No                First Lien           No
          87120                                                       GROUP I                                        No                First Lien           No
          89030                                                       GROUP I                                        No                First Lien           No
          87120                                                       GROUP I                                        No                First Lien           No
          87124                                                       GROUP I                                        No                First Lien           No
          89706                                                       GROUP I                                        No                First Lien           No
          89120                                                       GROUP I                                        No                First Lien           No
          64138                                                       GROUP I                                        No                First Lien           No
          87102                                                       GROUP I                                        No                First Lien           No
          85031                                                       GROUP I                                        No                First Lien           No
          89123                                                       GROUP I                                        No                First Lien           No
          89074                                                       GROUP I                                        No                First Lien           No
          85242                                                       GROUP I                                        No                First Lien           No
          89052                                                       GROUP I                                        No                First Lien           No
          87112                                                       GROUP I                                        No                First Lien           No
          87002                                                       GROUP I                                        No                First Lien           No
          88203                                                       GROUP I                                        No                First Lien           No
          85023                                                       GROUP I                                        No                First Lien           No
          85225                                                       GROUP I                                        No                First Lien           No
          85015                                                       GROUP I                                        No                First Lien           No
          85712                                                       GROUP I                                        No                First Lien           No
          89048                                                       GROUP I                                        No                First Lien           No
          89014                                                       GROUP I                                        No                First Lien           No
          85730                                                       GROUP I                                        No                First Lien           No
          85022                                                       GROUP I                                        No                First Lien           No
          85009                                                       GROUP I                                        No                First Lien           No
          66104                                                       GROUP I                                        No                First Lien           No
          64128                                                       GROUP I                                        No                First Lien           No
          64152                                                       GROUP I                                        No                First Lien           No
          64152                                                       GROUP I                                        No                First Lien           No
          64152                                                       GROUP I                                        No                First Lien           No
          66104                                                       GROUP I                                        No                First Lien           No
          66012                                                       GROUP I                                        No                First Lien           No
          83839                                                       GROUP I                                        No                First Lien           No
          98133                                                       GROUP I                                        No                First Lien           No
          98908                                                       GROUP I                                        No                First Lien           No
          98930                                                       GROUP I                                        No                First Lien           No
          92240                                                       GROUP I                                        No                First Lien           No
          98208                                                       GROUP I                                        No                First Lien           No
          98208                                                       GROUP I                                        No                First Lien           No
          98801                                                       GROUP I                                        No                First Lien           No
          98902                                                       GROUP I                                        No                First Lien           No
          59917                                                       GROUP I                                        No                First Lien           No
          98903                                                       GROUP I                                        No                First Lien           No
          98501                                                       GROUP I                                        No                First Lien           No
          98409                                                       GROUP I                                        No                First Lien           No
          98115                                                       GROUP I                                        No                First Lien           No
          98258                                                       GROUP I                                        No                First Lien           No
          87102                                                       GROUP I                                        No                First Lien           No
          98902                                                       GROUP I                                        No                First Lien           No
          98387                                                       GROUP I                                        No                First Lien           No
          98406                                                       GROUP I                                        No                First Lien           No
          98133                                                       GROUP I                                        No                First Lien           No
          98290                                                       GROUP I                                        No                First Lien           No
          98037                                                       GROUP I                                        No                First Lien           No
          98087                                                       GROUP I                                        No                First Lien           No
          98087                                                       GROUP I                                        No                First Lien           No
          98290                                                       GROUP I                                        No                First Lien           No
          29078                                                       GROUP I                                        No                First Lien           No
          28365                                                       GROUP I                                        No                First Lien           No
          28027                                                       GROUP I                                        No                First Lien           No
          29485                                                       GROUP I                                        No                First Lien           No
          27612                                                       GROUP I                                        No                First Lien           No
          27592                                                       GROUP I                                        No                First Lien           No
          40511                                                       GROUP I                                        No                First Lien           No
          28206                                                       GROUP I                                        No                First Lien           No
          95969                                                       GROUP I                                        No                First Lien           No
          92555                                                       GROUP I                                        No                First Lien           No
          93930                                                       GROUP I                                        No                First Lien           No
          93305                                                       GROUP I                                        No                First Lien           No
          93306                                                       GROUP I                                        No                First Lien           No
          90008                                                       GROUP I                                        No                First Lien           No
          93306                                                       GROUP I                                        No                First Lien           No
          92069                                                       GROUP I                                        No                First Lien           No
          92056                                                       GROUP I                                        No                First Lien           No
          91790                                                       GROUP I                                        No                First Lien           No
          92104                                                       GROUP I                                        No                First Lien           No
          93427                                                       GROUP I                                        No                First Lien           No
          93307                                                       GROUP I                                        No                First Lien           No
          93308                                                       GROUP I                                        No                First Lien           No
          93268                                                       GROUP I                                        No                First Lien           No
          93306                                                       GROUP I                                        No                First Lien           No
          93306                                                       GROUP I                                        No                First Lien           No
          93215                                                       GROUP I                                        No                First Lien           No
          91342                                                       GROUP I                                        No                First Lien           No
          93307                                                       GROUP I                                        No                First Lien           No
          93304                                                       GROUP I                                        No                First Lien           No
          92592                                                       GROUP I                                        No                First Lien           No
          90805                                                       GROUP I                                        No                First Lien           No
          90002                                                       GROUP I                                        No                First Lien           No
          92071                                                       GROUP I                                        No                First Lien           No
          92879                                                       GROUP I                                        No                First Lien           No
          93309                                                       GROUP I                                        No                First Lien           No
          93203                                                       GROUP I                                        No                First Lien           No
          93308                                                       GROUP I                                        No                First Lien           No
          93308                                                       GROUP I                                        No                First Lien           No
          92104                                                       GROUP I                                        No                First Lien           No
          93307                                                       GROUP I                                        No                First Lien           No
          90002                                                       GROUP I                                        No                First Lien           No
          92084                                                       GROUP I                                        No                First Lien           No
          90601                                                       GROUP I                                        No                First Lien           No
          92555                                                       GROUP I                                        No                First Lien           No
          93304                                                       GROUP I                                        No                First Lien           No
          92592                                                       GROUP I                                        No                First Lien           No
          92236                                                       GROUP I                                        No                First Lien           No
          11520                                                       GROUP I                                        No                First Lien           No
          06010                                                       GROUP I                                        No                First Lien           No
          04107                                                       GROUP I                                        No                First Lien           No
          04102                                                       GROUP I                                        No                First Lien           No
          02151                                                       GROUP I                                        No                First Lien           No
          04426                                                       GROUP I                                        No                First Lien           No
          03055                                                       GROUP I                                        No                First Lien           No
          01850                                                       GROUP I                                        No                First Lien           No
          04102                                                       GROUP I                                        No                First Lien           No
          12182                                                       GROUP I                                        No                First Lien           No
          01002                                                       GROUP I                                        No                First Lien           No
          01002                                                       GROUP I                                        No                First Lien           No
          01562                                                       GROUP I                                        No                First Lien           No
          01062                                                       GROUP I                                        No                First Lien           No
          01852                                                       GROUP I                                        No                First Lien           No
          04210                                                       GROUP I                                        No                First Lien           No
          04257                                                       GROUP I                                        No                First Lien           No
          01844                                                       GROUP I                                        No                First Lien           No
          04038                                                       GROUP I                                        No                First Lien           No
          06850                                                       GROUP I                                        No                First Lien           No
          03103                                                       GROUP I                                        No                First Lien           No
          06040                                                       GROUP I                                        No                First Lien           No
          19510                                                       GROUP I                                        No                First Lien           No
          01801                                                       GROUP I                                        No                First Lien           No
          12180                                                       GROUP I                                        No                First Lien           No
          04105                                                       GROUP I                                        No                First Lien           No
          06854                                                       GROUP I                                        No                First Lien           No
          03110                                                       GROUP I                                        No                First Lien           No
          30308                                                       GROUP I                                        No                First Lien           No
          30312                                                       GROUP I                                        No                First Lien           No
          30033                                                       GROUP I                                        No                First Lien           No
          80501                                                       GROUP I                                        No                First Lien           No
          80015                                                       GROUP I                                        No                First Lien           No
          84044                                                       GROUP I                                        No                First Lien           No
          80223                                                       GROUP I                                        No                First Lien           No
          52353                                                       GROUP I                                        No                First Lien           No
          52302                                                       GROUP I                                        No                First Lien           No
          81004                                                       GROUP I                                        No                First Lien           No
          81631                                                       GROUP I                                        No                First Lien           No
          68152                                                       GROUP I                                        No                First Lien           No
          80911                                                       GROUP I                                        No                First Lien           No
          82331                                                       GROUP I                                        No                First Lien           No
          80015                                                       GROUP I                                        No                First Lien           No
          80017                                                       GROUP I                                        No                First Lien           No
          55130                                                       GROUP I                                        No                First Lien           No
          80017                                                       GROUP I                                        No                First Lien           No
          80204                                                       GROUP I                                        No                First Lien           No
          80249                                                       GROUP I                                        No                First Lien           No
          91711                                                       GROUP I                                        No                First Lien           No
          30126                                                       GROUP I                                        No                First Lien           No
          30557                                                       GROUP I                                        No                First Lien           No
          37207                                                       GROUP I                                        No                First Lien           No
          60061                                                       GROUP I                                        No                First Lien           No
          30310                                                       GROUP I                                        No                First Lien           No
          37087                                                       GROUP I                                        No                First Lien           No
          22911                                                       GROUP I                                        No                First Lien           No
          55428                                                       GROUP I                                        No                First Lien           No
          30519                                                       GROUP I                                        No                First Lien           No
          44112                                                       GROUP I                                        No                First Lien           No
          30040                                                       GROUP I                                        No                First Lien           No
          60020                                                       GROUP I                                        No                First Lien           No
          31750                                                       GROUP I                                        No                First Lien           No
          30134                                                       GROUP I                                        No                First Lien           No
          38108                                                       GROUP I                                        No                First Lien           No
          57702                                                       GROUP I                                        No                First Lien           No
          48221                                                       GROUP I                                        No                First Lien           No
          18434                                                       GROUP I                                        No                First Lien           No
          60516                                                       GROUP I                                        No                First Lien           No
          44281                                                       GROUP I                                        No                First Lien           No
          43613                                                       GROUP I                                        No                First Lien           No
          33897                                                       GROUP I                                        No                First Lien           No
          92084                                                       GROUP I                                        No                First Lien           No
          92115                                                       GROUP I                                        No                First Lien           No
          93307                                                       GROUP I                                        No                First Lien           No
          23234                                                       GROUP I                                        No                First Lien           No
          93304                                                       GROUP I                                        No                First Lien           No
          91764                                                       GROUP I                                        No                First Lien           No
          18509                                                       GROUP I                                        No                First Lien           No
          30260                                                       GROUP I                                        No                First Lien           No
          30238                                                       GROUP I                                        No                First Lien           No
          91345                                                       GROUP I                                        No                First Lien           No
          20874                                                       GROUP I                                        No                First Lien           No
          55331                                                       GROUP I                                        No                First Lien           No
          45424                                                       GROUP I                                        No                First Lien           No
          30274                                                       GROUP I                                        No                First Lien           No
          72058                                                       GROUP I                                        No                First Lien           No
          20151                                                       GROUP I                                        No                First Lien           No
          31829                                                       GROUP I                                        No                First Lien           No
          30344                                                       GROUP I                                        No                First Lien           No
          30067                                                       GROUP I                                        No                First Lien           No
          30080                                                       GROUP I                                        No                First Lien           No
          92335                                                       GROUP I                                        No                First Lien           No
          30135                                                       GROUP I                                        No                First Lien           No
          30135                                                       GROUP I                                        No                First Lien           No
          30135                                                       GROUP I                                        No                First Lien           No
          80222                                                       GROUP I                                        No                First Lien           No
          38128                                                       GROUP I                                        No                First Lien           No
          30238                                                       GROUP I                                        No                First Lien           No
          49862                                                       GROUP I                                        No                First Lien           No
          30312                                                       GROUP I                                        No                First Lien           No
          93311                                                       GROUP I                                        No                First Lien           No
          60411                                                       GROUP I                                        No                First Lien           No
          91764                                                       GROUP I                                        No                First Lien           No
          90250                                                       GROUP I                                        No                First Lien           No
          76180                                                       GROUP I                                        No                First Lien           No
          97045                                                       GROUP I                                        No                First Lien           No
          22407                                                       GROUP I                                        No                First Lien           No
          80239                                                       GROUP I                                        No                First Lien           No
          78233                                                       GROUP I                                        No                First Lien           No
          22191                                                       GROUP I                                        No                First Lien           No
          72034                                                       GROUP I                                        No                First Lien           No
          95358                                                       GROUP I                                        No                First Lien           No
          30680                                                       GROUP I                                        No                First Lien           No
          48101                                                       GROUP I                                        No                First Lien           No
          30316                                                       GROUP I                                        No                First Lien           No
          30102                                                       GROUP I                                        No                First Lien           No
          22191                                                       GROUP I                                        No                First Lien           No
          92563                                                       GROUP I                                        No                First Lien           No
          29073                                                       GROUP I                                        No                First Lien           No
          57703                                                       GROUP I                                        No                First Lien           No
          30062                                                       GROUP I                                        No                First Lien           No
          30004                                                       GROUP I                                        No                First Lien           No
          93312                                                       GROUP I                                        No                First Lien           No
          30107                                                       GROUP I                                        No                First Lien           No
          48221                                                       GROUP I                                        No                First Lien           No
          39501                                                       GROUP I                                        No                First Lien           No
          30309                                                       GROUP I                                        No                First Lien           No
          29501                                                       GROUP I                                        No                First Lien           No
          49428                                                       GROUP I                                        No                First Lien           No
          31525                                                       GROUP I                                        No                First Lien           No
          61019                                                       GROUP I                                        No                First Lien           No
          44273                                                       GROUP I                                        No                First Lien           No
          48198                                                       GROUP I                                        No                First Lien           No
          30062                                                       GROUP I                                        No                First Lien           No
          60305                                                       GROUP I                                        No                First Lien           No
          30126                                                       GROUP I                                        No                First Lien           No
          55107                                                       GROUP I                                        No                First Lien           No
          34715                                                       GROUP I                                        No                First Lien           No
          37421                                                       GROUP I                                        No                First Lien           No
          92584                                                       GROUP I                                        No                First Lien           No
          38116                                                       GROUP I                                        No                First Lien           No
          30044                                                       GROUP I                                        No                First Lien           No
          92551                                                       GROUP I                                        No                First Lien           No
          92236                                                       GROUP I                                        No                First Lien           No
          57703                                                       GROUP I                                        No                First Lien           No
          37040                                                       GROUP I                                        No                First Lien           No
          23116                                                       GROUP I                                        No                First Lien           No
          31419                                                       GROUP I                                        No                First Lien           No
          22047                                                       GROUP I                                        No                First Lien           No
          29681                                                       GROUP I                                        No                First Lien           No
          18509                                                       GROUP I                                        No                First Lien           No
          95209                                                       GROUP I                                        No                First Lien           No
          93304                                                       GROUP I                                        No                First Lien           No
          22401                                                       GROUP I                                        No                First Lien           No
          50313                                                       GROUP I                                        No                First Lien           No
          44060                                                       GROUP I                                        No                First Lien           No
          30016                                                       GROUP I                                        No                First Lien           No
          30092                                                       GROUP I                                        No                First Lien           No
          57719                                                       GROUP I                                        No                First Lien           No
          31401                                                       GROUP I                                        No                First Lien           No
          52405                                                       GROUP I                                        No                First Lien           No
          84104                                                       GROUP I                                        No                First Lien           No
          30041                                                       GROUP I                                        No                First Lien           No
          92376                                                       GROUP I                                        No                First Lien           No
          21234                                                       GROUP I                                        No                First Lien           No
          23225                                                       GROUP I                                        No                First Lien           No
          48207                                                       GROUP I                                        No                First Lien           No
          80219                                                       GROUP I                                        No                First Lien           No
          74104                                                       GROUP I                                        No                First Lien           No
          72032                                                       GROUP I                                        No                First Lien           No
          70037                                                       GROUP I                                        No                First Lien           No
          30311                                                       GROUP I                                        No                First Lien           No
          23669                                                       GROUP I                                        No                First Lien           No
          30096                                                       GROUP I                                        No                First Lien           No
          40245                                                       GROUP I                                        No                First Lien           No
          30082                                                       GROUP I                                        No                First Lien           No
          80234                                                       GROUP I                                        No                First Lien           No
          20879                                                       GROUP I                                        No                First Lien           No
          80134                                                       GROUP I                                        No                First Lien           No
          30052                                                       GROUP I                                        No                First Lien           No
          30326                                                       GROUP I                                        No                First Lien           No
          30157                                                       GROUP I                                        No                First Lien           No
          49014                                                       GROUP I                                        No                First Lien           No
          72764                                                       GROUP I                                        No                First Lien           No
          30019                                                       GROUP I                                        No                First Lien           No
          20874                                                       GROUP I                                        No                First Lien           No
          30032                                                       GROUP I                                        No                First Lien           No
          93280                                                       GROUP I                                        No                First Lien           No
          30012                                                       GROUP I                                        No                First Lien           No
          37803                                                       GROUP I                                        No                First Lien           No
          44505                                                       GROUP I                                        No                First Lien           No
          31052                                                       GROUP I                                        No                First Lien           No
          36605                                                       GROUP I                                        No                First Lien           No
          36612                                                       GROUP I                                        No                First Lien           No
          30045                                                       GROUP I                                        No                First Lien           No
          30092                                                       GROUP I                                        No                First Lien           No
          37221                                                       GROUP I                                        No                First Lien           No
          30297                                                       GROUP I                                        No                First Lien           No
          30135                                                       GROUP I                                        No                First Lien           No
          30310                                                       GROUP I                                        No                First Lien           No
          30296                                                       GROUP I                                        No                First Lien           No
          44117                                                       GROUP I                                        No                First Lien           No
          60637                                                       GROUP I                                        No                First Lien           No
          82520                                                       GROUP I                                        No                First Lien           No
          30316                                                       GROUP I                                        No                First Lien           No
          37214                                                       GROUP I                                        No                First Lien           No
          31410                                                       GROUP I                                        No                First Lien           No
          18015                                                       GROUP I                                        No                First Lien           No
          65202                                                       GROUP I                                        No                First Lien           No
          65202                                                       GROUP I                                        No                First Lien           No
          65202                                                       GROUP I                                        No                First Lien           No
          65202                                                       GROUP I                                        No                First Lien           No
          30084                                                       GROUP I                                        No                First Lien           No
          93307                                                       GROUP I                                        No                First Lien           No
          93312                                                       GROUP I                                        No                First Lien           No
          95954                                                       GROUP I                                        No                First Lien           No
          95954                                                       GROUP I                                        No                First Lien           No
          91502                                                       GROUP I                                        No                First Lien           No
          93013                                                       GROUP I                                        No                First Lien           No
          93535                                                       GROUP I                                        No                First Lien           No
          92591                                                       GROUP I                                        No                First Lien           No
          90027                                                       GROUP I                                        No                First Lien           No
          92653                                                       GROUP I                                        No                First Lien           No
          92277                                                       GROUP I                                        No                First Lien           No
          90002                                                       GROUP I                                        No                First Lien           No
          92553                                                       GROUP I                                        No                First Lien           No
          71115                                                       GROUP I                                        No                First Lien           No
          77479                                                       GROUP I                                        No                First Lien           No
          23150                                                       GROUP I                                        No                First Lien           No
          23223                                                       GROUP I                                        No                First Lien           No
          48310                                                       GROUP I                                        No                First Lien           No
          30114                                                       GROUP I                                        No                First Lien           No
          45413                                                       GROUP I                                        No                First Lien           No
          30083                                                       GROUP I                                        No                First Lien           No
          21771                                                       GROUP I                                        No                First Lien           No
          30120                                                       GROUP I                                        No                First Lien           No
          92021                                                       GROUP I                                        No                First Lien           No
          44146                                                       GROUP I                                        No                First Lien           No
          30290                                                       GROUP I                                        No                First Lien           No
          18466                                                       GROUP I                                        No                First Lien           No
          44710                                                       GROUP I                                        No                First Lien           No
          37421                                                       GROUP I                                        No                First Lien           No
          55433                                                       GROUP I                                        No                First Lien           No
          22193                                                       GROUP I                                        No                First Lien           No
          95842                                                       GROUP I                                        No                First Lien           No
          80021                                                       GROUP I                                        No                First Lien           No
          95660                                                       GROUP I                                        No                First Lien           No
          92111                                                       GROUP I                                        No                First Lien           No
          92592                                                       GROUP I                                        No                First Lien           No
          20003                                                       GROUP I                                        No                First Lien           No
          68112                                                       GROUP I                                        No                First Lien           No
          92509                                                       GROUP I                                        No                First Lien           No
          55107                                                       GROUP I                                        No                First Lien           No
          73110                                                       GROUP I                                        No                First Lien           No
          89141                                                       GROUP I                                        No                First Lien           No
          93555                                                       GROUP I                                        No                First Lien           No
          95206                                                       GROUP I                                        No                First Lien           No
          80223                                                       GROUP I                                        No                First Lien           No
          23607                                                       GROUP I                                        No                First Lien           No
          32301                                                       GROUP I                                        No                First Lien           No
          32301                                                       GROUP I                                        No                First Lien           No
          32301                                                       GROUP I                                        No                First Lien           No
          64151                                                       GROUP I                                        No                First Lien           No
          30088                                                       GROUP I                                        No                First Lien           No
          30680                                                       GROUP I                                        No                First Lien           No
          21229                                                       GROUP I                                        No                First Lien           No
          21217                                                       GROUP I                                        No                First Lien           No
          33470                                                       GROUP I                                        No                First Lien           No
          60490                                                       GROUP I                                        No                First Lien           No
          22407                                                       GROUP I                                        No                First Lien           No
          55008                                                       GROUP I                                        No                First Lien           No
          55008                                                       GROUP I                                        No                First Lien           No
          80227                                                       GROUP I                                        No                First Lien           No
          30082                                                       GROUP I                                        No                First Lien           No
          23111                                                       GROUP I                                        No                First Lien           No
          23222                                                       GROUP I                                        No                First Lien           No
          30084                                                       GROUP I                                        No                First Lien           No
          31904                                                       GROUP I                                        No                First Lien           No
          77089                                                       GROUP I                                        No                First Lien           No
          30004                                                       GROUP I                                        No                First Lien           No
          37043                                                       GROUP I                                        No                First Lien           No
          55119                                                       GROUP I                                        No                First Lien           No
          37912                                                       GROUP I                                        No                First Lien           No
          37329                                                       GROUP I                                        No                First Lien           No
          93720                                                       GROUP I                                        No                First Lien           No
          80129                                                       GROUP I                                        No                First Lien           No
          33611                                                       GROUP I                                        No                First Lien           No
          34736                                                       GROUP I                                        No                First Lien           No
          32829                                                       GROUP I                                        No                First Lien           No
          33062                                                       GROUP I                                        No                First Lien           No
          18411                                                       GROUP I                                        No                First Lien           No
          07083                                                       GROUP I                                        No                First Lien           No
          63366                                                       GROUP I                                        No                First Lien           No
          75241                                                       GROUP I                                        No                First Lien           No
          07018                                                       GROUP I                                        No                First Lien           No
          23669                                                       GROUP I                                        No                First Lien           No
          63028                                                       GROUP I                                        No                First Lien           No
          23456                                                       GROUP I                                        No                First Lien           No
          77386                                                       GROUP I                                        No                First Lien           No
          23228                                                       GROUP I                                        No                First Lien           No
          76112                                                       GROUP I                                        No                First Lien           No
          30318                                                       GROUP I                                        No                First Lien           No
          11421                                                       GROUP I                                        No                First Lien           No
          28409                                                       GROUP I                                        No                First Lien           No
          68117                                                       GROUP I                                        No                First Lien           No
          70301                                                       GROUP I                                        No                First Lien           No
          65804                                                       GROUP I                                        No                First Lien           No
          97233                                                       GROUP I                                        No                First Lien           No
          11946                                                       GROUP I                                        No                First Lien           No
          34134                                                       GROUP I                                        No                First Lien           No
          59714                                                       GROUP I                                        No                First Lien           No
          53150                                                       GROUP I                                        No                First Lien           No
          63117                                                       GROUP I                                        No                First Lien           No
          22963                                                       GROUP I                                        No                First Lien           No
          83669                                                       GROUP I                                        No                First Lien           No
          40508                                                       GROUP I                                        No                First Lien           No
          93703                                                       GROUP I                                        No                First Lien           No
          23075                                                       GROUP I                                        No                First Lien           No
          74074                                                       GROUP I                                        No                First Lien           No
          75149                                                       GROUP I                                        No                First Lien           No
          11203                                                       GROUP I                                        No                First Lien           No
          69301                                                       GROUP I                                        No                First Lien           No
          49052                                                       GROUP I                                        No                First Lien           No
          93436                                                       GROUP I                                        No                First Lien           No
          92410                                                       GROUP I                                        No                First Lien           No
          43230                                                       GROUP I                                        No                First Lien           No
          21227                                                       GROUP I                                        No                First Lien           No
          92557                                                       GROUP I                                        No                First Lien           No
          98661                                                       GROUP I                                        No                First Lien           No
          11950                                                       GROUP I                                        No                First Lien           No
          04605                                                       GROUP I                                        No                First Lien           No
          43040                                                       GROUP I                                        No                First Lien           No
          20877                                                       GROUP I                                        No                First Lien           No
          01840                                                       GROUP I                                        No                First Lien           No
          70454                                                       GROUP I                                        No                First Lien           No
          65807                                                       GROUP I                                        No                First Lien           No
          77478                                                       GROUP I                                        No                First Lien           No
          22454                                                       GROUP I                                        No                First Lien           No
          22454                                                       GROUP I                                        No                First Lien           No
          07480                                                       GROUP I                                        No                First Lien           No
          41001                                                       GROUP I                                        No                First Lien           No
          01569                                                       GROUP I                                        No                First Lien           No
          78233                                                       GROUP I                                        No                First Lien           No
          89141                                                       GROUP I                                        No                First Lien           No
          34606                                                       GROUP I                                        No                First Lien           No
          29063                                                       GROUP I                                        No                First Lien           No
          23228                                                       GROUP I                                        No                First Lien           No
          97203                                                       GROUP I                                        No                First Lien           No
          20774                                                       GROUP I                                        No                First Lien           No
          20708                                                       GROUP I                                        No                First Lien           No
          21231                                                       GROUP I                                        No                First Lien           No
          23453                                                       GROUP I                                        No                First Lien           No
          89122                                                       GROUP I                                        No                First Lien           No
          93555                                                       GROUP I                                        No                First Lien           No
          35242                                                       GROUP I                                        No                First Lien           No
          03102                                                       GROUP I                                        No                First Lien           No
          87120                                                       GROUP I                                        No                First Lien           No
          85310                                                       GROUP I                                        No                First Lien           No
          08629                                                       GROUP I                                        No                First Lien           No
          87108                                                       GROUP I                                        No                First Lien           No
          97426                                                       GROUP I                                        No                First Lien           No
          84074                                                       GROUP I                                        No                First Lien           No
          23666                                                       GROUP I                                        No                First Lien           No
          07734                                                       GROUP I                                        No                First Lien           No
          93230                                                       GROUP I                                        No                First Lien           No
          85388                                                       GROUP I                                        No                First Lien           No
          06512                                                       GROUP I                                        No                First Lien           No
          05446                                                       GROUP I                                        No                First Lien           No
          01571                                                       GROUP I                                        No                First Lien           No
          30252                                                       GROUP I                                        No                First Lien           No
          30087                                                       GROUP I                                        No                First Lien           No
          83686                                                       GROUP I                                        No                First Lien           No
          76039                                                       GROUP I                                        No                First Lien           No
          23453                                                       GROUP I                                        No                First Lien           No
          36830                                                       GROUP I                                        No                First Lien           No
          53222                                                       GROUP I                                        No                First Lien           No
          23222                                                       GROUP I                                        No                First Lien           No
          20016                                                       GROUP I                                        No                First Lien           No
          36801                                                       GROUP I                                        No                First Lien           No
          23456                                                       GROUP I                                        No                First Lien           No
          85016                                                       GROUP I                                        No                First Lien           No
          22974                                                       GROUP I                                        No                First Lien           No
          58201                                                       GROUP I                                        No                First Lien           No
          68154                                                       GROUP I                                        No                First Lien           No
          23518                                                       GROUP I                                        No                First Lien           No
          28277                                                       GROUP I                                        No                First Lien           No
          78745                                                       GROUP I                                        No                First Lien           No
          77429                                                       GROUP I                                        No                First Lien           No
          98405                                                       GROUP I                                        No                First Lien           No
          80021                                                       GROUP I                                        No                First Lien           No
          06605                                                       GROUP I                                        No                First Lien           No
          53143                                                       GROUP I                                        No                First Lien           No
          23434                                                       GROUP I                                        No                First Lien           No
          35023                                                       GROUP I                                        No                First Lien           No
          30215                                                       GROUP I                                        No                First Lien           No
          04234                                                       GROUP I                                        No                First Lien           No
          20886                                                       GROUP I                                        No                First Lien           No
          68130                                                       GROUP I                                        No                First Lien           No
          23434                                                       GROUP I                                        No                First Lien           No
          21555                                                       GROUP I                                        No                First Lien           No
          29708                                                       GROUP I                                        No                First Lien           No
          08302                                                       GROUP I                                        No                First Lien           No
          34759                                                       GROUP I                                        No                First Lien           No
          08360                                                       GROUP I                                        No                First Lien           No
          20782                                                       GROUP I                                        No                First Lien           No
          29582                                                       GROUP I                                        No                First Lien           No
          01543                                                       GROUP I                                        No                First Lien           No
          33913                                                       GROUP I                                        No                First Lien           No
          20705                                                       GROUP I                                        No                First Lien           No
          04957                                                       GROUP I                                        No                First Lien           No
          76578                                                       GROUP I                                        No                First Lien           No
          38866                                                       GROUP I                                        No                First Lien           No
          06513                                                       GROUP I                                        No                First Lien           No
          06610                                                       GROUP I                                        No                First Lien           No
          22630                                                       GROUP I                                        No                First Lien           No
          20905                                                       GROUP I                                        No                First Lien           No
          23231                                                       GROUP I                                        No                First Lien           No
          76033                                                       GROUP I                                        No                First Lien           No
          20772                                                       GROUP I                                        No                First Lien           No
          20785                                                       GROUP I                                        No                First Lien           No
          89052                                                       GROUP I                                        No                First Lien           No
          83607                                                       GROUP I                                        No                First Lien           No
          21061                                                       GROUP I                                        No                First Lien           No
          04924                                                       GROUP I                                        No                First Lien           No
          85015                                                       GROUP I                                        No                First Lien           No
          76180                                                       GROUP I                                        No                First Lien           No
          85382                                                       GROUP I                                        No                First Lien           No
          20712                                                       GROUP I                                        No                First Lien           No
          38002                                                       GROUP I                                        No                First Lien           No
          20783                                                       GROUP I                                        No                First Lien           No
          97305                                                       GROUP I                                        No                First Lien           No
          24502                                                       GROUP I                                        No                First Lien           No
          84003                                                       GROUP I                                        No                First Lien           No
          22204                                                       GROUP I                                        No                First Lien           No
          17222                                                       GROUP I                                        No                First Lien           No
          20783                                                       GROUP I                                        No                First Lien           No
          23509                                                       GROUP I                                        No                First Lien           No
          22003                                                       GROUP I                                        No                First Lien           No
          22827                                                       GROUP I                                        No                First Lien           No
          93291                                                       GROUP I                                        No                First Lien           No
          07060                                                       GROUP I                                        No                First Lien           No
          20853                                                       GROUP I                                        No                First Lien           No
          20832                                                       GROUP I                                        No                First Lien           No
          22405                                                       GROUP I                                        No                First Lien           No
          20710                                                       GROUP I                                        No                First Lien           No
          28215                                                       GROUP I                                        No                First Lien           No
          30310                                                       GROUP I                                        No                First Lien           No
          04401                                                       GROUP I                                        No                First Lien           No
          02130                                                       GROUP I                                        No                First Lien           No
          48371                                                       GROUP I                                        No                First Lien           No
          20020                                                       GROUP I                                        No                First Lien           No
          97267                                                       GROUP I                                        No                First Lien           No
          20783                                                       GROUP I                                        No                First Lien           No
          87144                                                       GROUP I                                        No                First Lien           No
          27371                                                       GROUP I                                        No                First Lien           No
          93611                                                       GROUP I                                        No                First Lien           No
          04252                                                       GROUP I                                        No                First Lien           No
          93618                                                       GROUP I                                        No                First Lien           No
          35209                                                       GROUP I                                        No                First Lien           No
          36542                                                       GROUP I                                        No                First Lien           No
          35127                                                       GROUP I                                        No                First Lien           No
          20011                                                       GROUP I                                        No                First Lien           No
          32401                                                       GROUP I                                        No                First Lien           No
          08021                                                       GROUP I                                        No                First Lien           No
          20784                                                       GROUP I                                        No                First Lien           No
          30507                                                       GROUP I                                        No                First Lien           No
          20743                                                       GROUP I                                        No                First Lien           No
          45238                                                       GROUP I                                        No                First Lien           No
          20170                                                       GROUP I                                        No                First Lien           No
          95351                                                       GROUP I                                        No                First Lien           No
          08081                                                       GROUP I                                        No                First Lien           No
          20716                                                       GROUP I                                        No                First Lien           No
          20743                                                       GROUP I                                        No                First Lien           No
          83642                                                       GROUP I                                        No                First Lien           No
          75056                                                       GROUP I                                        No                First Lien           No
          93235                                                       GROUP I                                        No                First Lien           No
          20745                                                       GROUP I                                        No                First Lien           No
          20743                                                       GROUP I                                        No                First Lien           No
          90241                                                       GROUP I                                        No                First Lien           No
          20783                                                       GROUP I                                        No                First Lien           No
          21226                                                       GROUP I                                        No                First Lien           No
          22041                                                       GROUP I                                        No                First Lien           No
          20111                                                       GROUP I                                        No                First Lien           No

       ZIP_CODE                AMORT_TERM1      IO_FLAG           IO_PERIOD           SELLER
--------------------------------------------------------------------------------------------------------
          29910                        360      NO                NON-IO              FANNIE MAE
          29928                        360      YES               10 YEARS            FANNIE MAE
          30135                        360      YES               10 YEARS            FANNIE MAE
          30103                        360      YES               10 YEARS            FANNIE MAE
          30047                        360      YES               10 YEARS            FANNIE MAE
          30188                        360      NO                NON-IO              FANNIE MAE
          34475                        360      YES               10 YEARS            FANNIE MAE
          30014                        360      YES               10 YEARS            FANNIE MAE
          31324                        360      YES               10 YEARS            FANNIE MAE
          30126                        360      YES               10 YEARS            FANNIE MAE
          30215                        360      YES               10 YEARS            FANNIE MAE
          30045                        360      YES               10 YEARS            FANNIE MAE
          30041                        360      YES               10 YEARS            FANNIE MAE
          30281                        360      YES               10 YEARS            FANNIE MAE
          29687                        360      NO                NON-IO              FANNIE MAE
          32174                        360      YES               10 YEARS            FANNIE MAE
          30605                        360      YES               10 YEARS            FANNIE MAE
          37938                        360      NO                NON-IO              FANNIE MAE
          30016                        360      YES               10 YEARS            FANNIE MAE
          33905                        360      YES               10 YEARS            FANNIE MAE
          33972                        360      YES               10 YEARS            FANNIE MAE
          31005                        360      NO                NON-IO              FANNIE MAE
          35022                        360      NO                NON-IO              FANNIE MAE
          35226                        360      NO                NON-IO              FANNIE MAE
          30248                        360      YES               10 YEARS            FANNIE MAE
          30331                        360      YES               10 YEARS            FANNIE MAE
          34983                        360      NO                NON-IO              FANNIE MAE
          35020                        360      YES               10 YEARS            FANNIE MAE
          29325                        360      YES               10 YEARS            FANNIE MAE
          37217                        360      NO                NON-IO              FANNIE MAE
          28792                        360      NO                NON-IO              FANNIE MAE
          28792                        360      NO                NON-IO              FANNIE MAE
          33991                        360      NO                NON-IO              FANNIE MAE
          30080                        360      YES               10 YEARS            FANNIE MAE
          30317                        360      YES               10 YEARS            FANNIE MAE
          33407                        360      YES               10 YEARS            FANNIE MAE
          29611                        360      YES               10 YEARS            FANNIE MAE
          29615                        360      NO                NON-IO              FANNIE MAE
          29681                        360      NO                NON-IO              FANNIE MAE
          30296                        360      YES               10 YEARS            FANNIE MAE
          32244                        360      YES               10 YEARS            FANNIE MAE
          37379                        360      NO                NON-IO              FANNIE MAE
          37343                        360      NO                NON-IO              FANNIE MAE
          37416                        360      NO                NON-IO              FANNIE MAE
          30032                        360      YES               10 YEARS            FANNIE MAE
          29414                        360      NO                NON-IO              FANNIE MAE
          30017                        360      YES               10 YEARS            FANNIE MAE
          32095                        360      YES               10 YEARS            FANNIE MAE
          32218                        360      NO                NON-IO              FANNIE MAE
          30016                        360      YES               10 YEARS            FANNIE MAE
          30012                        360      NO                NON-IO              FANNIE MAE
          30043                        360      NO                NON-IO              FANNIE MAE
          27712                        360      YES               10 YEARS            FANNIE MAE
          33196                        360      YES               10 YEARS            FANNIE MAE
          30349                        360      YES               10 YEARS            FANNIE MAE
          38119                        360      YES               10 YEARS            FANNIE MAE
          30052                        360      YES               10 YEARS            FANNIE MAE
          30349                        360      YES               10 YEARS            FANNIE MAE
          30506                        360      NO                NON-IO              FANNIE MAE
          35802                        360      NO                NON-IO              FANNIE MAE
          30331                        360      YES               10 YEARS            FANNIE MAE
          32128                        360      YES               10 YEARS            FANNIE MAE
          32821                        360      NO                NON-IO              FANNIE MAE
          33323                        360      NO                NON-IO              FANNIE MAE
          37932                        360      NO                NON-IO              FANNIE MAE
          30297                        360      YES               10 YEARS            FANNIE MAE
          30297                        360      YES               10 YEARS            FANNIE MAE
          27616                        360      YES               10 YEARS            FANNIE MAE
          27545                        360      NO                NON-IO              FANNIE MAE
          28409                        360      YES               10 YEARS            FANNIE MAE
          30349                        360      NO                NON-IO              FANNIE MAE
          33629                        360      YES               10 YEARS            FANNIE MAE
          30005                        360      YES               10 YEARS            FANNIE MAE
          32129                        360      NO                NON-IO              FANNIE MAE
          32952                        360      NO                NON-IO              FANNIE MAE
          28804                        360      NO                NON-IO              FANNIE MAE
          30034                        360      YES               10 YEARS            FANNIE MAE
          30224                        360      YES               10 YEARS            FANNIE MAE
          32174                        360      NO                NON-IO              FANNIE MAE
          32176                        360      NO                NON-IO              FANNIE MAE
          35147                        360      YES               10 YEARS            FANNIE MAE
          31419                        360      YES               10 YEARS            FANNIE MAE
          31324                        360      YES               10 YEARS            FANNIE MAE
          34293                        360      NO                NON-IO              FANNIE MAE
          34112                        360      YES               10 YEARS            FANNIE MAE
          30310                        360      YES               10 YEARS            FANNIE MAE
          30312                        360      YES               10 YEARS            FANNIE MAE
          30228                        360      YES               10 YEARS            FANNIE MAE
          30044                        360      NO                NON-IO              FANNIE MAE
          27504                        360      YES               10 YEARS            FANNIE MAE
          33166                        360      YES               10 YEARS            FANNIE MAE
          33182                        360      NO                NON-IO              FANNIE MAE
          28273                        360      NO                NON-IO              FANNIE MAE
          27613                        360      NO                NON-IO              FANNIE MAE
          30519                        360      NO                NON-IO              FANNIE MAE
          37363                        360      NO                NON-IO              FANNIE MAE
          30213                        360      YES               10 YEARS            FANNIE MAE
          31721                        360      NO                NON-IO              FANNIE MAE
          31705                        360      NO                NON-IO              FANNIE MAE
          32606                        360      YES               10 YEARS            FANNIE MAE
          32828                        360      YES               10 YEARS            FANNIE MAE
          30041                        360      YES               10 YEARS            FANNIE MAE
          32765                        360      YES               10 YEARS            FANNIE MAE
          27263                        360      NO                NON-IO              FANNIE MAE
          30215                        360      YES               10 YEARS            FANNIE MAE
          30034                        360      YES               10 YEARS            FANNIE MAE
          30253                        360      YES               10 YEARS            FANNIE MAE
          30043                        360      YES               10 YEARS            FANNIE MAE
          22407                        360      YES               10 YEARS            FANNIE MAE
          33035                        360      YES               10 YEARS            FANNIE MAE
          31005                        360      NO                NON-IO              FANNIE MAE
          32792                        360      YES               10 YEARS            FANNIE MAE
          32792                        360      YES               10 YEARS            FANNIE MAE
          30017                        360      YES               10 YEARS            FANNIE MAE
          33544                        360      YES               10 YEARS            FANNIE MAE
          28262                        360      YES               10 YEARS            FANNIE MAE
          34609                        360      YES               10 YEARS            FANNIE MAE
          32043                        360      YES               10 YEARS            FANNIE MAE
          27514                        360      YES               10 YEARS            FANNIE MAE
          32811                        360      NO                NON-IO              FANNIE MAE
          30064                        360      YES               10 YEARS            FANNIE MAE
          30238                        360      YES               10 YEARS            FANNIE MAE
          30331                        360      NO                NON-IO              FANNIE MAE
          30238                        360      YES               10 YEARS            FANNIE MAE
          28205                        360      YES               10 YEARS            FANNIE MAE
          28110                        360      YES               10 YEARS            FANNIE MAE
          33972                        360      YES               10 YEARS            FANNIE MAE
          30305                        360      YES               10 YEARS            FANNIE MAE
          30276                        360      NO                NON-IO              FANNIE MAE
          30030                        360      YES               10 YEARS            FANNIE MAE
          30315                        360      YES               10 YEARS            FANNIE MAE
          30349                        360      YES               10 YEARS            FANNIE MAE
          30308                        360      NO                NON-IO              FANNIE MAE
          31322                        360      NO                NON-IO              FANNIE MAE
          30032                        360      YES               10 YEARS            FANNIE MAE
          31419                        360      YES               10 YEARS            FANNIE MAE
          30701                        360      YES               10 YEARS            FANNIE MAE
          30034                        360      YES               10 YEARS            FANNIE MAE
          28217                        360      YES               10 YEARS            FANNIE MAE
          30188                        360      YES               10 YEARS            FANNIE MAE
          30043                        360      YES               10 YEARS            FANNIE MAE
          30038                        360      YES               10 YEARS            FANNIE MAE
          32829                        360      YES               10 YEARS            FANNIE MAE
          30082                        360      NO                NON-IO              FANNIE MAE
          30213                        360      YES               10 YEARS            FANNIE MAE
          30349                        360      NO                NON-IO              FANNIE MAE
          29582                        360      YES               10 YEARS            FANNIE MAE
          27511                        360      YES               10 YEARS            FANNIE MAE
          27704                        360      NO                NON-IO              FANNIE MAE
          30281                        360      NO                NON-IO              FANNIE MAE
          33034                        360      YES               10 YEARS            FANNIE MAE
          30253                        360      NO                NON-IO              FANNIE MAE
          30294                        360      YES               10 YEARS            FANNIE MAE
          32967                        360      YES               10 YEARS            FANNIE MAE
          29611                        360      NO                NON-IO              FANNIE MAE
          30575                        360      YES               10 YEARS            FANNIE MAE
          30019                        360      YES               10 YEARS            FANNIE MAE
          30114                        360      YES               10 YEARS            FANNIE MAE
          30034                        360      YES               10 YEARS            FANNIE MAE
          30228                        360      YES               10 YEARS            FANNIE MAE
          30228                        360      YES               10 YEARS            FANNIE MAE
          33155                        360      YES               10 YEARS            FANNIE MAE
          35757                        360      NO                NON-IO              FANNIE MAE
          23608                        360      YES               10 YEARS            FANNIE MAE
          29579                        360      YES               10 YEARS            FANNIE MAE
          20724                        360      YES               10 YEARS            FANNIE MAE
          33570                        360      NO                NON-IO              FANNIE MAE
          29526                        360      NO                NON-IO              FANNIE MAE
          55347                        360      NO                NON-IO              FANNIE MAE
          33610                        360      YES               10 YEARS            FANNIE MAE
          55433                        360      YES               10 YEARS            FANNIE MAE
          89115                        360      NO                NON-IO              FANNIE MAE
          48223                        360      NO                NON-IO              FANNIE MAE
          44112                        360      NO                NON-IO              FANNIE MAE
          44104                        360      NO                NON-IO              FANNIE MAE
          23230                        360      NO                NON-IO              FANNIE MAE
          72762                        360      YES               10 YEARS            FANNIE MAE
          48235                        360      NO                NON-IO              FANNIE MAE
          44833                        360      NO                NON-IO              FANNIE MAE
          44833                        360      NO                NON-IO              FANNIE MAE
          44827                        360      NO                NON-IO              FANNIE MAE
          44827                        360      NO                NON-IO              FANNIE MAE
          44827                        360      NO                NON-IO              FANNIE MAE
          44827                        360      NO                NON-IO              FANNIE MAE
          44833                        360      NO                NON-IO              FANNIE MAE
          06120                        360      YES               10 YEARS            FANNIE MAE
          30228                        360      YES               10 YEARS            FANNIE MAE
          18640                        360      NO                NON-IO              FANNIE MAE
          90650                        360      YES               10 YEARS            FANNIE MAE
          93313                        360      NO                NON-IO              FANNIE MAE
          91384                        360      YES               10 YEARS            FANNIE MAE
          85087                        360      YES               10 YEARS            FANNIE MAE
          98816                        360      YES               10 YEARS            FANNIE MAE
          98531                        360      NO                NON-IO              FANNIE MAE
          98272                        360      NO                NON-IO              FANNIE MAE
          22407                        360      YES               10 YEARS            FANNIE MAE
          23832                        360      NO                NON-IO              FANNIE MAE
          85614                        360      YES               10 YEARS            FANNIE MAE
          80631                        360      YES               10 YEARS            FANNIE MAE
          46219                        360      NO                NON-IO              FANNIE MAE
          60501                        360      NO                NON-IO              FANNIE MAE
          55051                        360      NO                NON-IO              FANNIE MAE
          60618                        360      YES               10 YEARS            FANNIE MAE
          53551                        360      YES               10 YEARS            FANNIE MAE
          55106                        360      YES               10 YEARS            FANNIE MAE
          60097                        360      NO                NON-IO              FANNIE MAE
          55423                        360      YES               10 YEARS            FANNIE MAE
          55119                        360      YES               10 YEARS            FANNIE MAE
          56304                        360      NO                NON-IO              FANNIE MAE
          60453                        360      NO                NON-IO              FANNIE MAE
          32708                        360      YES               10 YEARS            FANNIE MAE
          06106                        360      NO                NON-IO              FANNIE MAE
          32754                        360      NO                NON-IO              FANNIE MAE
          30310                        360      NO                NON-IO              FANNIE MAE
          75061                        360      NO                NON-IO              FANNIE MAE
          38107                        360      NO                NON-IO              FANNIE MAE
          75061                        360      NO                NON-IO              FANNIE MAE
          75061                        360      NO                NON-IO              FANNIE MAE
          75061                        360      NO                NON-IO              FANNIE MAE
          38111                        360      NO                NON-IO              FANNIE MAE
          76110                        360      NO                NON-IO              FANNIE MAE
          76801                        360      NO                NON-IO              FANNIE MAE
          13502                        360      NO                NON-IO              FANNIE MAE
          06052                        360      YES               10 YEARS            FANNIE MAE
          38141                        360      NO                NON-IO              FANNIE MAE
          97071                        360      YES               10 YEARS            FANNIE MAE
          93535                        360      YES               10 YEARS            FANNIE MAE
          95687                        360      YES               10 YEARS            FANNIE MAE
          23223                        360      NO                NON-IO              FANNIE MAE
          90723                        360      YES               10 YEARS            FANNIE MAE
          95377                        360      YES               10 YEARS            FANNIE MAE
          95076                        360      YES               10 YEARS            FANNIE MAE
          93710                        360      YES               10 YEARS            FANNIE MAE
          94806                        360      YES               10 YEARS            FANNIE MAE
          84058                        360      NO                NON-IO              FANNIE MAE
          94565                        360      YES               10 YEARS            FANNIE MAE
          95476                        360      YES               10 YEARS            FANNIE MAE
          92707                        360      YES               10 YEARS            FANNIE MAE
          94533                        360      YES               10 YEARS            FANNIE MAE
          95376                        360      YES               10 YEARS            FANNIE MAE
          87047                        360      NO                NON-IO              FANNIE MAE
          65616                        360      YES               10 YEARS            FANNIE MAE
          37343                        360      YES               10 YEARS            FANNIE MAE
          28206                        360      NO                NON-IO              FANNIE MAE
          27513                        360      YES               10 YEARS            FANNIE MAE
          37086                        360      YES               10 YEARS            FANNIE MAE
          30337                        360      YES               10 YEARS            FANNIE MAE
          42104                        360      NO                NON-IO              FANNIE MAE
          37040                        360      YES               10 YEARS            FANNIE MAE
          33823                        360      YES               10 YEARS            FANNIE MAE
          29406                        360      YES               10 YEARS            FANNIE MAE
          21756                        360      YES               10 YEARS            FANNIE MAE
          92223                        360      YES               10 YEARS            FANNIE MAE
          21740                        360      YES               10 YEARS            FANNIE MAE
          29223                        360      NO                NON-IO              FANNIE MAE
          85236                        360      YES               10 YEARS            FANNIE MAE
          04240                        360      NO                NON-IO              FANNIE MAE
          33823                        360      YES               10 YEARS            FANNIE MAE
          85041                        360      YES               10 YEARS            FANNIE MAE
          33414                        360      YES               10 YEARS            FANNIE MAE
          92595                        360      YES               10 YEARS            FANNIE MAE
          32828                        360      YES               10 YEARS            FANNIE MAE
          85338                        360      YES               10 YEARS            FANNIE MAE
          32832                        360      YES               10 YEARS            FANNIE MAE
          33830                        360      YES               10 YEARS            FANNIE MAE
          85338                        360      YES               10 YEARS            FANNIE MAE
          34668                        360      NO                NON-IO              FANNIE MAE
          98661                        360      YES               10 YEARS            FANNIE MAE
          89074                        360      YES               10 YEARS            FANNIE MAE
          33805                        360      YES               10 YEARS            FANNIE MAE
          93536                        360      NO                NON-IO              FANNIE MAE
          85338                        360      YES               10 YEARS            FANNIE MAE
          33626                        360      YES               10 YEARS            FANNIE MAE
          33309                        360      YES               10 YEARS            FANNIE MAE
          32257                        360      NO                NON-IO              FANNIE MAE
          32159                        360      YES               10 YEARS            FANNIE MAE
          34142                        360      NO                NON-IO              FANNIE MAE
          32803                        360      YES               10 YEARS            FANNIE MAE
          34212                        360      NO                NON-IO              FANNIE MAE
          34224                        360      NO                NON-IO              FANNIE MAE
          33544                        360      NO                NON-IO              FANNIE MAE
          33030                        360      YES               10 YEARS            FANNIE MAE
          34983                        360      YES               10 YEARS            FANNIE MAE
          33544                        360      YES               10 YEARS            FANNIE MAE
          33410                        360      YES               10 YEARS            FANNIE MAE
          33909                        360      YES               10 YEARS            FANNIE MAE
          32065                        360      YES               10 YEARS            FANNIE MAE
          33619                        360      NO                NON-IO              FANNIE MAE
          34736                        360      YES               10 YEARS            FANNIE MAE
          33311                        360      YES               10 YEARS            FANNIE MAE
          33770                        360      NO                NON-IO              FANNIE MAE
          33030                        360      YES               10 YEARS            FANNIE MAE
          33602                        360      NO                NON-IO              FANNIE MAE
          33610                        360      YES               10 YEARS            FANNIE MAE
          33025                        360      YES               10 YEARS            FANNIE MAE
          33314                        360      YES               10 YEARS            FANNIE MAE
          34652                        360      YES               10 YEARS            FANNIE MAE
          33615                        360      YES               10 YEARS            FANNIE MAE
          32826                        360      NO                NON-IO              FANNIE MAE
          34997                        360      NO                NON-IO              FANNIE MAE
          34286                        360      YES               10 YEARS            FANNIE MAE
          34231                        360      YES               10 YEARS            FANNIE MAE
          34207                        360      YES               10 YEARS            FANNIE MAE
          33952                        360      NO                NON-IO              FANNIE MAE
          32757                        360      NO                NON-IO              FANNIE MAE
          33012                        360      YES               10 YEARS            FANNIE MAE
          34210                        360      YES               10 YEARS            FANNIE MAE
          33415                        360      YES               10 YEARS            FANNIE MAE
          32707                        360      YES               10 YEARS            FANNIE MAE
          33193                        360      YES               10 YEARS            FANNIE MAE
          33125                        360      YES               10 YEARS            FANNIE MAE
          33410                        360      NO                NON-IO              FANNIE MAE
          92275                        360      YES               10 YEARS            FANNIE MAE
          92236                        360      YES               10 YEARS            FANNIE MAE
          93307                        360      NO                NON-IO              FANNIE MAE
          92236                        360      YES               10 YEARS            FANNIE MAE
          50317                        360      NO                NON-IO              FANNIE MAE
          80204                        360      YES               10 YEARS            FANNIE MAE
          98684                        360      YES               10 YEARS            FANNIE MAE
          97220                        360      YES               10 YEARS            FANNIE MAE
          97203                        360      YES               10 YEARS            FANNIE MAE
          97233                        360      YES               10 YEARS            FANNIE MAE
          97206                        360      NO                NON-IO              FANNIE MAE
          97123                        360      YES               10 YEARS            FANNIE MAE
          99338                        360      YES               10 YEARS            FANNIE MAE
          99338                        360      YES               10 YEARS            FANNIE MAE
          99337                        360      YES               10 YEARS            FANNIE MAE
          99338                        360      YES               10 YEARS            FANNIE MAE
          97211                        360      NO                NON-IO              FANNIE MAE
          83615                        360      YES               10 YEARS            FANNIE MAE
          97213                        360      NO                NON-IO              FANNIE MAE
          97756                        360      YES               10 YEARS            FANNIE MAE
          83686                        360      YES               10 YEARS            FANNIE MAE
          97304                        360      YES               10 YEARS            FANNIE MAE
          97502                        360      YES               10 YEARS            FANNIE MAE
          98607                        360      YES               10 YEARS            FANNIE MAE
          23832                        360      YES               10 YEARS            FANNIE MAE
          37738                        360      NO                NON-IO              FANNIE MAE
          30034                        360      NO                NON-IO              FANNIE MAE
          30214                        360      YES               10 YEARS            FANNIE MAE
          80227                        360      YES               10 YEARS            FANNIE MAE
          38680                        360      NO                NON-IO              FANNIE MAE
          08360                        360      NO                NON-IO              FANNIE MAE
          37216                        360      NO                NON-IO              FANNIE MAE
          60645                        360      YES               10 YEARS            FANNIE MAE
          55369                        360      YES               10 YEARS            FANNIE MAE
          37909                        360      NO                NON-IO              FANNIE MAE
          30308                        360      YES               10 YEARS            FANNIE MAE
          17602                        360      NO                NON-IO              FANNIE MAE
          80018                        360      YES               10 YEARS            FANNIE MAE
          37216                        360      YES               10 YEARS            FANNIE MAE
          30044                        360      YES               10 YEARS            FANNIE MAE
          49506                        360      NO                NON-IO              FANNIE MAE
          30058                        360      YES               10 YEARS            FANNIE MAE
          38127                        360      NO                NON-IO              FANNIE MAE
          38127                        360      NO                NON-IO              FANNIE MAE
          46112                        360      YES               10 YEARS            FANNIE MAE
          30045                        360      NO                NON-IO              FANNIE MAE
          96080                        360      YES               10 YEARS            FANNIE MAE
          96080                        360      YES               10 YEARS            FANNIE MAE
          30318                        360      YES               10 YEARS            FANNIE MAE
          95682                        360      YES               10 YEARS            FANNIE MAE
          71270                        360      NO                NON-IO              FANNIE MAE
          78232                        360      YES               10 YEARS            FANNIE MAE
          78750                        360      YES               10 YEARS            FANNIE MAE
          78750                        360      YES               10 YEARS            FANNIE MAE
          78750                        360      YES               10 YEARS            FANNIE MAE
          78750                        360      YES               10 YEARS            FANNIE MAE
          89052                        360      YES               10 YEARS            FANNIE MAE
          85383                        360      YES               10 YEARS            FANNIE MAE
          89052                        360      YES               10 YEARS            FANNIE MAE
          85210                        360      YES               10 YEARS            FANNIE MAE
          85306                        360      YES               10 YEARS            FANNIE MAE
          87120                        360      NO                NON-IO              FANNIE MAE
          85260                        360      YES               10 YEARS            FANNIE MAE
          86406                        360      NO                NON-IO              FANNIE MAE
          87107                        360      YES               10 YEARS            FANNIE MAE
          87107                        360      YES               10 YEARS            FANNIE MAE
          87102                        360      NO                NON-IO              FANNIE MAE
          64132                        360      YES               10 YEARS            FANNIE MAE
          89146                        360      YES               10 YEARS            FANNIE MAE
          89031                        360      YES               10 YEARS            FANNIE MAE
          87120                        360      NO                NON-IO              FANNIE MAE
          85248                        360      YES               10 YEARS            FANNIE MAE
          89147                        360      YES               10 YEARS            FANNIE MAE
          87105                        360      NO                NON-IO              FANNIE MAE
          87415                        360      NO                NON-IO              FANNIE MAE
          89178                        360      YES               10 YEARS            FANNIE MAE
          87120                        360      YES               10 YEARS            FANNIE MAE
          89030                        360      YES               10 YEARS            FANNIE MAE
          87120                        360      NO                NON-IO              FANNIE MAE
          87124                        360      NO                NON-IO              FANNIE MAE
          89706                        360      YES               10 YEARS            FANNIE MAE
          89120                        360      YES               10 YEARS            FANNIE MAE
          64138                        360      NO                NON-IO              FANNIE MAE
          87102                        360      NO                NON-IO              FANNIE MAE
          85031                        360      YES               10 YEARS            FANNIE MAE
          89123                        360      YES               10 YEARS            FANNIE MAE
          89074                        360      YES               10 YEARS            FANNIE MAE
          85242                        360      YES               10 YEARS            FANNIE MAE
          89052                        360      YES               10 YEARS            FANNIE MAE
          87112                        360      NO                NON-IO              FANNIE MAE
          87002                        360      NO                NON-IO              FANNIE MAE
          88203                        360      NO                NON-IO              FANNIE MAE
          85023                        360      YES               10 YEARS            FANNIE MAE
          85225                        360      YES               10 YEARS            FANNIE MAE
          85015                        360      YES               10 YEARS            FANNIE MAE
          85712                        360      NO                NON-IO              FANNIE MAE
          89048                        360      NO                NON-IO              FANNIE MAE
          89014                        360      YES               10 YEARS            FANNIE MAE
          85730                        360      YES               10 YEARS            FANNIE MAE
          85022                        360      YES               10 YEARS            FANNIE MAE
          85009                        360      YES               10 YEARS            FANNIE MAE
          66104                        360      NO                NON-IO              FANNIE MAE
          64128                        360      NO                NON-IO              FANNIE MAE
          64152                        360      YES               10 YEARS            FANNIE MAE
          64152                        360      YES               10 YEARS            FANNIE MAE
          64152                        360      YES               10 YEARS            FANNIE MAE
          66104                        360      NO                NON-IO              FANNIE MAE
          66012                        360      NO                NON-IO              FANNIE MAE
          83839                        360      NO                NON-IO              FANNIE MAE
          98133                        360      YES               10 YEARS            FANNIE MAE
          98908                        360      NO                NON-IO              FANNIE MAE
          98930                        360      NO                NON-IO              FANNIE MAE
          92240                        360      YES               10 YEARS            FANNIE MAE
          98208                        360      YES               10 YEARS            FANNIE MAE
          98208                        360      YES               10 YEARS            FANNIE MAE
          98801                        360      YES               10 YEARS            FANNIE MAE
          98902                        360      NO                NON-IO              FANNIE MAE
          59917                        360      NO                NON-IO              FANNIE MAE
          98903                        360      YES               10 YEARS            FANNIE MAE
          98501                        360      YES               10 YEARS            FANNIE MAE
          98409                        360      YES               10 YEARS            FANNIE MAE
          98115                        360      NO                NON-IO              FANNIE MAE
          98258                        360      YES               10 YEARS            FANNIE MAE
          87102                        360      NO                NON-IO              FANNIE MAE
          98902                        360      NO                NON-IO              FANNIE MAE
          98387                        360      NO                NON-IO              FANNIE MAE
          98406                        360      YES               10 YEARS            FANNIE MAE
          98133                        360      YES               10 YEARS            FANNIE MAE
          98290                        360      YES               10 YEARS            FANNIE MAE
          98037                        360      YES               10 YEARS            FANNIE MAE
          98087                        360      YES               10 YEARS            FANNIE MAE
          98087                        360      YES               10 YEARS            FANNIE MAE
          98290                        360      YES               10 YEARS            FANNIE MAE
          29078                        360      NO                NON-IO              FANNIE MAE
          28365                        360      YES               10 YEARS            FANNIE MAE
          28027                        360      NO                NON-IO              FANNIE MAE
          29485                        360      YES               10 YEARS            FANNIE MAE
          27612                        360      YES               10 YEARS            FANNIE MAE
          27592                        360      NO                NON-IO              FANNIE MAE
          40511                        360      YES               10 YEARS            FANNIE MAE
          28206                        360      YES               10 YEARS            FANNIE MAE
          95969                        360      YES               10 YEARS            FANNIE MAE
          92555                        360      YES               10 YEARS            FANNIE MAE
          93930                        360      YES               10 YEARS            FANNIE MAE
          93305                        360      YES               10 YEARS            FANNIE MAE
          93306                        360      YES               10 YEARS            FANNIE MAE
          90008                        360      YES               10 YEARS            FANNIE MAE
          93306                        360      YES               10 YEARS            FANNIE MAE
          92069                        360      YES               10 YEARS            FANNIE MAE
          92056                        360      NO                NON-IO              FANNIE MAE
          91790                        360      YES               10 YEARS            FANNIE MAE
          92104                        360      YES               10 YEARS            FANNIE MAE
          93427                        360      YES               10 YEARS            FANNIE MAE
          93307                        360      YES               10 YEARS            FANNIE MAE
          93308                        360      YES               10 YEARS            FANNIE MAE
          93268                        360      YES               10 YEARS            FANNIE MAE
          93306                        360      NO                NON-IO              FANNIE MAE
          93306                        360      NO                NON-IO              FANNIE MAE
          93215                        360      NO                NON-IO              FANNIE MAE
          91342                        360      YES               10 YEARS            FANNIE MAE
          93307                        360      NO                NON-IO              FANNIE MAE
          93304                        360      YES               10 YEARS            FANNIE MAE
          92592                        360      YES               10 YEARS            FANNIE MAE
          90805                        360      YES               10 YEARS            FANNIE MAE
          90002                        360      YES               10 YEARS            FANNIE MAE
          92071                        360      YES               10 YEARS            FANNIE MAE
          92879                        360      YES               10 YEARS            FANNIE MAE
          93309                        360      YES               10 YEARS            FANNIE MAE
          93203                        360      YES               10 YEARS            FANNIE MAE
          93308                        360      YES               10 YEARS            FANNIE MAE
          93308                        360      YES               10 YEARS            FANNIE MAE
          92104                        360      YES               10 YEARS            FANNIE MAE
          93307                        360      YES               10 YEARS            FANNIE MAE
          90002                        360      YES               10 YEARS            FANNIE MAE
          92084                        360      YES               10 YEARS            FANNIE MAE
          90601                        360      NO                NON-IO              FANNIE MAE
          92555                        360      YES               10 YEARS            FANNIE MAE
          93304                        360      YES               10 YEARS            FANNIE MAE
          92592                        360      YES               10 YEARS            FANNIE MAE
          92236                        360      YES               10 YEARS            FANNIE MAE
          11520                        360      YES               10 YEARS            FANNIE MAE
          06010                        360      NO                NON-IO              FANNIE MAE
          04107                        360      YES               10 YEARS            FANNIE MAE
          04102                        360      NO                NON-IO              FANNIE MAE
          02151                        360      YES               10 YEARS            FANNIE MAE
          04426                        360      NO                NON-IO              FANNIE MAE
          03055                        360      YES               10 YEARS            FANNIE MAE
          01850                        360      NO                NON-IO              FANNIE MAE
          04102                        360      NO                NON-IO              FANNIE MAE
          12182                        360      NO                NON-IO              FANNIE MAE
          01002                        360      NO                NON-IO              FANNIE MAE
          01002                        360      NO                NON-IO              FANNIE MAE
          01562                        360      NO                NON-IO              FANNIE MAE
          01062                        360      NO                NON-IO              FANNIE MAE
          01852                        360      NO                NON-IO              FANNIE MAE
          04210                        360      NO                NON-IO              FANNIE MAE
          04257                        360      YES               10 YEARS            FANNIE MAE
          01844                        360      YES               10 YEARS            FANNIE MAE
          04038                        360      NO                NON-IO              FANNIE MAE
          06850                        360      YES               10 YEARS            FANNIE MAE
          03103                        360      NO                NON-IO              FANNIE MAE
          06040                        360      NO                NON-IO              FANNIE MAE
          19510                        360      YES               10 YEARS            FANNIE MAE
          01801                        360      YES               10 YEARS            FANNIE MAE
          12180                        360      NO                NON-IO              FANNIE MAE
          04105                        360      NO                NON-IO              FANNIE MAE
          06854                        360      YES               10 YEARS            FANNIE MAE
          03110                        360      YES               10 YEARS            FANNIE MAE
          30308                        360      YES               10 YEARS            FANNIE MAE
          30312                        360      YES               10 YEARS            FANNIE MAE
          30033                        360      YES               10 YEARS            FANNIE MAE
          80501                        360      NO                NON-IO              FANNIE MAE
          80015                        360      YES               10 YEARS            FANNIE MAE
          84044                        360      NO                NON-IO              FANNIE MAE
          80223                        360      YES               10 YEARS            FANNIE MAE
          52353                        360      YES               10 YEARS            FANNIE MAE
          52302                        360      YES               10 YEARS            FANNIE MAE
          81004                        360      NO                NON-IO              FANNIE MAE
          81631                        360      YES               10 YEARS            FANNIE MAE
          68152                        360      NO                NON-IO              FANNIE MAE
          80911                        360      YES               10 YEARS            FANNIE MAE
          82331                        360      NO                NON-IO              FANNIE MAE
          80015                        360      NO                NON-IO              FANNIE MAE
          80017                        360      YES               10 YEARS            FANNIE MAE
          55130                        360      YES               10 YEARS            FANNIE MAE
          80017                        360      YES               10 YEARS            FANNIE MAE
          80204                        360      YES               10 YEARS            FANNIE MAE
          80249                        360      YES               10 YEARS            FANNIE MAE
          91711                        360      YES               10 YEARS            FANNIE MAE
          30126                        360      YES               10 YEARS            FANNIE MAE
          30557                        360      NO                NON-IO              FANNIE MAE
          37207                        360      YES               10 YEARS            FANNIE MAE
          60061                        360      NO                NON-IO              FANNIE MAE
          30310                        360      YES               10 YEARS            FANNIE MAE
          37087                        360      YES               10 YEARS            FANNIE MAE
          22911                        360      YES               10 YEARS            FANNIE MAE
          55428                        360      NO                NON-IO              FANNIE MAE
          30519                        360      YES               10 YEARS            FANNIE MAE
          44112                        360      NO                NON-IO              FANNIE MAE
          30040                        360      YES               10 YEARS            FANNIE MAE
          60020                        360      NO                NON-IO              FANNIE MAE
          31750                        360      NO                NON-IO              FANNIE MAE
          30134                        360      YES               10 YEARS            FANNIE MAE
          38108                        360      NO                NON-IO              FANNIE MAE
          57702                        360      YES               10 YEARS            FANNIE MAE
          48221                        360      NO                NON-IO              FANNIE MAE
          18434                        360      NO                NON-IO              FANNIE MAE
          60516                        360      YES               10 YEARS            FANNIE MAE
          44281                        360      NO                NON-IO              FANNIE MAE
          43613                        360      NO                NON-IO              FANNIE MAE
          33897                        360      NO                NON-IO              FANNIE MAE
          92084                        360      YES               10 YEARS            FANNIE MAE
          92115                        360      YES               10 YEARS            FANNIE MAE
          93307                        360      YES               10 YEARS            FANNIE MAE
          23234                        360      YES               10 YEARS            FANNIE MAE
          93304                        360      YES               10 YEARS            FANNIE MAE
          91764                        360      YES               10 YEARS            FANNIE MAE
          18509                        360      NO                NON-IO              FANNIE MAE
          30260                        360      YES               10 YEARS            FANNIE MAE
          30238                        360      YES               10 YEARS            FANNIE MAE
          91345                        360      YES               10 YEARS            FANNIE MAE
          20874                        360      YES               10 YEARS            FANNIE MAE
          55331                        360      YES               10 YEARS            FANNIE MAE
          45424                        360      NO                NON-IO              FANNIE MAE
          30274                        360      YES               10 YEARS            FANNIE MAE
          72058                        360      YES               10 YEARS            FANNIE MAE
          20151                        360      YES               10 YEARS            FANNIE MAE
          31829                        360      YES               10 YEARS            FANNIE MAE
          30344                        360      NO                NON-IO              FANNIE MAE
          30067                        360      YES               10 YEARS            FANNIE MAE
          30080                        360      YES               10 YEARS            FANNIE MAE
          92335                        360      YES               10 YEARS            FANNIE MAE
          30135                        360      YES               10 YEARS            FANNIE MAE
          30135                        360      YES               10 YEARS            FANNIE MAE
          30135                        360      YES               10 YEARS            FANNIE MAE
          80222                        360      NO                NON-IO              FANNIE MAE
          38128                        360      NO                NON-IO              FANNIE MAE
          30238                        360      NO                NON-IO              FANNIE MAE
          49862                        360      NO                NON-IO              FANNIE MAE
          30312                        360      YES               10 YEARS            FANNIE MAE
          93311                        360      YES               10 YEARS            FANNIE MAE
          60411                        360      YES               10 YEARS            FANNIE MAE
          91764                        360      YES               10 YEARS            FANNIE MAE
          90250                        360      YES               10 YEARS            FANNIE MAE
          76180                        360      NO                NON-IO              FANNIE MAE
          97045                        360      YES               10 YEARS            FANNIE MAE
          22407                        360      YES               10 YEARS            FANNIE MAE
          80239                        360      NO                NON-IO              FANNIE MAE
          78233                        360      YES               10 YEARS            FANNIE MAE
          22191                        360      YES               10 YEARS            FANNIE MAE
          72034                        360      YES               10 YEARS            FANNIE MAE
          95358                        360      YES               10 YEARS            FANNIE MAE
          30680                        360      NO                NON-IO              FANNIE MAE
          48101                        360      YES               10 YEARS            FANNIE MAE
          30316                        360      YES               10 YEARS            FANNIE MAE
          30102                        360      YES               10 YEARS            FANNIE MAE
          22191                        360      YES               10 YEARS            FANNIE MAE
          92563                        360      YES               10 YEARS            FANNIE MAE
          29073                        360      YES               10 YEARS            FANNIE MAE
          57703                        360      NO                NON-IO              FANNIE MAE
          30062                        360      YES               10 YEARS            FANNIE MAE
          30004                        360      YES               10 YEARS            FANNIE MAE
          93312                        360      YES               10 YEARS            FANNIE MAE
          30107                        360      NO                NON-IO              FANNIE MAE
          48221                        360      YES               10 YEARS            FANNIE MAE
          39501                        360      NO                NON-IO              FANNIE MAE
          30309                        360      NO                NON-IO              FANNIE MAE
          29501                        360      NO                NON-IO              FANNIE MAE
          49428                        360      NO                NON-IO              FANNIE MAE
          31525                        360      YES               10 YEARS            FANNIE MAE
          61019                        360      NO                NON-IO              FANNIE MAE
          44273                        360      NO                NON-IO              FANNIE MAE
          48198                        360      YES               10 YEARS            FANNIE MAE
          30062                        360      NO                NON-IO              FANNIE MAE
          60305                        360      YES               10 YEARS            FANNIE MAE
          30126                        360      YES               10 YEARS            FANNIE MAE
          55107                        360      YES               10 YEARS            FANNIE MAE
          34715                        360      YES               10 YEARS            FANNIE MAE
          37421                        360      YES               10 YEARS            FANNIE MAE
          92584                        360      YES               10 YEARS            FANNIE MAE
          38116                        360      NO                NON-IO              FANNIE MAE
          30044                        360      YES               10 YEARS            FANNIE MAE
          92551                        360      YES               10 YEARS            FANNIE MAE
          92236                        360      YES               10 YEARS            FANNIE MAE
          57703                        360      NO                NON-IO              FANNIE MAE
          37040                        360      YES               10 YEARS            FANNIE MAE
          23116                        360      YES               10 YEARS            FANNIE MAE
          31419                        360      YES               10 YEARS            FANNIE MAE
          22047                        360      YES               10 YEARS            FANNIE MAE
          29681                        360      YES               10 YEARS            FANNIE MAE
          18509                        360      NO                NON-IO              FANNIE MAE
          95209                        360      YES               10 YEARS            FANNIE MAE
          93304                        360      YES               10 YEARS            FANNIE MAE
          22401                        360      YES               10 YEARS            FANNIE MAE
          50313                        360      NO                NON-IO              FANNIE MAE
          44060                        360      NO                NON-IO              FANNIE MAE
          30016                        360      NO                NON-IO              FANNIE MAE
          30092                        360      YES               10 YEARS            FANNIE MAE
          57719                        360      YES               10 YEARS            FANNIE MAE
          31401                        360      YES               10 YEARS            FANNIE MAE
          52405                        360      NO                NON-IO              FANNIE MAE
          84104                        360      NO                NON-IO              FANNIE MAE
          30041                        360      YES               10 YEARS            FANNIE MAE
          92376                        360      YES               10 YEARS            FANNIE MAE
          21234                        360      NO                NON-IO              FANNIE MAE
          23225                        360      YES               10 YEARS            FANNIE MAE
          48207                        360      NO                NON-IO              FANNIE MAE
          80219                        360      NO                NON-IO              FANNIE MAE
          74104                        360      NO                NON-IO              FANNIE MAE
          72032                        360      NO                NON-IO              FANNIE MAE
          70037                        360      NO                NON-IO              FANNIE MAE
          30311                        360      YES               10 YEARS            FANNIE MAE
          23669                        360      YES               10 YEARS            FANNIE MAE
          30096                        360      YES               10 YEARS            FANNIE MAE
          40245                        360      YES               10 YEARS            FANNIE MAE
          30082                        360      YES               10 YEARS            FANNIE MAE
          80234                        360      NO                NON-IO              FANNIE MAE
          20879                        360      YES               10 YEARS            FANNIE MAE
          80134                        360      YES               10 YEARS            FANNIE MAE
          30052                        360      YES               10 YEARS            FANNIE MAE
          30326                        360      YES               10 YEARS            FANNIE MAE
          30157                        360      YES               10 YEARS            FANNIE MAE
          49014                        360      NO                NON-IO              FANNIE MAE
          72764                        360      YES               10 YEARS            FANNIE MAE
          30019                        360      YES               10 YEARS            FANNIE MAE
          20874                        360      NO                NON-IO              FANNIE MAE
          30032                        360      YES               10 YEARS            FANNIE MAE
          93280                        360      YES               10 YEARS            FANNIE MAE
          30012                        360      YES               10 YEARS            FANNIE MAE
          37803                        360      YES               10 YEARS            FANNIE MAE
          44505                        360      NO                NON-IO              FANNIE MAE
          31052                        360      YES               10 YEARS            FANNIE MAE
          36605                        360      YES               10 YEARS            FANNIE MAE
          36612                        360      YES               10 YEARS            FANNIE MAE
          30045                        360      NO                NON-IO              FANNIE MAE
          30092                        360      YES               10 YEARS            FANNIE MAE
          37221                        360      YES               10 YEARS            FANNIE MAE
          30297                        360      NO                NON-IO              FANNIE MAE
          30135                        360      NO                NON-IO              FANNIE MAE
          30310                        360      YES               10 YEARS            FANNIE MAE
          30296                        360      YES               10 YEARS            FANNIE MAE
          44117                        360      NO                NON-IO              FANNIE MAE
          60637                        360      YES               10 YEARS            FANNIE MAE
          82520                        360      NO                NON-IO              FANNIE MAE
          30316                        360      YES               10 YEARS            FANNIE MAE
          37214                        360      YES               10 YEARS            FANNIE MAE
          31410                        360      NO                NON-IO              FANNIE MAE
          18015                        360      NO                NON-IO              FANNIE MAE
          65202                        360      NO                NON-IO              FANNIE MAE
          65202                        360      NO                NON-IO              FANNIE MAE
          65202                        360      NO                NON-IO              FANNIE MAE
          65202                        360      NO                NON-IO              FANNIE MAE
          30084                        360      YES               10 YEARS            FANNIE MAE
          93307                        360      YES               10 YEARS            FANNIE MAE
          93312                        360      YES               10 YEARS            FANNIE MAE
          95954                        360      YES               10 YEARS            FANNIE MAE
          95954                        360      YES               10 YEARS            FANNIE MAE
          91502                        360      YES               10 YEARS            FANNIE MAE
          93013                        360      YES               10 YEARS            FANNIE MAE
          93535                        360      YES               10 YEARS            FANNIE MAE
          92591                        360      YES               10 YEARS            FANNIE MAE
          90027                        360      YES               10 YEARS            FANNIE MAE
          92653                        360      YES               10 YEARS            FANNIE MAE
          92277                        360      YES               10 YEARS            FANNIE MAE
          90002                        360      YES               10 YEARS            FANNIE MAE
          92553                        360      YES               10 YEARS            FANNIE MAE
          71115                        360      NO                NON-IO              FANNIE MAE
          77479                        360      NO                NON-IO              FANNIE MAE
          23150                        360      YES               10 YEARS            FANNIE MAE
          23223                        360      YES               10 YEARS            FANNIE MAE
          48310                        360      NO                NON-IO              FANNIE MAE
          30114                        360      YES               10 YEARS            FANNIE MAE
          45413                        360      NO                NON-IO              FANNIE MAE
          30083                        360      YES               10 YEARS            FANNIE MAE
          21771                        360      YES               10 YEARS            FANNIE MAE
          30120                        360      YES               10 YEARS            FANNIE MAE
          92021                        360      YES               10 YEARS            FANNIE MAE
          44146                        360      NO                NON-IO              FANNIE MAE
          30290                        360      NO                NON-IO              FANNIE MAE
          18466                        360      NO                NON-IO              FANNIE MAE
          44710                        360      NO                NON-IO              FANNIE MAE
          37421                        360      NO                NON-IO              FANNIE MAE
          55433                        360      YES               10 YEARS            FANNIE MAE
          22193                        360      YES               10 YEARS            FANNIE MAE
          95842                        360      YES               10 YEARS            FANNIE MAE
          80021                        360      YES               10 YEARS            FANNIE MAE
          95660                        360      YES               10 YEARS            FANNIE MAE
          92111                        360      YES               10 YEARS            FANNIE MAE
          92592                        360      YES               10 YEARS            FANNIE MAE
          20003                        360      YES               10 YEARS            FANNIE MAE
          68112                        360      NO                NON-IO              FANNIE MAE
          92509                        360      YES               10 YEARS            FANNIE MAE
          55107                        360      YES               10 YEARS            FANNIE MAE
          73110                        360      NO                NON-IO              FANNIE MAE
          89141                        360      YES               10 YEARS            FANNIE MAE
          93555                        360      YES               10 YEARS            FANNIE MAE
          95206                        360      YES               10 YEARS            FANNIE MAE
          80223                        360      NO                NON-IO              FANNIE MAE
          23607                        360      NO                NON-IO              FANNIE MAE
          32301                        360      NO                NON-IO              FANNIE MAE
          32301                        360      NO                NON-IO              FANNIE MAE
          32301                        360      NO                NON-IO              FANNIE MAE
          64151                        360      YES               10 YEARS            FANNIE MAE
          30088                        360      YES               10 YEARS            FANNIE MAE
          30680                        360      YES               10 YEARS            FANNIE MAE
          21229                        360      NO                NON-IO              FANNIE MAE
          21217                        360      NO                NON-IO              FANNIE MAE
          33470                        360      NO                NON-IO              FANNIE MAE
          60490                        360      YES               10 YEARS            FANNIE MAE
          22407                        360      YES               10 YEARS            FANNIE MAE
          55008                        360      YES               10 YEARS            FANNIE MAE
          55008                        360      YES               10 YEARS            FANNIE MAE
          80227                        360      NO                NON-IO              FANNIE MAE
          30082                        360      YES               10 YEARS            FANNIE MAE
          23111                        360      YES               10 YEARS            FANNIE MAE
          23222                        360      YES               10 YEARS            FANNIE MAE
          30084                        360      YES               10 YEARS            FANNIE MAE
          31904                        360      YES               10 YEARS            FANNIE MAE
          77089                        360      NO                NON-IO              FANNIE MAE
          30004                        360      YES               10 YEARS            FANNIE MAE
          37043                        360      YES               10 YEARS            FANNIE MAE
          55119                        360      YES               10 YEARS            FANNIE MAE
          37912                        360      NO                NON-IO              FANNIE MAE
          37329                        360      NO                NON-IO              FANNIE MAE
          93720                        360      YES               10 YEARS            FANNIE MAE
          80129                        360      YES               10 YEARS            FANNIE MAE
          33611                        360      YES               10 YEARS            FANNIE MAE
          34736                        360      YES               10 YEARS            FANNIE MAE
          32829                        360      YES               10 YEARS            FANNIE MAE
          33062                        360      YES               10 YEARS            FANNIE MAE
          18411                        360      NO                NON-IO              FANNIE MAE
          07083                        360      YES               10 YEARS            FANNIE MAE
          63366                        360      YES               10 YEARS            FANNIE MAE
          75241                        360      NO                NON-IO              FANNIE MAE
          07018                        360      YES               10 YEARS            FANNIE MAE
          23669                        360      YES               10 YEARS            FANNIE MAE
          63028                        360      NO                NON-IO              FANNIE MAE
          23456                        360      YES               10 YEARS            FANNIE MAE
          77386                        360      NO                NON-IO              FANNIE MAE
          23228                        360      NO                NON-IO              FANNIE MAE
          76112                        360      YES               10 YEARS            FANNIE MAE
          30318                        360      YES               10 YEARS            FANNIE MAE
          11421                        360      YES               10 YEARS            FANNIE MAE
          28409                        360      YES               10 YEARS            FANNIE MAE
          68117                        360      NO                NON-IO              FANNIE MAE
          70301                        360      NO                NON-IO              FANNIE MAE
          65804                        360      NO                NON-IO              FANNIE MAE
          97233                        360      YES               10 YEARS            FANNIE MAE
          11946                        360      YES               10 YEARS            FANNIE MAE
          34134                        360      YES               10 YEARS            FANNIE MAE
          59714                        360      YES               10 YEARS            FANNIE MAE
          53150                        360      NO                NON-IO              FANNIE MAE
          63117                        360      NO                NON-IO              FANNIE MAE
          22963                        360      NO                NON-IO              FANNIE MAE
          83669                        360      YES               10 YEARS            FANNIE MAE
          40508                        360      NO                NON-IO              FANNIE MAE
          93703                        360      NO                NON-IO              FANNIE MAE
          23075                        360      YES               10 YEARS            FANNIE MAE
          74074                        360      NO                NON-IO              FANNIE MAE
          75149                        360      NO                NON-IO              FANNIE MAE
          11203                        360      YES               10 YEARS            FANNIE MAE
          69301                        360      NO                NON-IO              FANNIE MAE
          49052                        360      NO                NON-IO              FANNIE MAE
          93436                        360      YES               10 YEARS            FANNIE MAE
          92410                        360      YES               10 YEARS            FANNIE MAE
          43230                        360      YES               10 YEARS            FANNIE MAE
          21227                        360      YES               10 YEARS            FANNIE MAE
          92557                        360      YES               10 YEARS            FANNIE MAE
          98661                        360      YES               10 YEARS            FANNIE MAE
          11950                        360      NO                NON-IO              FANNIE MAE
          04605                        360      NO                NON-IO              FANNIE MAE
          43040                        360      NO                NON-IO              FANNIE MAE
          20877                        360      YES               10 YEARS            FANNIE MAE
          01840                        360      YES               10 YEARS            FANNIE MAE
          70454                        360      YES               10 YEARS            FANNIE MAE
          65807                        360      NO                NON-IO              FANNIE MAE
          77478                        360      NO                NON-IO              FANNIE MAE
          22454                        360      NO                NON-IO              FANNIE MAE
          22454                        360      NO                NON-IO              FANNIE MAE
          07480                        360      YES               10 YEARS            FANNIE MAE
          41001                        360      YES               10 YEARS            FANNIE MAE
          01569                        360      YES               10 YEARS            FANNIE MAE
          78233                        360      NO                NON-IO              FANNIE MAE
          89141                        360      YES               10 YEARS            FANNIE MAE
          34606                        360      NO                NON-IO              FANNIE MAE
          29063                        360      NO                NON-IO              FANNIE MAE
          23228                        360      YES               10 YEARS            FANNIE MAE
          97203                        360      YES               10 YEARS            FANNIE MAE
          20774                        360      YES               10 YEARS            FANNIE MAE
          20708                        360      YES               10 YEARS            FANNIE MAE
          21231                        360      YES               10 YEARS            FANNIE MAE
          23453                        360      YES               10 YEARS            FANNIE MAE
          89122                        360      YES               10 YEARS            FANNIE MAE
          93555                        360      NO                NON-IO              FANNIE MAE
          35242                        360      NO                NON-IO              FANNIE MAE
          03102                        360      YES               10 YEARS            FANNIE MAE
          87120                        360      YES               10 YEARS            FANNIE MAE
          85310                        360      YES               10 YEARS            FANNIE MAE
          08629                        360      NO                NON-IO              FANNIE MAE
          87108                        360      NO                NON-IO              FANNIE MAE
          97426                        360      NO                NON-IO              FANNIE MAE
          84074                        360      YES               10 YEARS            FANNIE MAE
          23666                        360      YES               10 YEARS            FANNIE MAE
          07734                        360      NO                NON-IO              FANNIE MAE
          93230                        360      YES               10 YEARS            FANNIE MAE
          85388                        360      YES               10 YEARS            FANNIE MAE
          06512                        360      YES               10 YEARS            FANNIE MAE
          05446                        360      NO                NON-IO              FANNIE MAE
          01571                        360      YES               10 YEARS            FANNIE MAE
          30252                        360      NO                NON-IO              FANNIE MAE
          30087                        360      YES               10 YEARS            FANNIE MAE
          83686                        360      NO                NON-IO              FANNIE MAE
          76039                        360      YES               10 YEARS            FANNIE MAE
          23453                        360      YES               10 YEARS            FANNIE MAE
          36830                        360      NO                NON-IO              FANNIE MAE
          53222                        360      YES               10 YEARS            FANNIE MAE
          23222                        360      YES               10 YEARS            FANNIE MAE
          20016                        360      YES               10 YEARS            FANNIE MAE
          36801                        360      YES               10 YEARS            FANNIE MAE
          23456                        360      NO                NON-IO              FANNIE MAE
          85016                        360      NO                NON-IO              FANNIE MAE
          22974                        360      YES               10 YEARS            FANNIE MAE
          58201                        360      NO                NON-IO              FANNIE MAE
          68154                        360      NO                NON-IO              FANNIE MAE
          23518                        360      YES               10 YEARS            FANNIE MAE
          28277                        360      YES               10 YEARS            FANNIE MAE
          78745                        360      NO                NON-IO              FANNIE MAE
          77429                        360      NO                NON-IO              FANNIE MAE
          98405                        360      NO                NON-IO              FANNIE MAE
          80021                        360      YES               10 YEARS            FANNIE MAE
          06605                        360      NO                NON-IO              FANNIE MAE
          53143                        360      NO                NON-IO              FANNIE MAE
          23434                        360      YES               10 YEARS            FANNIE MAE
          35023                        360      NO                NON-IO              FANNIE MAE
          30215                        360      YES               10 YEARS            FANNIE MAE
          04234                        360      NO                NON-IO              FANNIE MAE
          20886                        360      YES               10 YEARS            FANNIE MAE
          68130                        360      NO                NON-IO              FANNIE MAE
          23434                        360      YES               10 YEARS            FANNIE MAE
          21555                        360      NO                NON-IO              FANNIE MAE
          29708                        360      YES               10 YEARS            FANNIE MAE
          08302                        360      NO                NON-IO              FANNIE MAE
          34759                        360      NO                NON-IO              FANNIE MAE
          08360                        360      NO                NON-IO              FANNIE MAE
          20782                        360      YES               10 YEARS            FANNIE MAE
          29582                        360      NO                NON-IO              FANNIE MAE
          01543                        360      YES               10 YEARS            FANNIE MAE
          33913                        360      NO                NON-IO              FANNIE MAE
          20705                        360      YES               10 YEARS            FANNIE MAE
          04957                        360      NO                NON-IO              FANNIE MAE
          76578                        360      NO                NON-IO              FANNIE MAE
          38866                        360      NO                NON-IO              FANNIE MAE
          06513                        360      NO                NON-IO              FANNIE MAE
          06610                        360      NO                NON-IO              FANNIE MAE
          22630                        360      YES               10 YEARS            FANNIE MAE
          20905                        360      YES               10 YEARS            FANNIE MAE
          23231                        360      YES               10 YEARS            FANNIE MAE
          76033                        360      NO                NON-IO              FANNIE MAE
          20772                        360      YES               10 YEARS            FANNIE MAE
          20785                        360      YES               10 YEARS            FANNIE MAE
          89052                        360      YES               10 YEARS            FANNIE MAE
          83607                        360      YES               10 YEARS            FANNIE MAE
          21061                        360      YES               10 YEARS            FANNIE MAE
          04924                        360      NO                NON-IO              FANNIE MAE
          85015                        360      NO                NON-IO              FANNIE MAE
          76180                        360      NO                NON-IO              FANNIE MAE
          85382                        360      YES               10 YEARS            FANNIE MAE
          20712                        360      NO                NON-IO              FANNIE MAE
          38002                        360      YES               10 YEARS            FANNIE MAE
          20783                        360      YES               10 YEARS            FANNIE MAE
          97305                        360      NO                NON-IO              FANNIE MAE
          24502                        360      NO                NON-IO              FANNIE MAE
          84003                        360      YES               10 YEARS            FANNIE MAE
          22204                        360      NO                NON-IO              FANNIE MAE
          17222                        360      YES               10 YEARS            FANNIE MAE
          20783                        360      YES               10 YEARS            FANNIE MAE
          23509                        360      NO                NON-IO              FANNIE MAE
          22003                        360      YES               10 YEARS            FANNIE MAE
          22827                        360      NO                NON-IO              FANNIE MAE
          93291                        360      NO                NON-IO              FANNIE MAE
          07060                        360      YES               10 YEARS            FANNIE MAE
          20853                        360      NO                NON-IO              FANNIE MAE
          20832                        360      YES               10 YEARS            FANNIE MAE
          22405                        360      YES               10 YEARS            FANNIE MAE
          20710                        360      YES               10 YEARS            FANNIE MAE
          28215                        360      NO                NON-IO              FANNIE MAE
          30310                        360      YES               10 YEARS            FANNIE MAE
          04401                        360      NO                NON-IO              FANNIE MAE
          02130                        360      YES               10 YEARS            FANNIE MAE
          48371                        360      NO                NON-IO              FANNIE MAE
          20020                        360      YES               10 YEARS            FANNIE MAE
          97267                        360      YES               10 YEARS            FANNIE MAE
          20783                        360      YES               10 YEARS            FANNIE MAE
          87144                        360      YES               10 YEARS            FANNIE MAE
          27371                        360      YES               10 YEARS            FANNIE MAE
          93611                        360      YES               10 YEARS            FANNIE MAE
          04252                        360      NO                NON-IO              FANNIE MAE
          93618                        360      NO                NON-IO              FANNIE MAE
          35209                        360      YES               10 YEARS            FANNIE MAE
          36542                        360      YES               10 YEARS            FANNIE MAE
          35127                        360      YES               10 YEARS            FANNIE MAE
          20011                        360      YES               10 YEARS            FANNIE MAE
          32401                        360      NO                NON-IO              FANNIE MAE
          08021                        360      NO                NON-IO              FANNIE MAE
          20784                        360      YES               10 YEARS            FANNIE MAE
          30507                        360      YES               10 YEARS            FANNIE MAE
          20743                        360      YES               10 YEARS            FANNIE MAE
          45238                        360      NO                NON-IO              FANNIE MAE
          20170                        360      YES               10 YEARS            FANNIE MAE
          95351                        360      YES               10 YEARS            FANNIE MAE
          08081                        360      NO                NON-IO              FANNIE MAE
          20716                        360      YES               10 YEARS            FANNIE MAE
          20743                        360      NO                NON-IO              FANNIE MAE
          83642                        360      YES               10 YEARS            FANNIE MAE
          75056                        360      NO                NON-IO              FANNIE MAE
          93235                        360      YES               10 YEARS            FANNIE MAE
          20745                        360      YES               10 YEARS            FANNIE MAE
          20743                        360      YES               10 YEARS            FANNIE MAE
          90241                        360      NO                NON-IO              FANNIE MAE
          20783                        360      YES               10 YEARS            FANNIE MAE
          21226                        360      YES               10 YEARS            FANNIE MAE
          22041                        360      YES               10 YEARS            FANNIE MAE
          20111                        360      YES               10 YEARS            FANNIE MAE

EXHIBIT C

FORM OF TRANSFER AFFIDAVIT

Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he/she is [Title of Officer] of [Name of Investor] (the “Investor”), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

2. That (i) the Investor is not a “disqualified organization” as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Bear Stearns Asset-Backed Securities I LLC Asset-Backed Certificates, Series 2006- ST1, Class R-[__] Certificates (the “Residual Certificates”) for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Bear Stearns Asset Backed Securities I LLC (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a Aforeign trust,@ as defined in Section 7701 (a)(31) of the Code.

4. That the Investor’s taxpayer identification number is ______________________.

5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF INVESTOR]

By:
[Name of Officer]
[Title of Officer]
[Address of Investor for receipt of distributions]

Address of Investor for receipt of tax information:

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT D

FORM OF TRANSFEROR CERTIFICATE

______________,200___

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, MN 55479

Attention: Bear Stearns Asset Backed Securities I Trust 2006-ST1

Re:	Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2006-ST1, Class__
Ladies and Gentlemen:

In connection with the sale by ___________ (the “Seller”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Asset-Backed Certificates, Series 2006-ST1, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of October 1, 2006, among Bear Stearns Asset-Backed Securities I LLC, as depositor (the “Depositor”), Wells Fargo Bank, National Association, as master servicer and securities administrator, and U.S. Bank National Association, as trustee (the “Trustee”). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor, the Certificate Registrar and the Trustee that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Seller)

By:
Name:
Title:

EXHIBIT E

FORM OF INVESTMENT LETTER (NON-RULE 144A)

[Date]

[SELLER]

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, MN 55479

Re:	Bear Stearns Asset Backed Securities I Trust 2006-ST1, Asset-Backed Certificates, Series 2006-ST1 (the “Certificates”), including the Class [__] Certificates (the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, we confirm that:

(i)
we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)
any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

(iii)
we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

(iv)
we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

(v)
we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)
we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Securities Administrator) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B) if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “blue sky” laws and, if Wells Fargo Bank National Association (the “Securities Administrator”) so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)
we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

(viii)
we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) in the case of the Privately Offered Certificates, have provided the Opinion of Counsel required by the Agreement, or (iii) in the case of the Class B-4 Certificates, are providing a representation to the effect that the proposed transfer and holding of such Certificate and servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60, PTCE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee.

(ix)               We understand that each of the Privately Offered Certificate bears, and will continue to bear, a legend to substantiate the following effect: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2),(3) OR (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. [In the case of the Class B-4 Certificates]: THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 OR PTCE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE, OR PROVIDES AN OPINION OF COUNSEL TO SUCH EFFECT. [In the case of the Class C Certificates]: NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER (I) A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL PURSUANT TO 6.02(b) OF THE AGREEMENT, SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER, THE SECURITIES ADMINISTRATOR, OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

[For Class B-4] [NOTWITHSTANDING THE PREVIOUS PARAGRAPH, A CERTIFICATION WILL NOT BE REQUIRED WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY, OR FOR ANY SUBSEQUENT TRANSFER OF THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT SUCH TRANSFEREE IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT.]

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional “Accredited Investor” as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of October 1, 2006 (the “Pooling and Servicing Agreement”), among Bear Stearns Asset Backed Securities I LLC, as depositor, U.S. Bank National Association, as trustee and Wells Fargo Bank, National Association, as master servicer and securities administrator.

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): ________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

[By:
Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

[By:
Attorney-in-fact]

EXHIBIT F

FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, MN 55479

Re:	Bear Stearns Asset Backed Securities I Trust 2006-ST1, Asset-Backed Certificates, Series 2006-ST1 (the “Certificates”), including the Class [__] Certificates (the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) as follows:

1.
It owned and/or invested on a discretionary basis eligible securities (excluding affiliate’s securities, bank deposit notes and CD’s, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

Amount: $ _____________________; and

2.	The dollar amount set forth above is:

a.	greater than $100 million and the undersigned is one of the following entities:

(x)	[_]	an insurance company as defined in Section 2(13) of the Act[1] ; or

(y)	[_]	an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

(z)	[_]	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

(aa)	[_]
a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

(bb)	[_]	a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

(cc)	[_]
a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

(dd)	[_]	a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

(ee)	[_]	an investment adviser registered under the Investment Advisers Act; or

[1]
A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

b.	[_]	greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

c.	[_]
less than $ 10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

d.	[_]
less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

e.	[_]	less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as “Qualified Institutional Buyers” as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional “accredited investor,” as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional “accredited investor,” the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of October 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as depositor, Wells Fargo Bank, National Association, as securities administrator and master servicer, and U.S. Bank National Association, as trustee, pursuant to which the Certificates were issued.

The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) in the case of the Privately Offered Certificates, has provided the Opinion of Counsel required by the Agreement, or (iii) in the case of the Class B-4 Certificates, are providing a representation to the effect that the proposed transfer and holding of such Certificate and servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60, PTCE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee.

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

[By:
Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

By:
Attorney-in-fact]

EXHIBIT G

FORM OF REQUEST FOR RELEASE

To:         Wells Fargo Bank, National Association
1015 10th Avenue S.E.
Minneapolis, Minnesota 55414-0031

Re:
Custodial Agreement, dated as of October 30, 2006, between Bear Stearns Asset Backed Securities I LLC, as Depositor, Federal National Mortgage Association, as seller, Wells Fargo Bank, National Association, as master servicer, custodian and securities administrator, and U.S. Bank National Association, as trustee

In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full and proceeds have been deposited into the Custodial Account

_____	2.	Foreclosure

_____	3.	Substitution

_____	4.	Other Liquidation

_____	5.	Nonliquidation Reason:________________________

_____	6.	California Mortgage Loan paid in full

By:
(authorized signer)

Issuer:
Address:
Date:

EXHIBIT H

DTC LETTER OF REPRESENTATIONS

[Provided upon Request]

EXHIBIT I

SCHEDULE OF MORTGAGE LOANS WITH LOST NOTES

[Provided upon Request]

EXHIBIT J

FORM OF CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement”), dated as of October 30, 2006, by and among U.S. BANK NATIONAL ASSOCIATION, as trustee under the Pooling and Servicing Agreement defined below (including its successors under the Pooling and Servicing Agreement defined below, the “Trustee”), BEAR STEARNS ASSET BACKED SECURITIES I LLC, as depositor (together with any successor in interest, the “Depositor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Master Servicer”), securities administrator (the “Securities Administrator”) and custodian (together with any successor in interest or any successor appointed hereunder, the “Custodian”).

WITNESSETH THAT:

WHEREAS, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have entered into a Pooling and Servicing Agreement, dated as of October 1, 2006, relating to the issuance of Bear Stearns Asset Backed Securities I Trust 2006-ST1, Asset-Backed Certificates, Series 2006-ST1 (as in effect on the date of this Agreement, the “Original Pooling and Servicing Agreement,” and as amended and supplemented from time to time, the “Pooling and Servicing Agreement”); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor or the Master Servicer under the Pooling and Servicing Agreement, the Seller under the Mortgage Loan Purchase Agreement, and the Servicer under the Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Seller, the Master Servicer and the Custodian hereby agree as follows:

ARTICLE I.
DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II.
CUSTODY OF MORTGAGE DOCUMENTS

Section 2.1.  Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the “Mortgage Files”) and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2.  Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage that have not been recorded pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement and the related Mortgage Loan is not a MOM Loan or the related Mortgaged Properties are located in jurisdictions specifically excluded by the Opinion of Counsel delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

Section 2.3.  Review of Mortgage Files.

(a)  On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Seller, the Depositor, the Trustee and the Servicer an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the “Mortgage Loan Schedule”).

(b)  Within 90 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Seller, the Servicer, the Depositor and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or a lost note affidavit and indemnity in lieu thereof.

(c)  Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Seller, the Servicer, the Depositor and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files. If the Custodian finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B of the Pooling and Servicing Agreement or to appear defective on its face, the Trustee or the Custodian on its behalf shall note such defect in the exception report attached to the Final Certification and shall promptly notify the Seller or Servicer, as applicable.

(d)  In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectability, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

Section 2.4.  Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the Seller, the Servicer and the Trustee.

Section 2.5.  Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Trustee that the Seller or Servicer has repurchased a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or the Servicing Agreement, as applicable, and a request for release (a “Request for Release”) confirming that the purchase price therefore has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to the Seller or Servicer as applicable, the related Mortgage File.

Upon the Custodian’s receipt of a Request for Release substantially in the form of Exhibit G to the Pooling and Servicing Agreement signed by a Servicing Officer of the Servicer or the Master Servicer, or an officer of the Seller, as applicable, stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the Servicer, Master Servicer or the Seller, as applicable, the related Mortgage File. The Depositor shall deliver to the Custodian and the Custodian agrees to review in accordance with the provisions of this Agreement the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or PMI Policy, the Servicer or Master Servicer shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the Servicer or Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Servicer or Master Servicer. The Servicer or Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Servicer or Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer or Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that the Servicer, Master Servicer or Seller is required to deliver to the Custodian a Request for Release, the Servicer, Master Servicer or Seller shall deliver two copies of the Request for Release if delivered in hard copy or the Servicer, Master Servicer or Seller may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer or officer of the Seller transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Servicer, Master Servicer or Seller (unless such Mortgage Loan is a MOM Loan) and the related Mortgage Note shall be endorsed without recourse, representation or warranty by the Trustee (unless such Mortgage Loans is registered on the MERS System) and be returned to the Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the Servicer or Master Servicer.

Section 2.6.  Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the Pooling and Servicing Agreement or the related Servicing Agreement, shall cause the Seller or the Servicer, as applicable, to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III.
CONCERNING THE CUSTODIAN

Section 3.1.  Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Seller, the Depositor, the Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.2.  Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section 3.3.  Master Servicer to Pay Custodian’s Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

Section 3.4.  Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time upon 60 days prior written notice to Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority shall be able to satisfy the other requirements contained in Section 3.6 and shall be unaffiliated with the Servicer, the Seller and the Depositor.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.4 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

Section 3.5.  Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.6.  Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

ARTICLE IV.
COMPLIANCE WITH REGULATION AB

Section 4.1.  Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of this Article IV is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. Each of the parties hereto acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB to the extent reasonably practicable. The Custodian shall cooperate reasonably with the Depositor to deliver to the Depositor (including any of its assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

Section 4.2.  Additional Representations and Warranties of the Custodian.

(a)  The Custodian hereby represents and warrants that the information set forth in the Prospectus Supplement under the caption "Description of the Certificates - The Custodian" (the "Custodian Disclosure") does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)  The Custodian shall be deemed to represent to the Depositor as of the date hereof and on each date on which information is provided to the Depositor under Section 4.3 that, except as disclosed in writing to the Depositor prior to such date: (i) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its Custodian obligations under this Agreement or any other Securitization Transaction as to which it is the custodian; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and (iii) there are no affiliations, relationships or transactions relating to the Custodian with respect to the Depositor or any sponsor, issuing entity, servicer, trustee, originator, significant obligor, enhancement or support provider or other material transaction party (as such terms are used in Regulation AB) relating to the Securitization Transaction contemplated by the Agreement, as identified by the Depositor to the Custodian in writing as of the Closing Date (each, a "Transaction Party").

(c)  If so requested by the Depositor on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Depositor shall not be given more than once each calendar quarter, unless the Depositor shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

Section 4.3.  Additional Information to Be Provided by the Custodian. For so long as the Certificates are outstanding, for the purpose of satisfying the Depositor 's reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall (a) notify the Depositor in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Depositor a written description of such proceedings. Any notices and descriptions required under this Section 4.3 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Depositor or Master Servicer files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 4.3, if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

Section 4.4.  Report on Assessment of Compliance and Attestation. On or before March 15 of each calendar year, the Custodian shall:

(a)  deliver to the Master Servicer, the Securities Administrator and the Depositor a report (in form and substance reasonably satisfactory to the Depositor) regarding the Custodian’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The Assessment of Compliance, as set forth in Regulation AB, must contain (i) a statement by an authorized officer of the Custodian of its authority and responsibility for assessing compliance with the Servicing Criteria applicable to the Custodian, (ii) a statement by an authorized officer that the Custodian used the Servicing Criteria attached as Exhibit Four hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the Custodian, (iii) an assessment by such officer of the Custodian’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities the Custodian performs with respect to asset-backed securities transactions taken as a whole involving the Custodian, that are backed by the same asset type as the Mortgage Loans, (iv) a statement that a registered public accounting firm has issued an attestation report on the Custodian’s Assessment of Compliance for the period consisting of the preceding calendar year; and (v) a statement as to which of the Servicing Criteria, if any, are not applicable to the Custodian, which statement shall be based on the activities the Custodian performs with respect to asset-backed securities transactions taken as a whole involving such Attesting Party, that are backed by the same asset type as the Mortgage Loans. Such report shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit Four attached hereto; and

(b)  deliver to the Master Servicer, the Depositor and the Securities Administrator a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the related Attesting Party, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

(c)  Notwithstanding the foregoing, an Assessment of Compliance or Attestation Report is not required to be delivered by any Custodian unless it is required as part of a Form 10-K with respect to the Trust Fund.

Section 4.5.  Indemnification; Remedies.

(a)  The Custodian shall indemnify the Depositor, each affiliate of the Depositor and each broker dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) (A) any untrue statement of a material fact contained or alleged to be contained in the Custodian Disclosure and any information, report, certification, accountants’ attestation or other material provided under this Article IV by or on behalf of the Custodian (collectively, the “Custodian Information”), or (B) the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(ii) any failure by the Custodian to deliver any information, report, certification, accountants’ attestation or other material when and as required under this Article IV.

(iii) the negligence, bad faith or willful misconduct of the Custodian in the performance of its obligations under this Article IV.

(b)  In the case of any failure of performance described in clause (ii) of Section 4.5(a), the Custodian shall promptly reimburse the Depositor for all costs reasonably incurred by the Depositor in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Custodian.

(c)  In no event shall the Custodian or its directors, officers, and employees be liable for any special, indirect or consequential damages from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

This indemnification shall survive the termination of this Agreement or the termination of the Custodian.

ARTICLE V.
MISCELLANEOUS PROVISIONS

Section 5.1.  Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 5.2.  [Reserved].

Section 5.3.  Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.  The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 5.4.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 5.5.  Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust’s expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 5.6.  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: One Federal Street, 3rd Floor Boston, MA 02110 Attention: BSABS I 2006-ST1 Telecopy: (617) 603-6638 Confirmation:	U.S. BANK NATIONAL ASSOCIATION, not individually but solely as Trustee By:__________________________________ Name: Vaneta I. Bernard Title: Vice President

Address: 383 Madison Avenue New York, New York 10179	BEAR STEARNS ASSET BACKED SECURITIES I LLC By:__________________________________ Name: Baron Silverstein Title: Vice President

Address: 9062 Old Annapolis Road Columbia, Maryland 21045	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer By:__________________________________ Name: Title:

Address: 1015 10th Avenue S.E. Minneapolis, Minnesota 55414-0031	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian By:__________________________________ Name: Title:

STATE OF MASSACHUSETTS	)
	)	ss.:
COUNTY OF SUFFOLK	)

On the 30th day of October 2006 before me, a notary public in and for said State, personally appeared _______________, known to me to be an _______________ of U.S. Bank National Association, a national banking association, one of the parties that executed the within agreement, and also known to me to be the person who executed the within agreement on behalf of said party and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[SEAL]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 30th day of October 2006 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Bear Stearns Asset Backed Securities I LLC, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[SEAL]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the 30th day of October 2006 before me, a notary public in and for said State, personally appeared _____________________, known to me to be a(n) _____________________ of Wells Fargo Bank, National Association, a national banking association, one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[Notarial Seal]

STATE OF MINNESOTA	)
	)	ss.:
COUNTY OF___________	)

On the 30th day of October 2006 before me, a notary public in and for said State, personally appeared ___________________, known to me to be a(n) _________________of Wells Fargo Bank, National Association, a national banking association, one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[Notarial Seal]

EXHIBIT ONE

FORM OF CUSTODIAN INITIAL CERTIFICATION

October 30, 2006

U.S. Bank National Association One Federal Street, 3rd Floor Boston, MA 02110	Bear Stearns Asset Backed Securities I LLC 383 Madison Avenue New York, New York 10179

Federal National Mortgage Association 3900 Wisconsin Ave NW, Washington, DC 20016	SunTrust Mortgage, Inc. 901 Semmes Ave. Richmond, VA 23224

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2006-ST1

Re:
Custodial Agreement, dated as of October 30, 2006, by and among U.S. Bank National Association, Wells Fargo Bank, National Association, Bear Stearns Asset Backed Securities I LLC and Federal National Mortgage Association relating to Bear Stearns Asset Backed Securities I Trust 2006-ST1, Asset-Backed Certificates, Series 2006-ST1

Ladies and Gentlemen:

In accordance with Section 2.3(a) of the above-captioned Custodial Agreement, and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT TWO

FORM OF CUSTODIAN INTERIM CERTIFICATION

[DATE]

U.S. Bank National Association One Federal Street, 3rd Floor Boston, MA 02110	Bear Stearns Asset Backed Securities I LLC 383 Madison Avenue New York, New York 10179

Federal National Mortgage Association 3900 Wisconsin Ave NW, Washington, DC 20016	SunTrust Mortgage, Inc. 901 Semmes Ave. Richmond, VA 23224

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2006-ST1

Re:
Custodial Agreement, dated as of October 30, 2006, by and among U.S. Bank National Association, Wells Fargo Bank, National Association, Bear Stearns Asset Backed Securities I LLC and Federal National Mortgage Association relating to Bear Stearns Asset Backed Securities I Trust 2006-ST1, Asset-Backed Certificates, Series 2006-ST1

Ladies and Gentlemen:

In accordance with Section 2.3(b) of the above-captioned Custodial Agreement and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT THREE

FORM OF CUSTODIAN FINAL CERTIFICATION

[DATE]

U.S. Bank National Association One Federal Street, 3rd Floor Boston, MA 02110	Bear Stearns Asset Backed Securities I LLC 383 Madison Avenue New York, New York 10179

Federal National Mortgage Association 3900 Wisconsin Ave NW, Washington, DC 20016	SunTrust Mortgage, Inc. 901 Semmes Ave. Richmond, VA 23224

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2006-ST1

Re:
Custodial Agreement, dated as of October 30, 2006, by and among U.S. Bank National Association, Wells Fargo Bank, National Association, Bear Stearns Asset Backed Securities I LLC and Federal National Mortgage Association relating to Bear Stearns Asset Backed Securities I Trust 2006-ST1, Asset-Backed Certificates, Series 2006-ST1

In accordance with Section 2.3(c) of the above-captioned Custodial Agreement and, subject to Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT FOUR

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Custodian shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institutions” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliations; and (D) contain explanations for reconciling items, These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors; or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	√
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	√
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation of recovery actions (e.g., forbearance plans, modifications and deed in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction documents.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts); (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 3- calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax ore insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the service at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible funds are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT K

FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE

The [         ] agreement dated as of [     ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Trustee];

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

EXHIBIT L

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of October 30, 2006, as amended and supplemented by any and all amendments hereto (collectively, “this Agreement”), by and between FEDERAL NATIONAL MORTGAGE ASSOCIATION, a corporation organized and existing under the laws of the United States of America (“FANNIE MAE” or the “Mortgage Loan Seller”), and BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company (the “Purchaser”).

Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, closed-end, fixed rate, first lien mortgage loans secured by one- to four-family residences (collectively, the “Mortgage Loans”) as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the “Trust Fund”) and create Bear Stearns Asset Backed Securities I Trust 2006-ST1, Asset-Backed Certificates, Series 2006-ST1 (the “Certificates”), under a pooling and servicing agreement, to be dated as of October 1, 2006 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor, Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”), and U.S. Bank National Association, as trustee (the “Trustee”).

The Purchaser has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-131374) relating to its Asset-Backed Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. The “Free Writing Prospectus” shall mean the free writing prospectus, dated October 18, 2006. The “Prospectus Supplement” shall mean that supplement, dated October 27, 2006, to the Prospectus, dated October 18, 2006, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, the Purchaser and Bear, Stearns & Co. Inc. (“Bear Stearns”) have entered into a terms agreement, dated as of October 27, 2006, to an underwriting agreement, dated April 13, 2006, between the Purchaser and Bear Stearns (together, the “Underwriting Agreement”).

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.  Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price: Cash in an amount equal to $             *              (plus $        *        in accrued interest), and the Retained Certificates as set forth in the Purchase Agreement or in the Purchase Letter Agreement in the form attached hereto as Exhibit 9.

Bear Stearns: Bear, Stearns & Co. Inc.

Closing Date: October 30, 2006.

Custodial Agreement: An agreement, dated as of October 30, 2006 among the Purchaser, the Trustee, the Master Servicer, the Securities Administrator and the Custodian.

Custodian: Wells Fargo Bank, National Association.

Cut-off Date Balance: Shall mean $183,957,158.70.

Deleted Mortgage Loan: A Mortgage Loan repurchased from the Trust Fund or replaced or to be replaced by a Replacement Mortgage Loan.

Due Date: With respect to each Mortgage Loan, the date in each month on which its scheduled payment is due, as set forth in the related Mortgage Note.

Final Loan Tape: The final loan tape provided to Bear, Stearns & Co. Inc. by the Mortgage Loan Seller.

Initial Purchaser: Bear, Stearns & Co. Inc.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Moody’s: Moody’s Investors Service, Inc., or its successors in interest.

Mortgage: The mortgage or deed of trust creating a first lien on an interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

* Please contact Bear Stearns for pricing information.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

(a) the city, state and zip code of the Mortgaged Property;

(b) the property type;

(c) the Mortgage Interest Rate;

(d) the Servicing Fee Rate;

(e) the Master Servicing Fee Rate;

(f) the LPMI Fee, if applicable;

(g) the Trustee Fee Rate, if applicable;

(h) the Net Mortgage Rate;

(i) the maturity date;

(j) the stated original term to maturity;

(k) the stated remaining term to maturity;

(l) the original Principal Balance;

(m) the first payment date;

(n) the principal and interest payment in effect as of the Cut-off Date;

(o) the unpaid Principal Balance as of the Cut-off Date;

(p) the Loan-to-Value Ratio at origination;

(q) the insurer of any Primary Mortgage Insurance Policy;

(r) the MIN with respect to each MOM Loan;

(s) the Prepayment Charge, if any;

(t) lien position (e.g., first lien or second lien);

(u) the Mortgage Loan Seller; and

(v) the original amortization term.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (n) and (o) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (c) through (h) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Mortgage Rate: For each Mortgage Loan, the Mortgage Rate for such Mortgage Loan less (i) the Master Servicing Fee Rate, (ii) the Servicing Fee Rate and (iii) the rate at which the LPMI Fee is calculated, if applicable.

Non-Retained Acquisition Price: Cash in an amount equal to $             *              (plus $        *        in accrued interest) for the applicable Retained Certificates as set forth in the Purchase Agreement or in the Purchase Letter Agreement in the form attached hereto as Exhibit 9.

Non-Retained Certificates: The Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3, Class R-1, Class R-2, Class R-3 and Class RX Certificates.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Trustee.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Purchase Agreement: The Purchase Agreement, dated October 30, 2004, and the related Terms Agreement, dated as of __________, 2006 (together the “Purchase Agreement”), between Bear, Stearns & Co. Inc. and the Purchaser.

Repurchase Price: With respect to any Mortgage Loan required to be repurchased by the Mortgage Loan Seller pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of repurchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), (ii) accrued and unpaid interest thereon at the Mortgage Rate through and including the last day of the month of repurchase, (iii) third-party expenses incurred in connection with the transfer of the Mortgage Loan being purchased and (iv) any costs and damages incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

* Please contact Bear Stearns for pricing information.

Rating Agencies: Standard & Poor’s and Moody’s, each a “Rating Agency.”

Replacement Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan which must meet on the date of such substitution the requirements stated herein and in the Pooling and Servicing Agreement; upon such substitution, such mortgage loan shall be a “Mortgage Loan” hereunder.

Retained Certificates: The Class B-4 Certificates and Class C Certificates.

Servicer or SunTrust: SunTrust Mortgage, Inc.

Servicing Agreement: The Mortgage Loan Purchase and Servicing Agreement, dated as of September 1, 2006, between the Mortgage Loan Seller and the Servicer, as amended by the SunTrust Assignment Agreement.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

SunTrust Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of October 30, 2006, by and among the Mortgage Loan Seller, SunTrust and the Trustee evidencing the assignment of the SunTrust Servicing Agreement with respect to the Mortgage Loans to the Trust Fund.

Value: With respect to purchase money Mortgage Loans, the value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination. With respect to cash-out refinance and rate/term refinance Mortgage Loans, the value of such property set forth in an appraisal accepted by the originator of the Mortgage Loan.

Wells Fargo: Wells Fargo Bank, National Association.

SECTION 2.  Purchase and Sale of the Mortgage Loans and Related Rights.

(a)  Upon satisfaction of the conditions set forth in Section 11 hereof, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate outstanding principal balance as of the Cut-off Date equal to the Cut-off Date Balance.

(b)  The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser’s counsel in New York, New York or such other place as the parties shall agree.

(c)  Upon the satisfaction of the conditions set forth in Section 11 hereof, on the Closing Date, the Mortgage Loan Seller shall sell the Mortgage Loans in exchange for the Certificates. Unless delivery is made through the facilities of the Depository Trust Company, the Certificates so to be delivered will be in definitive, fully registered form, in such denominations and registered in such names as the Mortgage Loan Seller requests. Immediately upon delivery of the Certificates, the Mortgage Loan Seller shall sell to the Purchaser the Non-Retained Certificates. The Purchaser shall pay to the Mortgage Loan Seller the cash portion of the Non-Retained Acquisition Price in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller. Following the Closing Date, if the Mortgage Loan Seller determines to sell to the Purchaser any of the Retained Certificates as evidenced by a Purchase Letter Agreement in the form attached hereto as Exhibit 9, and the Purchaser agrees to purchase such Retained Certificates, the Purchaser shall pay to the Mortgage Loan Seller the purchase price for such sold Retained Certificates as set forth in the Purchase Letter Agreement in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller. Any such sale shall occur on a date agreed upon by the Mortgage Loan Seller, the Purchaser and the Underwriter. Not later than ten (10) Business Days prior to any pledge, sale or other disposition by the Mortgage Loan Seller or an affiliate of the Mortgage Loan Seller of any of the Retained Certificates, the Mortgage Loan Seller shall notify the Purchaser of such event.

SECTION 3.  Mortgage Loan Schedule. The Mortgage Loan Seller agrees to provide to the Purchaser as of the date hereof a listing of the Mortgage Loans (the “Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller. The Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date and shall be in form and substance mutually agreed to by the Mortgage Loan Seller and the Purchaser.

SECTION 4.  Mortgage Loan Transfer.

(a)  The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof. The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof. Such principal amounts and any interest thereon belonging to the Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Mortgage Loan Schedule.

(b)  Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of each Mortgage File, provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification by the Servicer or the title company, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording;” (y) in lieu of the Mortgage, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from the Mortgage Loan Seller or the Master Servicer to such effect), the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 5 the Mortgage Loan Seller may deliver lost note affidavits and indemnities of the Mortgage Loan Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Mortgage Loan Seller or the Master Servicer to such effect. The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee, or the Custodian on behalf of the Trustee, promptly after they are received. The Mortgage Loan Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

(c)  In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Mortgage Loan Seller further agrees that it will cause, at the Mortgage Loan Seller’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Mortgage Loan Seller further agrees that it will not, and will not permit the Servicer to, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Servicing Agreement or this Agreement, or a substitution is made by the Mortgage Loan Seller in accordance with the terms of this Agreement.

(d)  The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans will ultimately be assigned to U.S. Bank National Association, as Trustee for the benefit of the Certificateholders, on the date hereof.

SECTION 5.  Examination of Mortgage Files.

(a)  On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Mortgage Loan Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Mortgage Loan Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Mortgage Loan Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Bear Stearns and to such investors or prospective investors (which may be at the offices of the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)  Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Trustee (or the Custodian as obligated under the Custodial Agreement), for the benefit of the Certificateholders, will review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Mortgage Loan Seller an initial certification in the form attached as Exhibit One to the Custodial Agreement.

(c)  Within 90 days of the Closing Date, the Trustee or the Custodian on its behalf shall, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, deliver to the Mortgage Loan Seller and the Trustee an Interim Certification in the form attached as Exhibit Two to the Custodial Agreement to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(d)  The Trustee or the Custodian on its behalf will review the Mortgage Files within 180 days of the Closing Date and will deliver to the Mortgage Loan Seller and the Master Servicer, and if reviewed by the Custodian, the Trustee, a final certification substantially in the form of Exhibit Three to the Custodial Agreement. If the Trustee or the Custodian on its behalf is unable to deliver a final certification with respect to the items listed in Exhibit 1 due to any document that is missing, has not been executed, is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Mortgage Loan Schedule (a “Material Defect”), the Trustee or the Custodian on its behalf shall notify the Mortgage Loan Seller and the Servicer of such Material Defect. The Servicer or if the Servicer fails to do so, the Mortgage Loan Seller, shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee of the Material Defect and if the Servicer or Mortgage Loan Seller, as applicable, does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Servicer or Mortgage Loan Seller, as applicable, will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, purchase the related Mortgage Loan at the applicable Repurchase Price (or in the case of the Mortgage Loan Seller, provide the Trustee with a Replacement Mortgage Loan (if within two years of the Closing Date)); provided, however, that if such defect relates solely to the inability of Servicer to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Servicer shall not be required to purchase such Mortgage Loan if the Servicer delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Servicer cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Servicer shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Servicer or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Servicer within thirty days of its receipt of the original recorded document. Notwithstanding the foregoing, if the Servicer fails to cure a breach or repurchase such Mortgage Loan as required by this Section, the Trustee shall then request that the Mortgage Loan Seller, within 10 days of receipt of a written request from the Trustee, cure such breach or repurchase such Mortgage Loan (or substitute in its place a Replacement Mortgage Loan).

(e)  At the time of any substitution, the Mortgage Loan Seller shall deliver or cause to be delivered the Replacement Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase by the Servicer or the Mortgage Loan Seller, as applicable, or with respect to the Mortgage Loan Seller only, substitution, the Trustee shall (i) assign the selected Mortgage Loan to the Servicer in the case of any purchase or the Mortgage Loan Seller in the case of any purchase or substitution, as applicable, and shall release or cause the Custodian to release the documents (including, but not limited to the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Trustee or the Custodian, as applicable relating to the Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Servicer or Mortgage Loan Seller, as applicable, title to such Mortgage Loan.

SECTION 6.  Recordation of Assignments of Mortgage.

(a)  The Mortgage Loan Seller will, promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Mortgage Loan Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, however, the Mortgage Loan Seller need not cause to be recorded any assignment which relates to a Mortgage Loan that is a MOM Loan or for which the related Mortgaged Property is located in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Purchaser to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Mortgage Loan Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust, (ii) court has recharacterized the sale of the Mortgage Loans as a financing, or (iii) with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

While each such Mortgage or assignment is being recorded, if necessary, the Mortgage Loan Seller shall leave or cause to be left with the Trustee or the Custodian on its behalf a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Trustee has not been provided with an Opinion of Counsel as described above or received evidence of recording with respect to each Mortgage Loan delivered to the Purchaser pursuant to the terms hereof or as set forth above and the related Mortgage Loan is not a MOM Loan, the failure to provide evidence of recording or such Opinion of Counsel shall be considered a Material Defect, and the provisions of Section 5(d) and (e) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Mortgage Loan Seller.

(b)  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be property of the Mortgage Loan Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Purchaser or the Trustee (or the Custodian on its behalf) of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

SECTION 7.  Reports Filed with Securities and Exchange Commission.

(a)  (i) For so long as the Trust Fund is subject to the Exchange Act reporting requirements, within five (5) calendar days after the related Distribution Date, (i) the Mortgage Loan Seller shall provide, pursuant to Section 7(a)(iv) below, the information set forth in Exhibit 7 required to be reported on Form 10-D (“Additional Form 10-D Disclosure”) to the Securities Administrator and the Purchaser, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator, the Purchaser and the Mortgage Loan Seller, and (ii) the Purchaser will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on the Form 10-D to be filed by the Purchaser pursuant to Section 3.18 of the Pooling and Servicing Agreement.

(ii)  For so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than the close of business on the 2nd Business Day after the occurrence of an event requiring disclosure on Form 8-K set forth in Exhibit 7 (a “Reportable Event”) (i) the Mortgage Loan Seller shall provide, pursuant to Section 7(a)(iv) below, the information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) to the Securities Administrator and the Purchaser, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator, the Purchaser and the Mortgage Loan Seller, and (ii) the Purchaser shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on the Form 8-K to be filed by the Purchaser pursuant to Section 3.18 of the Pooling and Servicing Agreement.

(iii)  No later than March 15th of each year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the Mortgage Loan Seller shall provide, pursuant to Section 7(a)(iv) below, the information set forth in Exhibit 7 required to be reported on Form 10-K (“Additional Form 10-K Disclosure”) to the Securities Administrator and the Purchaser, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator, the Purchaser and the Mortgage Loan Seller, and (ii) the Purchaser will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on the Form 10-K to be filed by the Purchaser pursuant to Section 3.18 of the Pooling and Servicing Agreement.

(iv)  The Mortgage Loan Seller hereby agrees to notify and provide to the Securities Administrator and the Purchaser, to the extent known by a responsible officer thereof, all Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Additional Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund. The Securities Administrator’s obligation to include such Additional Disclosure in the applicable Exchange Act report is subject to receipt from the Mortgage Loan Seller as and when required as described in Section 7(a)(i) through (iii) above. Such Additional Disclosure shall be accompanied by a notice substantially in the form of Exhibit 8.

(v)  For so long as the Trust Fund is subject to the Exchange Act reporting requirements, within five (5) calendar days after the related Distribution Date, the Mortgage Loan Seller shall request that the Servicer provide, to the extent it has knowledge, any information required under Items 1121(a)(9) and 1121(a)(10) of Regulation AB to the Securities Administrator and the Purchaser not later than ten (10) days prior the deadline for the filing of any distribution report on Form 10-D.

(b)  The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser, the Securities Administrator and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Mortgage Loan Seller under Section 7(a)(iv) or the Mortgage Loan Seller’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Mortgage Loan Seller shall indemnify and hold harmless the Purchaser and the Master Servicer and each of their respective officers, directors and affiliates and the Master Servicer from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Additional Disclosure provided by the Mortgage Loan Seller pursuant to Section 7(a)(iv) (the “Mortgage Loan Seller Disclosure Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Mortgage Loan Seller Disclosure Information and not to any other information communicated in connection with the Certificates, without regard to whether the Mortgage Loan Seller Disclosure Information or any portion thereof is presented together with or separately from such other information.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Purchaser, the Securities Administrator or the Master Servicer, as applicable, then the Mortgage Loan Seller, in connection with any conduct for which it is providing indemnification under this Section 7(b), agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

The indemnification provisions set forth in this Section 7(b) shall survive the termination of this Agreement or the termination of any party to this Agreement.

SECTION 8.  Representations and Warranties of the Mortgage Loan Seller Concerning the Mortgage Loans. The Mortgage Loan Seller hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan being sold by it, that:

(a)  There is no material damage to the Mortgaged Property and there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgage Loan Seller has not received notification that any such proceedings are scheduled to commence at a future date;

(b)  Immediately prior to the transfer and assignment of the Mortgage Loan to the Purchaser, each Mortgage Loan, including the related Mortgage Note and the Mortgage, was not subject to an assignment, sale or pledge to any person other than the Purchaser and, the Mortgage Loan Seller had good and marketable title to and was the sole owner of and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign such Mortgage Loan pursuant to this Agreement;

(c)  The ALTA lender’s title insurance policy or equivalent form of policy or insurance covering the Mortgage Loan in effect as of September 28, 2006 remains in full force and effect and, during the period from and after September 29, 2006, no claims have been made under such lender’s title insurance policy and neither the Mortgage Loan Seller nor any Mortgagor has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(d)  The scheduled monthly payment on the Mortgage Loan that was due on September 1, 2006 was received prior to October 1, 2006.

(e)  The information set forth in Schedule A of the Prospectus Supplement with respect to the Mortgage Loans is true and correct in all material respects.

It is understood and agreed that the representations and warranties set forth in this Section 8 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Replacement Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by the Mortgage Loan Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Mortgage Loan Seller set forth in Section 8 of this Agreement or in the Servicing Agreement which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the Mortgage Loan Seller, the Purchaser and the Trustee, as applicable. In the case of any such breach of a representation or warranty set forth in this Section 8, within 60 days from the date of discovery by the Mortgage Loan Seller or the date the Mortgage Loan Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Mortgage Loan Seller will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Repurchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Replacement Mortgage Loan in exchange for such Mortgage Loan. In the case of any such breach of a representation or warranty set forth in the Servicing Agreement, within 60 days from the date of discovery by the Servicer or the date the Servicer is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Servicer will (i) cure such breach in all material respects, or (ii) purchase the affected Mortgage Loan at the applicable Repurchase Price.

Notwithstanding the foregoing, to the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty of the Servicer under the Servicing Agreement which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall request that the Servicer cure such breach or repurchase such Mortgage Loan and if the Servicer fails to cure such breach or repurchase such Mortgage Loan within 60 days of receipt of such request from the Trustee, the Trustee shall then require that the Mortgage Loan Seller, within ten days of a written receipt from the Trustee, cure such breach, purchase the affected Mortgage Loan at the applicable Repurchase Price or, if within two years of the Closing Date, substitute a qualifying Replacement Mortgage Loan in exchange for such Mortgage Loan. The obligations of the Mortgage Loan Seller to cure, purchase or substitute or of the Servicer to cure or purchase, a qualifying Replacement Mortgage Loan shall constitute the Purchaser’s, the Trustee’s and the Certificateholder’s sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of the Mortgage Loan Seller to indemnify the Purchaser for such breach as set forth in and limited by Section 14 hereof or the obligation of the Servicer to indemnify the Purchaser for breach of representations and warranties under the Servicing Agreement as set forth in and limited by Section 11.01 of the Servicing Agreement.

In connection with any repurchase or substitution of a Mortgage Loan or the cure of a breach of a representation or warranty set forth in this Section 8, the Mortgage Loan Seller shall, or cause the Servicer to, promptly furnish to the Securities Administrator and the Trustee an Officer’s Certificate, signed by a duly authorized officer of the Mortgage Loan Seller or the Servicer, as the case may be, to the effect that such repurchase, substitution or cure has been made in accordance with the terms and conditions of this Agreement and that all conditions precedent to such repurchase, substitution or cure have been satisfied, including the delivery to the Securities Administrator of the Repurchase Price or Substitution Adjustment Amount, as applicable, for deposit into the Distribution Account, together with copies of any Opinion of Counsel required to be delivered pursuant to this Agreement and the related Request for Release, on which the Securities Administrator and the Trustee may rely.

Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not reasonably foreseeable, no repurchase or substitution pursuant to Sections 5 or 8 shall be made unless the Seller or the Servicer, as applicable, delivers to the Trustee and the Securities Administrator an Opinion of Counsel, addressed to the Trustee and the Securities Administrator, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of REMIC I, REMIC II, REMIC III, or REMIC IV or contributions after the Closing Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any of REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 5 or 8) upon the earlier of (a) the occurrence of a default or a default becoming reasonably foreseeable with respect to such Mortgage Loan and (b) receipt by the Trustee and the Securities Administrator of an Opinion of Counsel addressed to the Trustee and the Securities Administrator to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

Any cause of action against the Mortgage Loan Seller or relating to or arising out of a breach by the Mortgage Loan Seller of any representations and warranties made in this Section 8 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Mortgage Loan Seller or notice thereof by the party discovering such breach and (ii) failure by the Mortgage Loan Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Replacement Mortgage Loan pursuant to the terms hereof.

SECTION 9.  Representations and Warranties Concerning the Mortgage Loan Seller. As of the date hereof, the Mortgage Loan Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

(a)  the Mortgage Loan Seller (i) is duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. 1716 et seq., and is a corporation organized and existing under the laws of the United States of America and (ii) is qualified to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s business as presently conducted or on the Mortgage Loan Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)  the Mortgage Loan Seller has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)  the execution and delivery by the Mortgage Loan Seller of this Agreement has been duly authorized by all necessary action on the part of the Mortgage Loan Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Mortgage Loan Seller or its properties or the charter or by-laws of the Mortgage Loan Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)  the execution, delivery and performance by the Mortgage Loan Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(e)  this Agreement has been duly executed and delivered by the Mortgage Loan Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Mortgage Loan Seller enforceable against it in accordance with its terms (subject to applicable insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)  there are no actions, suits or proceedings pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Mortgage Loan Seller could reasonably be expected to be determined adversely to the Mortgage Loan Seller and, if determined adversely to the Mortgage Loan Seller, materially and adversely affect the Mortgage Loan Seller’s ability to perform its obligations under this Agreement; and the Mortgage Loan Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)  the Mortgage Loan Seller’s Information (as defined in Section 14(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 10.  Representations and Warranties Concerning the Purchaser. As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Seller as follows:

(a)  the Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)  the Purchaser has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)  the execution and delivery by the Purchaser of this Agreement has been duly authorized by all necessary action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of formation or limited liability company agreement of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)  the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)  this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)  there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)  the Purchaser’s Information (as defined in Section 14(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 11.  Conditions to Closing.

(a)  The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)  Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;.

(2)  The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

(i)  The Mortgage Loan Schedule containing the information set forth on Exhibit 2 hereto;

(ii)  The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

(iii)  A certificate of an officer of the Mortgage Loan Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Mortgage Loan Seller authorizing the transactions contemplated by this Agreement, together with copies of the by-laws of the Mortgage Loan Seller;

(iv)  One or more opinions of counsel from the Mortgage Loan Seller’s counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

(v)  A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A hereto the rating set forth therein; and

(vi)  Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

(3)  The Certificates shall have been issued pursuant to the Pooling and Servicing Agreement.

(4)  The Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its respective counsel may reasonably request.

(b)  The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)  The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement.

(2)  The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Mortgage Loan Seller, duly executed by all signatories other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

(i)  The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller, and all documents required thereby duly executed by all signatories;

(ii)  A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller, and attached thereto the written consent of the member of the Purchaser authorizing the transactions contemplated by this Agreement, together with copies of the Purchaser’s certificate of formation, limited liability company agreement, and evidence as to the good standing of the Purchaser dated as of a recent date;

(iii)  One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller and the Rating Agencies; and

(iv)  Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates.

SECTION 12.  Fees and Expenses. Subject to Section 17 hereof, the Mortgage Loan Seller shall pay on the Closing Date or such later date as may be agreed to by the Purchaser the following amounts in connection with the transaction contemplated by this Agreement: (i) the fees and expenses of the Mortgage Loan Seller’s attorneys and the reasonable fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser’s Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Trustee or the Custodian on its behalf, (vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from the Mortgage Loan Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be, and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates. The Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

SECTION 13.  Accountants’ Letters.

(a)  Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Free Writing Prospectus under the captions “Summary—The Mortgage Loans” and “The Mortgage Pool—General” (only in connection with the 4th, 5th, 7th and 9h paragraphs thereof) and in Schedule A thereto. Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions “Summary—The Mortgage Loans” and “The Mortgage Pool—General” (only in connection with the 4th, 5th, 7th, 8th and 10th paragraphs thereof) and in Schedule A thereto. The Mortgage Loan Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement and the Purchase Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus and in the Prospectus Supplement.

(b)  To the extent statistical information with respect to the Servicer’s servicing portfolio and origination portfolio, is included in the Free Writing Prospectus and the Prospectus Supplement under the caption “Servicing of the Mortgage Loans—The Servicer” (the “Servicer Information”) and “The Originator”, a letter from the certified public accountant for the Servicer will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Mortgage Loan Seller and the Purchaser, with respect to such statistical information.

SECTION 14.  Indemnification.

(a)  The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Mortgage Loan Seller’s Information as identified in Exhibit 3, the omission to state in the Free Writing Prospectus, the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Mortgage Loan Seller and in which additional Mortgage Loan Seller’s Information is identified), in reliance upon and in conformity with Mortgage Loan Seller’s Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading; (ii) any representation or warranty made by the Mortgage Loan Seller in Section 9 hereof being, or alleged to be, untrue or incorrect or (iii) any failure by the Mortgage Loan Seller to perform its obligations under this Agreement; and the Mortgage Loan Seller shall reimburse the Purchaser, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

The foregoing indemnity agreement is in addition to any liability which the Mortgage Loan Seller otherwise may have to the Purchaser or any other such indemnified party.

(b)  The Purchaser shall indemnify and hold harmless the Mortgage Loan Seller and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Purchaser’s Information as identified in Exhibit 4, the omission to state in the Free Writing Prospectus, the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser’s Information is identified), in reliance upon and in conformity with Purchaser’s Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading; (ii) any representation or warranty made by the Purchaser in Section 10 hereof being, or alleged to be, untrue or incorrect or (iii) any failure by the Purchaser to perform its obligations under this Agreement; and the Purchaser shall reimburse the Mortgage Loan Seller, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Mortgage Loan Seller or any other such indemnified party.

(c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 14 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties; provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

(d)  If the indemnification provided for in paragraphs (a) and (b) of this Section 14 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in this Section 14, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Mortgage Loan Seller on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Certificates and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party and each indemnified party agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

SECTION 15.  Notices. All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Mortgage Loan Seller shall be directed to Fannie Mae, 4000 Wisconsin Ave NW, Washington, DC 20016, (Telecopy: (202-752-6890, Attention: Vice President, Structured Transactions - Capital Markets), and notices to the Purchaser shall be directed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, (Telecopy: (212-272-7206)), Attention: Chris Scott and John Tokarczyk; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

SECTION 16.  Transfer of Mortgage Loans. The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Mortgage Loan Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 12, 14 and 18 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Servicer shall be the cure or purchase obligations of the Servicer contained in the Servicing Agreement. Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Mortgage Loan Seller shall be the cure, purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 8 hereof.

SECTION 17.  Termination. This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 11(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller’s obligation to close set forth under Section 11(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

SECTION 18.  Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller’s representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Mortgage Loan Schedule and any Replacement Mortgage Loan.

SECTION 19.  Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

SECTION 20.  Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

SECTION 21.  Amendment. This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

SECTION 22.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 23.  Further Assurances. Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

SECTION 24.  Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 14 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Mortgage Loan Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Mortgage Loan Seller’s representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which the Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Mortgage Loan Seller), any person resulting from a change in form of the Mortgage Loan Seller or any person succeeding to the business of the Mortgage Loan Seller, shall be considered the “successor” of the Mortgage Loan Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

SECTION 25.  Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

SECTION 26.  No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

SECTION 27.  Fiduciary Duty. Each party to this Agreement acknowledges that (A) the terms of this Agreement were negotiated at arms length between sophisticated parties represented by counsel, (B) no fiduciary, advisory or agency relationship between the Purchaser and the Mortgage Loan Seller has been created as a result of any of the transactions contemplated by this Agreement, irrespective of whether the Mortgage Loan Seller has advised or is advising the Purchaser on other matters; (C) the Mortgage Loan Seller’s obligations to the Purchaser are set forth in this Agreement in their entirety; and (D) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Purchaser with respect to any such matters.

SECTION 28.  Third Party Beneficiary. The Securities Administrator and the Master Servicer shall each be an express third-party beneficiary of this Agreement to the extent of its express rights under this Agreement, and shall have the right to enforce such rights under this Agreement as if it were a party hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By:
Name:
Title:

BEAR STEARNS ASSET BACKED SECURITIES I LLC

By:
Name:	Baron Silverstein
Title:	Vice President

EXHIBIT 1
CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of this Agreement.

(i)  The original Mortgage Note, including any riders thereto, endorsed without recourse to the order of “U.S. Bank National Association, as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2006-ST1,” or to blank and showing to the extent available to the Mortgage Loan Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee;

(ii)  the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form);

(iii)  unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of “U.S. Bank National Association, as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2006-ST1,” which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form);

(iv)  an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Mortgage Loan Seller, with evidence of recording thereon;

(v)  the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and

(vi)  originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification by the Servicer or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording”; and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit I to the Pooling and Servicing Agreement, the Mortgage Loan Seller may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Purchaser, in lieu of delivering the above documents, may deliver to the Trustee and its Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Master Servicer Collection Account or in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Mortgage Loan Seller shall deliver such documents to the Trustee or its Custodian promptly after they are received. The Mortgage Loan Seller shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that the Mortgage Loan Seller need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by the Mortgage Loan Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for Mortgage Loan Seller and its successors and assigns. In the event that the Mortgage Loan Seller, the Purchaser or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Mortgage Loan Seller shall submit or cause to be submitted for recording as specified above or, should the Mortgage Loan Seller fail to perform such obligations, the Master Servicer shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Servicer as a result of such Person having completed a Request for Release, the Custodian shall, if not so completed, complete the assignment of the related Mortgage.

EXHIBIT 2
MORTGAGE LOAN SCHEDULE INFORMATION

The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(a)  the city, state and zip code of the Mortgaged Property;
(b)  the property type;
(c)  the Mortgage Rate;
(d)  the Servicing Fee Rate;
(e)  the Master Servicer’s Fee Rate;
(f)  the LPMI Fee, if applicable;
(g)  the Trustee Fee Rate, if applicable;
(h)  the Net Mortgage Rate;
(i)  the maturity date;
(j)  the stated original term to maturity;
(k)  the stated remaining term to maturity;
(l)  the original Principal Balance;
(m)  the first payment date;
(n)  the principal and interest payment in effect as of the Cut-off Date;
(o)  the unpaid Principal Balance as of the Cut-off Date;
(p)  the Loan-to-Value Ratio at origination;
(q)  the insurer of any Primary Mortgage Insurance Policy;
(r)  the MIN with respect to each MOM Loan;
(s)  the Gross Margin, if applicable;
(t)  the next Adjustment Date, if applicable;
(u)  the Maximum Lifetime Mortgage Rate, if applicable;
(v)  the Minimum Lifetime Mortgage Rate, if applicable;
(w)  the Periodic Rate Cap, if applicable;
(x)  the Loan Group, if applicable;
(y)  a code indicating whether the Mortgage Loan is negatively amortizing;
(z)      which Mortgage Loans adjust after an initial fixed-rate period of one, two, three, five, seven or ten years or any other period;
(aa)  the Prepayment Charge, if any;
(bb)  lien position (e.g., first lien or second lien);
(cc)  a code indicating whether the Mortgage Loan has a balloon payment;
(dd)  a code indicating whether the Mortgage Loan is an interest-only loan;
(ee)  the interest-only term, if applicable;
(ff)  the Mortgage Loan Seller; and
(gg)  the original amortization term.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (n) and (o) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (c) through (h) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

EXHIBIT 3
MORTGAGE LOAN SELLER’S INFORMATION

All information in the Free Writing Prospectus and in the Prospectus Supplement described under the following captions: “SUMMARY - The Mortgage Loans,” “THE MORTGAGE POOL- General (solely with respect to paragraphs 4, 5, 7, 8 and 10),” “THE SPONSOR” and “SCHEDULE A - Mortgage Loan Statistical Data.”, the information in the Mortgage Loan Schedule attached as Exhibit B to the Pooling and Servicing Agreement, and the Final Loan Tape.

EXHIBIT 4
PURCHASER’S INFORMATION

All information in the Prospectus Supplement and the Prospectus, except the Mortgage Loan Seller’s Information and the Servicer Information.

EXHIBIT 5
SCHEDULE OF LOST NOTES

Available Upon Request

EXHIBIT 6

REVISED April 18, 2006

APPENDIX E - Standard & Poor’s Predatory Lending Categories

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti- Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado
Consumer Equity Protection, Colo. Stat.
Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002
Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti- Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6 2003	High Cost Home Loan
Georgia as amended (Mar. 7, 2003 - current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 - High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9- A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti- Predatory Lending Law
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B- 22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-1 Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti- Predatory Lending Law
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti- Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B 22 et seq. Effective November 27, 2003 - July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti- Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B- 22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

EXHIBIT 7

MORTGAGE LOAN SELLER’S
FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the Mortgage Loan Seller shall be responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 7 of this Mortgage Loan Purchase Agreement.

Under Item 1 of Form 10-D: a) items marked “Monthly Statement to Certificateholders” are required to be included in the periodic Distribution Date statement under Section 5.04 of the Pooling and Servicing Agreement, provided by the Securities Administrator based on information received from the party providing such information: and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the Monthly Statements to Certificateholders, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. All such information and any other Items on Form 8-K and Form 10-D set forth in this Exhibit shall be sent to the Securities Administrator and the Purchaser.

Form	Item	Description
10-D	1
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used by the Mortgage Loan Seller to originate, acquire or select the new pool assets.

10-D	2
Legal Proceedings - Item 1117 - Legal proceedings pending against the Mortgage Loan Seller or its property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

8-K	1.01
Entry into a Material Definitive Agreement - Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, to which the Mortgage Loan Seller is a party.

8-K	1.02
Termination of a Material Definitive Agreement - Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), to which the Mortgage Loan Seller is a party.
Examples: servicing agreement, custodial agreement.

8-K	1.03	Bankruptcy or Receivership - Disclosure is required regarding the bankruptcy or receivership with respect to the Mortgage Loan Seller.
10-K	15
Exhibits and Financial Statement Schedules - Item 1117 - Legal proceedings pending against the Mortgage Loan Seller or its property that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

10-K	15
Item 1119 - Affiliations and relationships between the Mortgage Loan Seller and the Master Servicer, the Purchaser, the Servicer, the Trustee, the Originator or any other material parties to the transactions contemplated by this Agreement, or their respective affiliates, that are material to Certificateholders:

EXHIBIT 8

ADDITIONAL DISCLOSURE NOTIFICATION

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179
Fax: (212) 272-2000
E-mail: regabnotifications@bear.com

Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail: cts.sec.notifications@wellsfargo.com

Attn: Corporate Trust Services - BSABS I 2006-ST1-SEC REPORT PROCESSING

RE: **Additional Form [     ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 7 of the Mortgage Loan Purchase Agreement, dated as of October 30, 2006, between Federal National Mortgage Association, as Mortgage Loan Seller, and Bear Stearns Asset Backed Securities I LLC, as Purchaser, the Undersigned hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [     ].

Description of Additional Form [     ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [     ] Disclosure:

Any inquiries related to this notification should be directed to [     ], phone number: [     ]; email address: [     ].

[NAME OF PARTY] as [role]

By:
Name:
Title:

EXHIBIT 9

PURCHASE LETTER AGREEMENT

[____________,200__]

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

Federal National Mortgage Association
4000 Wisconsin Ave NW
Washington, DC 20016

Attention: Bear Stearns Asset Backed Securities I Trust 2006-ST1

Re:	Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2006-ST1, Class [___]
Ladies and Gentlemen:

Reference is made to the Mortgage Loan Purchase Agreement (the “Mortgage Loan Purchase Agreement”), dated as of October 30, 2006, between Federal National Mortgage Association as mortgage loan seller (the “Mortgage Loan Seller”) and Bear Stearns Asset-Backed Securities I LLC, as purchaser (the “Purchaser”). As of the date hereof, the Mortgage Loan Seller hereby sells to the Purchaser [___]% of the Class [_____] Certificates (the “Certificates”) and the Purchaser hereby pays to the Mortgage Loan Seller $[__________] to the Mortgage Loan Seller.

This letter agreement shall be governed by the laws of the State of New York, without regard to conflict of law principles, and may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same letter agreement. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile shall be effective as delivery of a manually executed counterpart of this letter agreement.

IN WITNESS WHEREOF, the Purchaser and the Mortgage Loan Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Purchaser

By:
Name:
Title:

FEDERAL NATIONAL MORTGAGE ASSOCIATION, as Mortgage Loan Seller

By:
Name:
Title:

SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Public Certificates

Class	Moody’s	Standard & Poor’s
A-1	Aaa	AAA
A-2	Aaa	AAA
M-1	Aa2	AA
M-2	A1	A+
M-3	A2	A
M-4	A3	A-
B-1	Baa1	BBB+
B-2	Baa2	BBB
B-3	Baa3	BBB-

None of the above ratings has been lowered, qualified or withdrawn since the dates of issuance of such ratings by the Rating Agencies.

Private Certificates

Class	Moody’s	Standard and Poor’s
B-4	Ba2	BB
C	Not Rated	Not Rated
R-1	Not Rated	Not Rated
R-2	Not Rated	Not Rated
R-3	Not Rated	Not Rated
RX	Not Rated	Not Rated

EXHIBIT M

[Reserved]

EXHIBIT N

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Definitions
Primary Servicer - transaction party having borrower contact
Master Servicer - aggregator of pool assets
Securities Administrator - waterfall calculator
Back-up Servicer - named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets
Trustee - fiduciary of the transaction

Note: The definitions above describe the essential function that the party performs, rather than the party’s title. So, for example, in a particular transaction, the trustee may perform the “paying agent” and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key: X - obligation

Reg AB Reference	Servicing Criteria	Primary Servicer	Master Servicer	Securities Admin	Custodian	Trustee (nominal)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X		X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X			X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X			X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X		X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
		X	X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
		X	X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)
Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements. (In this transaction there is no external enhancement or other support.)
		X		X

EXHIBIT O

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 4.18 of the Pooling and Servicing Agreement.

Under Item 1 of Form 10-D: a) items marked “Monthly Statements to Certificateholders” are required to be included in the periodic Distribution Date statement under Section 6.06, provided by the Securities Administrator based on information received from the party providing such information; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the Monthly Statements to Certificateholders, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. All such information and any other Items on Form 8-K and Form 10-D set forth in this Exhibit shall be sent to the Securities Administrator and the Depositor.

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee (nominal)	Depositor	Sponsor
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.			X (Monthly Statements to Certificateholders)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.			X (Monthly Statements to Certificateholders)
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:			X (Monthly Statements to Certificateholders)
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.			X (Monthly Statements to Certificateholders)
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
X (Monthly Statements to Certificateholders)
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.			X (Monthly Statements to Certificateholders)
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.			X (Monthly Statements to Certificateholders)
		(4) Beginning and ending principal balances of the asset-backed securities.			X (Monthly Statements to Certificateholders)
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
X (Monthly Statements to Certificateholders)
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.			X (Monthly Statements to Certificateholders)
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
X (Monthly Statements to Certificateholders)
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.
					X (Monthly Statements to Certificateholders)			Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period.	X	X	X (Monthly Statements to Certificateholders)
		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
			X	X	X (Monthly Statements to Certificateholders)
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X	X	X (Monthly Statements to Certificateholders)
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X	X	X (if agreed upon by the parties)			X
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.			X (Monthly Statements to Certificateholders)
		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,						X
information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
			X	X	X			X
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
								X	X
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).						X
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
Trustee
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
X
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)			X
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q			X
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*						X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
Item 1114(b)(2) - Credit Enhancement Provider Financial Information*
		Determining applicable disclosure threshold						X
		Obtain required financial information or effecting incorporation by reference						X
Item 1115(b) - Derivative Counterparty Financial Information*
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Notify derivative counterparty of significance percentage and request required financial information			X
		Obtain required financial information or effecting incorporation by reference						X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.
	9	Exhibits
		Distribution report			X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements						X
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
			X	X	X			X	X
	1.02	Termination of a Material Definitive Agreement	X	X	X			X	X
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
			X	X	X	X		X	X
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the Monthly Statement to Certificateholders
				X	X
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement			X			X
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”						X
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]						X
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.18]						X
	6.02	Change of Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.
			X	X	X			X
		Reg AB disclosure about any new servicer is also required.	X
		Reg AB disclosure about any new trustee is also required.					X (to the extent of a new trustee)
		Reg AB disclosure about any new securities administrator is also required.			X
	6.03	Change in Credit Enhancement or Other External Support [In this transaction there is no external enhancement or other support.]
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
					X			X
		Reg AB disclosure about any new enhancement provider is also required.			X			X
	6.04	Failure to Make a Required Distribution			X
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
X
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.						X
	7.01	Regulation FD Disclosure	X	X	X	X		X
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.						X
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above.
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information						X
Item 1114(b)(2) - Credit Enhancement Provider Financial Information
		Determining applicable disclosure threshold						X
		Obtain required financial information or effecting incorporation by reference						X
Item 1115(b) - Derivative Counterparty Financial Information
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Notify derivative counterparty of significance percentage and request required financial information			X
		Obtain required financial information or effecting incorporation by reference						X
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
Trustee
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
		Sponsor (Seller)							X
		Depositor						X
Trustee
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator						X
		Custodian				X
		Credit Enhancer/Support Provider						X
		Significant Obligor						X
		Item 1122 - Assessment of Compliance with Servicing Criteria	X	X	X	X
		Item 1123 - Servicer Compliance Statement	X	X

EXHIBIT P

ADDITIONAL DISCLOSURE NOTIFICATION

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179
Fax: (212) 272-2000
E-mail: regabnotifications@bear.com

Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail: cts.sec.notifications@wellsfargo.com

Attn: Corporate Trust Services - BSABS I 2006-ST1-SEC REPORT PROCESSING

RE: **Additional Form [     ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 3.18 of the Pooling and Servicing Agreement, dated as of October 1, 2006, among, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator and U.S. Bank National Association as Trustee. The Undersigned hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [     ].

Description of Additional Form [     ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [     ] Disclosure:

Any inquiries related to this notification should be directed to [     ], phone number: [     ]; email address: [     ].

[NAME OF PARTY] as [role]

By:
Name:
Title:

EXHIBIT Q

SUNTRUST SERVICING AGREEMENT

MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

FEDERAL NATIONAL MORTGAGE ASSOCIATION
(“FANNIE MAE”)

Purchaser

and

SUNTRUST MORTGAGE, INC.
Company

Dated as of September 1, 2006

TABLE OF CONTENTS

ARTICLE 1. Definitions

ARTICLE 2. Agreement to Purchase

ARTICLE 3. Mortgage Loan Schedule

ARTICLE 4. Purchase Price; Near-term Principal Prepayments; Early Payment Defaults

Section 4.01. Purchase Price
Section 4.02. Near-Term Principal Prepayments.
Section 4.03. Early Payment Default

ARTICLE 5. Examination of Mortgage Files

ARTICLE 6. Conveyance from the Company to the Purchaser

Section 6.01. Conveyance of Mortgage Loans; Possession of Mortgage Files
Section 6.02. Books and Records
Section 6.03. Transfer of Mortgage Loans
Section 6.04. Delivery of Mortgage Loan Documents
Section 6.05. Quality Control Procedures

ARTICLE 7. Representations, Warranties and Covenants of the Company; Remedies for Breach

Section 7.01. Representations, Warranties and Covenants As to Itself
Section 7.02. Representations and Warranties Regarding Individual Mortgage Loans
Section 7.03. Remedies for Breach of Representations and Warranties

ARTICLE 8. Administration and Servicing of the Mortgage Loans

Section 8.01. The Company to Act as Servicer
Section 8.02. Modifications
Section 8.03. Pass-Through Transfer
Section 8.04. Subservicing
Section 8.05. Collection of Mortgage Loan Payments
Section 8.06. Realization upon Defaulted Mortgage Loans
Section 8.07. Establishment of Custodial Accounts; Deposits in Custodial Accounts
Section 8.08. Permitted Withdrawals from the Custodial Account
Section 8.09. Establishment of Escrow Accounts; Deposits in Escrow Account
Section 8.10. Permitted Withdrawals from Escrow Account
Section 8.11. Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder
Section 8.12. Transfer of Accounts
Section 8.13. Maintenance of Hazard Insurance
Section 8.14. Maintenance of Mortgage Impairment Insurance Policy
Section 8.15. Fidelity Bond; Errors and Omissions Insurance
Section 8.16. Title, Management and Disposition of REO Property
Section 8.17. Notification of Maturity Date

ARTICLE 9. Payments by the Company

Section 9.01. Distribution to the Master Servicer
Section 9.02. Statements to the Purchaser and the Master Servicer
Section 9.03. Monthly Advances by the Company
Section 9.04. Liquidation Reports
Section 9.05. Prepayment Interest Shortfalls

ARTICLE 10. General Servicing Procedures

Section 10.01. Assumption Agreements
Section 10.02. Satisfaction of Mortgages and Release of Mortgage Files
Section 10.03. Servicing Compensation
Section 10.04. Annual Statement of Compliance
Section 10.05. [Reserved]
Section 10.06. Right of the Purchaser and Master Servicer to Examine Company Records
Section 10.07. Assessment of Compliance with Servicing Criteria
Section 10.08. Intent of the Parties; Reasonableness

ARTICLE 11. The Company

Section 11.01. Indemnification; Third-Party Claims.
Section 11.02. Merger or Consolidation of the Company
Section 11.03. Limitation on Liability of the Company and Others
Section 11.04. The Company Not to Assign or Resign
Section 11.05. No Transfer of Servicing
Section 11.06. Confidentiality

ARTICLE 12. Cooperation of the Company with a Reconstitution

ARTICLE 13. Additional Requirements for Use of Subservicers and Subcontractors

ARTICLE 14. Mandatory Delivery; Grant of Security Interest

ARTICLE 15. Closing

Section 15.01. Conditions to the Purchaser’s Obligations
Section 15.02. Conditions to the Company’s Obligations

ARTICLE 16. Closing Documents

ARTICLE 17. Costs; Assignments

ARTICLE 18. Nonsolicitation

ARTICLE 19. Unpaid Fees and Expenses and Other Amounts Owing to the Purchaser

ARTICLE 20. Modification of Obligations

ARTICLE 21. Default; Termination

Section 21.01. Events of Default; Termination
Section 21.02. Waiver of Defaults

ARTICLE 22. Indemnification by the Company

ARTICLE 23. Governing Law

ARTICLE 24. Amendment

ARTICLE 25. Notices

ARTICLE 26. Severability Clause

ARTICLE 27. Intention of the Parties

ARTICLE 28. Successors and Assigns

ARTICLE 29. Waivers

ARTICLE 30. Exhibits

ARTICLE 31. General Interpretive Principles

ARTICLE 32. Reproduction of Documents

ARTICLE 33. Survival

ARTICLE 34. Signature Pages/Counterparts

ARTICLE 35. Third-Party Beneficiary

EXHIBIT 1	MORTGAGE LOAN SCHEDULE

EXHIBIT 2	CONTENTS OF EACH MORTGAGE FILE

EXHIBIT 3	FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

EXHIBIT 4	FORM OF ESCROW ACCOUNT LETTER AGREEMENT

EXHIBIT 5	FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

EXHIBIT 6	COMPANY’S UNDERWRITING GUIDELINES

EXHIBIT 7	FORM OF OFFICER’S CERTIFICATE

EXHIBIT 8	FORM OF SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE STATEMENT

EXHIBIT 9	REPORTING DATA FOR MONTHLY REPORT

EXHIBIT 10	REPORTING DATA FOR DEFAULTED MORTGAGE LOANS

EXHIBIT 11	REALIZED LOSSES AND GAINS REPORT

EXHIBIT 12	FORM OF ANNUAL CERTIFICATION

EXHIBIT 13	CONTENTS OF MORTGAGE LOAN SCHEDULE

MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

This is a MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the “Agreement”), dated as of September 1, 2006, by and between the Federal National Mortgage Association ( “Fannie Mae” or the “Purchaser”) and SunTrust Mortgage, Inc. (the “Company”).

W I T N E& #160;S S E T H :

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company certain conventional residential first or second lien mortgage loans as described in this Agreement (the “Mortgage Loans”) that shall be delivered as whole loans;

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule attached to this Agreement as Schedule 1;

WHEREAS, the Purchaser and the Company wish to prescribe the representations and warranties of the Company with respect to itself and the Mortgage Loans and the management, servicing and control of the Mortgage Loans;

WHEREAS, the Company agrees to continue servicing the Mortgage Loans for the Purchaser as set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE 1.   Definitions. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions that service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

Agreement: This Mortgage Loan Purchase and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

Annual Certification: As defined in Section 10.07.

Annual Statement of Compliance: As defined in Section 10.04.

Anti-Money Laundering Laws: All applicable anti-money laundering laws and regulations including without limitation the USA Patriot Act of 2001.

Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by a Qualified Appraiser, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.

Assessment of Compliance: As defined in Section 10.07.

Assignment of Mortgage: An individual assignment of Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser. None of the assignments of Mortgage will be “blanket” assignments of Mortgage.

Attestation Report: As defined in Section 10.07.

Borrower Primary Mortgagee Insurance Policy: Any Primary Mortgage Insurance Policy for which premiums are paid by the Mortgagor.

Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in Maryland, Minnesota, New York or the District of Columbia are required or authorized by law or executive order to be closed or (iii) a day on which the main offices of Fannie Mae in the District of Columbia are scheduled to be closed.

Closing Date: September 28, 2006.

Closing Documents: The documents required pursuant to Article 15.

Code: The Internal Revenue Code of 1986, or any successor statute thereto.

Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of any other loan secured by the related Mortgaged Property that has a lien priority senior to that of the Mortgage Loan as of the date of origination of the Mortgage Loan, divided by the Appraised Value.

Commission: The United States Securities and Exchange Commission.

Company: SunTrust Mortgage, Inc., a Virginia corporation, and its successors in interest and assigns, as permitted by this Agreement.

Company Information: As defined in Article 22.

Company’s Officer’s Certificate: A certificate signed by the Chairman of the Board, President, any Vice President or Treasurer of the Company stating the date by which the Company expects to receive any missing documents sent for recording from the applicable recording office.

Company’s Underwriting Guidelines: The underwriting guidelines attached as, and the restrictions (if any) set forth in Exhibit 6 and the restrictions thereto (if any) set forth in the Confirmation.

Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Confirmation: The trade confirmation letter between the Purchaser and the Company that relates to the Mortgage Loans.

Consumer Information: Information including, but not limited to, all personal information about Mortgagors that is supplied to the Purchaser by or on behalf of the Company.

Current Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the Company (by a Qualified Appraiser) at the request of a Mortgagor for the purpose of canceling a Primary Mortgage Insurance Policy in accordance with federal, state and local laws and regulations.

Current LTV: The ratio of the Stated Principal Balance of a Mortgage Loan to the Current Appraised Value of the Mortgaged Property.

Custodial Account: Each separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement, which shall be entitled “[Company], in trust for Fannie Mae, Owner of Mortgage Loans, P&I Account,” and shall be established in an Eligible Account, in the name of the Person that is the “Purchaser” with respect to the related Mortgage Loans.

Custodian: Wells Fargo Bank, N.A., and its successors and assigns, as custodian for the Purchaser.

Cut-off Date: September 1, 2006.

Delinquent by 30 Days Policy: Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date for such Mortgage Loan has not been made by midnight on the day immediately preceding the next succeeding Due Date for such Mortgage Loan.

Depositor: With respect to any Pass-Through Transfer, the Person identified in writing to the Company by the Purchaser as the depositor in connection with such Pass-Through Transfer.

Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, which is the first day of the month.

Due Period: With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

Eligible Account: An account established and maintained: (i) within FDIC-insured accounts created, maintained and monitored by the Company so that all funds deposited therein are fully insured, or (ii) as a trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which is not affiliated with the Company (or any Subservicer) or (iii) with an entity which is an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated “A2” or higher by Moody’s Investor Services Inc. and “A” or higher by Standard and Poor’s Corp. or one of the two highest short-term ratings by any applicable Rating Agency, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws, or (d) a principal subsidiary of a bank holding company or (iv) in a separate non-trust account without FDIC or other insurance in an Eligible Institution. In the event that a Custodial Account is established pursuant to clause (iii) or (iv) of the preceding sentence, the Company shall provide the Purchaser and the Master Servicer with written notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

Eligible Institution: Wells Fargo Bank, N.A., or an institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of each Rating Agency; or (ii) with respect to any Custodial Account, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency.

Equity: With respect to any Mortgage Loan, the Value, less the unpaid principal balance of the related first lien.

Equity Loan-to-Value Ratio: With respect to any Mortgage Loan, the original principal balance of the second lien, divided by the Equity.

Escrow Account: Each separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “[Company], in trust for Fannie Mae, Owner of Mortgage Loans, and various Mortgagors, T&I Account,” and shall be established in an Eligible Account, in the name of the Person that is the “Purchaser” with respect to the related Mortgage Loans.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, mortgage insurance premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

Event of Default: Any one of the events enumerated in Section 21.01(a) or (b).

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: Federal National Mortgage Association, a body corporate organized and existing under the laws of the United States, or its successor in interest or any successor appointed as herein provided.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 8.15.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement act of 1989, as amended and in effect from time to time.

First Remittance Date: October 18, 2006.

GAAP: Generally accepted accounting principles, consistently applied.

Gross Margin:  With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

HMDA: The Home Mortgage Disclosure Act, as amended.

HOEPA: The Home Ownership and Equity Protection Act of 1994, as amended (Section 32 of Regulation Z under the Truth-in-Lending Act).

HUD: The United States Department of Housing and Urban Development or any successor thereto.

Index: With respect to each adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

Initial Rate Cap: With respect to each adjustable rate Mortgage Loan and the first Adjustment Date after the Origination Date, a number of percentage points per annum that is set forth in the Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of any insurance policy insuring the Mortgage Loan or the related Mortgaged Property.

Interest Paid-to Date: With respect to a Mortgage Loan, the last date to which interest has been paid on such Mortgage Loan, as shown on the books and records of the Company as of the Cut-off Date.

Lender Paid Mortgage Insurance Rate: The Lender Paid Mortgage Insurance Rate shall be a rate per annum equal to the percentage shown on the Mortgage Loan Schedule.

Lender Primary Mortgage Insurance Policy: Any Primary Mortgage Insurance Policy for which premiums are paid by the Company.

Lifetime Rate Cap: As to each adjustable rate Mortgage Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan.

Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the ratio on such date of the outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property.

Manufactured Home: Any dwelling unit that (i) is built on a permanent chassis and attached to a permanent foundation system; (ii) is built in compliance with the Federal Manufactured Home Construction and Safety Standards that were established June 15, 1976 (as amended and in force at the time the dwelling unit is manufactured) and that appear in HUD regulations at 24 C.F.R. Part 3280; (iii) has a HUD Data Plate evidencing compliance with the aforementioned HUD regulations that is affixed in a permanent manner near the main electrical panel or in another readily accessible and visible location on the dwelling unit; (iv) is a one-family dwelling that is legally classified as real property; and (v) that has its towing hitch, wheels, and axles removed and has the characteristics of site-built housing. Other factory-built housing (not built on a permanent chassis), such as modular, prefabricated, panelized, or sectional housing, shall not be considered a Manufactured Home.

Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

Master Servicer: Wells Fargo Bank, N.A., or any successor master servicer appointed by the Purchaser.

Maximum Mortgage Interest Rate: With respect to each adjustable rate Mortgage Loan, a rate that is set forth on the Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS® System.

MERS® System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

Minimum Mortgage Interest Rate: With respect to each adjustable rate Mortgage Loan, a rate that is set forth on the Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Advance: The aggregate of the advances made by the Company on any Remittance Date pursuant to Section 9.03.

Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage File: With respect to each Mortgage Loan, the file containing the related Mortgage Loan Documents that clearly identify Fannie Mae as owner, the Custodian, the Company as servicer, the Mortgagor, the Mortgage Loan number and any previous Mortgage Loan number.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 8.14.

Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: Each mortgage loan sold, assigned and transferred to the Purchaser pursuant to this Agreement and identified on the Mortgage Loan Schedule, which mortgage loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan.

Mortgage Loan Documents: With respect to each Mortgage Loan, the documents described in Exhibit 2 pertaining to such Mortgage Loan.

Mortgage Loan Remittance Rate: The annual rate at which interest accrues on any Mortgage Loan, which may be adjusted from time to time for an adjustable rate Mortgage Loan, in accordance with the provisions of the related Mortgage Note.

Mortgage Loan Schedule: The schedule of Mortgage Loans set forth as Exhibit 1 to this Agreement (which shall also be provided in an electronic format acceptable to Purchaser), such schedule setting forth the information required pursuant to Exhibit 13 hereto.

Mortgage Note: The promissory note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

Mortgaged Property: The underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the state in which such real property is located which may include condominium units and planned unit developments, improved by a residential dwelling.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor’s or mortgagor’s successor(s) in title to the Mortgaged Property.

Nonrecoverable Advance: Any portion of a Monthly Advance or Servicing Advance previously made or proposed to be made by the Company pursuant to this Agreement, that, in the good faith judgment of the Company, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor or the related Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or otherwise with respect to the related Mortgage Loan.

OCC: Office of the Comptroller of the Currency, or any successor thereto.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

OFHEO: The Office of Federal Housing Enterprise Oversight, or any successor thereto.

Opinion of Counsel: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

Origination Date: The date on which a Mortgage Loan funded.

Pass-Through Transfer: A transaction involving either (1) the sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with the issuance of publicly offered or privately placed, rated or unrated, asset-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Payment Default Trigger: As defined in Section 4.03 hereof.

Periodic Rate Cap: With respect to each adjustable rate Mortgage Loan and any Adjustment Date (other than the first Adjustment Date) therefor, a number of percentage points per annum that is set forth in the Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Permitted Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institu-tion or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii) repurchase obligations with a term not to exceed thirty (30) days relating to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such in-vestment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of secur-ities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstand-ing principal balances of all of the Mortgage Loans and Permitted Investments;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obliga-tions payable on demand or on a specified date not more than one year after the date of issuance there-of) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

(vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

(vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instru-ment-al-ity of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency;

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the ob-li-ga-tions underlying such instrument or if such security provides for payment of both principal and interest with a yield to matur-ity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

Person: An individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Interest Shortfall: With respect to any Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the related Prepayment Period, an amount equal to the excess of one month’s interest at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment over the amount of interest (adjusted to the Mortgage Loan Remittance Rate) actually paid by the related Mortgagor with respect to such Prepayment Period.

Prepayment Period: With respect to any Remittance Date, the calendar month preceding the month in which such Remittance Date occurs.

Primary Mortgage Insurance Policy: With respect to any Mortgage Loan, the related primary policy of mortgage insurance, if any, issued by a Qualified Insurer.

Prime Rate: The prime rate announced to be in effect from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, full or partial, that is received in advance of its scheduled Due Date, and that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of the prepayment.

Purchase Price: The price paid by the Purchaser in exchange for the Mortgage Loans purchased on the Closing Date, calculated as provided in Article 4.

Purchase Price Percentage: That certain purchase price percentage specified in the Confirmation with respect to the Mortgage Loans, as adjusted as provided for therein.

Purchaser: Fannie Mae, its successors in interest and assigns.

Purchaser’s Underwriter: Bear, Stearns & Co. Inc.

Qualified Appraiser: An appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder and the requirements of Fannie Mae.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time for sale to the Company, in accordance with the Company’s Underwriting Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) of this paragraph and were acquired by the Company within 180 days after their respective Origination Dates; (iii) the Company’s Underwriting Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the Company’s Underwriting Guidelines.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae, and whose claims paying ability is rated in the two highest rating categories by each applicable Rating Agency with respect to primary mortgage insurance and in the two highest rating categories in Best’s Key Rating Guide with respect to hazard and flood insurance.

Rating Agency: Moody’s Investors Service, Inc., Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or Fitch, Inc.

Reconstitution: As defined in Article 12.

Reconstitution Agreement: As defined in Article 12.

Reconstitution Date: As defined in Article 12.

Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit,” as such term is defined in Section 860D of the Code.

REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and the related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The 18th day of any month, beginning with the First Remittance Date, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

REO Disposition: The final sale by the Company of any REO Property.

REO Property:  A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the product of (a) the Stated Principal Balance of such Mortgage Loan on the repurchase date multiplied by (b) the Purchase Price Percentage, plus (ii) accrued interest on such Stated Principal Balance at the Mortgage Interest Rate from the last Interest Paid-to Date through which interest has been paid by or on behalf of the Mortgagor through the date prior to the date of repurchase, plus (iii) third-party expenses incurred in connection with the transfer of the Mortgage Loan being repurchased, less (iv) amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan.

Residential Dwelling:  Any one of the following: (i) a detached single family dwelling, (ii) an attached single family dwelling, (iii) a two- to four- family dwelling, (iv) a unit in a condominium project, (v) a detached single family dwelling in a planned unit development, (vi) a cooperative unit or (vii) a Manufactured Home.

SAIF: The Savings Association Insurance Fund, or any successor thereto.

Sales Price: With respect to any Mortgage Loan the proceeds of which were used by the Mortgagor to acquire the related Mortgaged Property, the amount paid by the related Mortgagor for such Mortgaged Property.

Sarbanes Certification: The certification required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff)) to be included in each Form 10-K filed in connection with any Pass-Through Transfer.

Securities Act: The Securities Act of 1933, as amended.

Servicing Advance: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Company specifies the Mortgage Loan(s) to which such expenses relate and, upon the Purchaser’s request, provides documentation supporting such expense (which documentation would be acceptable to Fannie Mae), and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach, or an alleged breach, of any representation, warranty or covenant of the Company hereunder), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Company with respect to the liquidation of the Mortgaged Property in accordance with the terms of this Agreement and (f) compliance with the obligations under Section 8.11.

Servicing Criteria: The “servicing criteria” that are identified as applicable on Exhibit 8 of this Agreement (or those Servicing Criteria otherwise mutually agreed to by the Purchaser, the Company, the Master Servicer and any Person that will be responsible for signing any Sarbanes Certification with respect to a Pass-Through Transfer in response to publicly disseminated SEC guidance with respect to Regulation AB and incorporated into a revised Exhibit 8).

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by the Company, or as otherwise provided under Section 8.08. Any fee payable to the Company for administrative services related to any REO Property as described in Section 8.16 shall be payable from Liquidation Proceeds of the related REO Property.

Servicing Fee Rate: As set forth in the Confirmation.

Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or its designee and copies of the Mortgage Loan Documents listed in Section 6.01, the originals of which are delivered to the Purchaser or its designee pursuant to Section 6.01.

Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser and the Master Servicer upon request, as such list may from time to time be amended.

Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan on the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through other Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB. Any Subservicer shall meet the qualifications set forth in Section 8.01.

Subservicing Agreement: An agreement between the Company and a Subservicer, if any, for the servicing of the Mortgage Loans.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Value: With respect to any Mortgage Loan, the lower of the Appraised Value of the Mortgaged Property as of the Origination Date or the purchase price of the Mortgaged Property.

Whole Loan Transfer: The sale or transfer of some or all of the ownership interest in the Mortgage Loans by the Purchaser to one or more third parties in whole loan or participation format.

ARTICLE 1.   Agreement to Purchase. The Company agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the Cut-off Date in an amount set forth on the Confirmation or in such other amount as agreed by the Purchaser and the Company as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the Closing Date.

ARTICLE 2.   Mortgage Loan Schedule. The Company shall deliver, or cause to be delivered, to the Purchaser the Mortgage Loan Schedule prior to the Closing Date.

ARTICLE 3.   Purchase Price; Near-term Principal Prepayments; Early Payment Defaults.

Section 3.01.   Purchase Price. The Purchase Price for each Mortgage Loan shall be an amount equal to the Purchase Price Percentage, multiplied by the Stated Principal Balance, as of the Cut-off Date, of the Mortgage Loan listed on the Mortgage Loan Schedule.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Company, on the Closing Date, accrued interest on each Mortgage Loan at the Mortgage Interest Rate from the related last Interest Paid-to Date through the day prior to the Closing Date, inclusive; provided, however, with respect to those Mortgage Loans for which interest has been paid through a date beyond the Cut-off Date, such accrued interest owing to the Company shall be reduced by the amount of interest accruing on the Stated Principal Balance of each such Mortgage Loan at a rate equal to the Mortgage Interest Rate of such Mortgage Loan, from the Closing Date to the day prior to the Interest Paid-To Date for such Mortgage Loan, inclusive.

The Purchaser shall be entitled to (1) all scheduled principal due after the Cut-off Date, (2) all other recoveries of principal collected after the Cut-off Date (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected by the Company or any successor servicer after the Cut-off Date shall belong to the Company), and (3) all payments of interest on the Mortgage Loans net of applicable Servicing Fees (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date). The outstanding principal balance of each Mortgage Loan as of the Cut-off Date is determined after application of payments of principal due on or before the Cut-off Date whether or not collected, together with any unscheduled principal prepayments collected prior to the Cut-off Date; provided, however, that payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date and shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account.

Section 3.02.   Near-Term Principal Prepayments.

In the event any Principal Prepayment is made by a Mortgagor during the period beginning on the Closing Date and ending on the earlier of (x) the date on which the Mortgage Loan is sold by the Purchaser in connection with a Securitization and (y) the last day within the three-month period following the Closing Date, the Company shall remit to the Purchaser an amount equal to (i) if the related Mortgage Loan does not have a Prepayment Charge, the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal Prepayment or (ii) if the related Mortgage Loan has a Prepayment Charge, the amount of the Prepayment Charge. Such remittance shall be made by the Company to the Purchaser no later than the third Business Day following receipt by the Company of written or electronic notice from the Purchaser or its designee that such Principal Prepayment has occurred. With respect to any such prepaid Mortgage Loan, the Company's obligation to remit the amounts described in this Section 4.02 shall be conditioned upon the Company's receipt of notice no later than 60 days following the Purchaser’s receipt of a monthly report reflecting such Principal Prepayment.

Section 3.03.   Early Payment Default.

In the event any of the first three scheduled Monthly Payments that are due under any Mortgage Loan after the Closing Date are not made within 30 days of the date on which such Monthly Payment is due (each, a “Payment Default Trigger”), the Company shall, within 30 days following receipt by the Company of written or electronic notice from the Purchaser or its designee that a Payment Default Trigger has occurred, repurchase such Mortgage Loan from the Purchaser at the Repurchase Price, regardless of whether such Mortgage Loan subsequently becomes current or remains delinquent. With respect to any affected Mortgage Loan, such repurchase obligation shall be conditioned upon the Company's receipt of notice no later than 60 days after the Purchaser’s receipt of a monthly report reflecting the occurrence of such Payment Default Trigger. Notwithstanding the foregoing, a Payment Default Trigger will not apply to a Monthly Payment due with respect to a Mortgage Loan on a Monthly Payment due date that is subsequent to the date on which such Mortgage Loan is sold by the Purchaser in connection with a Securitization.

ARTICLE 4.   Examination of Mortgage Files. With regard to the examination and due diligence of the Mortgage Loans and Mortgage Files prior to the Closing Date, the Purchaser and the Company shall have such rights as are set forth in the Confirmation. If the Purchaser declines, in accordance with its rights under the Confirmation, to purchase a Mortgage Loan, such Mortgage Loan shall be deleted from the Mortgage Loan Schedule. The Purchaser may, at its option and without notice to the Company, purchase all or a portion of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s (or any of its successors’) rights to demand repurchase or any other relief or remedy provided for in this Agreement.

ARTICLE 5.   Conveyance from the Company to the Purchaser.

Section 5.01.   Conveyance of Mortgage Loans; Possession of Mortgage Files.

On the Closing Date, the Company, simultaneously with the payment of the Purchase Price, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Company in and to the Mortgage Loans listed on the Mortgage Loan Schedule, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser or the Custodian. The Servicing File shall contain all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Company is at the will of the Purchaser, for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. From the Closing Date, the ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Purchaser. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Company shall be received and held by the Company in trust for the benefit of the Purchaser as the owner of the Mortgage Loans. Any portion of the Mortgage Files retained by the Company shall be appropriately identified in the Company’s computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser. The Company shall release its custody of the contents of the Mortgage Files only in accordance with written instructions of the Purchaser, except when (i) such release is required as incidental to the Company’s or the Master Servicer’s servicing of the Mortgage Loans, (ii) is in connection with a repurchase of any Mortgage Loan pursuant to this Agreement or (iii) such release is required by the Purchaser’s Underwriter in connection with a Pass-Through Transfer, such written instructions shall not be required.

Section 5.02.   Books and Records.

The sale of each Mortgage Loan shall be reflected on the Company’s balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans that shall be appropriately identified in the Company’s computer system to clearly reflect the ownership of the Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage of any condominium project as required by Fannie Mae, and periodic inspection reports as required by Section 8.16. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in electronic format.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

In addition to the foregoing, the Company shall provide to any supervisory agents or examiners that regulate the Purchaser, including but not limited to, the OFHEO, access, during normal business hours, upon reasonable advance notice to the Company and without cost to the Company or such supervisory agents or examiners, to any documentation regarding the Mortgage Loans that may be required by any applicable regulator.

Section 5.03.   Transfer of Mortgage Loans by the Purchaser.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms of this Agreement. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan (other than the Purchaser and the Master Servicer) unless a notice of the transfer of such Mortgage Loan has been delivered to the Company in accordance with this Section 6.03 and the books and records of the Company show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer in an Assignment and Assumption of this Agreement substantially in the form of Exhibit 5 executed by the transferee shall have been delivered to the Company. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and the previous Purchaser shall be released from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

Section 5.04.   Delivery of Mortgage Loan Documents.

No later than eight Business Days following the Closing Date, the Company shall deliver to the Purchaser, or its Custodian, as agent, the Mortgage File with respect to each Mortgage Loan to be purchased and sold on the Closing Date and set forth on the Mortgage Loan Schedule.

If the Company cannot deliver the original recorded Mortgage Loan Documents with respect to any Mortgage Loan on the Closing Date, the Company shall, promptly upon receipt thereof and in any case not later than 120 days from the Closing Date, deliver such original documents, including original recorded documents, to the Purchaser or, upon the Purchaser’s request, its designee (unless the Company is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within 120 days of the Closing Date, solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Company shall deliver such document to the Purchaser, or upon the Purchaser’s request, its designee, within such time period as specified in a Company’s Officer’s Certificate. In the event that documents have not been received by the date specified in the Company’s Officer’s Certificate, a subsequent Company’s Officer’s Certificate shall be delivered by such date specified in the prior Company’s Officer’s Certificate, stating a revised date for receipt of documentation. The procedure shall be repeated until the documents have been received and delivered. If delivery is not completed within 180 days of the Closing Date, solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Company shall continue to use its best efforts to effect delivery as soon as possible thereafter, provided that if such documents are not delivered within 270 days of the Closing Date, the Company shall repurchase the related Mortgage Loans at the Repurchase Price in accordance with Section 7.03 hereof.

The Company shall forward to the Purchaser original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that the Company shall provide the Purchaser with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation.

The Company shall provide an original or duplicate original of the title insurance policy to the Purchaser or, upon the Purchaser’s request, its designee, within ninety (90) days of the receipt of the recorded documents (required for issuance of such policy) from the applicable recording office.

If the Purchaser or its designee discovers any defect with respect to a Mortgage File, the Purchaser or its designee shall give prompt written specification of such defect to the Company, and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 7.03.

In addition, in connection with the assignment of any MERS Mortgage Loan, the Company agrees that it will cause, at its own expense, the MERS® System to indicate that such Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the Purchaser of such Mortgage Loans. The Company further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

For any Mortgage Loan that is not a MERS Mortgage Loan, the Company shall prepare the Assignment of Mortgage for such Mortgage Loan.

From time to time the Company may have a need for Mortgage Loan Documents to be released from the Purchaser, or its designee. The Purchaser shall, or shall cause its designee to, upon the written request of the Company, within ten (10) Business Days, deliver to the Company, any requested documentation previously delivered to the Purchaser as part of the Mortgage File, provided that such documentation is promptly returned to the Purchaser, or its designee, when the Company no longer requires possession of the document, and provided that during the time that any such documentation is held by the Company, such possession is in trust for the benefit of the Purchaser. The Company shall indemnify the Purchaser, and its designee, from and against any and all losses, claims, damages, penalties, fines, forfeitures, costs and expenses (including court costs and reasonable attorney’s fees) resulting from or related to the loss, damage, or misplacement of any documentation delivered to the Company pursuant to this paragraph.

Section 5.05.   Quality Control Procedures.

The Company must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions with respect to the Mortgage Loans. The program must be capable of evaluating and monitoring the overall quality of its loan production and servicing activities. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

ARTICLE 6.   Representations, Warranties and Covenants of the Company; Remedies for Breach.

Section 6.01.   Representations, Warranties and Covenants As to Itself.

The Company hereby represents, warrants and covenants to the Purchaser as of the Closing Date that:

(i)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. The Company has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon the Company by any such state, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the sale of the Mortgage Loans in accordance with the terms of this Agreement;

(ii)   The Company has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement and to conduct its business as presently conducted. The Company has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement, and any agreements contemplated hereby, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, and each Assignment of Mortgage and any agreements contemplated hereby, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms and all requisite corporate action has been taken by the Company to make this Agreement and all agreements contemplated hereby valid and binding upon the Company in accordance with their terms;

(iii)   Neither the execution and delivery of this Agreement by the Company, nor the origination or purchase of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, or the performance of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Company’s articles of incorporation or by-laws, or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Company is a party or which may be applicable to the Company or its assets, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its properties are subject, or impair the ability of the Purchaser to realize on the Mortgage Loans;

(iv)   The Company is not in violation of, and the execution and delivery of this Agreement by the Company and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Company or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Company or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v)   The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company’s creditors;

(vi)   The Company is properly qualified to service the Mortgage Loans and has been servicing the Mortgage Loans prior to the Cut-off Date;

(vii)   Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Company was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Company retains record title, the Company shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof;

(viii)   There are no actions or proceedings against, or investigations of, the Company before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement (C) that might prohibit or materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or (D) that is reasonably likely to have a material adverse effect on the financial condition of the Company;

(ix)   No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, this Agreement or the sale of the Mortgage Loans and delivery of the Mortgage Files to the Purchaser or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(x)   The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(xi)   The origination and servicing practices used by the Company and any prior originator or servicer with respect to each Mortgage Note and Mortgage have been legal and in accordance with applicable laws and regulations and the Mortgage Loan Documents, and in all material respects proper and prudent in the mortgage origination and servicing business. Each Mortgage Loan has been serviced in all material respects with Accepted Servicing Practices. With respect to escrow deposits and payments that the Company, on behalf of an investor, is entitled to collect, all such payments are in the possession of, or under the control of, the Company, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

(xii)   In the opinion of the Company, the consideration received by the Company upon the sale of the Mortgage Loans to the Purchaser under this Agreement constitutes fair consideration for the Mortgage Loans under current market conditions. The Company will treat the sale of the Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

(xiii)   The Company has delivered to the Purchaser financial statements for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the servicing policies and procedures, business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement. No statement, tape, diskette, form, report or other document furnished or to be furnished by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

(xiv)   The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(xv)   As of the date of each Pass-Through Transfer, and except as has been otherwise disclosed to the Purchaser, the Master Servicer and any Depositor: (1) no default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Company; (2) the Company has not been terminated as a servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (3) no material noncompliance with the applicable servicing criteria with respect to any other securitization of residential mortgage loans involving the Company as servicer has occurred, been disclosed or reported by the Company; (4) no material changes to the Company’s servicing policies and procedures for loans similar to the Mortgage Loans have occurred in the immediately preceding three years; (5) there are no aspects of the Company’s financial condition that could have a material adverse impact on the performance by the Company of its obligations under this Agreement; (6) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company; and (7) there are no affiliations, relationships or transactions relating to the Company of a type that are described under Item 1119 of Regulation AB;

(xvi)   If so requested by the Purchaser, the Master Servicer or any Depositor on any date, the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (xv) of this Section 7.01 or, if any such representation or warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party;

(xvii)   No statement, tape, diskette, form, report or other document furnished or to be furnished by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

(xviii)   The Company has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws;

(xix)   The Company shall ensure that, with respect to any Mortgage Loan originated on or after October 31, 2004 that contains an arbitration clause, the Company has notified, or within 60 days of the sale and transfer of such Mortgage Loan to the Purchaser will notify, the related Mortgagor in writing that the terms of such arbitration clause are null and void; and

(xx)   At least five Business Days prior to the Closing Date, the Company shall have delivered to the Purchaser the information required by the then current Fannie Mae Selling Guide for the Purchaser’s reporting under HMDA. The Purchaser’s required HMDA data includes (without limitation) the following: (1) race and ethnicity codes (all Mortgage Loans), (2) HOEPA Status (all Mortgage Loans), (3) Annual Percentage Rate (APR) Spread above Treasury Securities (only Mortgage Loans meeting certain criteria), and (4) gross annual income (all Mortgage Loans).

Section 6.02.   Representations and Warranties Regarding Individual Mortgage Loans.

The Company hereby represents and warrants to the Purchaser, with respect to each Mortgage Loan, as of the Closing Date or such other date specified herein:

(i)   The related information set forth in the Mortgage Loan Schedule is complete, true and correct;

(ii)   As of the Cut-off Date, the Mortgage Loan will have an actual Interest Paid-to Date as stated in the Confirmation and will be due for the scheduled monthly payment as stated in the Confirmation, as evidenced by a posting to the Company’s servicing collection system. No payment under the Mortgage Loan is delinquent as of the Closing Date nor has any scheduled payment been delinquent at any time prior to the Closing Date. The Mortgage Loan has not been dishonored. There are no material defaults under the terms of the Mortgage Loan. The Mortgage Loan has a monthly Due Date of the first day of each month. For purposes of this paragraph, a Mortgage Loan will be deemed delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

(iii)   There is no valid offset, right of rescission, defense or counterclaim of any obligor under the Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, and any applicable right of rescission has expired, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto. The Mortgage Loan is not subject to any pending bankruptcy, insolvency, reorganization or moratorium;

(iv)   There are no mechanics’ liens or similar liens or claims for work, labor or material affecting the Mortgaged Property which have been filed (and no rights are outstanding that under law could give rise to such liens), which are or may be a lien prior to, or equal with, the lien of the Mortgage, except those which are insured against by the title insurance policy referred to in paragraph (ix) below;

(v)   As of the date of origination of the Mortgage Loan and as of the Closing Date, there was and there currently is no material damage to the Mortgaged Property. At origination of the Mortgage Loan there was not, there has not been since origination of the Mortgage Loan and there currently is not, any proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Company has not received notification that any such proceedings are scheduled to commence at a future date;

(vi)   The Mortgage is a valid, subsisting, enforceable and perfected first or second lien on the Mortgaged Property securing the Mortgage Note, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note’s original principal balance subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. The Mortgaged Property is owned by the Mortgagor in fee simple and is free and clear of all adverse claims, encumbrances and liens having priority over the first or second lien of the Mortgage, subject only to (1) with respect to any Mortgage Loan identified on the Mortgage Loan schedule as secured by a second lien, the related first lien mortgage loan, (2) the lien of nondelinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan or referred to in the lender’s title insurance policy delivered to the originator of the related Mortgage Loan, and (4) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting enforceable, and perfected first or second lien and first or second priority, as applicable, security interest on the property described therein, and immediately prior to the sale of such Mortgage Loan to the Purchaser pursuant to this Agreement, the Company had full right to sell and assign the same to the Purchaser. As of the date of origination of the Mortgage Loan, the Mortgaged Property was not subject to a mortgage, deed of trust, or other security instrument creating a lien subordinate to the lien of the Mortgage;

(vii)   The Mortgage Loan complies with, and the Company has complied with, applicable local, state and federal laws, regulations and other requirements including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the federal Truth in Lending Act and disclosure laws;

(viii)   Neither the Company nor any prior holder of the Mortgage Loan has impaired, waived, altered or modified the Mortgage or Mortgage Note (except that a Mortgage Loan may have been modified by a written instrument (a copy of which is in the Mortgage File and the terms of which are reflected on the Mortgage Loan Schedule) which has been recorded, if necessary to protect the interests of the owner of the Mortgage Loan; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies); satisfied, canceled, rescinded or subordinated such Mortgage in whole or in part; released the Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of cancellation, rescission or satisfaction with respect thereto.  No instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has not been released, in whole or in part from its obligations in connection with the Mortgage Loan;

(ix)   The Mortgage Loan is covered by an ALTA lender’s title insurance policy or equivalent form of policy or insurance acceptable to Fannie Mae in a form acceptable to, and issued by a title insurer acceptable to, Fannie Mae, together with all applicable ALTA endorsements, including without limitation, an adjustable rate mortgage loan endorsement, if applicable, a condominium endorsement, a planned unit development endorsement, an extended coverage endorsement, and an 8.1 ALTA or equivalent environmental endorsement, insuring the Company, its successors and assigns, as to the first lien priority of the Mortgage (subject to the exceptions contained in (vi) (1), (2), and (3) above), in an amount at least equal to the original principal balance of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. The related title insurance policy affirmatively insures ingress and egress and insures against encroachments by or upon the Mortgaged Property and each such policy was issued on the date of the origination of the Mortgage Loan by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located. The Company, its successors and assigns, are the sole insured of such lender’s title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Company’s interest therein does not require the consent of or notification to the insurer and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. Where required by law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Company, nor any Mortgagor, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(x)   All of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property (and wholly within the project with respect to a condominium unit), and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xi)   No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation, subdivision law or ordinance. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, and the Mortgaged Property is lawfully occupied under applicable law;

(xii)   All parties that have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks having principal offices in such state, or (4) not doing business in such state;

(xiii)   Each of the Mortgage Note and the Mortgage is original and genuine, there are no other originals of the Mortgage Note or Mortgage, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws relating to creditors’ rights generally or by equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and the Company has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by such parties. The Mortgage Loan Documents are on forms acceptable to Fannie Mae. Either the Mortgagor or the guarantor of the Mortgage Loan is a natural person;

(xiv)   The proceeds of the Mortgage Loan have been fully disbursed; there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note or Mortgage;

(xv)   The Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure or if applicable, non-judicial foreclosure. Upon default by the Mortgagor on the Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclose;

(xvi)   If the Mortgage constitutes a deed of trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xvii)   There are no defaults by the Company in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents or other outstanding charges affecting the Mortgaged Property which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable. There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deficits or payments of other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note;

(xviii)   The Mortgage Note is not and has not been secured by any collateral, pledged account or other security other than the lien of the Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation. The Mortgage Loan is not secured by more than one Mortgaged Property;

(xix)   The buildings and improvements upon the Mortgaged Property are insured by a Qualified Insurer pursuant to a standard, valid and existing hazard insurance policy acceptable to Fannie Mae, which policy insures against loss by fire, hazards of extended coverage and such other hazards as are required by Fannie Mae Guides representing coverage in an amount not less than the lesser of (A) the maximum insurable value of the improvements securing the Mortgage Loan and (B) the outstanding principal balance of the Mortgage Loan, but in no event an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration (which policy conforms to Fannie Mae requirements) is in effect with respect to such Mortgaged Property with a Qualified Insurer in an amount representing coverage not less than the least of (A) the outstanding Stated Principal Balance of the Mortgage Loan, (B) the maximum insurable value of the improvements securing the Mortgage Loan or (C) the maximum amount of insurance that is available under federal law. All individual insurance policies contain a standard mortgagee clause naming the Company or the original holder of the Mortgage, and its successors in interest, as loss payee, and all of the premiums due and payable thereon have been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor. Neither the Company (nor any prior originator or servicer of the Mortgage Loan) nor the Mortgagor has engaged in any act or omission which has impaired or would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either. All such insurance policies contain a standard mortgagee clause naming the Company, its successors and assigns as loss payee and contain a clause that the insurer will notify the named mortgagee at least ten (10) days prior to any reduction in coverage or cancellation of the policy;

(xx)   There is no default, breach or event of acceleration existing under the Mortgage or the Mortgage Note; and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and none of (i) the Company and any of its affiliates (ii) any servicer or subservicer and (iii) any prior mortgagee, of the Mortgage Loan has waived any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

(xxi)   The Mortgage Note and the Mortgage contain the entire agreement of the Mortgagor, and there is no obligation on the part of the Company or any other party to make any payments with respect to the Mortgage Loan in addition to the Monthly Payments required to be made by the Mortgagor and the Mortgage Note does not permit or obligate the Company to make future advances to the Mortgagor at the option of the Mortgagor;

(xxii)   The Company has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loan including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;

(xxiii)   The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

(xxiv)   The related Mortgage File contains an appraisal of the Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by the Company, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated and conforms to the underwriting requirements of the Company. The appraisal is in a form acceptable to Fannie Mae and was made by a Qualified Appraiser;

(xxv)   The Mortgaged Property consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, or a townhouse, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development. If the Mortgaged Property is a condominium unit or planned unit development, it either conforms with applicable Fannie Mae requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit or planned unit development is acceptable to Fannie Mae or is otherwise “warrantable” with respect thereto. The Mortgaged Property is not a manufactured dwelling or mobile home other than a Manufactured Home. The Mortgage Loan is not considered an agricultural loan. The Mortgaged Property does not consist of a log home, earthen home, underground home, a home which is situated on more than ten acres of property or a home which is secured by a leasehold estate;

(xxvi)   The Mortgage Loan does not provide for deferred interest or negative amortization. The Mortgage Loan is not a simple interest loan. The Mortgage Loan is not a reverse mortgage. The Mortgaged Property is not a timeshare;

(xxvii)   The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment loan;

(xxviii)    The Company is the sole owner of record and is the holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. Upon the sale of the Mortgage Loan to the Purchaser, the Company will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or the Purchaser’s designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Loan, including the Mortgage Note and the Mortgage, was not subject to an assignment sale or pledge to any person other than the Purchaser and the Company had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement. Following the sale of the Mortgage Loan, the Purchaser will own the Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Company intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement. After the Closing Date, the Company will not have any right to modify or alter the terms of the sale of the Mortgage Loan and the Company will not have any obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement, or as otherwise agreed to by the Company and the Purchaser. The Company acquired any right, title and interest in and to the Mortgage Loans in good faith and without notice of any adverse claim;

(xxix)   Unless otherwise specified on the Mortgage Loan Schedule, the Mortgage Loan is a fixed-rate loan. The Mortgage Note is payable on the first day of each month. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. Monthly payments of interest are calculated on the basis of a year comprised of twelve 30-day months;

(xxx)   If the Mortgage Loan is identified on the Mortgage Loan Schedule as an adjustable-rate loan, the Mortgage Interest Rate is fixed for an initial period as specified on the Mortgage Loan Schedule. Subsequent to the first Adjustment Date, the Mortgage Note is payable in monthly installments of principal and interest, which installments are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. The Mortgage Note does not permit conversion to a fixed interest rate and all interest rate adjustments have been made in compliance with applicable law and the terms of the Mortgage Note;

(xxxi)   If the Mortgage Loan is identified on the Mortgage Loan Schedule as an adjustable-rate loan, the Mortgage Note provides that the Mortgage Interest Rate may be adjusted, all of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, all such adjustments have been made in strict compliance with federal, state and local law and in accordance with the terms of the Mortgage Loan Documents, including the mailing of required notices, and such adjustments do not and will not affect the lien priority of the Mortgage. If the Mortgage Loan has passed its initial Adjustment Date, the Company has performed an audit of the Mortgage Loan to determine whether interest rate adjustments have been made in accordance with the terms of the Mortgage Note and Mortgage;

(xxxii)   If the Mortgage Loan is identified on the Mortgage Loan Schedule as an adjustable-rate loan, on the Closing Date and until the initial Adjustment Date, the Mortgage Interest Rate is and shall be as set forth on the Mortgage Loan Schedule. On the initial Adjustment Date set forth on the Mortgage Loan Schedule, and on each subsequent Adjustment Date occurring as specified on the Mortgage Loan Schedule thereafter, the Mortgage Interest Rate will be equal to the then current Index rate plus the Gross Margin set forth on the Mortgage Loan Schedule, (rounded up or down to the nearest 0.125%), subject to the Initial Rate Cap, Periodic Rate Cap, Maximum Mortgage Interest Rate and Minimum Mortgage Interest Rate set forth on the Mortgage Loan Schedule. The Mortgage Note requires a monthly payment which is sufficient during the period prior to the first adjustment to the Mortgage Interest Rate and following each Adjustment Date, to (a) fully amortize the original principal balance over the original term thereof and to pay interest at the Mortgage Interest Rate, and (b) pay interest at the related Mortgage Interest Rate. The Mortgage Note provides that when the Mortgage Interest Rate changes on an Adjustment Date, the then outstanding principal balance will be reamortized over the remaining life of the Mortgage Loan;

(xxxiii)   The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee and such provision is enforceable;

(xxxiv)   Each of the Mortgage and the Assignment of Mortgage (for each Mortgage Loan that is not a MERS Mortgage Loan) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxxv)   The Mortgagor has not notified the Company, and the Company has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(xxxvi)   There exists no violation of any local, state, or federal environmental law, rule or regulation with respect to the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. The Company has no knowledge of any pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of the Mortgaged Property;

(xxxvii)   The Mortgage File is complete and contains a true, accurate and correct copy of each of the documents and instruments specified to be included therein;

(xxxviii)   The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required pursuant to this Agreement to be delivered by the Company hereunder have been delivered to the Purchaser or its agent;

(xxxix)   The Mortgage Loan was not originated based on an appraisal of the Mortgaged Property made prior to completion of construction of the improvements thereon. The Mortgage Loan was not made in connection with the construction or rehabilitation of the Mortgaged Property or facilitating the trade-in or exchange of the Mortgaged Property;

(xl)   The Company used no selection procedures that identified the Mortgage Loan as being less desirable or valuable than other comparable mortgage loans in the Company’s portfolio;

(xli)   No fraud, error, negligence, misrepresentation or material omission of fact with respect to the Mortgage Loan has taken place on the part of the Company or the Mortgagor or any other party involved in the origination or servicing of the Mortgage Loan;

(xlii)   The Mortgagor has received and has executed, where applicable, prior to origination of the Mortgage Loan, all disclosure and rescission materials required by applicable law with respect to the making of the Mortgage Loan;

(xliii)   The Company is either, and the Mortgage Loan was originated by, a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act;

(xliv)   If the Mortgage Loan is identified in the Mortgage Loan Schedule as being subject to a Borrower Primary Mortgage Insurance Policy, the Mortgage Loan obligates the Mortgagor to maintain the Borrower Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

(xlv)   The Company has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or adversely affect the value or the marketability of the Mortgage Loan. The Company did not select the Mortgage Loan sold to the Purchaser based on any adverse selection of mortgage loans in its portfolio that met the Purchaser’s purchase parameters for this transaction (as such parameters are set forth in the Confirmation), including without limitation, the location or condition of the Mortgaged Property, payment pattern of the borrower or any other factor that may adversely affect the expected cost of foreclosing, owning or holding the Mortgage Loan or the Mortgaged Property or collecting the insurance or guarantee proceeds related thereto;

(xlvi)   The Mortgage Loan was originated by or for the Company pursuant to, and conforms with, the Company’s Underwriting Guidelines;

(xlvii)   If the Mortgage Loan is identified on the Mortgage Loan Schedule as having a Prepayment Charge feature, such Prepayment Charge is enforceable and will be enforced by the Company and each Prepayment Charge is permitted pursuant to federal, state and local law. The Mortgage Loan does not impose a Prepayment Charge for a term in excess of three years from the date the Mortgage Loan was originated. Except as otherwise set forth on the Mortgage Loan Schedule, with respect to a Mortgage Loan that contains a Prepayment Charge, such Prepayment Charge is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months’ interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of the Mortgage Loan;

(xlviii)   If the Mortgage Loan was originated by an entity other than the Company, the Purchaser may enforce against such entity any representations or warranties made by such entity to the Company with respect to the Mortgage Loan;

(xlix)   The Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(l)   The sale, transfer, assignment and conveyance of the Mortgage Loan by the Company pursuant to this Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Company, except those that have been paid;

(li)   The Mortgage Loan conforms to the characteristics set forth in the Confirmation;

(lii)   The Mortgagor does not have a credit score less than 500;

(liii)   The Company is not aware of any facts that could reasonably be expected to affect adversely the value or marketability of the Mortgage Property;

(liv)   The Mortgage Loan does not have a CLTV in excess of 100%. The Mortgage Loan does not have an Equity Loan-to-Value Ratio in excess of 125%;

(lv)   If the Mortgaged Property located in Texas, the Mortgage is a second lien, the Mortgage Interest Rate is in excess of 10% and the Mortgage Note contains a provision pursuant to which the Mortgagor may be entitled to prepaid interest upon payoff, the Mortgagor did not pay any administrative fees, points, or loan origination fees which would actually result in any prepaid interest being due the Mortgagor under the terms of the Mortgage Note;

(lvi)   The Company has complied with Anti-Money Laundering Laws and has conducted the requisite due diligence in connection with the origination of the Mortgage Loan for the purposes of the Anti-Money Laundering Laws. The Company took reasonable efforts to determine whether the Mortgagor appears on any list of blocked or prohibited parties designated by the U.S. Department of Treasury;

(lvii)   Information regarding the borrower credit files related to the Mortgage Loan has been furnished to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations;

(lviii)   At the time it was made, the Mortgage Loan complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

(lix)   The Mortgage Loan is not subject to the requirements of HOEPA;

(lx)   The Mortgage Loan is not a “High-Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). If the Mortgage Loan is subject to the Georgia Act and secured by owner-occupied real property or an owner-occupied manufactured home located in the State of Georgia, it was not originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(lxi)   The Mortgage Loan is not a “High-Cost Home Loan” as defined in New York Banking Law 6-1;

(lxii)   The Mortgage Loan is not a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

(lxiii)   The Mortgage Loan is not a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(lxiv)   The Mortgage Loan is not a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

(lxv)   The Mortgage Loan is not a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(lxvi)   The Mortgage Loan is not a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(lxvii)   The Mortgage Loan is not a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

(lxviii)   The Mortgage Loan is not a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

(lxix)   The Mortgage Loan is not a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(lxx)   If the Mortgage Loan was originated on or after October 31, 2004, it is not subject to mandatory arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of the Mortgage Loan or interest in the Mortgage Loan to Fannie Mae, the terms of the arbitration are null and void and cannot be reinstated;

(lxxi)   The related Mortgagor was not encouraged or required to select a mortgage loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(lxxii)   The methodology used in underwriting the extension of credit for the Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(lxxiii)    If the Mortgage Loan contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, (iv) the duration of the prepayment period does not exceed three (3) years from the date of the note, and (v) notwithstanding any state or federal law to the contrary, the servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments;

(lxxiv)    The related Mortgagor was not required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. The related Mortgagor did not obtain a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan. No proceeds from the Mortgage Loan were used to purchase single premium credit insurance policies (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(lxxv)    All points and fees related to the Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 that would otherwise have resulted in an unprofitable origination, the related Mortgagor was not charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan (such 5% limitation being calculated in accordance with Fannie Mae’s anti-predatory lending requirements);

(lxxvi)   All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of the Mortgage Loan have been disclosed in writing to the related Mortgagor in accordance with applicable state and federal law and regulation; and

(lxxvii)   The principal balance of the Mortgage Loan as of the Cut-off Date does not exceed Fannie Mae’s then current conforming loan maximum loan amount.

Section 6.03.   Remedies for Breach of Representations and Warranties.

It is understood and agreed that the covenants, representations and warranties of the Company set forth in this Agreement shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other. Notwithstanding anything to the contrary contained herein, it is understood by the parties hereto that a breach of any of the representations made in paragraph (i), (xxvi), (lvi) or (lviii) through (lxxvii) of Section 7.02 will be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser therein.

Within sixty (60) days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, or the interest of the Purchaser therein, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation, warranty or covenant set forth in Section 7.01 and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Company at the Repurchase Price. Any repurchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions of this Section 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by wire transfer of immediately available funds on the repurchase date to an account designated by the Purchaser.

If pursuant to the foregoing provisions the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall either (a) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Company and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (b) cause MERS to designate on the MERS® System the Company as the beneficial holder of such Mortgage Loan.

At the time of repurchase, the Purchaser and the Company shall arrange for the reassignment of the repurchased Mortgage Loan to the Company and the delivery to the Company of any documents held by the Purchaser and its designees relating to the repurchased Mortgage Loan. Upon the repurchase of a Mortgage Loan, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

In addition to such cure and repurchase obligation, the Company shall indemnify the Purchaser and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from any assertion based on, grounded upon or resulting from a breach or alleged breach of any of the representations and warranties contained in this Article 7. In addition to the obligations of the Company set forth in this Section 7.03, the Purchaser may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 7.01 or 7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with the relevant provisions of this Agreement.

ARTICLE 7.   Administration and Servicing of the Mortgage Loans.

Section 7.01.   Company to Act as Servicer.

The Company, as independent contract servicer, shall service and administer the Mortgage Loans on behalf of the Purchaser in accordance with applicable law, this Agreement and with Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Company may deem necessary or desirable and consistent with the terms of applicable law, this Agreement and with Accepted Servicing Practices and exercise the same care that it customarily employs for its own account. In addition, the Company shall furnish information regarding the borrower credit files related to such Mortgage Loans to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

In servicing and administering the Mortgage Loans, the Company shall employ Accepted Servicing Practices, giving due consideration to the Purchaser’s and the Master Servicer’s reliance on the Company. Unless a different time period is stated in this Agreement, the Purchaser or the Master Servicer, as applicable, shall be deemed to have given consent in connection with a particular matter if the Purchaser or the Master Servicer, as applicable, does not affirmatively grant or deny consent within five (5) Business Days from the date the Purchaser or the Master Servicer, as applicable, receives a second written request for consent for such matter from the Company as servicer.

Section 7.02.   Modifications.

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Company has obtained the prior written consent of the Purchaser, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer for more than ninety days or forgive any payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.

In the event of any such modification which has been agreed to in writing by the Purchaser and which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 8.07, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 8.08. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding anything herein to the contrary, the Company may not enter into a forbearance agreement or similar arrangement with respect to any Mortgage Loan which runs more than 180 days after the first delinquent Due Date. Any such agreement shall be approved by the Purchaser and, if required, by the Primary Mortgage Insurance Policy insurer and Lender Primary Mortgage Insurance Policy insurer, if required.

Section 7.03.   Pass-Through Transfer.

Notwithstanding anything in this Agreement to the contrary, if any Mortgage Loan becomes subject to a Pass-Through Transfer, the Company (a) with respect to such Mortgage Loan, shall not permit any modification with respect to such Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to such Mortgage Loan or such default is, in the judgment of the Company, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of such Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the startup date under the REMIC Provisions.

Prior to taking any action described in clause (b) of the immediately preceding paragraph with respect to the Mortgage Loans subject to a Pass-Through Transfer, the Company will obtain an Opinion of Counsel acceptable to the trustee in such Pass-Through Transfer with respect to whether such action could result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code)(either such event, an “Adverse REMIC Event”), and the Company shall not take any such actions as to which it has been advised that an Adverse REMIC Event could occur.

The Company shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC. The Company shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

Section 7.04.   Subservicing.

Subject to the additional requirements set forth in Article 13 hereof, the Mortgage Loans may be subserviced by a Subservicer on behalf of the Company provided that the Subservicer is an entity that engages in the business of servicing loans, and in either case shall be authorized to transact business, and licensed to service mortgage loans, in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a Fannie Mae-approved mortgage servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Fannie Mae, or which would require notification to Fannie Mae. In addition, each Subservicer will obtain and preserve its qualifications to do business as a foreign corporation and its licenses to service mortgage loans, in each jurisdiction in which such qualifications and/or licenses are or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer’s fee shall not exceed the Servicing Fee. The Company shall notify the Purchaser and the Master Servicer promptly in writing upon the appointment of any Subservicer; provided, however, that no such appointment shall become effective unless the Purchaser shall previously have consented thereto.

At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company’s option, from electing to service the related Mortgage Loans itself on behalf of the Purchaser. In the event that the Company’s responsibilities and duties under this Agreement are terminated pursuant to Section 8.06, 8.16, 10.04, 10.07, 11.04, 21.01 or 21.03 and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer effective as of the date of termination of the Company. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company’s own funds without reimbursement from the Purchaser.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. The Company will indemnify and hold the Purchaser and the Master Servicer harmless from any loss, liability or expense arising out of its use of a Subservicer to perform any of its servicing duties, responsibilities and obligations hereunder.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and the Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of the Purchaser to pay the Subservicer’s fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

Section 7.05.   Collection of Mortgage Loan Payments.

Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Company will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, Accepted Servicing Practices, and the terms and provisions of any related Primary Mortgage Insurance Policy and Lender Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Company will take special care in ascertaining and estimating annual escrow payments, and all other charges that, as provided in the Mortgage, will become due and payable, so that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

The Company shall not waive any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the Prepayment Charge is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, the Company is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Purchaser by the Remittance Date.

Section 7.06.   Realization upon Defaulted Mortgage Loans.

The Company shall use its best efforts, consistent with the procedures that the Company would use in servicing loans for its own account, consistent with Accepted Servicing Practices, any Primary Mortgage Insurance Policies and Lender Primary Mortgage Insurance Policies and the best interest of the Purchaser, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 8.01. In determining the delinquency status of any Mortgage Loan, the Company will use the Delinquent by 30 Days Policy as approved by the Purchaser, and shall revise these policies as requested by the Purchaser from time to time. Foreclosure or comparable proceedings shall be initiated within ninety (90) days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments, subject to state and federal law and regulation. The Company shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage, the Company shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Company through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 8.08. The Company shall obtain prior approval of the Purchaser as to repair or restoration expenses in excess of ten thousand dollars ($10,000). The Company shall notify the Purchaser and the Master Servicer in writing of the commencement of foreclosure proceedings and not less than five days prior to the acceptance or rejection of any offer of reinstatement. The Company shall be responsible for all costs and expenses incurred by it in any such proceedings or functions; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 8.08. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser’s expense. Upon completion of the inspection, the Company shall promptly provide the Purchaser and the Master Servicer with a written report of the environmental inspection. After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.

Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser’s sole option, terminate the Company as servicer of any Mortgage Loan which becomes ninety (90) days or greater delinquent in payment of a scheduled Monthly Payment, without payment of any termination fee with respect thereto, provided that the Company shall, on the date said termination takes effect be reimbursed for any unreimbursed Monthly Advances of the Company’s funds made pursuant to Section 9.03 and any unreimbursed Servicing Advances and Servicing Fees, in each case relating to such delinquent Mortgage Loan, notwithstanding anything to the contrary set forth in Section 8.08. In the event of any such termination, the provisions of Article 28 shall apply to said termination and the transfer of servicing responsibilities with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

Section 7.07.   Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts. The Custodial Account shall be an Eligible Account. Funds shall be deposited in the Custodial Account within 24 hours of receipt, and shall at all times be insured by the FDIC up to the FDIC insurance limits, or must be invested in Permitted Investments for the benefit of the Purchaser. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 8.08. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit 3. The original of such letter agreement shall be furnished to the Purchaser on the Closing Date.

The Company shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii) all payments on account of interest on the Mortgage Loans at the Mortgage Loan Remittance Rate;

(iii) all Liquidation Proceeds;

(iv) any amounts required to be deposited by the Company in connection with any REO Property pursuant to Section 8.16 and in connection therewith, the Company shall provide the Purchaser with written detail itemizing all of such amounts;

(v) all Insurance Proceeds including amounts required to be deposited pursuant to Sections 8.11, 8.13 and 8.14, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;

(vi) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

(vii) any Monthly Advances;

(viii) with respect to each full or partial Principal Prepayment, any Prepayment Interest Shortfalls, to the extent of the Company’s aggregate Servicing Fee received with respect to the related Prepayment Period;

(ix) any amounts required to be deposited by the Company pursuant to Section 8.13 in connection with the deductible clause in any blanket hazard insurance policy, such deposit shall be made from the Company’s own funds, without reimbursement therefor; and

(x) any amounts required to be deposited in the Custodial Account pursuant to Section 8.01, 8.16 or 10.02.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 10.01, need not be deposited by the Company in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 8.08(iv). The Company shall be responsible for any losses suffered with respect to investment of funds in the Custodial Account, and shall be required promptly to deposit the amount of any such losses from its own funds in the Custodial Account. The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Custodial Account.

Section 7.08.   Permitted Withdrawals from the Custodial Account.

The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

(i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 9.01;

(ii) to reimburse itself for Monthly Advances, the Company’s right to reimburse itself pursuant to this clause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made, it being understood that, in the case of such reimbursement, the Company’s right thereto shall be prior to the rights of the Purchaser, except that, where the Company is required to repurchase a Mortgage Loan, pursuant to Section 4.03, the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such Section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees (or REO administration fees described in Section 8.16), the Company’s right to reimburse itself pursuant to this clause (iii) with respect to any Mortgage Loan being limited to related proceeds from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds as set forth in this Agreement; any such recovery shall be made upon liquidation of the REO Property;

(iv) to pay to itself as part of its servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

(v) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 4.03 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

(vi) to transfer funds to another Eligible Account in accordance with Section 8.12 hereof;

(vii) to remove funds inadvertently placed in the Custodial Account by the Company;

(vi) to clear and terminate the Custodial Account upon the termination of this Agreement; and

(vii) to reimburse itself for Nonrecoverable Advances to the extent not reimbursed pursuant to clause (ii) or clause (iii) above.

Section 7.09.   Establishment of Escrow Accounts; Deposits in Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. The Escrow Account shall be an Eligible Account. Funds deposited in each Escrow Account shall at all times be insured in a manner to provide maximum insurance under the insurance limitations of the FDIC, or must be invested in Permitted Investments. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 8.10. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit 4. The original of such letter agreement shall be furnished to the Purchaser on the Closing Date (with a copy to the Master Servicer), and upon request to any subsequent purchaser.

The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 8.10. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes. The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Escrow Account.

Section 7.10.   Permitted Withdrawals from Escrow Account.

Withdrawals from the Escrow Account may be made by the Company only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, Primary Mortgage Insurance Policy premiums, if applicable, fire and hazard insurance premiums, condominium assessments and comparable items;

(ii) to reimburse the Company for any Servicing Advance made by the Company with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

(iii) to refund to the Mortgagor any funds as may be determined to be overages;

(iv) for transfer to the Custodial Account in accordance with the terms of this Agreement;

(v) for application to restoration or repair of the Mortgaged Property;

(vi) to pay to the Company, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii) to clear and terminate the Escrow Account on the termination of this Agreement. As part of its servicing duties, the Company shall pay to the Mortgagors interest on funds in Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor; and

(viii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 8.09.

Section 7.11.   Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Company will maintain in full force and effect Primary Mortgage Insurance Policies or Lender Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan covered by such a policy. Such coverage will be terminated only with the approval of the Purchaser, or as required by applicable law or regulation. The Company will not cancel or refuse to renew any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Company shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 10.01, the Company shall promptly notify the insurer under the related Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 8.07, any amounts collected by the Company under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 8.08.

Section 7.12.   Transfer of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Eligible Account from time to time. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser, which consent will not be unreasonably withheld.

Section 7.13.   Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is acceptable to Fannie Mae and customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If required by the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan shall be covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with an insurance carrier acceptable to Fannie Mae, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and the requirements of Fannie Mae that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf. The Company shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Company under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Accepted Servicing Practices, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 8.08. It is understood and agreed that no other additional insurance need be required by the Company of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to this Agreement, the requirements of Fannie Mae or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Company and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Company. The Company shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

Section 7.14.   Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Company shall obtain and maintain a blanket policy issued by a Qualified Insurer insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 8.13 and otherwise complies with all other requirements of Section 8.13, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 8.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 8.13, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Company agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser or the Master Servicer, the Company shall cause to be delivered to the Purchaser and the Master Servicer a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser.

Section 7.15.   Fidelity Bond; Errors and Omissions Insurance.

The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loan. The Fidelity Bond shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement and fraud of such persons. The errors and omissions insurance shall protect and insure the Company against losses arising out of errors and omissions and negligent acts of such persons. Such errors and omissions insurance shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 8.15 requiring the Fidelity Bond or errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae. Upon request by the Purchaser or the Master Servicer, the Company shall deliver to the Purchaser and the Master Servicer a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser and the Master Servicer. The Company shall notify the Purchaser and the Master Servicer within five (5) business days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. The Purchaser (or any party having the status of the Purchaser hereunder) and any subsidiary thereof and their successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy. Upon request by the Purchaser or the Master Servicer, the Company shall provide the Purchaser and the Master Servicer with an insurance certificate certifying coverage under this Section 8.15, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

Section 7.16.   Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee, or in the event the Purchaser or its designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Company from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Company shall notify the Purchaser and the Master Servicer upon such acquisition (and, in any event, shall provide notice of the consummation of any foreclosure sale within three (3) Business Days after the date the Company receives notice of such consummation), together with a copy of the drive by appraisal or brokers price opinion of the Mortgaged Property obtained in connection with such acquisition, and thereafter assume the responsibility for marketing such REO property in accordance with Accepted Servicing Practices. Thereafter, the Company shall continue to provide certain administrative services to the Purchaser relating to such REO Property as set forth in this Section 8.16. No Servicing Fee shall be assessed or otherwise accrue on any REO Property from and after the date on which it becomes an REO Property.

The Company shall, either itself or through an agent selected by the Company, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as required by the circumstances. The Company shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser and the Master Servicer.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a longer period than one (1) year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Company shall report monthly to the Purchaser and the Master Servicer as to the progress being made in selling such REO Property. No REO Property shall be marketed for less than the Appraised Value, without the prior consent of the Purchaser. No REO Property shall be sold for less than ninety five percent (95%) of its Appraised Value, without the prior consent of the Purchaser. All requests for reimbursement of Servicing Advances shall be in accordance with the requirements of Fannie Mae and the Master Servicer. The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser (subject to the above conditions) only with the prior written consent of the Purchaser. The Company shall provide monthly reports to the Purchaser and the Master Servicer in reference to the status of the marketing of the REO Properties.

In the event that a Mortgage Loan becomes part of a REMIC, and becomes REO Property, such REO Property shall be disposed of by the Company, with the consent of the Purchaser as required pursuant to this Agreement, before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless the Company provides to the trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property subsequent to the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time that certificates are outstanding. The Company shall manage, conserve, protect and operate each such REO Property for the certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Section 860F(a)(2)(E) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC provisions of the Code. Pursuant to its efforts to sell such property, the Company shall either itself or through an agent selected by the Company, protect and conserve such property in the same manner and to such an extent as is customary in the locality where such property is located. Additionally, the Company shall perform the tax withholding and reporting related to Sections 1445 and 6050J of the Code.

Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser’s sole option, terminate the Company as servicer of any such REO Property without payment of any termination fee with respect thereto, provided that the Company shall on the date said termination takes effect be reimbursed for any unreimbursed advances of the Company’s funds made pursuant to Section 9.03 and any unreimbursed Servicing Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such REO Property notwithstanding anything to the contrary set forth in Section 8.08. In the event of any such termination, the provisions of Article 28 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such REO Property to the Purchaser or its designee. Within five (5) Business Days of any such termination, the Company shall, if necessary convey such property to the Purchaser and shall further provide the Purchaser with the following information regarding the subject REO Property: the related drive by appraisal or brokers price opinion, and copies of any related Mortgage Impairment Insurance Policy claims. In addition, within five (5) Business Days, the Company shall provide the Purchaser and the Master Servicer with the following information and documents regarding the subject REO Property: the related trustee’s deed upon sale and copies of any related hazard insurance claims, or repair bids.

Section 7.17.   Notification of Maturity Date.

With respect to each Mortgage Loan, the Company shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

ARTICLE 8.   Payments by the Company.

Section 8.01.   Distribution to the Master Servicer.

On each Remittance Date, the Company shall distribute by wire transfer of immediately available funds to the Master Servicer (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 8.08, plus (ii) all Monthly Advances, if any, which the Company is obligated to distribute pursuant to Section 9.03, plus, (iii) the Prepayment Interest Shortfall for such Remittance Date, minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts. It is understood that, by operation of Section 8.07, the remittance on the first Remittance Date is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

With respect to any remittance received by the Master Servicer after the Remittance Date, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three (3) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall cover the period commencing with the day following the Business Day such payment was due and ending with the Business Day on which such payment is made to the Master Servicer, both inclusive. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company. On each Remittance Date, the Company shall provide the Purchaser and the Master Servicer with a remittance report detailing all amounts being remitted pursuant to this Section 9.01.

Section 8.02.   Statements to the Purchaser and the Master Servicer.

The Company shall furnish to the Master Servicer, no later than the 5th Business Day of each month, loan accounting reports in the form of (a) Exhibit 9 with respect to monthly loan activity, (b) Exhibit 10 with respect to delinquent and defaulted loans and (c) Exhibit 11 with respect to each Realized Loss.

In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Company shall provide such information as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Company under this Agreement, commencing with the first such report due not less than ten Business Days following such request. The Company shall also provide a monthly report, in the form of Exhibit 9, or such other form as is mutually acceptable to the Company, the Purchaser and the Master Servicer, Exhibit 10 with respect to defaulted Mortgage Loans and Exhibit 11 with respect to realized losses and gains, with each such report.

The Company shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

In addition, not more than sixty (60) days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

The Company shall furnish to the Purchaser during the term of this Agreement, such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be necessary, reasonable or appropriate in respect to the Purchaser, or otherwise in respect to the Mortgage Loans and the performance of the Company under this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the Purchaser all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request in relation to this Agreement or the performance of the Company under this Agreement. The Company agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

Section 8.03.   Monthly Advances by the Company.

Not later than the close of business on the Business Day preceding each Remittance Date, the Company shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Company, whether or not deferred pursuant to Section 8.01, of principal and interest at the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan during the related Due Period and delinquent at the close of business on the related Determination Date.

The Company’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Remittance Date prior to the date on which the Mortgaged Property liquidates (including Insurance Proceeds, proceeds from the sale of REO Property or Condemnation Proceeds) with respect to the Mortgage Loan unless the Company deems such advance to be a Nonrecoverable Advance. In such event, the Company shall deliver to the Purchaser and the Master Servicer an Officer’s Certificate of the Company to the effect that an officer of the Company has reviewed the related Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

Section 8.04.   Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Company shall submit to the Purchaser and the Master Servicer a liquidation report with respect to such Mortgaged Property in a form mutually acceptable to the Company, the Purchaser and the Master Servicer. The Company shall also provide reports on the status of REO Property containing such information as the Purchaser and the Master Servicer may reasonably require.

Section 8.05.   Prepayment Interest Shortfalls.

Not later than the close of business on the Business Day preceding each Remittance Date in the month following the related Prepayment Period, the Company shall deposit in the Custodial Account an amount equal to any Prepayment Interest Shortfalls with respect to such Prepayment Period, which in the aggregate shall not exceed the Company’s aggregate Servicing Fee received with respect to the related Due Period.

ARTICLE 9.   General Servicing Procedures.

Section 9.01.   Assumption Agreements.

The Company will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause to the extent permitted by law; provided, however, that the Company shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, if any. If the Company reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Company, with the approval of the Purchaser, will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 10.01, the Company, with the prior consent of the Purchaser and the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Company shall follow the underwriting practices and procedures of the Company. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the amount of the Monthly Payment and the maturity date may not be changed (except pursuant to the terms of the Mortgage Note). If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan. The Company shall notify the Purchaser and the Master Servicer that any such substitution of liability or assumption agreement has been completed by forwarding to the Custodian (with a copy to the Purchaser) the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Company may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 10.01, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 9.02.   Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately notify the Purchaser, the Custodian and the Master Servicer by a certification, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 8.07 have been or will be so deposited, of a Servicing Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser or the Custodian. The Purchaser shall no later than five Business Days after receipt of such certification and request, release or cause to be released to the Company, the related Mortgage Loan Documents and, upon its receipt of such documents, the Company shall promptly prepare and deliver to the Purchaser the requisite satisfaction or release. No later than five (5) Business Days following its receipt of such satisfaction or release, the Purchaser shall deliver, or cause to be delivered, to the Company the release or satisfaction properly executed by the owner of record of the applicable mortgage or its duly appointed attorney in fact. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event the Company satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Company, upon written demand, shall remit within two (2) Business Days to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Company shall maintain the Fidelity Bond and errors and omissions insurance insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for the purpose of collection under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, the Purchaser shall, upon request of the Company and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release or cause to be released the portion of the Mortgage File held by the Purchaser to the Company. Such servicing receipt shall obligate the Company to return the related Mortgage documents to the Purchaser when the need therefor by the Company no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

Section 9.03.   Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account (to the extent of interest payments collected on the Mortgage Loans) or to retain from interest payments collected on the Mortgage Loans, the amounts provided for as the Company’s Servicing Fee, subject to payment of compensating interest on Principal Prepayments as capped by the Servicing Fee pursuant to Section 9.05. Additional servicing compensation in the form of assumption fees, as provided in Section 10.01, and late payment charges or otherwise (excluding any Prepayment Charges) shall be retained by the Company to the extent not required to be deposited in the Custodial Account. No Servicing Fee shall be payable in connection with partial Monthly Payments. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Section 9.04.   Annual Statement of Compliance.

The Company will deliver to the Purchaser, the Master Servicer and any Depositor, not later than March 15 of each calendar year beginning in 2007, an Officers’ Certificate acceptable to the Purchaser and addressed to the Purchaser, the Master Servicer and any Depositor (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Company during the immediately preceding calendar year (or applicable portion thereof) and of performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement or any applicable Reconstitution Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officers and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. Copies of such statement shall be provided by the Company to the Purchaser upon request and by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans. In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Company shall deliver an Annual Statement of Compliance of the Subservicer as described above as to each Subservicer as and when required with respect to the Company.

Failure of the Company to timely comply with this Section 10.04 shall be deemed an Event of Default, automatically, without notice and without any cure period, unless otherwise agreed to by the Purchaser, and the Purchaser may, in addition to whatever rights the Purchaser may have under Section 11.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 21.01. Such termination shall be considered with cause pursuant to Section 21.01 of this Agreement. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 9.05.   [Reserved].

Section 9.06.   Right of the Purchaser and Master Servicer to Examine Company Records.

The Purchaser and the Master Servicer shall each have the right to examine and audit upon reasonable notice to the Company, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Company, or held by another for the Company or on its behalf or otherwise, which relates to the performance or observance by the Company of the terms, covenants or conditions of this Agreement.

The Company shall provide to the Purchaser, the Master Servicer and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser or the Master Servicer, including but not limited to OFHEO, access to any documentation regarding the Mortgage Loans in the possession of the Company which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Company, and in accordance with the FDIC, OTS, or any other similar federal or state regulations, as applicable.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser audited financial statements of the Company for the most recently completed two (2) fiscal years for which such statements are available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by any Consolidated Statement of Operations. If it has not already done so, the Company shall furnish promptly to the Purchaser or a prospective purchaser copies of the statements specified above.

The Company shall make reasonably available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions and to permit any prospective purchaser to inspect the Company’s servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

Section 9.07.   Assessment of Compliance with Servicing Criteria.

The Company shall service and administer, and shall cause each Subservicer to servicer or administer, the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, the Company shall not later than March 15th of each year:

(a) deliver to the Purchaser, the Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser, the Master Servicer and such Depositor) regarding the Company’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser, the Master Servicer and such Depositor and signed by an authorized officer of the Company, and shall address each of the Servicing Criteria;

(b) deliver to the Purchaser, the Master Servicer and any Depositor a report (an “Attestation Report”) of a registered public accounting firm (in form and substance reasonably acceptable to the Purchaser, the Master Servicer and such Depositor) that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to paragraph (a) above. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(c) cause each Subservicer, and each Subcontractor determined by the Company pursuant to Article 13 to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser, the Master Servicer and any Depositor an Assessment of Compliance and Attestation Report as and when provided in paragraphs (a) and (b) of this Section with respect to the reports required thereby; and

(d) deliver, and cause each Subservicer and Subcontractor described in clause (c) above to deliver, to the Purchaser, any Depositor, the Master Servicer and any other Person that will be responsible for signing the Sarbanes Certification on behalf of an asset-backed issuer with respect to a Pass-Through Transfer, a certification (an “Annual Certification”), signed by the appropriate officer of the Company, such Subservicer or such Subcontractor in the form specified in Exhibit 12.

The Company acknowledges that the parties identified in clause (d) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

Each assessment of compliance provided by a Subservicer pursuant to Section 10.07(c) shall address each of the Servicing Criteria or, in the case of a Subservicer subsequently appointed as such, each of the Servicing Criteria identified as applicable in a certification substantially in the form of Exhibit 8 delivered to the Purchaser on or prior to the date of such appointment.

Failure of the Company to timely comply with this Section 10.07 shall be deemed an Event of Default, automatically, without notice and without any cure period, unless otherwise agreed to by the Purchaser, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 7.03 and 11.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 21.01. Such termination shall be considered with cause pursuant to Section 21.01 of this Agreement. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 9.08.   Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that a purpose of Sections 7.01(xv) and (xvi), 9.02 and 10.07 and Articles 12 and 13 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. None of the Purchaser, the Master Servicer or any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder; provided, however, that the Annual Statement of Compliance is required to be delivered annually pursuant to Section 10.04. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities market, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, the Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Pass-Through Transfer, the Company shall cooperate fully with the Purchaser and the Master Servicer to deliver to the Purchaser (including any of its assignees or designees), the Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, the Master Servicer or any Depositor to permit the Purchaser, the Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance. The Purchaser (including any of its assignees and designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information that is required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

ARTICLE 10.   The Company.

Section 10.01.   Indemnification; Third-Party Claims.

The Company agrees to indemnify each of the Purchaser and the Master Servicer and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Master Servicer, as applicable, may sustain in any way related to the failure of the Company to observe and perform its duties, obligations, covenants, and agreements to service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company agrees to indemnify each of the Purchaser and the Master Servicer and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Master Servicer, as applicable, may sustain in any way from any claim, demand, defense or assertion based on or grounded upon, or resulting from any assertion based on, grounded upon or resulting from a breach or alleged breach of any of the representation or warranty set forth in Sections 7.01 or 7.02 of this Agreement. The Company shall immediately notify each of the Purchaser and the Master Servicer if a claim is made by a third party against the Company with respect to this Agreement or the Mortgage Loans, assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, whether or not such claim is settled prior to judgment, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it, the Purchaser or the Master Servicer in respect of such claim. The Company shall follow any written instructions received from the Purchaser or the Master Servicer, as applicable, in connection with such claim. The provisions of this Section 11.01 shall survive termination of this Agreement.

Section 10.02.   Merger or Consolidation of the Company.

The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company whether or not related to loan servicing, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, and which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) who is a Fannie Mae-approved seller/servicer in good standing. The Company shall give the Purchaser written notice not less than 15 days prior to any such merger or consolidation.

Section 10.03.   Limitation on Liability of the Company and Others.

Neither the Company nor any of the officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct, or any breach of the terms and conditions of this Agreement. The Company and any officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by the Purchaser respecting any matters arising hereunder.

Section 10.04.   The Company Not to Assign or Resign.

The Company shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Article 28.

Section 10.05.   No Transfer of Servicing.

With respect to the retention of the Company to service the Mortgage Loans hereunder, the Company acknowledges that the Purchaser has acted in reliance upon the Company’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Company shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent shall be granted or withheld in the Purchaser’s sole discretion.

Without in any way limiting the generality of this Section 11.05, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without (i) satisfying the requirements set forth herein or (ii) the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement, without any payment of any penalty or damages and without any liability whatsoever to the Company (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

Section 10.06.   Confidentiality.

The Company agrees that it (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information including, but not limited to the Gramm-Leach-Bliley Act, Title V, Subtitle A, 15 U.S.C. § 6801 et seq., (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access as provided by the applicable laws and regulations, and (iv) shall immediately notify the Purchaser of any actual or suspected breach of the confidentiality of Consumer Information that would have a material and adverse effect on the Purchaser.

ARTICLE 11.   Cooperation of the Company with a Reconstitution. The Company and the Purchaser agree that with respect to some or all of the Mortgage Loans, on or after the Closing Date, on one or more dates (each a “Reconstitution Date”) determined at the Purchaser’s sole option, the Purchaser may effect a sale (each, a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to

(a) one or more third-party purchasers in one or more Whole Loan Transfers; or

(b) one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

The Company agrees to execute in connection with any agreements among the Purchaser, the Company and any Master Servicer in connection with a Whole Loan Transfer, an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit 5, or, at the Purchaser’s request, a seller’s warranties and servicing agreement or a participation and servicing agreement or similar agreement in form and substance reasonably acceptable to the parties, and in connection with a Pass-Through Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties (collectively, the agreements referred to in this paragraph are designated the “Reconstitution Agreements”). It is understood that any such Reconstitution Agreements will not contain any greater obligations on the part of the Company than are contained in this Agreement.

With respect to each Whole Loan Transfer and each Pass-Through Transfer entered into by the Purchaser, the Company agrees:

(x) to cooperate fully with the Purchaser, any prospective purchaser, any rating agency or any party to any agreement executed in connection with such Whole Loan Transfer or Pass-Through Transfer, with respect to all reasonable requests and due diligence procedures and to use its best reasonable, good faith efforts to facilitate such Whole Loan Transfer or Pass-Through Transfer, as the case may be;

(y) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; and

(z) as of the closing date of the Whole Loan Transfer or Pass-Through Transfer, as the case may be, to restate, for the benefit of the owners of the Mortgage Loans, the representations and warranties contained in Sections 7.01 and 7.02; except that any such representations and warranties made by the Company with respect to the delinquency of the Mortgage Loans or the condition of the Mortgaged Properties are only reaffirmed by the Company as of the Closing Date under this Agreement.

In addition, the Company shall provide to the Purchaser, any prospective purchaser and any other participants in such Reconstitution:

(i) any and all information and appropriate verification of information that may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand;

(ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably agreed upon by the Company and the Purchaser or any such other participant;

(iii) within five (5) Business Days after request by the Purchaser, such information regarding (x) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (y) each Third-Party Originator, and (z) as applicable, each Subservicer, as is reasonably requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) the originator’s form of organization;

(B) a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company, each Third-Party Originator and each Subservicer; and

(D) a description of any affiliation or relationship between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Pass-Through Transfer, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of such Pass-Through Transfer:

(1) the sponsor;
(2) the depositor;
(3) the issuing entity;
(4) any servicer;
(5) any trustee;
(6) any originator;
(7) any significant obligor;
(8) any enhancement or support provider; and
(9) any other material transaction party;

(iv) within five (5) Business Days after request by the Purchaser, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (x) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (y) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) and (c) of Regulation AB. To the extent that Static Pool Information with respect to more than one mortgage loan document reasonably available to the Company (or Third-Party Originator), the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable;

(v) within five Business Days after request by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) the Servicer’s form of organization;

(B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)   whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Pass-Through Transfer;

(2)   the extent of outsourcing the Servicer utilizes;

(3)   whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Pass-Through Transfer;

(4)   whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)   such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C) a description of any material changes during the three-year period immediately preceding the related Pass-Through Transfer to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D) information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Pass-Through Transfer, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F) a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G) a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

(I) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

(J) a description of any affiliation or relationship between the Servicer and any of the following parties to a Pass-Through Transfer (such parties being understood as defined in Regulation AB), as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of such Pass-Through Transfer:

(1) the sponsor;
(2) the depositor;
(3) the issuing entity;
(4) any servicer;
(5) any trustee;
(6) any originator;
(7) any significant obligor;
(8) any enhancement or support provider; and
(9) any other material transaction party;

(vi) if so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, or to any financial information included in any other disclosure provided under this Article 12, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor (as such term is defined in Regulation AB), any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Pass-Through Transfer. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor;

(vii) for the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Pass-Through Transfer between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (iii) of this Article 12 (and any other parties identified in writing by the requesting party) with respect to such Pass-Through Transfer, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships;

(viii) as a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, the Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser, any Master Servicer and such Depositor, all information reasonably requested by the Purchaser, any Master Servicer or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

(ix) in addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Pass-Through Transfer that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including the Master Servicer) notice of the occurrence of any of the following events along with all information, data and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

(x) the Company shall provide to the Purchaser, the Master Servicer and any Depositor evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer’s performance under this Agreement.

ARTICLE 12.   Additional Requirements for Use of Subservicers and Subcontractors.

(a) The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Article 13. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (d) of this Article 13. It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer.

(b) The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser, the Master Servicer and any Depositor to comply with the provisions of this Article 13, Sections 10.04 and Section 10.07 and paragraphs (v), (viii), (ix) and (x) of Article 12 of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under paragraph (v) of Article 12 of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser, the Master Servicer and any Depositor, any Annual Statement of Compliance required to be delivered by such Subservicer under Section 10.04(a) and any Assessment of Compliance, Attestation Report and Annual Certification required to be delivered by such Subservicer under Section 10.07 as and when required to be delivered.

(c) The Company shall promptly upon request provide to the Purchaser, the Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, the Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB as determined by the Company, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph. It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor.

(d) As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Section 10.07 and Article 12 of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any Assessment of Compliance, Attestation Report and Annual Certification required to be delivered by such Subservicer and such Subcontractor under Section 10.07, in each case as and when required to be delivered.

ARTICLE 13.   Mandatory Delivery; Grant of Security Interest. The sale and delivery of each Mortgage Loan on or before the Closing Date is mandatory from and after the date of the execution of the Confirmation, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Company’s failure to deliver each of the related Mortgage Loans or one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the Closing Date. The Company and the Purchaser intend that the transaction hereunder be a sale to the Purchaser of the Mortgage Loans and not a loan from the Purchaser to the Company secured by the Mortgage Loans. However, in order to preserve the Purchaser’s rights under this Agreement in the event that a court or other forum recharacterizes the transactions hereunder as loans and as security for the performance by the Company of all of the Company’s obligations to the Purchaser under this Agreement and the transactions entered into pursuant to this Agreement, the Company hereby grants to the Purchaser a lien on and a continuing first priority security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Company of its obligation hereunder, and the Company agrees that it holds such Mortgage Loans in custody for the Purchaser subject to the Purchaser’s (i) right to reject any Mortgage Loan under the terms of this Agreement, and (ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

ARTICLE 14.   Closing. The closing for the Mortgage Loans shall take place on the Closing Date. At the Purchaser’s option, the closing shall be by telephone, facsimile, or electronic transmission, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

Section 14.01.   Conditions to the Purchaser’s Obligations.

The obligation of the Purchaser to purchase the Mortgage Loans on the Closing Date is subject to the satisfaction at or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchaser):

(a)   Representations and Warranties Correct. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute an Event of Default.

(b)   Compliance with Covenants. The Company shall have performed and be in compliance with, in all material respects, all of its respective covenants, acts, and obligations to be performed on or prior to the Closing Date under this Agreement.

(c)   Closing Documents. The Company shall have executed and delivered this Agreement and all other Closing Documents and all other documents required to be delivered by the Company hereunder.

(d)   Corporate Actions. All corporate, partnership and other acts necessary to authorize the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereunder shall have been taken by the Company.

(e)   Mortgage File. The Company shall have delivered to the Purchaser or its designee all of the Mortgage Loan Documents in accordance with Section 10.03 and a complete Mortgage File with respect to each Mortgage Loan.

Section 14.02.   Conditions to the Company’s Obligations.

The obligation of the Company to sell the Mortgage Loans on the Closing Date is subject to the satisfaction at or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Company):

(a)   Purchase Price. The Purchase Price, plus accrued interest pursuant to Article 4, shall have been delivered to the Company by wire transfer of immediately available funds pursuant to the Company’s reasonable instructions.

(b)   Closing Documents. The Purchaser shall have executed and delivered this Agreement.

(c)   Corporate Actions. All corporate and other acts necessary to authorize the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereunder shall have been taken by the Purchaser.

ARTICLE 15.   Closing Documents.

The Closing Documents for the Mortgage Loans to be purchased on the Closing Date shall consist of fully executed originals of the following documents:

1.	this Agreement, in two (2) counterparts;

2.	upon the request of the Purchaser, a Custodial Account Letter Agreement in the form attached as Exhibit 3;

3.	upon the request of the Purchaser, an Escrow Account Letter Agreement in the form attached as Exhibit 4;

4.	the Mortgage Loan Schedule;

5.	the related Confirmation;

6.	an Officer’s Certificate of the Company in the form attached as Exhibit 7;

7.	an Opinion of Counsel to the Company, in a form acceptable to the Purchaser; and

8.	such other documents related to the purchase and sale of the Mortgage Loans as the Purchaser may reasonably request.

ARTICLE 16.   Costs; Assignments. The Purchaser shall pay any commissions due its salesmen, the expenses of its accountants and attorneys and the expenses and fees of any broker retained by the Purchaser with respect to the transaction covered by this Agreement. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans including, without limitation, fees for the preparation and recording of intervening assignments of Mortgage and Assignments of Mortgage, any termination fees owed to the Company’s document custodian, any costs relating to transfer of the Mortgage Files and other Mortgage Loan records to the Purchaser, the costs of delivering complete master file tape information and other electronically stored information to the Purchaser, recording fees, the costs of notifying the Mortgagors, hazard and flood insurance companies and other third parties as required, the costs of transferring “lifetime” flood certification contracts to the Purchaser, and the legal fees and expenses of its attorneys shall be paid by the Company. Notwithstanding any provisions to the contrary in this Agreement, the Purchaser shall reimburse the Company, promptly upon request, for the Company’s out-of-pocket expenses, including, without limitation, reasonable attorneys’ fees and accountants’ fees, incurred by the Company in connection with the performance of its obligations in documenting and closing any Reconstitution, and providing information in connection therewith, under Article 12. It is further understood that no amounts shall be reimbursable to the Company in connection with its reporting obligations under Article 10 hereof.

ARTICLE 17.     Nonsolicitation. From and after the Closing Date, the Company agrees that it will not take any action or cause any action to be taken by any of its employees, agents or affiliates, or by any independent contractors acting on the Company’s behalf, to solicit in any manner whatsoever any Mortgagor to prepay or refinance a Mortgage Loan. It is understood and agreed by the Company and the Purchaser that all rights and benefits relating to the solicitation of any Mortgagors to refinance any Mortgage Loans shall be transferred to the Purchaser pursuant hereto on the Closing Date and the Company shall take no action to undermine these rights and benefits. The Company shall (a) not sell the name of any Mortgagor, and (b) use its best efforts to prevent the sale of the name of any Mortgagor by the Company’s wholly owned subsidiaries and affiliates, to any person or entity for the direct or indirect purpose of allowing such person or entity to solicit the refinancing of any Mortgage Loan. Notwithstanding anything to the contrary in this Article 18, promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspapers, radio and television advertisements shall not constitute solicitation hereunder.

ARTICLE 18.   Unpaid Fees and Expenses and Other Amounts Owing to the Purchaser. It is understood that this Agreement creates an ongoing relationship between the parties.  As a result, there may be various fees, charges, and expenses assessed by the Purchaser on each sale.  In addition, there may be amounts owed to the Purchaser as a result of certain obligations relating to repurchase of Mortgage Loans, premium recapture or indemnification of the Purchaser, all as set forth in the Agreement.   If any such amount due the Purchaser from the Company remains outstanding more than thirty (30) days after it is due, the Company then hereby authorizes the Purchaser to deduct from any subsequent purchase proceeds hereunder such amounts (which amounts may be an initial payment of amounts owed the Purchaser, subject to further adjustment) due the Purchaser, plus interest at an annual rate equal to the Prime Rate from the due date through the date of payment.

ARTICLE 19.   Modification of Obligations. The Purchaser may, without any notice to the Company, extend, compromise, renew, release, change, modify, adjust or alter, by operation of law or otherwise, any of the obligations of the Mortgagors or other persons obligated under a Mortgage Loan without releasing or otherwise affecting the obligations of the Company under this Agreement, or with respect to such Mortgage Loan, except to the extent the Purchaser’s extension, compromise, release, change, modification, adjustment, or alteration affects the Company’s ability to collect the Mortgage Loan or realize on the security of the Mortgage, but then only to the extent such action has such effect.

ARTICLE 20.   Default; Termination.

Section 20.01.   Events of Default; Termination.

(a) In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

(i)   any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day; or

(ii)   failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement that continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(iii)   a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iv)   the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of, or relating to, the Company or of, or relating to, all or substantially all of its property; or

(v)   the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)   failure by the Company to be in compliance with the “doing business” or licensing laws of any jurisdiction where a Mortgaged Property is located; or

(vii)   the Company ceases to be approved by either Fannie Mae as a mortgage loan seller or servicer for more than thirty days; or

(viii)   the Company attempts to assign, sell, pledge or hypothecate its right to servicing compensation hereunder without the Purchaser’s prior written consent;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Company (except in the case of an Event of Default under clauses (iii), (iv) or (v) above, or as otherwise stated in this Agreement, in which case, automatically and without notice) may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate this Agreement and/or all the rights and obligations of the Company as servicer (and if the Company is servicing any of the Mortgage Loans in a Pass-Through Transfer, appoint a successor servicer reasonably acceptable to the Master Servicer for such Pass-Through Transfer) under this Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Article 28.

(b) (i)  In addition, any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Article 12, or any breach by the Company of a representation or warranty set forth in Section 7.01 or in a writing furnished pursuant to paragraph (xvi) of Section 7.01 and made as of a date prior to the closing date of the related Pass-Through Transfer, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to paragraph (xvi) of Section 7.01 to the extent made as of a date subsequent to such closing date, shall, except as provided in paragraph (b) (ii) below, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or any Depositor, as applicable, in its sole discretion, to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (other than payment of accrued fees and reimbursable expenses owed to the Company hereunder or thereunder at the time of such termination) of any compensation to the Company (and if the Company is servicing any of the Mortgage Loans in a Pass-Through Transfer, appoint a successor servicer reasonably acceptable to the Master Servicer for such Pass-Through Transfer); provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(ii) Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 10.04 or 10.07, including any failure by the Company to identify pursuant to Article 13 any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered, shall also constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, the Master Servicer or any Depositor, as applicable, in its sole discretion, to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company (and if the Company is servicing any of the Mortgage Loans in a Pass-Through Transfer, appoint a successor servicer reasonably acceptable to the Master Servicer for such Pass-Through Transfer); provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect. None of the Purchaser, any Depositor or any Master Servicer shall be entitled to terminate the rights and obligations of the Company pursuant to this paragraph (b)(ii) if a failure of the Company to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(c) If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation of the Company hereunder, either (i) the successor to the Company shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Company shall cooperate with the successor either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor or (y) in causing MERS to designate on the MERS® System the successor as the servicer of such Mortgage Loan.

(d) The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as the Master Servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 20.02.   Waiver of Defaults.

The Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend, or be deemed to extend, to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE 21.   Indemnification by the Company.

The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Pass-Through Transfer: each sponsor and issuing entity; each Person (including, but not limited to, the Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided under Section 10.07 by or on behalf of the Company, or provided under Section 10.07 by or on behalf of an Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii) any breach by the Company of its obligations under Section 10.07, including particularly any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver information, report, certification, accountants’ letter or other material when and as required under Section 10.07, including any failure by the Company to identify pursuant to Article 13 any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii) any breach by the Company of a representation, warranty or covenant set forth in Section 7.01 or in a writing furnished pursuant to Section 7.01(xv) and made as of a date prior to the closing date of the related Pass-Through Transfer, to the extent that such breach is not cured by such closing date, or any breach of a representation or warranty in a writing furnished pursuant to paragraph (xvi) of Section 7.01 to the extent made as of a date subsequent to such closing date; or

(iv) the negligence, bad faith or willful misconduct of the Company in connection with its performance under Section 10.07.

If the indemnification provided for in this Article 22 is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

In the case of any failure of performance described above, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remaining subject to, and serviced in accordance with the terms of, this Agreement, and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE 22.   Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to any conflicts of laws principles (other than Section 5-1401 of the New York General Obligations Law).

ARTICLE 23.   Amendment. This Agreement shall not be amended, changed, modified or supplemented, in whole or in part, except by an instrument in writing signed by the parties hereto or their respective successors or assigns.

ARTICLE 24.   Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)            if to the Company:

SunTrust Mortgage, Inc.
901 Semmes Avenue
Richmond, Virginia 23224

(ii)           if to the Purchaser:

Fannie Mae
4000 Wisconsin Avenue, N.W.
Washington, D.C. 20016
Attention: RTF Business Management Office

(iii)          if to the Master Servicer:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Director, Master Servicing

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt). In addition, such notices shall make reference to this Agreement.

ARTICLE 25.   Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

ARTICLE 26.   Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Company is selling the Mortgage Loans and not a debt instrument of the Company or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Company, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Company shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

ARTICLE 27.   Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective successors and assigns of the Company and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred (in accordance with Section 6.03) whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement. A form of such assignment is attached as Exhibit 5. This Agreement shall not be assigned, pledged or hypothecated by the Company to a third party without the consent of the Purchaser.

ARTICLE 28.   Waivers. No term or provision of this Agreement or a Confirmation may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

ARTICLE 29.   Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

ARTICLE 30.   General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)   the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)   accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c)   references herein to “Articles,” “Sections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Paragraphs and other subdivisions of this Agreement;

(d)   reference to a Section without further reference to an Article is a reference to such Section as contained in the same Article in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(e)   the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)   the term “include” or “including” shall mean without limitation by reason of enumeration.

ARTICLE 31.   Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

ARTICLE 32.   Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

ARTICLE 33.   Signature Pages/Counterparts. This Agreement shall be executed by each party (i) in one or more fully executed copies, each of which shall constitute a fully executed original Agreement, and/or (ii) in counterparts having one or more original signatures, and all such counterparts containing the original signatures of all of the parties hereto taken together shall constitute a fully executed original Agreement, as applicable, and/or (iii) by delivery of one or more original signed signature pages to the other parties hereto (x) by mail or courier, and/or (y) by electronic transmission, including without limitation by telecopier, facsimile or email of a scanned image (“Electronic Transmission”), each of which as received shall constitute for all purposes an executed original signature page of such party. The Purchaser may deliver a copy of this Agreement, fully executed as provided herein, to each other party hereto by mail and/or courier and/or Electronic Transmission, and such copy as so delivered shall constitute a fully executed original Agreement, superseding any prior form of the Agreement that differs therefrom in any respect.

ARTICLE 34.   Third-Party Beneficiary.

For purposes of this Agreement, the Master Servicer shall be considered a third-party beneficiary to this Agreement, entitled to all the rights and benefits of this Agreement as if it were a direct party to this Agreement.

[Remainder of this page left blank intentionally.]

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

SUNTRUST MORTGAGE, INC. Company

By: /s/ Amy S. Creason
Name: Amy S. Creason
Title: First Vice President

FANNIE MAE Purchaser

By: /s/ Ramón R. de Castro
Name: Ramón R. de Castro
Title: Senior Vice President - Capital Markets

EXHIBIT 1

MORTGAGE LOAN SCHEDULE

EXHIBIT 2

CONTENTS OF MORTGAGE FILE

(a)   With respect to each Mortgage Loan that is not secured by a cooperative unit:

(i)    The original Mortgage Note together with any applicable riders, endorsed in blank, with all prior and intervening endorsements as may be necessary to show a complete chain of endorsements;

(ii)   The original recorded security instrument (and, if the related Mortgage Loan is a MOM Loan, noting the MIN and language indicating that such Mortgage Loan is a MOM Loan,) with evidence of recordation noted thereon or attached thereto, together with any addenda or riders thereto, or a copy of such recorded security instrument with such evidence of recordation certified to be true and correct by the appropriate governmental recording office, or if the original security instrument has been submitted for recordation but has not been returned from the applicable public recording office, a copy of the security instrument certified by a Designated Officer of the Company or by the title insurance company providing title insurance in respect of such security instrument, the closing/settlement-escrow agent or the closing attorney to be a true and complete copy of the original security instrument submitted for recordation;

(iii)          An original assignment of the security instrument in recordable form assigned in blank, or, with respect to a MERS Mortgage Loan, the Mortgage names MERS as the “mortgagee” or “beneficiary” thereof;

(iv)          Each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title, with evidence of recordation noted thereon or attached thereto, or a copy of such assignment with such evidence of recordation certified to be true and correct by the appropriate governmental recording office, or, if any such assignment has been submitted for recordation but has not been returned from the applicable public recording office or is not otherwise available, a copy of such assignment certified by an officer to be a true and complete copy of the recorded assignment or the assignment submitted for recordation;

(v)           The original policy of title insurance or a copy of such title insurance policy certified as true and correct by the applicable insurer or an attorney’s certificate of title with an officer’s certificate of the Owner that such attorney’s certificate of title is customarily used in lieu of a title insurance policy in the jurisdiction in which the related mortgage property is located;

(vi)          If indicated on Mortgage Loan Schedule, the original or certified copies of each assumption agreement, modification agreement, consolidation or extension agreement, written assurance or substitution agreement, if any;

(vii)         If the Mortgage Note or a security instrument was executed pursuant to a power of attorney or other instrument that authorized or empowered such Person to sign, the original power of attorney with evidence of recording thereon; and

(viii)        The original of any loan agreement or guaranty executed in connection with the Mortgage Note, if any.

(b)   With respect to each Mortgage Loan that is secured by a cooperative unit:

(i)    The original proprietary lease or an original assignment of the proprietary lease;

(ii)   The original stock certificate representing the co-op shares and original stock power;

(iii)   A copy of the UCC-1 financing statement;

(iv)   A copy of the executed UCC-3 financing statement; and

(v)    The original pledge and security agreement and original assignment of security agreement and original intervening assignments of the security agreement (if any).

EXHIBIT 3

FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

________________________ __, 200[_]

To:          __________________________

(the “Depository”)

As the Company under the Mortgage Loan Purchase and Servicing Agreement, dated as of ___________________ 200[_], we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as “__________, in trust for the Purchaser and various Mortgagors, Mortgage Loans, P&I Account.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company or the Purchaser (or a designee of the Purchaser). You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

_____________

By:      _______________________________________
Name: _______________________________________
Title    _______________________________________
Date:   _______________________________________

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:      _______________________________________
Name: _______________________________________
Title    _______________________________________
Date:   _______________________________________

EXHIBIT 4

FORM OF ESCROW ACCOUNT LETTER AGREEMENT

________ _, 200[_]

To:     ____________________________

(the “Depository”)

As the Company under the Mortgage Loan Purchase and Servicing Agreement, dated as of ______________, 200[_], we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as “_____________, in trust for the Purchaser and various Mortgagors, Mortgage Loans, T&I Account.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company or the Purchaser (or a designee of the Purchaser). You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

________________

By:      _______________________________________
Name: _______________________________________
Title    _______________________________________
Date:   _______________________________________

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:      _______________________________________
Name: _______________________________________
Title    _______________________________________
Date:   _______________________________________

EXHIBIT 5

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (the “Agreement”) is made and entered into as of [___________], 200[_] (the “Closing Date”), among Fannie Mae, a [__________] corporation, having an address at [___________________] (the “Assignor”), [_____________________________], a [___________________] corporation, having an address at [_________________________________] (the “Assignee”), and [__________________], a [___________] corporation, having an address at [_________________] (the “Company”). Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement (as defined below).

In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Assignment and Assumption. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee (a) all of its right, title and interest as the “Purchaser” in, to and under that certain Mortgage Loan Purchase and Servicing Agreement dated as of [_______________], 200[__] and duly executed by the Company and Fannie Mae (the “Purchase Agreement”) attached hereto as Exhibit A, only with respect to the Mortgage Loans, and (b) all of its right, title and interest in and to each of the mortgage loans identified in Exhibit B hereto (the “Mortgage Loans”). Notwithstanding anything to the contrary contained herein, the Assignor is not assigning to the Assignee any of its right, title and interest as the “Purchaser” in, to and under the Purchase Agreement with respect to any other mortgage loan other than those set forth on Exhibit B,

Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Purchase Agreement, or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to repurchase any of the Mortgage Loans or to indemnify the Assignee).

The Assignor acknowledges and agrees that upon execution of this Agreement, [____________] shall become the “Purchaser” under the Purchase Agreement with respect to the Mortgage Loans, and all representations, warranties and covenants by the “Seller” to the “Purchaser” under such Purchase Agreement as to the Mortgage Loans including, but not limited to, the rights to require repurchase of any Mortgage Loan and to receive indemnification, shall accrue to Assignee by virtue of this Agreement.

2.
Consideration. In consideration for the sale of the Mortgage Loans to the Assignee, the Assignee agrees to pay to the Assignor the amount referenced in that certain trade confirmation dated as of [____________], 200[__] (the “Confirmation”), and duly executed by the Assignor and the Assignee (the “Purchase Price”). The Assignee shall pay the Purchase Price to the Assignor by wire transfer of immediately available funds to the account designated by the Assignor on or before the Closing Date, as defined in this Confirmation.

3.
Servicing of the Mortgage Loans. [From and after the date hereof, the Company shall service the Mortgage Loans for the Assignee in accordance with the Purchase Agreement. With respect to the Mortgage Loans, the address of the “Purchaser” set forth in Article 25 of the Purchase Agreement shall be changed to read as follows:

[___________________]
[___________________]
[___________________]
Attention: [___________]

The wire transfer instructions for distributions to the Assignee on each Distribution Date shall be as follows:

Bank:
ABA Routing Number:
For Credit to:
Attn:

4.
Status of Purchase Agreement. The Assignor represents and warrants that (a) the Purchase Agreement attached hereto as Exhibit A is a true, complete and accurate copy of the Purchase Agreement, (b) the Purchase Agreement with respect to each of the Mortgage Loans is in full force and effect as of the date hereof, (c) the Purchase Agreement has not been amended or modified in any respect as to the Mortgage Loans, (d) there has been no waiver or modification or any agreement to waive or modify any provision, nor has any notice of termination been given, under the Purchase Agreement as to the Mortgage Loans, (e) the Assignor is not in default, and has received no notice of default, under the Purchase Agreement, and, to the best of the Assignor’s knowledge, the Company is not in default under the Purchase Agreement, and (f) to the best of the Assignor’s knowledge, there are no offsets, claims or defenses available to the Company with respect to the Purchase Agreement or Mortgage Loans.

5.	Covenants, Representations and Warranties of the Assignor. The Assignor represents and warrants to, and covenants with, the Assignee that:

a.
The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and sell the Mortgage Loans;

b.
The Assignor has full corporate power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance by the Assignor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignor. This Agreement has been fully executed and delivered by the Assignor and constitutes the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights and to the application of equitable principles in any proceeding, whether at law or in equity;

c.
No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby;

d.
There is no action, suit, proceeding, investigation or litigation pending or, to the Assignor’s knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to the Assignor, would adversely affect the sale of the Mortgage Loans to the Assignee, the execution, delivery or enforceability of this Agreement, or the Assignor’s ability to perform its obligations under this Agreement;

e.
Immediately prior to payment of the Purchase Price for the Mortgage Loans, the Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever.

f.	The Assignor shall use its reasonable commercial efforts to cause to be delivered to the Assignee all of the Mortgage Loan Documents in accordance with Section 6.03 of the Purchase Agreement.

g.
Each of the terms and conditions set forth in the Purchase Agreement which are required to be satisfied on or before the Closing Date by the Assignor in order for the Assignor to acquire title to the Mortgage Loans has been satisfied unless waived by the prejudiced party(ies).

h.	The Assignor shall deliver to the Assignee on or before the Closing Date the following documents:

(1) a fully executed Agreement and Purchase Agreement; and

(2) the Mortgage Loan Schedule;

6.	Covenants, Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, the Assignee that:

a. The representations and warranties made by the Company under Section 7.01 and Section 7.02 of the Purchase Agreement are true and correct in all material respects as of the date hereof and no event has occurred which, with notice or the passage of time, would constitute a default under the Purchase Agreement; except that any such representations and warranties made by the Company with respect to the delinquency of the Mortgage Loans or the condition of the Mortgaged Properties are only reaffirmed by the Company as of the Closing Date under the Purchase Agreement; and

b. The Company acknowledges and agrees that upon execution of this Agreement, [___________] shall become the “Purchaser” under the Purchase Agreement with respect to the Mortgage Loans, and all representations, warranties and covenants by the Company as the “Seller” thereunder, including, but not limited to, the representations, warranties and covenants to repurchase any Mortgage Loan and to indemnify the “Purchaser”, shall accrue to [__________] by virtue of this Agreement.

7.    Covenants, Representations and Warranties of Assignee. The Assignee agrees to be bound, as the “Purchaser”, by all of the terms, covenants and conditions of the Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as the “Purchaser” thereunder, with respect to the Mortgage Loans;

8.
Governing Law. This Agreement shall be construed in accordance with the laws of [____] and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of [________________], except to the extent preempted by federal law.

9.
Conflict with Purchase Agreement. To the extent there is any conflict between the terms of the Purchase Agreement and this Agreement, the latter shall be controlling, notwithstanding anything to the contrary contained in the Purchase Agreement.

10.	Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

11.	Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

[Assignor_______________________]	[Assignee ______________________]
the Assignor	the Assignee
BY:_____________________________ ITS:______________________________ [Company_______________________] the Company BY:_____________________________ ITS:_____________________________	BY:_____________________________ ITS:______________________________

EXHIBIT 6

COMPANY’S UNDERWRITING GUIDELINES

[to be attached]

EXHIBIT 7

FORM OF OFFICER’S CERTIFICATE

I, _____________, hereby certify that I am the duly elected [Vice] President of _________, a ______, (the “Company”) and further as follows:

1.    Attached hereto is a true and correct copy of the [Charter and By-laws/formation documents] of the Company which are in full force and effect as of the date hereof.

2.    There are no actions, suits or proceedings pending (nor, to my knowledge, are any actions, suits or proceedings threatened), against or affecting the Company which if adversely determined, individually or in the aggregate, would adversely affect the Company’s obligations under the Mortgage Loan Purchase and Servicing Agreement, dated as of ________, between the Company and Fannie Mae and the related Confirmation, dated as of ________, between the Company and Fannie Mae (together, the “Agreements”).

3.    Each person who, as an officer or representative of the Company, signed the Agreements and any other document delivered prior hereto or on the date hereof in connection with the sale of Mortgage Loans pursuant to the Agreements was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

4.    Attached hereto is a certified true copy of the resolution of the board of directors of the Company that authorizes the sale of the Mortgage Loans subject to the Agreements.

5.    The Company has performed and complied with all agreements and conditions to in the Agreements which are required to be performed or complied with by the Company on or before the date hereof.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated: [Closing Date]	By:_____________________________
Name:___________________________
Title: [Vice] President
I, _________, a [Assistant] Secretary of the Company, hereby certify that _______________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: [Closing Date]	By:_____________________________
Name:___________________________
Title: [Assistant] Secretary

EXHIBIT 8

SERVICING CRITERIA TO BE ADDRESSED

The Assessment of Compliance to be delivered by the Company, each Subservicer and each Subcontractor shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	x
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	x
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

x
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

x
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	x
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

x
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

x
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

x
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	x
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

x
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

x
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	x
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	x
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	x
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	x
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	x
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	x
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

x
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	x
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

x
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

x
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

x
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	x
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

x
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

x
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

x
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

x
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	x
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT 9

FORM OF MONTHLY REPORT
Loan Level File Layout
Column Name	Description	Decimal	Format Comment
All the following fields are required for each file:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits
LOAN_NBR	A unique identifier assigned to each loan by the investor		Text up to 10 digits
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Max length of 30 - (Last, First)
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant	2	No commas(,) or dollar signs ($)
NOTE_INT_RATE	The loan interest rate as reported by the Servicer	4	Max length of 6
NET_INT_RATE	The loan gross Interest rate less the service fee rate as reported by the Servicer	4	Max length of 6
SERV_FEE_RATE	The servicer’s fee rate as reported by the Servicer for a loan	4	Max length of 6
SERV_FEE_AMT	The servicer’s fee rate as reported by the Servicer for a loan	2	No commas(,) or dollar signs ($)
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer	2	No commas(,) or dollar signs ($)
NEW_LOAN_RATE	The new loan rate as reported by the Servicer	4	Max length of 6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6
ACTL_BEG_PRIN_BAL	The borrower’s actual principal balance at the beginning of the processing cycle	2	No commas(,) or dollar signs ($)
ACTL_END_PRIN_BAL	The borrower’s actual principal balance at the end of the processing cycle	2	No commas(,) or dollar signs ($)
BORR_NEXT_PAY_DUE_DATE	The date that the borrower’s next payment is due to the Servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
SERV_CURT_AMT_1	First curtailment amount to be applied	2	No commas(,) or dollar signs ($)
SERV_CURT_DATE_1	Curtailment date associated with the first curtailment amount		MM/DD/YYYY
CURT_ADJ_ AMT_1	Curtailment Interest on the first curtailment amount if applicable	2	No commas(,) or dollar signs ($)
SERV_CURT_AMT_2	Second curtailment amount to be applied	2	No commas(,) or dollar signs ($)
SERV_CURT_DATE_2	Curtailment date associated with the second curtailment amount		MM/DD/YYYY
CURT_ADJ_ AMT_2	Curtailment Interest on the second curtailment amount if applicable	2	No commas(,) or dollar signs ($)
SERV_CURT_AMT_3	Third curtailment amount to be applied	2	No commas(,) or dollar signs ($)
SERV_CURT_DATE_3	Curtailment date associated with the third curtailment amount		MM/DD/YYYY
CURT_ADJ_AMT_3	Curtailment Interest on the third curtailment amount if applicable	2	No commas(,) or dollar signs ($)
PIF_AMT	The loan “paid in full” amount as reported by the Servicer	2	No commas(,) or dollar signs ($)
PIF_DATE	The paid in full date as reported by the Servicer		MM/DD/YYYY
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan		Action Code Key: 15=Bankruptcy, 30=Foreclosure, 70=REO, 60=PIF, 65=Repurchase ; Max length of 2
PRIN_ADJ_AMT	The amount of the principal adjustment as reported by the Servicer	2	No commas(,) or dollar signs ($)
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer	2	No commas(,) or dollar signs ($)
SOLDIER_SAILOR_ADJ_AMT	Soldier and Sailor Adjustment amount, if applicable	2	No commas(,) or dollar signs ($)
NON_ADV_LOAN_AMT	Non Recoverable Loan Amount, if applicable	2	No commas(,) or dollar signs ($)
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to the investors	2	No commas(,) or dollar signs ($)
SCHED_END_PRIN_BAL	The scheduled principal balance due to the investors at the end of a processing cycle	2	No commas(,) or dollar signs ($)
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle. Only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer. Only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on their loan as reported by the Servicer	2	No commas(,) or dollar signs ($)
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount received when a borrower prepays on their loan as reported by the Servicer	2	No commas(,) or dollar signs ($)
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY
MOD_TYPE	The Modification Type.		Varchar- value can be alpha or numeric; max size is 30 characters
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach; N=No Breach; Let blank if N/A
CONVERSION-DATE	If a product can be converted from ARM to FRM, the date on which conversion of the loan is effective.		MM/DD/YYYY
LOAN-MI-CANCEL-DT	Date when the MI has been canceled		MM/DD/YYYY

EXHIBIT 10

REPORTING DATA FOR DEFAULTED MORTGAGE LOANS

Standard File Layout - Delinquency Reporting

  *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer
Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower’s next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current “as is” value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker’s price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

EXHIBIT 11

REPORTING DATA FOR REALIZED LOSSES AND GAINS

Calculation of Realized Loss/Gain Form 332- Instruction Sheet
NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.             The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.            The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.             Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.        Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history

(to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

* Unusual or extraordinary items may require further documentation.

13.    The total of lines 1 through 12.

(a)   Credits:

14-21.  Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov’t guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)
23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Calculation of Realized Loss/Gain Form 332

Prepared by: __________________	Date: _______________
Phone: ______________________	Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower’s Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type:   REO Sale    3rd Party Sale  Short Sale    Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes    No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:
(1) Actual Unpaid Principal Balance of Mortgage Loan     $ ______________      (1)
(2) Interest accrued at Net Rate                 ________________  (2)
(3) Accrued Servicing Fees                        ________________  (3)
(4) Attorney’s Fees                             ________________  (4)
(5) Taxes (see page 2)                         ________________  (5)
(6) Property Maintenance                          ________________  (6)
(7) MI/Hazard Insurance Premiums (see page 2)            ________________  (7)
(8) Utility Expenses                             ________________  (8)
(9) Appraisal/BPO                               ________________  (9)
(10) Property Inspections                          ________________  (10)
(11) FC Costs/Other Legal Expenses               ________________  (11)
(12) Other (itemize)                              ________________ (12)
Cash for Keys______________________           ________________ (12)
HOA/Condo Fees___________________           ________________ (12)
_________________________________          ________________ (12)

Total Expenses                          $ _______________   (13)

Credits:
(14) Escrow Balance                         $ _______________   (14)
(15) HIP Refund                           ________________ (15)
(16) Rental Receipts                            ________________ (16)
(17) Hazard Loss Proceeds                        ________________ (17)
(18) Primary Mortgage Insurance / Gov’t Insurance     ________________ (18a)
HUD Part A
                                                        ________________  (18b)

HUD Part B
(19) Pool Insurance Proceeds                   ________________  (19)
(20) Proceeds from Sale of Acquired Property       ________________  (20)
(21) Other (itemize)                              ________________  (21)
________________________________________  ________________  (21)

Total Credits       $________________  (22)
Total Realized Loss (or Amount of Gain)             $________________  (23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

Please be advised that failure to comply with ANY or all of the guidelines entailed herein may result in issuance of late reporting fees.

EXHIBIT 12

FORM OF ANNUAL CERTIFICATION

Re:          The [ ] agreement dated as of [ 1, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, , the of [NAME OF COMPANY] (the “Company”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB for which the Company is responsible under the Agreement (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

[NAME OF COMPANY]

By: ________________________________
Name: _______________________________
Title: _______________________________

EXHIBIT 13

CONTENTS OF MORTGAGE LOAN SCHEDULE

1.	Loan number

2.	Stated Principal Balance as of Cut-off Date

3.	State where Mortgaged Property is located

4.	Lender Paid Mortgage Insurance Rate

5.	Borrower Primary Mortgage Insurance Policy (Y/N)

6.	Modification Agreement (Y/N)

7.	Prepayment Charge (Y/N)

8.	ARM Loan (Y/N) - if Y, fields 9-19 must also be completed

9.	Index

10.	Margin

11.	Mortgage Interest Rate as of Cut-off Date

12.	Initial fixed period

13.	Initial Adjustment Date

14.	Adjustment frequency

15.	Initial Rate Cap

16.	Periodic Rate Cap

17.	Lifetime Rate Cap

18.	Maximum Mortgage Interest Rate

19.	Minimum Mortgage Interest Rate

EXHIBIT R

SUNTRUST ASSUMPTION AND RECOGNITION AGREEMENT

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is an Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) made as of October 30, 2006, among Federal National Mortgage Association (the “Assignor” or “Fannie Mae”), U.S. Bank National Association, not individually but solely as trustee for the holders of the Bear Stearns Asset Backed Securities I Trust 2006-ST1, Asset-Backed Certificates, Series 2006-ST1 (the “Assignee”), and SunTrust Mortgage, Inc. (the “Company”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 annexed hereto purchased by the Assignor from the Company and now serviced by Company for Assignor and its successors and assigns pursuant to the Mortgage Loan Purchase and Servicing Agreement, dated as of September 1, 2006, between Assignor and Company , a copy of which is attached hereto as Exhibit A (the “Purchase Agreement”) shall be subject to the terms of this AAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Assignment and Assumption. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee (a) all of its right, title and interest as the “Purchaser” in, to and under the Purchase Agreement with respect to the Assigned Loans. Each of the Assignor and the Company acknowledge and agree that upon execution of this AAR Agreement, the Assignee shall become the “Purchaser” under the Purchase Agreement with respect to the Assigned Loans, and all representations, warranties and covenants by the Company to the Assignor under such Purchase Agreement as to the Assigned Loans including, but not limited to, the rights to require cure or repurchase of any Assigned Loan and to receive indemnification as provided in the Purchase Agreement, shall accrue to Assignee by virtue of this AAR Agreement. Notwithstanding anything to the contrary contained herein, the Assignor is not assigning to the Assignee any of its right, title and interest as the “Purchaser” in, to and under the Purchase Agreement with respect to any other mortgage loan other than the Assigned Loans set forth on Attachment 1.

Notwithstanding anything to the contrary contained herein:

(a) If the Company defaults in the performance of its obligation under Section 7.03 of the Purchase Agreement to cure a breached representation or warranty, which breach materially and adversely affects the value of any Assigned Loan, and the Assignor cures or attempts to cure such breach, the Assignor shall be subrogated to the rights of the Assignee with respect to the costs of such cure or attempted cure, shall be entitled to recover such costs from the Company and shall be entitled to enforce the indemnity obligations of the Company under Sections 7.03 and 11.01 of the Purchase Agreement with respect to such breach, all as if such rights had not previously been assigned hereunder; and

(b) If the Company defaults in the performance of its obligation under Section 7.03 of the Purchase Agreement to repurchase an Assigned Loan, and the Assignor repurchases such Assigned Loan, the Assignor shall be entitled to enforce all of the rights of the “Purchaser” under the Purchase Agreement with respect to such Assigned Loan, including, without limitation, the rights to enforce the repurchase obligation of the Company under Section 7.03 of the Purchase Agreement and the indemnity obligations of the Company under Sections 7.03 and 11.01 of the Purchase Agreement with respect to any breached representation or warranty that gave rise to the Company’s obligation to repurchase such Assigned Loan, all as if such rights had not previously been assigned hereunder.

1.
Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Purchase Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to repurchase any of the Assigned Loans or to indemnify the Assignee).

2.	Covenants, Representations and Warranties of the Assignor. The Assignor represents and warrants to, and covenants with, the Assignee and Company as of the date hereof that:

(a)  Attached hereto as Exhibit A is a true and accurate copy of the Purchase Agreement which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)  There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the Purchase Agreement;

(c)  Assignor is duly organized and validly existing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(d)  Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(e)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(f)  The Assignor has received from Company, and has delivered to the Assignee, all documents required to be delivered to Assignor by the Company prior to the date hereof pursuant to the Purchase Agreement with respect to the Assigned Loans and has not received, and has not requested from the Company, any additional documents; and

(g)  There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would materially adversely affect Assignor's execution or delivery of, or the enforceability against the Assignor of, this AAR Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

3.	Covenants, Representations and Warranties of the Assignee. The Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

(a)  Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Assigned Loans as trustee on behalf of the holders of the Bear Stearns Asset Backed Securities I Trust 2006-ST1, Asset-Backed Certificates, Series 2006-ST1;

(b)  Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(d)  There is no action, suit, proceeding, investigation or litigation pending or, to Assignee's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee's execution or delivery of, or the enforceability against the Assignee of, this AAR Agreement, or the Assignee's ability to perform its obligations under this AAR Agreement; and

(e)  Assignee assumes for the benefit of each of the Assignor and the Company all of the rights of the Purchaser under the Purchase Agreement with respect to the Assigned Loans.

4.	Covenants, Representations and Warranties of the Company. Company warrants and represents to, and covenants with, Assignor and Assignee as of the date hereof:

(a)  Attached hereto as Exhibit A is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)  Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Purchase Agreement;

(c)  Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)  There is no action, suit, proceeding, investigation or litigation pending or, to Company's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Company, would materially adversely affect Company's execution or delivery of, or the enforceability against the Company of, this AAR Agreement, or the Company's ability to perform its obligations under this AAR Agreement.

(e)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(f)  There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the Purchase Agreement;

(g)  Company has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

(h)  The Company shall establish a Custodial Account and an Escrow Account under the Purchase Agreement in favor of the Assignee with respect to the Assigned Loans separate from the Custodial Account and Escrow Account previously established under the Purchase Agreement in favor of Assignor;

(i)  With respect to the Assigned Loans, pursuant to Article 12 of the Purchase Agreement, the representations and warranties made by the Company under Section 7.01 and Section 7.02 of the Purchase Agreement are true and correct in all material respects as of the date hereof and no event has occurred which, with notice or the passage of time, would constitute a default under the Purchase Agreement; except that any such representations and warranties made by the Company with respect to the delinquency of the Assigned Loans or the condition of the Mortgaged Properties are only reaffirmed by the Company as of the Closing Date under the Purchase Agreement; and

(j)  Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this AAR Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

5.
Covenants, Representations and Warranties of the Company to Assignor and BSABS I. Company warrants and represents to, and covenants with, Assignor and Bear Stearns Asset Backed Securities I LLC (“BSABS I”) as of the date hereof:

(a)  Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company;

(b)  No material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company;

(c)  Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger;

(d)  No material changes to the Company’s policies or procedures with respect to the servicing function it will perform under the Purchase Agreement and this AAR Agreement for mortgage loans of a type similar to the Assigned Loans have occurred during the three-year period immediately preceding the date hereof;

(e)  There are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under the Purchase Agreement and this AAR Agreement;

(f)  There are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and

(g)  There are no affiliations or relationships between the Company and the Assignor, Bear, Stearns & Co. Inc., BSABS I, Wells Fargo Bank, N.A, Wachovia Bank, National Association and U.S. Bank National Association.

Notwithstanding anything to the contrary in the Purchase Agreement, the Company shall (or shall cause any Third-Party Originator to) (i) immediately notify Assignor and BSABS I in writing of (A) legal proceedings pending against the Company, or proceedings known to be contemplated by governmental authorities against the Company which in the judgment of the Company would be, in any case, material to purchasers of securities backed by the Assigned Loans, (B) any affiliations or relationships of the type described in Item 1119(b) of Regulation AB that develop following the date hereof between the Company and the Trustee, the Master Servicer, the Securities Administrator, the Purchaser or any other material parties to the transactions contemplated by this AAR Agreement that are identified in writing to the Company by the Assignor or BSABS I with respect to this Pass-Through Transfer and (ii) provide to the Assignor and BSABS I a description of such proceedings, affiliations or relationships.

Each such notice/update should be sent to:

With respect to the Assignor:

Fannie Mae
4000 Wisconsin Avenue, N.W.
Washington, D.C. 20016
Attention: Vice President, Structured Transactions - Capital Markets

With respect to BSABS I:

Each such notice/update should be sent to BSABS I by e-mail to regABnotifications@bear.com. Additionally, all such notifications should be sent to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

6.
Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant of the Assignor.

7.
Assignee hereby agrees to indemnify and hold the Assignor (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignor (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignee set forth in this AAR Agreement or the breach of any covenant of the Assignee.

Recognition of Assignee

8.
From and after the date hereof, Company shall recognize Assignee as owner of the Assigned Loans, and acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with the Purchase Agreement (as modified by this AAR Agreement) but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

9.
The Company shall prepare for and deliver to the Assignee and the Master Servicer and the Securities Administrator, a statement with respect to each Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Assigned Loan (“REO Property”) that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Assignee (or the Securities Administrator, if any) to comply with the reporting requirements of the REMIC provisions of the Code. The net monthly rental income, if any, from such REO Property shall be deposited in the related Custodial Account no later than the close of business on each Determination Date. The Company shall perform, or caused to be performed, the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required. In the event that Bear Stearns Asset Backed Securities I Trust 2006-ST1 acquires any REO Property as aforesaid or otherwise in connection with a default or default becoming reasonably foreseeable on an Assigned Loan, the Company shall cause such REO Property to be disposed prior to three years after its acquisition by Bear Stearns Asset Backed Securities I Trust 2006-ST1 or, at the expense of Bear Stearns Asset Backed Securities I Trust 2006-ST1, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Assignee or the securities administrator shall have been supplied with an opinion of counsel addressed to the Assignee and the securities administrator, rendered by nationally recognized tax counsel specializing in such matters (such opinion not to be an expense of the Trustee or the securities administrator) to the effect that the holding by Bear Stearns Asset Backed Securities I Trust 2006-ST1 of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC as defined in Section 860F of the Code or cause any REMIC to fail to qualify as a REMIC, in which case Bear Stearns Asset Backed Securities I Trust 2006-ST1 may continue to hold such REO Property (subject to any conditions contained in such opinion of counsel). Notwithstanding any other provision of the Purchase Agreement, no REO Property acquired by Bear Stearns Asset Backed Securities I Trust 2006-ST1 shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of Bear Stearns Asset Backed Securities I Trust 2006-ST1 in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC to the imposition of any federal, state or local income taxes on the income earned from such REO Property under Section 860G(c) of the Code or otherwise, unless the Company has agreed to indemnify and hold harmless Bear Stearns Asset Backed Securities I Trust 2006-ST1 with respect to the imposition of any such taxes.

10.
Notwithstanding any term hereof to the contrary, the execution and delivery of this AAR Agreement by the Assignee is solely in its capacity as trustee for Bear Stearns Asset Backed Securities I Trust 2006-ST1 and not individually, and any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee of Bear Stearns Asset Backed Securities I Trust 2006-ST1 pursuant to the Pooling and Servicing Agreement.

Modification of Purchase Agreement

11.	The Company and Assignor hereby amend the Purchase Agreement with respect to the Assigned Loans only as follows:

(a)  The following definitions are added to Article I of the Purchase Agreement:

Assignee: U.S. Bank National Association, as trustee for the holders of the Bear Stearns Asset Backed Securities I Trust 2006-ST1, Asset-Backed Certificates, Series 2006-ST1.

BSABS I: Bear Stearns Asset Backed Securities I LLC.

Certificate: Any one of the certificates of any Class executed and authenticated by the Securities Administrator in substantially the forms attached as Exhibits A-1 through A-5 of the Pooling and Servicing Agreement.

Certificateholders: The person in whose name a Certificate is registered in the Certificate Register.

Certificate Register: The register maintained pursuant to Section 6.02 of the Pooling and Servicing Agreement.

Pooling and Servicing Agreement: That certain pooling and servicing agreement, dated as of October 1, 2006, among BSABS I, the Trustee, and Wells Fargo Bank, N.A. as master servicer and the Securities Administrator.

Repurchase Price: With respect to any Mortgage Loan required to be repurchased by the Servicer pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of repurchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), (ii) accrued and unpaid interest thereon at the Mortgage Rate through and including the last day of the month of purchase and (iii) third-party expenses incurred in connection with the transfer and enforcement of the Mortgage Loan being repurchased.

Securities Administrator: Wells Fargo Bank, N.A.

Trust: The trust created under the Pooling and Servicing Agreement.

Trustee: U.S. Bank National Association, or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

(b)  The definition of Custodial Account is deleted in its entirety and replaced with the following:

Custodial Account: Each separate demand account or accounts created and maintained pursuant to Section 8.07 which shall be entitled "SunTrust Mortgage, Inc., as Servicer, in trust for U.S. Bank National Association, as trustee for the holders of the Bear Stearns Asset Backed Securities I Trust 2006-ST1, Asset-Backed Certificates, Series 2006-ST1”, and shall be established in an Eligible Account.

(c)  The definition of Escrow Account is deleted in its entirety and replaced with the following:

Escrow Account: Each separate trust account or accounts created and maintained pursuant to Section 8.09 which shall be entitled "SunTrust Mortgage, Inc., as Servicer, in trust for U.S. Bank National Association, as trustee for the holders of the Bear Stearns Asset Backed Securities I Trust 2006-ST1, Asset-Backed Certificates, Series 2006-ST1”, and shall be established in an Eligible Account.

(d)  The definition of Eligible Account is deleted in its entirety and replaced with the following:

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which , as applicable (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody’s is not a Rating Agency) are then rated by each Rating Agency AA or higher (or the equivalent rating) or have the highest short-term rating of each Rating Agency respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, provided that the commercial paper on long-term unsecured debt obligations, as applicable, of such depository institution or trust company have the highest short-term rating of each Rating Agency or are then rated by each Rating Agency AA or higher (or the equivalent rating), respectively, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, provided that the commercial paper or long-term unsecured debt obligations of such depository institution or trust company have the highest short-term rating of each Rating Agency or are then rated by each Rating Agency AA or higher (or the equivalent rating), respectively.

(e)  The definition of Permitted Investments is deleted in its entirety and replaced with the following:

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency;

(iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency;

(iv) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee, the Master Servicer or the Securities Administrator in its commercial banking capacity); provided that, the commercial paper or long-term unsecured debt obligations, as applicable, of such depository institution or trust company are then rated AA or higher (or the equivalent rating) and the highest short-term ratings of each such Rating Agency for such securities;

(v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency, as evidenced in writing; provided that, the commercial paper or long-term unsecured debt obligations, as applicable, of such bank, insurance company or other corporation are then rated AA or higher (or the equivalent rating) and the highest short-term ratings of each such Rating Agency for such securities;

(vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof, which securities are then rated AA or better (or the equivalent rating) (or the highest short term ratings of each Rating Agency, except if the Rating Agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities);

(viii) interests in any money market fund (including any such fund managed or advised by the Trustee, Master Servicer or the Securities Administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund;

(ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or the Master Servicer or any affiliate thereof) which funds on the date of acquisition have been rated by each Rating Agency in their respective highest applicable rating category; and

(x) such other investments which are then rated AA or better (or the equivalent rating) (or the highest short term ratings of each Rating Agency, except if the Rating Agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities) having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency and as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vi) above); provided further that no amount beneficially owned by any REMIC may be invested in Permitted Investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of the Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

(f)  The definition of Eligible Institution is deleted in its entirety.

(g)  Section 7.02(vii) is deleted in its entirety and replaced with the following:

Each Mortgage Loan at the time it was made complied in all material respects with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable predatory, abusive and fair lending laws; and each Mortgage Loan has been serviced in all material respects in accordance with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents.

(h)  Section 7.02(xl) is deleted in its entirety and replaced with the following:

No selection procedure reasonably believed by the Company to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans.

(i)  The following representations are added to Section 7.02 as subsections (lxxviii), (lxxix) and (lxxx), respectively:

(i)
(lxxviii) Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9) without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9).

(ii)
(lxxix) No Mortgage Loan (a) is a “high cost loan” or “covered loan” as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, which is now Version 5.7, Appendix E), or (b) was originated on or after October 1, 2002 and before March 7, 2003, which is governed by the Georgia Fair Lending Act.

(iii)	(lxxx) The Mortgage Loans are currently being serviced in accordance with Accepted Servicing Practices.

(j)  The first paragraph of Section 8.03 of the Purchase Agreement is deleted in its entirety and replaced with the following:

Notwithstanding anything in this Agreement to the contrary, the Company (a) shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Interest Rate, (ii) defer for more than 90 days or forgive any payment of principal or interest, (iii) reduce or increase the outstanding principal balance (except for actual payments of principal) or (iv) change the final maturity date on such Mortgage Loan and (b) shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) or (ii) cause the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the startup date under the REMIC Provisions.

(k)  The following is added after the first sentence of the first paragraph of Section 8.04 of the Purchase Agreement:

“Any Subservicing Agreement shall require the Subservicer to subservice the Mortgage Loans in accordance with the servicing standards set forth in this Agreement, including Section 8.01 of this Agreement.”

(l) Article 22 of the Purchase Agreement is deleted in its entirety and replaced with the following:

Company shall indemnify and hold harmless the Assignor, each affiliate of the Assignor, BSABS I, the Assignee, Bear, Stearns & Co. Inc. (the “Underwriter”) and each affiliate of the Underwriter, each Person (including, but not limited to, the Master Servicer) responsible for the preparation, execution or filing of any report required to be filed with the Commission, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act, each Person who controls the Assignor, BSABS I, the Assignee or the Underwriter (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)
(A)any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided under Sections 7.01(xvi), 10.04, 10.07, 12 (other than the initial portion thereof through clause (z)) and 13 by or on behalf of the Company, or provided under Sections 7.01(xvi), 10.04, 10.07, 12 (other than the initial portion thereof through clause (z)) and 13 by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)
any breach by the Company of its obligations under Sections 7.01(xvi), 10.04, 10.07, 12 (other than the initial portion thereof through clause (z)) and 13, including particularly any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Sections 7.01(xvi), 10.04, 10.07, 12 (other than the initial portion thereof through clause (z)) and 13, including any failure by the Company to identify pursuant to Article 13 of the Purchase Agreement any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii)
any breach by the Company of a representation, warranty or covenant set forth in Section 7.01(xv) or in a writing furnished pursuant to Section 7.01(xv) and made as of a date prior to the date hereof, to the extent that such breach is not cured as of the date hereof, or any breach of a representation or warranty in a writing furnished pursuant to Section 7.01(xvi) to the extent made as of a date subsequent to the date hereof; or

(iv)
the negligence, bad faith or willful misconduct of the Company in connection with its performance under Sections 7.01(xvi), 10.04, 10.07, 12 (other than the initial portion thereof through clause (z)) and 13.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as determined by a court of competent jurisdiction or arbitrator appointed pursuant to the Purchase Agreement to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

In the case of any failure of performance described in clause (ii) above, the Company shall promptly reimburse the Assignor, the Underwriter, BSABS I and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

(n) The following sentence is added at the end of Section 8.06 of the Purchase Agreement:

Notwithstanding anything in this Section 8.06 to the contrary, the delinquency status of each Mortgage Loan shall be determined in accordance with the following definition of delinquent:

A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on. This method of determining delinquencies is also referred to as the OTS method.

(o) The phrase “, without the prior written consent of the Purchaser” is deleted from the third sentence of the fourth paragraph of Section 8.16 of the Purchase Agreement. The fourth sentence of the fourth paragraph of Section 8.16 of the Purchase Agreement is deleted in its entirety. The phrase “only with the written consent of the Purchaser” is deleted from the sixth sentence of such fourth paragraph. The phrase “with the consent of the Purchaser as required pursuant to this Agreement”, is deleted from the first sentence of the fifth paragraph of Section 8.16 of the Purchase Agreement. The sixth paragraph of Section 8.16 of the Purchase Agreement is deleted in its entirety.

(p) Article 20 is deleted in its entirety, and replaced with the following:

Article 20. [INTENTIONALLY OMITTED]

(q) Article 23 of the Purchase Agreement is deleted in its entirety and replaced with the following:

Article 23. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law) and, except to the extent preempted by Federal law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(r) The following is added at the end of Article 24:

“Notwithstanding anything in this Agreement to the contrary, no amendment to this Agreement may have the effect of augmenting or altering the permitted activities of the Trust as set forth in Section 2.07 of the Pooling and Servicing Agreement or cause the Trust to cease to be a “qualifying special purpose entity” under accounting principles generally accepted in the United States.”

Miscellaneous

12.
All demands, notices and communications related to the Assigned Loans, the Purchase Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

(a)	In the case of Company:

               SunTrust Mortgage, Inc.
              1001 Semmes Avenue
               Richmond, VA 23224

(b)	In the case of Assignor:

               Fannie Mae
               4000 Wisconsin Avenue, N.W.
               Washington, D.C. 20016
               Attention: Vice President, Structured Transactions - Capital Markets

(c)	In the case of Assignee:

               U.S. Bank National Association,
               as Trustee
               One Federal Street, 3rd Floor
               Boston, Massachusetts 02110
               Attention: Corporate Trust Services - BSABS I 2006-ST1
               Telecopier No.: (617) 603-6638

13.
The Company hereby acknowledges that Wells Fargo Bank, N.A. (the “Master Servicer”) has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2006, among BSABS I, the Trustee and the Securities Administrator and the Master Servicer, and therefor has the right to enforce all obligations of the Company, as they relate to the Assigned Loans, under the Purchase Agreement. Such right will include, without limitation, the right to terminate the Company under the Purchase Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Company under the Purchase Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the Purchase Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company. The Company shall make all distributions under the Purchase Agreement, as they relate to the Assigned Loans, by wire transfer of immediately available funds to:

BSABS I 2006-ST1
Wells Fargo Bank, N.A.
ABA# 121-000-248
Account Name: Corporate Trust Clearing
Account # 3970771416
For Further Credit to: BSABS I 2006-ST1, Account # 50957200

and the Company shall deliver all reports required to be delivered under the Purchase Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 8 herein and to the Master Servicer at:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager BSABS I 2006-ST1

14.
A copy of all assessments, attestations, reports and certificates required to be delivered by the Company under this AAR Agreement and the Purchase Agreement shall be delivered to the Master Servicer by the date(s) specified herein or therein, and where such documents are required to be addressed to any party, such addresses shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.

15.
Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement, except as otherwise provided in the second to last sentence of Article 17 of the Purchase Agreement.

16.
This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

17.
No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

18.
This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

19.
This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Purchase Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Purchase Agreement.

20.
This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

21.	In the event that any provision of this AAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

        FEDERAL NATIONAL MORTGAGE ASSOCIATION
        Assignor

        By: _______________________________
        Name: _____________________________
        Title: ______________________________

        U.S. BANK NATIONAL ASSOCIATION, not individually but solely as Trustee for
        Bear Stearns Asset Backed Securities I Trust 2006-ST1, Asset-Backed Certificates, Series 2006-ST1 Assignee

        By: _______________________________
        Name: Vaneta I. Bernard
        Title: Vice President

        SUNTRUST MORTGAGE, INC.
        Company

        By: _______________________________
        Name: _____________________________
        Title: ______________________________

        Acknowledged and Agreed:

        WELLS FARGO BANK, N.A.

        By: _______________________________
        Name: _____________________________
        Title: ______________________________

        BEAR STEARNS ASSET BACKED SECURITIES I LLC

        By: _______________________________
        Name: Baron Silverstein
        Title: Vice President

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

(Available upon request)

EXHIBIT A

PURCHASE AGREEMENT

(Available upon request)

EXHIBIT V

FORM OF CERTIFICATION TO BE
PROVIDED BY THE SECURITIES ADMINISTRATOR TO DEPOSITOR

Re:
Bear Stearns Asset Backed Securities I Trust 2006-ST1 (the “Trust”), Asset-Backed Certificates, Series 20006-ST1, issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 20006 among Bear Stearns Asset Backed Securities I LLC, as Depositor, Federal National Mortgage Association, as seller, Wells Fargo Bank, National Association, as Securities Administrator and master servicer, and U.S. Bank National Association, as trustee.

The Securities Administrator hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

(2) To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Securities Administrator’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3) To my knowledge, the distribution information required to be provided by the Securities Administrator under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

(4) I am responsible for reviewing the activities performed by the Securities Administrator under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Securities Administrator required by the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Securities Administrator has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

(5) The report on assessment of compliance with servicing criteria applicable to the Securities Administrator for asset-backed securities of the Securities Administrator and each Subcontractor utilized by the Securities Administrator and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

In giving the certifications above, the Securities Administrator has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), master servicer, subservicer, depositor, trustee, custodian(s)]

Date:

[Signature]
[Title]: